 As filed with the Securities and Exchange Commission on [_] November 5, 1996

                                                      Registration No. 333-14301
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ---------------------

                            Amendment No. 1 to
                                    Form S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ---------------------
                          Susquehanna Bancshares, Inc.
             (Exact name of registrant as specified in its charter)

    Pennsylvania                            6022                                      23-2201716
(State or other jurisdiction of       (Primary Standard Industrial       (I.R.S. Employer Identification No.)
incorporation or organization)            Classification No.)

                             26 North Cedar Street
                          Lititz, Pennsylvania  17543
                                 (717) 626-4721
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            -----------------------
                               ROBERT S. BOLINGER
                     President and Chief Executive Officer
                             26 North Cedar Street
                          Lititz, Pennsylvania  17543
                                 (717) 626-4721
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                Copies to:


    CHARLES L. O'BRIEN               LAWRENCE R. WISEMAN                    JUSTIN P. KLEIN
Morgan, Lewis & Bockius LLP    Blank Rome Comisky &  McCauley         Ballard Spahr Andrews & Ingersoll
    One Commerce Square          Four Penn Center Plaza                    1735 Market Street
     417 Walnut Street              Philadelphia, PA  19102                    51st Floor
   Harrisburg, PA  17101               (215) 569-5549                   Philadelphia, PA 19103-7599
      (717) 237-4030                                                         (215) 864-8606

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and after the effective time of the merger of a wholly-owned subsidiary of the registrant with and into Atcorp, Inc. and the merger of a second wholly-owned subsidiary of the registrant with and into Farmers Banc Corp., as described in the Prospectus/Proxy Statement included herein.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                             ----------------------

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================

Title of Each                                            Proposed Maximum         Proposed Maximum                Amount of
Class of Securities                Amount to be           Offering Price         Aggregate Offering              Registration
to be Registered                    Registered               Per Unit                  Price                         Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $2.00
 per share.....................  771,750 shares (1)          $27.25 (1)             $21,030,188                   $6,372.78
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $2.00
 per share.....................  692,620 shares (2)          $33.72 (2)             $10,238,994                   $3,102,73
------------------------------------------------------------------------------------------------------------------------------------

Total..........................                                                     $31,269,182                   $9,475.51
====================================================================================================================================

(1) Shares to be issued in the AI Merger (as defined herein) computed in accordance with Rule 457(f)(2), solely for the purpose of calculating the registration fee, based upon the average of the Bid & Ask Prices on October 11, 1996 of AI Common Stock (as defined herein), the latest practicable date prior to the date of filing of this Registration Statement.
(2) Shares to be issued in the FBC Merger (as defined herein) computed in accordance with Rule 457(f)(2), solely for the purpose of calculating the registration fee, based upon the book value of FBC Common Stock at June 30, 1996, the latest practicable date prior to the date of filing of this Registration Statement.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

                          SUSQUEHANNA BANCSHARES, INC.

                             Cross-Reference Sheet

Item Number                                                              Location in Proxy
in Form S-4                                                              Statement/Prospectus
-----------                                                              --------------------
1.  Forepart of Registration Statement and Outside Front
    Cover Page of Prospectus..........................................   Facing Page; Cross-Reference Sheet;
                                                                         Cover Page of Proxy
                                                                         Statement/Prospectus

2.  Inside Front and Outside Back Cover Pages of Prospectus...........   Available Information; Incorporation
                                                                         of Documents by Reference; Table of
                                                                         Contents
3.  Risk Factors, Ratio of Earnings to Fixed Charges and
    Other Information.................................................   Cover Page of Proxy
                                                                         Statement/Prospectus; Summary;
                                                                         Selected Financial Data; Unaudited Pro
                                                                         Forma Selected Financial Data

4.  Terms of the Transaction..........................................   Notices of Meetings of Shareholders;
                                                                         Summary; Introduction; Approval of
                                                                         the AI Merger; Approval of the FBC
                                                                         Merger; Description of Susquehanna
                                                                         Capital Stock; Dividends and Market
                                                                         Prices of Securities

5.  Pro Forma Financial Information...................................   Summary; Unaudited Pro Forma
                                                                         Selected Financial Data; Unaudited Pro
                                                                         Forma Financial Statements;
                                                                         Susquehanna Pro Forma Schedules

6.  Material Contacts with the Company Being Acquired.................   Approval of the AI Merger; Approval
                                                                         of the FBC Merger

7.  Additional Information Required for Reoffering by
    Persons and Parties Deemed to Be Underwriters.....................   Resale Restrictions

8.  Interests of Named Experts and Counsel............................   Legal Opinions; Experts

9.  Disclosure of Commission Position on Indemnification for
    Securities Act Liabilities........................................   *

10. Information with Respect to S-3 Registrants.......................   *

11. Incorporation of Certain Information by Reference.................   Incorporation of Documents by
                                                                         Reference

12. Information with Respect to S-2 or S-3 Registrants................   *

13. Incorporation of Certain Information by Reference.................   *

14. Information with Respect to Registrants Other Than S-3
    or S-2 Registrants................................................   *

15.  Information with Respect to S-3 Companies........................   *

16.  Information with Respect to S-2 or S-3 Companies.................   *

17.  Information with Respect to Companies Other Than S-3 or
     S-2 Companies....................................................   Summary; Introduction; Approval of
                                                                         the AI Merger; Approval of the FBC
                                                                         Merger; Dividends and Market Prices
                                                                         of Securities; Selected Financial Data;
                                                                         Management's Discussion and
                                                                         Analysis of Financial Condition and
                                                                         Results of Operations of AI;
                                                                         Management's Discussion and
                                                                         Analysis of Financial Condition and
                                                                         Results of Operations of FBC;
                                                                         Business of AI; Business of FBC; AI
                                                                         Consolidated Financial Statements;
                                                                         FBC Consolidated Financial
                                                                         Statements

18.  Information if Proxies, Consents or Authorizations are to
     be Solicited.....................................................   Notices of Meetings of Shareholders;
                                                                         Cover Page of Proxy Statement/
                                                                         Prospectus; Summary; The AI
                                                                         Meeting; The FBC Meeting; Approval
                                                                         of the AI Merger; Approval of the FBC
                                                                         Merger

19.  Information if Proxies, Consents or Authorizations are not
     to be Solicited or in an Exchange Offer..........................   *

-----------------

* Omitted because the item is inapplicable or the answer thereto is negative.

                              [ATCORP LETTERHEAD]



                                                          November 12, 1996


Dear Shareholder:

          We invite you to attend the Special Meeting ("AI Meeting") of Shareholders of Atcorp, Inc. ("AI"), the holding company of Equity National Bank ("ENB"), to be held at the offices of AI at 8000 Sagemore Drive, Marlton, New Jersey, on Wednesday, December 18, 1996 at 6:00 p.m. The AI Meeting is being held as a result of the proposed acquisition of AI and ENB by Susquehanna Bancshares, Inc. ("Susquehanna or SBI"), a $3 billion bank holding company with 106 community banking offices in Pennsylvania and Maryland.

          The attached Notice of Special Meeting and Proxy Statement/Prospectus describe the formal business to be transacted at the AI Meeting. During the AI Meeting, we will also report on the operations of AI. Directors and officers of AI will be present to respond to any questions that our shareholders may have.

          At the AI Meeting, the shareholders will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Affiliation dated July 18, 1996 ("AI Merger Agreement") among AI, ENB, Susquehanna and Susquehanna Bancshares East, Inc. ("SBI Merger Sub"), a corporate subsidiary of Susquehanna organized to facilitate the acquisition of AI and ENB. Pursuant to the AI Merger Agreement, SBI Merger Sub will merge with and into AI ("AI Merger"), and AI will become a wholly-owned subsidiary of Susquehanna. Upon the consummation of the AI Merger, you will receive in exchange for each share of AI Common Stock which you own, the number of shares of Susquehanna Common Stock set forth in the AI Merger Agreement, so long as the average closing price per share of Susquehanna Common Stock for a ten business day period ending shortly before the closing of the AI Merger is between $25.00 and $31.00, together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which you would otherwise be entitled to receive. Susquehanna may terminate the AI Merger Agreement if the average closing price is greater than $31.00, and AI may terminate the AI Merger Agreement if the average closing price is less than $25.00. Additionally, if the AI Merger is not consummated by March 31, 1997 but is subsequently consummated, then an additional 5,000 shares of Susquehanna Common Stock will be distributed to AI's shareholders. Consummation of the AI Merger is subject to certain conditions, including the approval of the AI Merger Agreement by the requisite vote of AI's shareholders and by various regulatory agencies.

          Berwind Financial Group, L.P. and Janney Montgomery Scott Inc., AI's financial advisors, have each advised your Board of Directors that in their respective opinions the consideration to be received by AI's shareholders pursuant to the AI Merger is fair, from a financial point of view, to the shareholders of AI. The Board of AI has carefully considered the AI Merger Agreement and has determined that the AI Merger is in the best interests of AI and its shareholders. Accordingly, your Board of Directors recommends that you vote "FOR" approval of the AI Merger Agreement.

          Your participation in the AI Meeting, in person or by proxy, is important. The affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote at the AI Meeting is required to approve the AI Merger Agreement. An abstention or failure to vote has the same effect as voting against the AI Merger Agreement. Therefore, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible to assure that your shares will be voted at the AI Meeting. On behalf of the Board of Directors, I thank you for your support and urge you to vote "FOR" approval of the agreement and the transactions contemplated thereby.

                                           Sincerely,



                                           /s/ Marc L. Reitzes

                                           Marc L. Reitzes


           PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME

                        [FARMERS BANC CORP. LETTERHEAD]


                                                          November 12, 1996


Dear Shareholder:

          We invite you to attend the Special Meeting ("FBC Meeting") of Shareholders of Farmers Banc Corp. ("FBC"), the holding company of Farmers National Bank ("FNB"), to be held at the Mullica Hill Grange Hall, 78 North Main Street, Mullica Hill, New Jersey, on Monday, December 16, 1996 at 10:00 a.m. The FBC Meeting is being held as a result of the proposed acquisition of FBC and FNB by Susquehanna Bancshares, Inc. ("Susquehanna or SBI"), a $3 billion bank holding company with 106 community banking offices in Pennsylvania and Maryland.


          The attached Notice of Special Meeting and Proxy Statement/Prospectus describe the formal business to be transacted at the FBC Meeting. Directors and officers of FBC will be present to respond to any questions that our shareholders may have concerning the FBC Merger.

          At the FBC Meeting, the shareholders will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Affiliation dated as of July 18, 1996 ("FBC Merger Agreement") by and among FBC, FNB, Susquehanna and a corporate subsidiary of Susquehanna and the transactions described therein. Pursuant to the FBC Merger Agreement, FBC will become a wholly owned subsidiary of Susquehanna by means of a merger ("FBC Merger") of FBC with the corporate subsidiary of Susquehanna. Upon the consummation of the FBC Merger, you will receive in exchange for each share of FBC Common Stock which you own, 2.281 shares of Susquehanna Common Stock as set forth in the FBC Merger Agreement. Susquehanna may terminate the FBC Merger Agreement if the average closing price of Susquehanna Common Stock is greater than $31.00, and FBC may terminate the agreement if the average closing price of Susquehanna Common Stock is less than $25.00. Consummation of the FBC Merger is subject to certain conditions, including the approval of the agreement and the transactions contemplated thereby by the requisite vote of FBC's shareholders and by various regulatory agencies.

          The aggregate consideration to be received by FBC's shareholders under the FBC Merger Agreement was negotiated by your Board of Directors in light of various factors, including FBC's and Susquehanna's recent operating results, current financial condition and future prospects. Berwind Financial Group, L.P., FBC's financial advisor, has advised your Board of Directors that in its opinion the merger is fair, from a financial point of view, to the shareholders of FBC. Your Board has determined that the FBC Merger is in the best interests of FBC and its shareholders and recommends that you vote "FOR" approval of the FBC Merger Agreement and the transactions contemplated thereby.

          It is very important that your shares be represented at the FBC Meeting, whether or not you plan to attend in person. The affirmative vote of seventy percent of the votes eligible to be cast at the meeting is required to approve the FBC Merger Agreement and the transactions contemplated thereby. An abstention or failure to vote has the same effect as voting against the FBC Merger. Therefore, we urge you to execute, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible to assure that your shares will be voted at the FBC Meeting. On behalf of the Board of Directors, we thank you for your support and urge you to vote "FOR" approval of the FBC Merger Agreement and the transactions contemplated thereby.

                                           Sincerely,



                                           /s/ Joseph H. Doble

                                           Joseph H. Doble


                                           /s/ William H. White

                                           William H. White

           PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME

                                  ATCORP, INC.
                           Sagemore Corporate Center
                          Route 73 and Marlton Parkway
                           Marlton, New Jersey  08053
                                 (609) 983-4000

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                  TO BE HELD ON WEDNESDAY, DECEMBER 18, 1996


NOTICE IS HEREBY GIVEN that the Special Meeting (the "AI Meeting") of Shareholders of Atcorp, Inc. ("AI"), the holding company of Equity National Bank ("ENB"), will be held at the offices of AI at 8000 Sagemore Drive, Marlton, New Jersey on Wednesday, December 18, 1996 at 6:00 p.m. A Proxy Card and a Proxy Statement/Prospectus for the AI Meeting are enclosed.

The AI Meeting is for the purpose of considering and acting upon:

1. The approval of the Agreement and Plan of Affiliation dated July 18, 1996 (the "AI Merger Agreement") by and among Susquehanna Bancshares, Inc. ("Susquehanna"), Susquehanna Bancshares East, Inc. ("SBI Merger Sub"), AI and ENB. Pursuant to the AI Merger Agreement, SBI Merger Sub will merge with and into AI and AI will become a wholly-owned subsidiary of Susquehanna. Upon the consummation of the AI Merger, each AI shareholder will receive in exchange for each share of the common stock of AI, par value $5.00 per share ("AI Common Stock"), the number of shares of common stock of Susquehanna, par value $2.00 per share ("Susquehanna Common Stock"), set forth in the AI Merger Agreement, so long as the average closing price per share of Susquehanna Common Stock for a ten business day period ending on the second business day before the closing of the AI Merger is between $25.00 and $31.00, together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which the AI shareholder would otherwise be entitled to receive;

2. The adjournment of the AI Meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the AI Meeting to constitute a quorum or to approve the AI Merger Agreement; and

3. Such other matters as may properly come before the AI Meeting or any adjournment thereof.

NOTE: The Board of Directors is not aware of any other business to come before the AI Meeting.


Any action may be taken on any one of the foregoing proposals at the AI Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the AI Meeting may be adjourned. Pursuant to the By-laws of AI, the Board of Directors has fixed the close of business on November 8, 1996, as the record date for determination of the shareholders entitled to vote at the AI Meeting and any adjournments thereof.

You are requested to complete, sign and date the enclosed Proxy Card, which is solicited by the Board of Directors, and to promptly mail it in the enclosed envelope. The giving of such proxy does not affect your right to vote in person in the event you attend the AI Meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      [SIGNATURE]

Marlton, New Jersey

November 12, 1996

IMPORTANT: PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE AI MEETING. THE PROMPT RETURN OF PROXIES WILL SAVE AI THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                               FARMERS BANC CORP.
                             114 North Main Street
                        Mullica Hill, New Jersey  08062
                                 (609) 478-2817

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                    TO BE HELD ON MONDAY, DECEMBER 16, 1996


NOTICE IS HEREBY GIVEN that the Special Meeting (the "FBC Meeting") of Shareholders, of Farmers Banc Corp. ("FBC"), the holding company of Farmers National Bank ("FNB"), will be held at the Mullica Hill Grange Hall, 78 North Main Street, Mullica Hill, New Jersey on Monday, December 16, 1996 at 10:00 a.m. A Proxy Card and a Proxy Statement/Prospectus for the FBC Meeting are enclosed.


The FBC Meeting is for the purpose of considering and acting upon:

1. The approval of the Agreement and Plan of Affiliation dated July 18, 1996 (the "FBC Merger Agreement") by and among Susquehanna Bancshares, Inc. ("Susquehanna"), Susquehanna Bancshares East II, Inc. ("SBI Merger Sub II"), FBC and FNB and the transactions contemplated thereby. Pursuant to the FBC Merger Agreement, FBC will become a wholly owned subsidiary of Susquehanna by means of a merger of FBC with SBI Merger Sub II (the "FBC Merger"). Upon the consummation of the FBC Merger, each FBC shareholder will receive in exchange for each share of common stock of FBC, par value $0.83 per share ("FBC Common Stock"), 2.281 shares of Common Stock of Susquehanna, par value $2.00 per share ("Susquehanna Common Stock"), as set forth in the FBC Merger Agreement together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which the FBC shareholder would otherwise be entitled to receive, all as more fully explained in the FBC Proxy;

2. The adjournment of the FBC Meeting to a later date, if necessary to solicit additional proxies in the event insufficient votes are cast in person or by proxy at the FBC Meeting to approve the FBC Merger Agreement and the transactions described therein; and

3. Such other matters as may properly come before the FBC Meeting or any adjournment thereof.

NOTE: The Board of Directors is not aware of any other business to come before the FBC Meeting.

Any action may be taken on any one of the foregoing proposals at the FBC Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the FBC Meeting may be adjourned. Pursuant to the Bylaws of FBC, the Board of Directors has fixed the close of business on November 7, 1996, as the record date for determination of the shareholders entitled to vote at the FBC Meeting and any adjournments thereof.

You are requested to complete, sign and date the enclosed Proxy Card, which is solicited by the Board of Directors, and to promptly mail it in the enclosed envelope. The giving of such proxy does not affect your right to vote in person in the event you attend the FBC Meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      [SIGNATURE]


Mullica Hill, New Jersey

November 12, 1996

IMPORTANT: PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY. THE PROMPT RETURN OF PROXIES WILL SAVE FBC THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                           PROXY STATEMENT/PROSPECTUS
                                  ATCORP, INC.
                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS

                               DECEMBER 18, 1996

                               FARMERS BANC CORP.
                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS

                               DECEMBER 16, 1996

                          SUSQUEHANNA BANCSHARES, INC.
                                   PROSPECTUS
                                      FOR
                        1,464,370 SHARES OF COMMON STOCK
                           PAR VALUE $2.00 PER SHARE


       This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of Atcorp, Inc. ("AI"), the holding company of Equity National Bank ("ENB"), to be used at the Special Meeting of Shareholders of AI (the "AI Meeting") which will be held at the offices of AI at 8000 Sagemore Drive, Marlton, New Jersey on December 18, 1996 at 6:00 p.m. The accompanying Notice of Special Meeting, Proxy Card and this Proxy Statement/Prospectus are being first mailed to shareholders on or about November 12, 1996.

       At the AI Meeting, holders of record of common stock of AI, par value $5.00 per share ("AI Common Stock"), as of November 8, 1996 (the "AI Record Date") will consider and vote upon the approval of the Agreement and Plan of Affiliation dated July 18, 1996 (the "AI Merger Agreement") by and among Susquehanna Bancshares, Inc. ("Susquehanna"), Susquehanna Bancshares East, Inc. ("SBI Merger Sub"), AI and ENB. A copy of the AI Merger Agreement is attached hereto as Appendix C. In addition, shareholders of AI may consider and vote upon the approval of the adjournment of the AI Meeting in the event there are not sufficient votes cast in person or by proxy at the AI Meeting to constitute a quorum or to approve the AI Merger Agreement, and such other matters as may properly come before the AI Meeting or any adjournments thereof.



       Pursuant to the AI Merger Agreement, SBI Merger Sub will merge with and into AI, and AI will become a wholly-owned subsidiary of Susquehanna. Upon the consummation of the AI Merger, each AI shareholder will receive for each share of AI Common Stock, the number of shares of common stock of Susquehanna, par value $2.00 per share ("Susquehanna Common Stock"), set forth in the AI Merger Agreement, so long as the average closing price per share of Susquehanna Common Stock for a ten business day period ending on the second business day before the closing of the AI Merger is between $25.00 and $31.00, together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which the AI shareholder would otherwise be entitled to receive. If such average closing price is less than $25.00, AI has the right to terminate the AI Merger Agreement. If such average closing price is more than $31.00, Susquehanna has the right to terminate the AI Merger Agreement. If the AI Merger had been closed on the date of this Proxy Statement/Prospectus, each share of AI Common Stock would have been converted into the right to receive 1.0 share of Susquehanna Common Stock. Consummation of the AI Merger is conditioned upon, among other things, the approval of the AI Merger Agreement by the requisite vote of AI's shareholders and by various regulatory agencies.

       The consideration to be received by AI's shareholders pursuant to the AI Merger Agreement was negotiated by the Board of Directors of AI ("AI Board of Directors") in light of various factors, including AI's and Susquehanna's recent operating results, current financial condition and perceived future prospects. Berwind Financial Group, L.P. ("Berwind") and Janney Montgomery Scott Inc. ("JMS"), AI's financial advisors, have each advised the AI Board of Directors that in their respective opinions the consideration to be received by AI's shareholders pursuant to the AI Merger is fair, from a financial point of view, to the shareholders of AI. A copy of the Berwind opinion dated November 8, 1996 is attached hereto as Appendix E. A copy of the JMS opinion dated November 8, 1996 is attached hereto as Appendix F. THE AI BOARD OF DIRECTORS BELIEVES THAT THE AI MERGER IS IN THE BEST INTEREST OF AI'S SHAREHOLDERS AND RECOMMENDS THAT AI'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AI MERGER AGREEMENT.

       AI Common Stock is currently traded in the over-the-counter market. Susquehanna Common Stock currently is traded, and the Susquehanna Common Stock to be issued pursuant to the AI Merger Agreement will be traded, in the over-the-counter market and will be authorized for quotation on The Nasdaq Stock Market. The last reported sales price per share of AI Common Stock was $28.00 on November 4, 1996. The last reported sales price per share of Susquehanna Common Stock as reported on The Nasdaq Stock Market on November 1, 1996 was $29.00.

       This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of Farmers Banc Corp. ("FBC"), the holding company of Farmers National Bank ("FNB"), to be used at the Special Meeting of Shareholders of FNB (the "FBC Meeting") which will be held at the Mullica Hill Grange Hall, Mullica Hill, New Jersey on Monday, December 16, 1996 at 10:00 a.m. The accompanying Notice of Special Meeting and Proxy Card and this Proxy Statement/Prospectus are being first mailed to shareholders on or about November 12, 1996.

       At the FBC Meeting, holders of record of common stock of FBC, par value $0.83 per share ("FBC Common Stock"), as of November 7, 1996 (the "FBC Record Date") will consider and vote upon the approval of the Agreement and Plan of Affiliation dated July 18, 1996 (the "FBC Merger Agreement") among Susquehanna, Susquehanna Bancshares East II, Inc. (the "SBI Merger Sub II"), FBC and FNB and the transactions contemplated thereby. A copy of the FBC Merger Agreement is attached hereto as Appendix D. In addition, shareholders of FBC may consider and vote upon the approval of the adjournment of the FBC Meeting, in the event there are not sufficient votes cast in person or by proxy at the FBC Meeting to constitute a quorum or to approve the FBC Merger Agreement and the transactions described therein, and such other matters as may properly come before the FBC Meeting or any adjournments thereof.

       Pursuant to the Merger Agreement, FBC will become a wholly owned subsidiary of Susquehanna by means of a merger of FBC with SBI Merger Sub II (the "FBC Merger"). Upon the consummation of the FBC Merger, each FBC shareholder will receive for each share of FBC Common Stock, 2.281 shares of Susquehanna Common Stock, as set forth in the FBC Merger Agreement, together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which the shareholder would otherwise be entitled to receive. If the average closing price of Susquehanna Common Stock is less than $25.00, FBC has the right to terminate the FBC Merger Agreement. If such average closing price is more than $31.00, Susquehanna has the right to terminate the FBC Merger Agreement. Consummation of the FBC Merger is conditioned upon, among other things, the approval of the FBC Merger Agreement and the transactions described herein by the requisite vote of FBC's shareholders and by various regulatory agencies.

       The consideration to be received by FBC's shareholders pursuant to the FBC Merger Agreement was negotiated by the Board of Directors of FBC ("FBC Board of Directors" or "FBC Board") in light of various factors, including FBC's and Susquehanna's recent operating results, current financial condition and perceived future prospects. Berwind, FBC's financial advisor, has advised the FBC Board of Directors that in its opinion the consideration to be received by FBC's shareholders pursuant to the FBC Merger is fair, from a financial point of view, to the shareholders of FBC. A copy of the Berwind opinion dated November 8, 1996 is attached hereto as Appendix G. THE FBC BOARD OF DIRECTORS BELIEVES THAT THE FBC MERGER IS IN THE BEST INTEREST OF FBC'S SHAREHOLDERS AND RECOMMENDS THAT FBC'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE FBC MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

       FBC Common Stock is not traded in the over-the-counter market. Susquehanna Common Stock currently is traded, and the Susquehanna Common Stock to be issued pursuant to the FBC Merger Agreement will be traded, in the over-the-counter market and authorized for quotation on The Nasdaq Stock Market. The last known sales price per share of FBC Common Stock was $64.00 on August 15, 1996. Susquehanna Common Stock as reported on The Nasdaq Stock Market on November 1, 1996 was $29.00.

       This Proxy Statement/Prospectus constitutes a prospectus of Susquehanna filed as part of a registration statement filed with the Securities and Exchange Commission relating to the 1,464,370 shares of Susquehanna Common Stock issuable pursuant to the AI Merger Agreement and the FBC Merger Agreement. All information contained in this Proxy Statement/Prospectus with respect to Susquehanna and its subsidiaries has been supplied by Susquehanna, and all information with respect to AI, FBC and their respective subsidiaries has been supplied by AI and FBC, respectively.

       This Proxy Statement/Prospectus does not cover any resales of the Susquehanna Common Stock issuable in the AI Merger and the FBC Merger by any shareholders deemed to be affiliates of AI, FBC or Susquehanna. No person is authorized to make use of this Proxy Statement/Prospectus in connection with such resales, although such stock may be traded without use of this Proxy Statement/Prospectus by former shareholders of AI and FBC who are not deemed to be affiliates of AI, FBC or Susquehanna.

       THE SHARES OF SUSQUEHANNA COMMON STOCK ISSUABLE IN THE AI MERGER AND THE FBC MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE SHARES OF SUSQUEHANNA COMMON STOCK ISSUABLE IN THE AI MERGER AND THE FBC MERGER ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     The date of this Proxy Statement/Prospectus is November 12, 1996

       No person is authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by Susquehanna, AI or FBC. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security other than the securities covered by this Proxy Statement/Prospectus, or the solicitation of a proxy to or from any person in any jurisdiction where it is unlawful to make such offer or solicitation of an offer or proxy solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the information about Susquehanna, AI or FBC contained in this Proxy Statement/Prospectus since the date hereof.

                             AVAILABLE INFORMATION

       Each of Susquehanna and AI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Susquehanna Common Stock is authorized for quotation on The Nasdaq Stock Market. Such materials and other information concerning Susquehanna, therefore, can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. FBC is not subject to the informational requirements of the Exchange Act.

       Susquehanna has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-4 (including all amendments and exhibits thereto, the "Registration Statement") with respect to the Susquehanna Common Stock issuable pursuant to each of the AI Merger Agreement and the FBC Merger Agreement. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including any amendments and exhibits thereto, is available for inspection and copying as set forth above. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

       This Proxy Statement/Prospectus incorporates by reference documents relating to Susquehanna which are not presented herein or delivered herewith. These documents (not including exhibits thereto, unless such exhibits are specifically incorporated by reference herein) are available without charge to any shareholder of AI or FBC, including any beneficial owner to whom this Proxy Statement/Prospectus is delivered, upon written or oral request directed to the Secretary, Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543, telephone number (717) 626-4721. In order to ensure timely delivery of the documents in advance of the meeting to which this Proxy Statement/Prospectus relates, any request should be made no later than December 9, 1996.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

       Certain documents previously filed by Susquehanna with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus as follows:

       (1) the Proxy Statement for the Annual Meeting of Shareholders for the year 1996;

       (2)  the Annual Report on Form 10-K for the year ended December 31, 1995;

       (3)  the Quarterly Report on Form 10-Q for the quarter ended March 31,
            1996;

       (4)  the Quarterly Report on Form 10-Q for the quarter ended June 30,
            1996;

       (5)  the Current Report on Form 8-K dated January 23, 1996;

       (6)  the Current Report on Form 8-K dated February 1, 1996;

       (7)  the Current Report on Form 8-K dated July 18, 1996;

       (8) the Registration Statement on Form S-3 dated November 22, 1995 and amended November 30, 1995;

       (9) the Registration Statement on Form S-3 dated December 21, 1994, and amended January 26, 1995;

       (10) the Registration Statement on Form S-3 dated January 9, 1996;

       (11) the Current Report on Form 8-K dated November 21, 1995; and

       (12) the Current Report on Form 8-K dated December 21, 1994.

       All documents filed by Susquehanna pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the consummation of each of the AI Merger and the FBC Merger shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus. All information appearing in this Proxy Statement/Prospectus should be read in conjunction with, and is qualified in its entirety by, the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

AVAILABLE INFORMATION......................................................  -4-

INCORPORATION OF DOCUMENTS BY REFERENCE....................................  -5-

SUMMARY...................................................................  -10-

SELECTED FINANCIAL DATA...................................................  -21-

UNAUDITED PRO FORMA SELECTED FINANCIAL DATA...............................  -25-

THE AI MEETING............................................................  -29-
       General............................................................  -29-
       Voting, Revocation and Solicitation of Proxies.....................  -29-
       Voting Securities and Security Ownership...........................  -30-
       Other Matters......................................................  -31-
       Shareholder Proposals for the AI Meeting...........................  -31-
       Auditors of AI.....................................................  -31-

THE FBC MEETING...........................................................  -32-
       General............................................................  -32-
       Voting, Revocation and Solicitation of Proxies.....................  -32-
       Voting Securities and Security Ownership...........................  -33-
       Other Matters......................................................  -34-
       Auditors of FBC....................................................  -34-

APPROVAL OF THE AI MERGER.................................................  -35-
       Background of the AI Merger........................................  -35-
       Reasons for the AI Merger and Recommendation of the Board of Directors
        of AI.............................................................  -36-
       Vote Required......................................................  -37-
       Opinions of Financial Advisors.....................................  -37-
       No Dissenters' Rights for AI.......................................  -43-
       Terms of the AI Merger.............................................  -43-
       Regulatory Approvals of AI.........................................  -48-
       Interest of Certain Persons in the AI Merger.......................  -49-
       Management and Operations Following the AI Merger..................  -50-
       Accounting Treatment of the AI Merger..............................  -50-
       Income Tax Consequences of the AI Merger...........................  -50-

APPROVAL OF THE FBC MERGER................................................  -52-
       Background of the FBC Merger.......................................  -52-
       Reasons for the FBC Merger and Recommendation of the FBC Board of
        Directors.........................................................  -53-
       Vote Required......................................................  -54-
       Opinion of Financial Advisor.......................................  -54-
       No Dissenters' Rights for FBC......................................  -57-
       Terms of the FBC Merger............................................  -57-
       Regulatory Approvals of FBC........................................  -62-
       Interest of Certain Persons in the FBC Merger......................  -62-
       Continued Employment...............................................  -63-
       Management and Operations Following the FBC Merger.................  -64-
       Accounting Treatment of the FBC Merger.............................  -64-
       Income Tax Consequences of the FBC Merger..........................  -64-

RESALE RESTRICTIONS.......................................................  -65-

DESCRIPTION OF SUSQUEHANNA AND ITS CAPITAL STOCK..........................  -65-
       Information Concerning Susquehanna.................................  -65-
       General............................................................  -66-
       Common Stock.......................................................  -66-
       Preferred Stock....................................................  -67-
       Pennsylvania Anti-Takeover Law Provisions..........................  -67-
       Provisions in Susquehanna's Articles of Incorporation and Bylaws...  -68-

COMPARISON OF SHAREHOLDER RIGHTS..........................................  -70-
       Introduction.......................................................  -70-
       Dividends..........................................................  -70-
       Classified Board of Directors......................................  -70-
       Number of Directors................................................  -70-
       Nomination of Directors............................................  -71-
       No Cumulative Voting...............................................  -71-
       Removal of Directors...............................................  -71-
       Filling Vacancies on the Board of Directors........................  -72-
       Call of Special Shareholders' Meeting..............................  -72-
       Notice of Shareholders' Meetings...................................  -72-
       Quorum Requirements and Adjournment of Meetings....................  -72-
       Shareholder Proposals; New Business at a Meeting...................  -73-
       Action Without Meeting.............................................  -73-
       Dissenters' Rights.................................................  -73-
       Preemptive Rights..................................................  -74-
       Limitations on Directors' Liability................................  -74-
       Indemnification....................................................  -74-
       State Anti-Takeover Law Provisions.................................  -75-
       Anti-Takeover Provisions in the Susquehanna Articles and AI and FBC
        Certificates;
               Approval of Certain Transactions...........................  -76-
       Amendment of Certificates of Incorporation and Articles of
        Incorporation.....................................................  -77-
       Amendment of Bylaws................................................  -78-

DIVIDENDS AND MARKET PRICES OF SECURITIES.................................  -79-
       Susquehanna........................................................  -79-
       AI.................................................................  -79-
       FBC................................................................  -80-

REGULATIONS AFFECTING DIVIDENDS...........................................  -81-
       Susquehanna........................................................  -81-
       AI.................................................................  -82-
       FBC................................................................  -82-

BUSINESS OF AI............................................................  -83-
       General............................................................  -83-
       Lending Activities.................................................  -83-
       Regulation.........................................................  -84-
       Competition........................................................  -85-
       Employees..........................................................  -85-
       Certain Relationships and Related Party Transactions...............  -85-
       Litigation.........................................................  -85-
       Properties.........................................................  -86-

BUSINESS OF FBC...........................................................  -87-

       General............................................................  -87-
       Regulation.........................................................  -87-
       Effect of Governmental Policy......................................  -89-
       Recent Legislation.................................................  -89-
       Competition........................................................  -90-
       Employees..........................................................  -91-
       Certain Relationships and Related Party Transactions...............  -91-
       Litigation.........................................................  -91-
       Properties.........................................................  -91-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
       OF OPERATIONS OF AI................................................  -92-
       Liquidity and Capital Resources of AI..............................  -92-
       Sources of Funds of AI.............................................  -92-
       Borrowings of AI...................................................  -94-
       Interest Rate Sensitivity of AI....................................  -95-
       Financial Condition of AI..........................................  -95-
       Risk Assets of AI..................................................  -96-
       Investment Activities of AI........................................  -96-
       Rate/Volume Analysis of AI.........................................  -97-
       Net Interest Income of AI..........................................  -97-
       Provision for Loan Losses of AI....................................  -98-
       Allowance for Loan and Lease Losses of AI..........................  -98-
       Noninterest Income of AI...........................................  -99-
       Noninterest Expense of AI..........................................  -99-
       Income Tax Provision of AI.........................................  -99-
       Net Income.........................................................  -99-
       Effects of Inflation/Changing Prices on AI......................... -103-
       Accounting Standards Issued But Not Effective on AI................ -103-
       Liquidity and Capital Resources of AI.............................. -103-
       Sources of Funds of AI............................................. -104-
       Borrowings of AI................................................... -104-
       Interest Rate Sensitivity.......................................... -105-
       Financial Condition of AI.......................................... -105-
       Risk Assets of AI.................................................. -105-
       Investment Activities of AI........................................ -106-
       Rate/Volume Analysis of AI......................................... -106-
       Results of Operations for the Three Years Ended December 31, 1995.. -106-
       Interest Income of AI.............................................. -106-
       Interest Expense of AI............................................. -107-
       Provision for Loan Losses of AI.................................... -107-
       Allowance for Loan and Lease Losses of AI.......................... -107-
       Noninterest Income of AI........................................... -107-
       Noninterest Expense of AI.......................................... -107-
       Income Tax Provision of AI......................................... -108-
       Effects of Inflation/Changing Prices on AI......................... -108-
       Accounting Standards Issued But Not Effective on AI................ -108-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
       OPERATIONS OF FBC.................................................. -120-
       RESULTS OF OPERATIONS.............................................. -120-
         Summary of June 1996 Compared to June 1995....................... -120-
         Summary of 1995 Compared to 1994................................. -120-
         Net Interest Income - Taxable Equivalent Basis................... -120-
         Provision and Allowance for Loan Losses.......................... -121-

       Other Income....................................................... -122-
       Other Expenses..................................................... -122-
       Income Taxes....................................................... -123-
     FINANCIAL CONDITION.................................................. -123-
       Investment Securities.............................................. -123-
       Loans.............................................................. -123-
       Deposits........................................................... -124-
       Asset/Liability Management......................................... -124-
       Capital Adequacy................................................... -125-
       Summary of 1994 Compared to 1993................................... -125-

UNAUDITED PRO FORMA FINANCIAL STATEMENTS.................................. -139-
     Pro Forma Combined Condensed Balance Sheet as of June 30, 1996....... -139-
     Pro Forma Combined Condensed Statement of Income for the Six Months
       Ended June 30, 1996................................................ -141-
     Pro Forma Combined Condensed Statement of Income for the Year Ended
       December 31, 1995.................................................. -142-
     Pro Forma Combined Condensed Statements of Income for
       the Years Ended December 31, 1994 and 1993......................... -143-
     Pro Forma Combined Condensed Statement of Income For the Year Ended
       December 31, 1993.................................................. -144-

ADJOURNMENT OF THE AI MEETING............................................. -146-

ADJOURNMENT OF THE FBC MEETING............................................ -146-

INDEPENDENT ACCOUNTANTS................................................... -146-

EXPERTS................................................................... -146-

     Susquehanna.......................................................... -146-
     AI................................................................... -147-
     FBC.................................................................. -147-

LEGAL OPINIONS............................................................ -147-

APPENDIX A - ATCORP, INC. CONSOLIDATED FINANCIAL STATEMENTS
APPENDIX B - FARMERS BANC CORP. CONSOLIDATED FINANCIAL STATEMENTS
APPENDIX C - AI MERGER AGREEMENT
APPENDIX D - FBC MERGER AGREEMENT
APPENDIX E - OPINION OF BERWIND FINANCIAL GROUP, L.P. - AI
APPENDIX F - OPINION OF JANNEY MONTGOMERY SCOTT INC. - AI
APPENDIX G - OPINION OF BERWIND FINANCIAL GROUP, L.P. - FBC
APPENDIX H - SUSQUEHANNA PRO FORMA SCHEDULES

                                      SUMMARY


     This summary does not purport to be complete and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Proxy Statement/Prospectus and the Appendices hereto. Shareholders are urged to read this entire Proxy Statement/Prospectus, including the Appendices hereto. Certain terms used in this summary and elsewhere in this Proxy Statement/Prospectus are used as defined in this summary or elsewhere in this Proxy Statement/Prospectus.

The AI Meeting

      The AI Meeting will be held at the offices of AI at 8000 Sagemore Drive, Marlton, New Jersey on Wednesday, December 18, 1996 at 6:00 p.m. At the AI Meeting, holders of record of AI Common Stock as of the AI Record Date will consider and vote upon the approval of the AI Merger Agreement by and among Susquehanna, SBI Merger Sub, AI and ENB. In addition, shareholders of AI may consider and vote upon the approval of the adjournment of the AI Meeting in the event there are not sufficient votes cast in person or by proxy at the AI Meeting to constitute a quorum or to approve the AI Merger Agreement, and such other matters as may properly come before the AI Meeting or any adjournments thereof. The holders of record of shares of AI Common Stock at the close of business on the AI Record Date, November 8, 1996, will be entitled to one vote for each such share then so held. The presence, in person or by proxy, of at least a majority of the total number of shares of AI Common Stock outstanding and entitled to vote as of the AI Record Date will be required to constitute a quorum at the Meeting. For additional information, see "THE AI MEETING."

The FBC Meeting

     The FBC Meeting will be held at _____________, Mullica Hill, New Jersey on Monday, December 16, 1996 at ___:___ __.m. At the FBC Meeting, holders of record of FBC Common Stock as of the close of business on the FBC Record Date will consider and vote upon the approval of the FBC Merger Agreement by and among Susquehanna, SBI Merger Sub II, FBC and FNB and the transactions contemplated thereby. In addition, shareholders of FBC may consider and vote upon the approval of the adjournment of the FBC Meeting in the event there are not sufficient votes cast in person or by proxy at the FBC Meeting to constitute a quorum or to approve the FBC Merger Agreement and the transactions contemplated thereby, and such other matters as may properly come before the FBC Meeting or any adjournments thereof. The holders of record of shares of FBC Common Stock at the close of business on the FBC Record Date, November 7, 1996, will be entitled to one vote for each such share then so held. The presence, in person or by proxy, of at least 151,801 shares of FBC Common Stock outstanding as of the FBC Record Date will be required to constitute a quorum at the FBC Meeting. For additional information, see "THE FBC MEETING."

AI and ENB

     AI is a New Jersey corporation formed in August 1988, and functions as the bank holding company for ENB. AI's principal business has been directing, planning and coordinating the business activities of ENB.

     ENB is a national banking association headquartered in Atco, New Jersey, which conducts business through five (5) offices, all located in Camden and Burlington Counties, New Jersey.

     AI's executive offices are located at Sagemore Corporate Center, Route 73 and Marlton Parkway, Marlton, New Jersey 08053, and its telephone number is
(609) 983-4000.

FBC and FNB

     FBC is a New Jersey corporation formed in 1985, and functions as the bank holding company for FNB. FBC's principal business has been directing, planning and coordinating the business activities of FNB.

     FNB is a national banking association headquartered in Mullica Hill, New Jersey, which conducts business through two (2) offices located in Gloucester County, New Jersey.

     FBC's executive offices are located at 114 North Main Street, Mullica Hill, New Jersey 08062, and its telephone number is (609) 478-2817.

Susquehanna

     Susquehanna is a bank holding company whose sole activity consists of owning and supervising its five bank subsidiaries, three federal savings bank subsidiaries and three non-depository subsidiaries. Susquehanna's depository subsidiaries consist of Atlantic Federal Savings Bank, Baltimore, Maryland; Citizens National Bank of Southern Pennsylvania, Greencastle, Pennsylvania; Fairfax Savings, FSB, Baltimore, Maryland; Farmers & Merchants Bank and Trust, Hagerstown, Maryland; Farmers First Bank, Lititz, Pennsylvania; First National Trust Bank, Sunbury, Pennsylvania; Reisterstown Federal Savings Bank, Reisterstown, Maryland; and Williamsport National Bank, Williamsport, Pennsylvania. Susquehanna's subsidiaries provide banking and banking-related services in central and south-central Pennsylvania, principally in Franklin, Lancaster, Northumberland, Snyder, York and Lycoming Counties, and in Northern Maryland, principally in Washington and Allegany Counties, the City of Baltimore and its surrounding suburbs. The day-to-day management of Susquehanna's subsidiaries is conducted by each subsidiary's officers subject to review by their respective Boards of Directors.

     Susquehanna was incorporated in Pennsylvania in 1982. Its executive offices are located at 26 North Cedar Street, Lititz, Pennsylvania 17543, and its telephone number is (717) 626-4721.

The AI Merger and the FBC Merger

     AI and ENB
     ----------

     In the AI Merger, AI will become a wholly-owned subsidiary of Susquehanna by means of a merger of SBI Merger Sub with and into AI, with AI as the surviving entity (the "AI Surviving Corporation"). Upon the consummation of the AI Merger, AI shareholders will receive in exchange for all of the outstanding shares of AI Common Stock, 771,750 shares of Susquehanna Common Stock as set forth in the AI Merger Agreement, so long as the average per share closing price of Susquehanna Common Stock before the closing of the AI Merger is between $25.00 and $31.00. AI shareholders will receive a cash payment in lieu of any fractional share of Susquehanna Common Stock which the AI shareholders would otherwise be entitled to receive. If the AI Merger is not consummated by March 31, 1997 but is subsequently consummated, then an additional 5,000 shares of Susquehanna Common Stock will be distributed to AI's shareholders. If the AI Merger had been closed on the date of this Proxy Statement/Prospectus, each share of AI Common Stock would have been converted into the right to receive 1.0 share of Susquehanna Common Stock. The last reported sale price of Susquehanna Common Stock on The Nasdaq Stock Market on November 1, 1996 was $29.00 per share. Consummation of the AI Merger is conditioned upon, among other things, the approval of the AI Merger Agreement by the requisite vote of AI's shareholders and by various regulatory agencies. See "APPROVAL OF THE AI MERGER."

             General

             Pursuant to the AI Merger Agreement, SBI Merger Sub will merge with and into AI, with AI as the AI Surviving Corporation, as a result of which AI will become a direct wholly-owned subsidiary of Susquehanna, and

ENB will become a second-tier subsidiary of Susquehanna (the "ENB Bank Acquisition"). The name of the AI Surviving Corporation will be "Susquehanna Bancshares East, Inc."

            Exchange Ratio

            Pursuant to the AI Merger Agreement, the outstanding shares of AI Common Stock will be exchanged for shares of Susquehanna Common Stock in accordance with the exchange ratio ("AI Exchange Ratio") set forth in the AI Merger Agreement ("AI Merger Consideration"). This number may be adjusted subject to conditions set forth in the AI Merger Agreement.

            The number of shares of Susquehanna Common Stock to be issued to holders of AI Common Stock in accordance with the AI Exchange Ratio will be based upon the average closing price per share of Susquehanna Common Stock over a ten day trading period ending two days prior to the closing of the AI Merger. In general, 771,750 shares of Susquehanna Common Stock will be exchanged for AI Common Stock; however, if the average closing price over such period is less than $25.00, AI will have the right to terminate the AI Merger Agreement, and if the average closing price over such period is greater than $31.00, Susquehanna will have the right to terminate the AI Merger Agreement. Additionally, both AI and Susquehanna will have the right to terminate the AI Merger Agreement if the AI Merger is not consummated by March 31, 1997; if the AI Merger Agreement is extended by mutual agreement of the parties, then AI's shareholders will receive an additional 5,000 shares of Susquehanna Common Stock.

            Fractional Shares

            No fractional shares of Susquehanna Common Stock will be issued. Susquehanna will furnish to any holder of AI Common Stock otherwise entitled to a fractional share a check for an amount of cash equal to the fraction of a share of Susquehanna Common Stock represented by the certificates so surrendered multiplied by the average closing price per share as determined in accordance with the AI Merger Agreement.

            Closing; Effective Date

            The AI Merger Agreement provides that the AI closing ("AI Closing") will occur following three business days notice to AI, as shall be agreed upon by all parties which date shall not be later than the 22nd business day after:
(i) the last approval of required governmental authorities is granted and any related waiting periods expire; (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the AI Merger or the ENB Bank Acquisition; and (iii) all shareholder approvals required by the parties pursuant to the AI Merger Agreement are received. Immediately following the AI Closing, and provided the AI Merger Agreement has not been terminated or abandoned in accordance with the terms thereof, AI and SBI Merger Sub will cause a certificate of merger to be properly prepared and completed and filed with the Secretary of State of New Jersey. The AI Merger, and the transactions described in the AI Merger Agreement, will become effective at 12:01 a.m. on the day following the day on which the certificate of merger has been duly filed with and accepted by the Secretary of State of New Jersey (the "AI Merger Effective Date"). The presentation of the certificate for acceptance and filing is subject to the rights of the AI Board of Directors and the Board of Directors of Susquehanna ("Susquehanna Board of Directors") of Susquehanna and AI to terminate the AI Merger Agreement under certain circumstances.

     FBC and FNB
     -----------

     In the FBC Merger, FBC will become a wholly owned subsidiary of Susquehanna by means of a merger of SBI Merger Sub II with and into FBC. Upon the consummation of the FBC Merger, each FBC shareholder will receive in exchange for each share of FBC Common Stock, 2.281 shares of Susquehanna Common Stock, as set forth in the FBC Merger Agreement. Susquehanna may terminate the FBC Merger Agreement if the average closing price is greater than $31.00, and FBC may terminate the agreement if the average closing price is less than $25.00. The last reported sale price of Susquehanna Common Stock on The Nasdaq Stock Market on November 1, 1996 was $29.00 per share. Consummation of the FBC Merger is conditioned upon, among other things, the approval of the FBC Merger Agreement and the transactions contemplated thereby by the requisite vote of FBC's shareholders and by various regulatory agencies See "APPROVAL OF THE FBC MERGER."

            General

            Pursuant to the FBC Merger Agreement, SBI Merger Sub II will merge with and into FBC, with FBC as the surviving entity (sometimes referred to as the "FBC Surviving Corporation"), as a result of which FBC will become a direct wholly-owned subsidiary of Susquehanna, and FNB will become a second-tier subsidiary of Susquehanna (the "FNB Bank Acquisition"). The name of the FBC Surviving Corporation will be "Susquehanna Bancshares East II, Inc."

            Exchange Ratio

            Pursuant to the FBC Merger Agreement, the outstanding shares of FBC Common Stock will be exchanged for shares of Susquehanna Common Stock in accordance with the exchange ratio ("FBC Exchange Ratio") set forth in the FBC Merger Agreement ("FBC Merger Consideration").

            The number of shares of Susquehanna Common Stock to be issued to holders of FBC Common Stock will be as set forth in the FBC Exchange Ratio based upon the average price per share of Susquehanna Common Stock over a ten day trading period ending five days prior to the consummation of the FBC Merger. Holders of FBC Common Stock will receive 2.281 shares of Susquehanna Common Stock for each share of FBC Common Stock; however, if the average price over such period is less than $25.00, FBC will have the right to terminate the FBC Merger Agreement, and if the average price over such period is greater than $31.00, then Susquehanna will have the right to terminate the FBC Merger Agreement.

            Fractional Shares

            No fractional shares of Susquehanna Common Stock will be issued. Susquehanna will furnish to any holder of FBC Common Stock otherwise entitled to a fractional share a check for an amount of cash equal to the fraction of a share of Susquehanna Common Stock represented by the certificates so surrendered multiplied by the average price per share as determined in accordance with the FBC Merger Agreement.

            Closing; Effective Date

            The FBC Merger Agreement provides that the closing of the FBC Merger and the FNB Bank Acquisition by Susquehanna ("FBC Closing") will occur following three business days' notice to FBC, as shall be agreed upon by all parties, which date shall not be later than the 22nd business day after: (i) the last approval of required regulatory authorities is granted and any related waiting periods expire; (ii) the lifting, discharge or dismissal of any stay of any governmental approval or of any injunction against the transactions contemplated in the FBC Merger Agreement; and (iii) all shareholder approvals required by the parties have been received. Immediately following the FBC Closing, and provided the FBC Merger Agreement has not been terminated or abandoned in accordance with the terms thereof, SBI Merger Sub II and FBC will cause a certificate of merger to be properly prepared and completed and filed with the Secretary of State of New Jersey. The FBC Merger shall become effective as 12:01 a.m. on the day (the "FBC Merger Effective Date") following the day of which the certificate of merger has been filed and accepted by the Secretary of State of New Jersey.

Opinions of Financial Advisors

     AI
     --

     Berwind and JMS have each rendered an opinion to the AI Board of Directors that in their respective opinions the consideration to be received by AI shareholders pursuant to the AI Merger is fair, from a financial point of view, to the shareholders of AI. The opinions, which are attached hereto as Appendix E and F, respectively, should be read in their entirety with respect to the assumptions made and other matters considered by Berwind and JMS in rendering such opinions. See "APPROVAL OF THE AI MERGER -- Opinions of Financial Advisors."

     FBC
     ---

     Berwind has rendered its opinion to the FBC Board of Directors that in its opinion the FBC Merger Consideration is fair, from a financial point of view, to the shareholders of FBC. This opinion, which is attached hereto as Appendix G, should be read in its entirety with respect to the assumptions made and other matters considered by Berwind in rendering such opinion. See "APPROVAL OF THE FBC MERGER -- Opinion of Financial Advisor."

Recommendations of the Boards of Directors

     AI
     --

     The consideration to be received by AI's shareholders pursuant to the AI Merger Agreement was negotiated by the AI Board of Directors in light of various factors, including AI's and Susquehanna's recent operating results, current financial condition and perceived future prospects. THE AI BOARD OF DIRECTORS BELIEVES THAT THE AI MERGER IS IN THE BEST INTEREST OF AI'S SHAREHOLDERS AND RECOMMENDS THAT AI'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AI MERGER AGREEMENT.

     FBC
     ---

     The consideration to be received by FBC's shareholders pursuant to the FBC Merger Agreement was negotiated by the FBC Board of Directors in light of various factors, including FBC's and Susquehanna's recent operating results, current financial condition and perceived future prospects. THE FBC BOARD OF DIRECTORS BELIEVES THAT THE FBC MERGER IS IN THE BEST INTEREST OF FBC'S SHAREHOLDERS AND RECOMMENDS THAT FBC'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE FBC MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

Votes Required

     AI
     --

     The affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of AI's Common Stock entitled to vote at the AI Meeting is required to approve the AI Merger Agreement. Directors and executive officers are expected to vote substantially all of the 281,217 shares held by them, representing 36.44% of the AI Common Stock outstanding at the AI Record Date and entitled to vote at the AI Meeting, "FOR" approval of the AI Merger Agreement and the transactions contemplated thereby.

     FBC
     ---

     The affirmative vote of seventy percent (70%) of the outstanding shares of FBC Common Stock entitled to vote at the FBC Meeting is required to approve the FBC Merger Agreement and the transactions contemplated thereby. Directors and executive officers are expected to vote substantially all of the 55,255 shares held by them, representing 18.20% of the FBC Common Stock outstanding at the FBC Record Date and entitled to vote at the FBC Meeting, "FOR" approval of the FBC Merger Agreement and the transactions contemplated thereby.

No Dissenters' Rights

     AI
     --

     Holders of AI Common Stock will not have dissenters' rights in connection with the AI Merger.

     FBC
     ---

     Holders of FBC Common Stock will not have dissenters' rights in connection with the FBC Merger.

Federal Income Tax Consequences of the AI Merger and the FBC Merger

     AI
     --

     It is anticipated that the AI Merger will be a tax-free reorganization for federal income tax purposes and that no gain or loss will be recognized by shareholders of AI on the exchange of AI Common Stock for Susquehanna Common Stock (other than with respect to cash received in lieu of fractional shares). AI SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE AI MERGER WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES. See "APPROVAL OF THE AI MERGER --Federal Income Tax Consequences of the AI Merger."

     FBC
     ---

     It is anticipated that the FBC Merger will be a tax-free reorganization for federal income tax purposes and that no gain or loss will be recognized by shareholders of FBC on the exchange of FBC Common Stock for Susquehanna Common Stock (other than with respect to cash received in lieu of fractional shares). FBC SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE FBC MERGER WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES. See "APPROVAL OF THE FBC MERGER --Federal Income Tax Consequences of the FBC Merger."

Accounting Treatment

     AI
     --

     The AI Merger is intended to be accounted for as a pooling of interests. See "APPROVAL OF THE AI MERGER-- Accounting Treatment of the AI Merger."

     FBC
     ---

     The FBC Merger is intended to be accounted for as a pooling of interests. See "APPROVAL OF THE FBC MERGER-- Accounting Treatment of the FBC Merger."

Comparison of Shareholder Rights

     AI and Susquehanna
     ------------------

     Upon the consummation of the AI Merger, holders of AI Common Stock, whose rights presently are governed by New Jersey corporate law and AI's certificate of incorporation and bylaws, will become shareholders of Susquehanna, a Pennsylvania business corporation. Accordingly, their rights will be governed by Pennsylvania corporate law and the articles of incorporation and bylaws of Susquehanna. Certain differences arise from changes in the governing law, as well as from differences between the articles of incorporation and bylaws of Susquehanna and the certificate of incorporation and bylaws of AI, including, among other things, in connection with cumulative voting and preemptive rights, the calling of special meetings of shareholders, the number and term of Directors, informal action by shareholders by unanimous consent, advance notice requirements for nominations of Directors and presentation of new business at meetings of shareholders, limitations on acquisitions of capital stock, limitations on the voting of capital stock, liabilities and indemnification of Directors and officers, anti-takeover provisions, approval requirements for significant corporate transactions and amendment of governing corporate documents. See "COMPARISON OF SHAREHOLDER RIGHTS."

     FBC and Susquehanna
     --------------------

     Upon the consummation of the FBC Merger, holders of FBC Common Stock, whose rights presently are governed by New Jersey corporate law and FBC's certificate of incorporation and bylaws, will become shareholders of Susquehanna, a Pennsylvania business corporation. Accordingly, their rights will be governed by Pennsylvania corporate law and the articles of incorporation and bylaws of Susquehanna. Certain differences arise from changes in the governing law, as well as from differences between the articles of incorporation and bylaws of Susquehanna and the certificate of incorporation and bylaws of FBC, including, among other things, the calling of special meetings of shareholders, the number of Directors, removals and vacancies on the Boards of Directors, advance notice requirements for nominations of Directors and presentation of new business at meetings of shareholders, limitations on acquisitions of capital stock, limitations on the voting of capital stock, anti-takeover provisions, approval requirements for significant corporate transactions and amendment of governing corporate documents. See "COMPARISON OF SHAREHOLDER RIGHTS."

Conditions to the AI Merger and the FBC Merger

     AI
     --

     Consummation of the AI Merger is subject to various conditions, including approval of the AI Merger by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") and the Department of Banking of the State of New Jersey ("New Jersey Department of Banking"). See "APPROVAL OF THE AI
MERGER -- Regulatory Approvals of AI." The AI Merger is also subject to satisfaction of various other conditions specified in the AI Merger Agreement, including the approval of the AI Merger Agreement by the requisite vote of AI's shareholders. See "APPROVAL OF THE AI MERGER -- Terms of the AI Merger -- Conditions Precedent."

     FBC
     ---

     Consummation of the FBC Merger is subject to various conditions, including approval of the FBC Merger by the Federal Reserve Board and the New Jersey Department of Banking. See "APPROVAL OF THE FBC MERGER -- Regulatory Approvals of FBC." The FBC Merger is also subject to satisfaction of various other conditions specified in the FBC Merger Agreement, including the approval of the FBC Merger Agreement and the transactions contemplated thereby by the requisite vote of FBC's shareholders. See "APPROVAL OF THE FBC MERGER -- Terms of the FBC Merger -- Conditions Precedent."

Operations After the AI Merger and the FBC Merger

     AI
     --

     Certain incumbent Directors of ENB, together with persons appointed by Susquehanna, will serve as members of the AI Board of Directors following the AI Merger.

     FBC
     ---

     Certain incumbent Directors of FNB, together with persons appointed by Susquehanna, will serve as members of the FBC Board of Directors following the FBC Merger.

Termination of the AI Merger and the FBC Merger

     AI
     --

     The AI Merger Agreement provides that, whether before or after its approval by the shareholders of AI, it may be terminated and the transactions described in the AI Merger Agreement abandoned at any time prior to the AI Merger Effective Date: (i) by mutual consent of Susquehanna and AI, if the Board of Directors of each so determines by majority vote of the members of the entire Board; (ii) by AI in the event (a) of a material breach by Susquehanna of any representation, warranty, covenant or agreement contained in the AI Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to Susquehanna by AI, or (b) by written notice to Susquehanna that any condition precedent to AI's obligations as set forth in the AI Merger Agreement, Article V, has not been met or waived by AI at such time as such condition can no longer be satisfied, or (c) the AI Board of Directors fails to make, withdraws or modifies or changes its favorable recommendation to the shareholders or (d) the AI Board of Directors recommends to the shareholders of AI that an Acquisition Proposal (as defined in the AI Merger Agreement) is likely to be more favorable, from a financial point of view, to the shareholders of AI than the AI Merger; (iii) by Susquehanna in the event (a) of a material breach by AI or ENB of any representation, warranty, covenant or agreement contained in the AI Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to AI by Susquehanna or (b) that any condition precedent to Susquehanna's obligations as set forth in
Article V of the AI Merger Agreement has not been met or waived by Susquehanna at such time as such condition can no longer be satisfied; (iv) by AI, by giving written notice of such election to Susquehanna within two business days following a determination that the average closing price per share of Susquehanna Common Stock before closing is less than $25.00 per share at the time such calculation is required to be made pursuant to the AI Merger Agreement; (v) by Susquehanna, if Susquehanna chooses to give written notice of such election within two business days following a determination that the average closing price per share of Susquehanna Common Stock before closing is greater than $31.00 per share at the time such calculation is required to be made pursuant to the AI Merger Agreement; or (vi) by Susquehanna or AI if the AI Merger is not consummated by March 31, 1997, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the AI Merger Agreement by the party seeking to terminate; provided, however, that such date may be extended by the written agreement of the parties.

     FBC
     ---

     The FBC Merger Agreement provides that, whether before or after its approval by the shareholders of FBC, it may be terminated and the transactions contemplated in the FBC Merger Agreement abandoned at any time prior to the FBC Merger Effective Date: (i) by mutual consent of Susquehanna and FBC, if the Board of Directors of each so determines by majority vote of the members of the entire Board; (ii) by FBC in the event (a) of a material breach by Susquehanna of any representation, warranty, covenant or agreement contained in the FBC Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to Susquehanna by FBC, or (b) by written notice to Susquehanna that any condition precedent to FBC's obligations as set forth in the FBC Merger Agreement, Article V, has not been met or waived by FBC at such time as such condition can no longer be satisfied, (c) the FBC Board of Directors fails to make, withdraws or modifies or changes its favorable recommendation to shareholders, or (d) the FBC Board of Directors recommends to the shareholders of FBC that an Acquisition Proposal (as defined in the FBC Merger Agreement) is likely to be more favorable, from a financial point of view, to the shareholders of FBC than the FBC Merger; (iii) by Susquehanna in the event (a) of a material breach by FBC or FNB of any representation, warranty, covenant or agreement contained in the FBC Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to FBC, or (b) that any condition precedent to Susquehanna's obligations as set forth in Article V of the FBC Merger Agreement has not been met or waived by

Susquehanna at such time as such condition can no longer be satisfied; (iv) by FBC by giving written notice of such election to Susquehanna within one business day following a determination that the average closing price per share of the Susquehanna Common Stock before closing is less than $25.00 per share at the time such calculation is required to be made pursuant to the FBC Merger Agreement; and (v) by Susquehanna if Susquehanna chooses to give written notice within one business day following a determination that the average closing price per share of the Susquehanna Common Stock before closing is greater than $31.00 per share at the time such calculation is required to be made pursuant to the FBC Merger Agreement; or (vi) by Susquehanna or FBC if the FBC Merger is not consummated by March 31, 1997, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the FBC Merger Agreement by the party seeking to terminate; provided, however, that such date may be extended by the written agreement of the parties.

Adjournment of the AI Meeting and the FBC Meeting

     AI
     --

     In the event that there is an insufficient number of votes cast in person or by proxy at the AI Meeting to approve the AI Merger Agreement, the AI Board of Directors intends to adjourn the AI Meeting to a later date to permit the further solicitation of sufficient votes to approve the AI Merger Agreement. The affirmative vote of a majority of the shares represented and voting at the AI Meeting is required in order to approve any such adjournment. The AI Board of Directors recommends that shareholders vote "FOR" the proposal to adjourn the AI Meeting if necessary to permit further solicitation of proxies to approve the AI Merger Agreement. See "ADJOURNMENT OF THE AI MEETING."

     FBC
     ---

     In the event that there is an insufficient number of votes cast in person or by proxy at the FBC Meeting to approve the FBC Merger Agreement and the transactions contemplated thereby, the FBC Board of Directors intends to adjourn the FBC Meeting to a later date for the solicitation of additional votes in favor thereof. The affirmative vote of a majority of the shares represented and voting at the FBC Meeting is required in order to approve any such adjournment. The FBC Board of Directors recommends that shareholders vote "FOR" the proposal to adjourn the FBC Meeting if necessary to permit further solicitation of proxies to approve the FBC Merger Agreement and the transactions contemplated thereby. See "ADJOURNMENT OF THE FBC MEETING."

Comparative Per Share Data

     The following table sets forth certain historical per share data of Susquehanna, AI and FBC, and unaudited pro forma combined per share data of Susquehanna, AI and FBC, based on the assumption that the AI Merger and the FBC Merger are effective on January 1, 1993 and accounted for as a pooling-of-interests. The pro forma data is not necessarily indicative of results that would have been achieved had such transactions been consummated on such dates and should not be construed as representative of future operations. This presentation is subject to the assumptions set forth in the notes to the Unaudited Pro Forma Financial Statements and the Susquehanna Pro Forma Schedules appearing elsewhere in this Proxy Statement/Prospectus. The information presented should be read in conjunction with such pro forma financial statements and schedules, and notes thereto, and the historical consolidated financial statements, and notes thereto, of Susquehanna, AI and FBC incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus.


                                                                                  Year Ended December 31,
                                                    Six Months Ended       -----------------------------------
                                                      June 30, 1996        1995           1994            1993
                                                    ----------------       ----           ----            ----
Susquehanna Historical per share [1]:
  Net income from operations                                 $1.24        $2.23          $1.96           $1.96
  Cash dividends declared                                     0.58         1.10           1.02            0.92
  Book  value                                                21.48        21.11             --              --

AI Historical per share [2]:
  Net income from operations                                 $0.97        $1.37          $1.11           $1.17
  Cash dividends declared                                        0            0              0               0
  Book  value                                                13.54        13.56             --              --

FBC Historical per share [3]:
  Net income from operations                                 $2.25        $3.89          $3.76           $3.77
  Cash dividends declared                                     0.75         1.25           1.21            1.21
  Book  value                                                33.72        33.08             --              --

Pro Forma per Susquehanna
  Common Share [4]:
  Net income from operations                                 $1.23        $2.18          $1.90           $1.89
  Cash dividends declared                                     0.58         1.10           1.02            0.92
  Book  value                                                20.75        20.39             --              --

Pro Forma Equivalent per AI
  Common Share [5]:
  Net income from operations                                 $1.23        $2.18          $1.90           $1.89
  Cash dividends declared                                     0.58         1.10           1.02            0.92
  Book  value                                                20.75        20.39             --              --

Pro Forma Equivalent per FBC
  Common Share [6]:
  Net income from operations                                 $2.81                       $4.33           $4.31
  Cash dividends declared                                     1.32        $4.97           2.33            2.10
  Book value                                                 47.33         2.51             --              --
                                                                          46.51


[1] Susquehanna historical amounts are adjusted for the five-for-four stock split in 1993.
[2] AI historical amounts are adjusted for the 5% stock dividend in 1995, the
    8.14% stock dividend in 1994 and the 5% stock dividend in 1993.
[3] FBC historical amounts are adjusted for the three-for-one stock split in
    1995 and the 10% stock dividend paid in 1995.
[4] Pro forma amounts give effect to the Fairfax acquisition as if the Fairfax acquisition took place January 1, 1995 and gives effect to the Reistertown acquisition as if the Reistertown acquisition took to the place January 1, 1995. These amounts also include the combination of AI and FBC based upon their respective exchange ratios.
[5] Pro forma amounts per share were calculated by taking the corresponding per share amounts for Susquehanna, AI, and FBC combined and multiplying that by an exchange ratio of one share of Susquehanna for each outstanding share of AI at each reporting date.
[6] Pro forma amounts per share were calculated by taking the corresponding per share amounts for Susquehanna, AI, and FBC combined and multiplying that by an exchange ratio of 2.281 shares of Susquehanna for each outstanding share of FBC at each reporting date.

Market Value of Securities

       The table below sets forth the last sale prices on The Nasdaq Stock Market for Susquehanna Common Stock and on the over-the-counter market for AI Common Stock for July 18, 1996, the last trading day before the announcement of the AI Merger. The table also sets forth the equivalent market value per share of AI Common Stock on such date, based upon the AI Exchange Ratio.


                                                                   AI
                                                   -----------------------------
                                                                    Equivalent
                                      Susquehanna                   Market Value
                                      Historical     Historical     Per Share
                                      ----------     ----------     ---------
               July 18, 1996.......       $27.75          $14.00       $27.75



       There is no established public trading market for FBC Common Stock, and accordingly, there are no published market quotations for such stock. Trading in FBC Common Stock is limited and sporadic. In addition, FBC is not subject to the requirement of filing periodic reports with the Commission. The absence of an established market and publicly available information regarding FBC may affect the prices at which FBC's shares are traded. Subject to the foregoing, the most recent transaction of which management is aware is the sale of an aggregate of
184 shares of FBC Common Stock at $64.00 per share on August 15, 1996    .





                                     -20-
\

                            SELECTED FINANCIAL DATA

       The following tables set forth certain selected consolidated historical financial information for Susquehanna, AI and FBC. This data is derived from and should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of Susquehanna, AI and FBC, including the notes thereto, incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus. Interim unaudited data for the six month period ended June 30, 1996 reflects, in the opinion of Susquehanna's, AI's and FBC's respective managements, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the period ended June 30, 1996 are not necessarily indicative of results which may be expected for any other period or for the fiscal year as a whole.

                            Susquehanna Historical
                 (Dollars in thousands except per share data)


                                          At or for the Six Months
                                                Ended June 30,                     At or for Year Ended December 31,
                                          ------------------------  ---------------------------------------------------------------
                                            1996          1995        1995          1994         1993         1992         1991
                                            ----          ----        ----          ----         ----         ----         ----

Earnings Data
Net interest income                         $62,751       $51,200     $107,209      $94,145      $87,027      $83,761      $77,898
Provision for loan and lease losses           2,379         2,571        4,994        3,987        5,130        4,721        4,869
Other income                                 10,711         7,038       16,080       15,098       15,816       15,284       13,262
Other expense                                46,729        39,331       80,911       72,710       66,004       63,611       58,489
Income before taxes, extraordinary
    item and cumulative effect of a
    change in accounting principle           24,354        16,336       37,384       32,546       31,709       30,713       27,802
Extraordinary item                               --            --           --        (732)           --           --           --
Cumulative effect of a change
    in accounting principle                      --            --           --           --        1,023           --           --
Net income                                   16,355        11,619       26,017       22,096       23,205       22,172       21,287
Earnings per common share before
    extraordinary item and cumulative
    effect of a change in accounting
    principle                                 $1.24         $1.00        $2.23        $1.96        $1.96        $1.99        $1.91
Dividends declared per common share            0.58          0.54         1.10         1.02         0.92         0.87         0.84
Balance Sheet Data
Assets                                   $3,011,195    $2,520,671   $2,586,157   $2,231,409   $2,051,994   $1,967,450   $1,903,819
Loans and leases, net of unearned
    income                                2,130,353     1,712,460    1,712,951    1,466,186    1,309,907    1,282,457    1,288,981
Deposits                                  2,516,633     2,095,298    2,116,042    1,866,330    1,717,807    1,671,352    1,596,279
Shareholders' equity                        283,003       229,898      273,399      217,104      218,428      193,804      180,765
Shareholders' equity per share (book
    value)                                   $21.48        $19.75       $21.11       $18.66       $18.78       $17.35       $16.19
Selected Ratios
Return on average assets
    before extraordinary item and
    cumulative effect of a change in
    accounting principle                       1.12%         1.00%        1.07%        1.08%        1.13%        1.15%        1.14%
Return on average shareholders'
    equity before extraordinary item and
    cumulative effect of a change in
    accounting principle                      11.76         10.55        11.29        10.51        10.96        11.88        12.25
Average shareholders' equity to assets         9.51          9.47         9.48        10.23        10.29         9.72         9.34
Net interest yield (tax equivalent)            4.74          4.89         4.89         4.94         4.94         4.89         4.75
Net charge-offs to average loans and
    leases                                     0.21          0.25         0.28         0.13         0.15         0.25         0.25
Allowance for loan and lease losses
    to period-end loans and leases             1.50          1.62         1.61         1.63         1.66         1.41         1.28
Nonperforming assets to
    period-end loans and leases and
    OREO                                       1.74          2.39         1.79         2.00         2.05         2.06         1.91

                                                                       AI Historical
                                                   (Dollars in thousands except per share data)
                               At or for the Six Months
                                        Ended
                                      June 30,                             At or for the Year Ended December 31,
                               --------------------------   ------------------------------------------------------------------
                                          1996       1995       1995          1994          1993          1992            1991
                                          ----       ----       ----          ----          ----          ----            ----
Earnings Data
Net interest income                   $  3,693   $  2,825   $  5,909      $  5,203      $  4,789       $ 4,466         $ 4,323
Provision for loan and lease losses         43         60        115           160            75           216             660
Other income                               313        432        809           828           910           480             368
Other expense                            2,931      2,550      5,189         4,626         4,272         4,262           3,981
Income before taxes,  extraordinary
 item and cumulative effect of a
 change in accounting principle          1,032        647      1,414         1,245         1,352           468              50
Cumulative effect of a change in
    accounting principle                    --         --         --            --           100            --              --
Net income                                 749        469      1,054           857         1,003           327              43
Earnings per common share before
 extraordinary item and cumulative
 effect of a change in accounting
 principle                             $  0.97    $  0.61    $  1.37       $  1.11       $  1.17       $  0.42         $  0.06
Balance Sheet Data
Assets                                $204,213   $133,801   $157,775      $118,398      $105,154       $90,732         $90,812
Loans and leases, net of  unearned
 income                                115,754     85,596     96,129        71,460        65,091        58,515          66,435
Deposits                               186,368    123,322    145,294       108,563        96,112        82,917          82,201
Shareholders' equity                    10,452      9,430     10,468         8,782         8,015         7,012           6,685
Shareholders' equity per share (book
 value)                                 $13.54     $12.22     $13.56        $11.38        $10.39         $9.09           $8.66
Selected Ratios
Return on average assets before
 cumulative effect of a change in
 accounting principle                    0.82%      0.75%      0.78%         0.80%         0.96%         0.37%           0.05%
Return on average shareholders'
 equity before cumulative effect of a
 change in accounting principle          14.46      10.57      11.64         10.50         12.11          4.80            0.64
Average shareholders' equity to assets    5.66       7.09       6.71          7.66          7.90          7.73            7.04
Net interest yield (non-tax
 equivalent)                              4.28       4.80       4.67          5.22          5.51          5.50            4.91
Net charge-offs to average loans and
 leases                                  (0.06)     (0.07)     (0.02)         0.36         (0.17)         0.32            0.39
Allowance for loan and lease losses
 to period-end loans and leases           1.17       1.45       1.31          1.61          1.82          1.81            1.56
Nonperforming assets to period-end
    loans and leases and OREO             0.81       1.59       1.61          1.44          2.66          2.89            2.58
-------------------

                                FBC  Historical
                  (Dollars in thousands except per share data)

                               At or for the Six Months
                                        Ended
                                       June 30,                                 At or for the Year Ended December 31,
                            -----------------------------    --------------------------------------------------------------------
                                  1996            1995          1995      1994         1993              1992             1991
                                  ----            ----          ----      ----         ----              ----             ----
Earnings Data
Net interest income               $ 1,858         $ 1,825     $ 3,588   $ 3,566        $ 3,336          $ 3,091           $ 2,709
Provision for loan and
lease losses                           30              30          55       100             75               93               143
Other income                          161             152         247       201            308              235               182
Other expense                       1,114           1,052       2,217     2,144          2,051            1,939             1,717
Income before taxes,
 extraordinary item and
 cumulative effect of a change
 in accounting principle              875            895        1,563     1,523          1,518            1,294             1,031
Extraordinary item                    --              --          --        --             --               --                --
Cumulative effect of a change in
  accounting principle                --              --          --        --             --                12               --
Net income                            683            703        1,181     1,142          1,146              952               724
Earnings per common share before
  extraordinary item and cumulative
  effect of a change in accounting
  principle                         $2.25          $2.32        $3.89     $3.76          $3.77            $3.24             $2.58
Dividends declared per common share $0.75          $0.60        $1.25     $1.21          $1.21            $0.91             $0.83
Balance Sheet Data
Assets                            $85,399        $81,552      $84,705   $80,585        $77,408          $72,359           $63,378
Loans and leases, net of unearned
  income                           40,624         39,140       36,849    36,866         32,695           33,665            31,506
Deposits                           74,718         71,601       74,241    71,371         68,711           64,418            56,699
Shareholders' equity               10,236          9,592       10,043     8,879          8,371            7,515             6,234
Shareholders' equity per
 share (book value)                $33.72         $34.75       $33.08    $29.25         $27.57           $24.75            $22.22
Selected Ratios
Return on average assets before
  extraordinary item and
  cumulative effect of a change
  in accounting principle           1.63%          1.76%        1.46%     1.46%          1.53%            1.00%             0.85%
Return on average shareholders'
  equity before Extraordinary
  item and cumulative effect of a
  change in accounting principle    13.49          15.27        12.35     13.12          14.33            14.08             13.77
Average shareholders'
  equity to assets                  12.05          11.57        11.70     11.02          10.64            10.23              9.55
Net interest yield (tax equivalent)  5.08           5.25         4.94      5.07           4.99             4.77              4.61
Net charge-offs to average
  loans and leases                  (0.08)          0.02         0.10      0.17           0.33             0.03              0.10
Allowance for loan and lease
  losses to period-end loans and
   leases                            1.17           1.12         1.17      1.12           1.15             1.24              1.06
Nonperforming assets to period
 -end loans and leases and OREO      2.90           2.33         3.82      2.77           2.02             1.58              1.56
---------------

                  UNAUDITED PRO FORMA SELECTED FINANCIAL DATA

Susquehanna Pro Forma with AI Only

     The following tables set forth unaudited pro forma selected data for Susquehanna which gives effect to the AI Merger. The pro forma selected data is not necessarily indicative of the results that would have been achieved had such transactions been consummated on such dates and should not be construed as representative of future operations. This presentation is subject to the assumptions set forth in the notes to the Unaudited Pro Forma Financial Statements and the Susquehanna Pro Forma Schedules appearing elsewhere in this Proxy Statement/Prospectus. The information presented should be read in conjunction with such pro forma financial statements and schedules, and the notes thereto, and the historical consolidated financial statements, including the notes thereto, of Susquehanna and AI incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus.

                   Pro Forma Earnings and Balance Sheet Data
                             (Dollars in thousands)




                                         At or for the Six                   At or for the Year Ended
                                           Months Ended                            December 31,
                                             June 30,                    -------------------------------
                                               1996                      1995         1994          1993
                                         -----------------               ----         ----          ----

Earnings Data
Net interest income                              $67,562                $132,091      $99,348      $91,816
Provision for loan and lease losses                2,924                   5,154        4,147        5,205
Other income                                      11,512                  20,100       15,926       16,726
Other expense                                     50,361                 102,055       77,336       70,276
Net income from operations                        17,239                  30,747       23,685       23,085
Period-end Balances
Total assets                                  $3,215,408              $3,206,830   $2,349,807   $2,157,048
Loans and leases,
  net of unearned income                       2,246,107               2,230,970    1,537,646    1,373,763
Investment securities                            675,893                 682,376      632,442      590,958
Deposits                                       2,703,001               2,652,816    1,974,893    1,813,919
Long-term debt                                   131,658                 140,621       49,314       58,301
Shareholders' equity                             293,455                 288,802      225,886      226,443
-------------------

                  UNAUDITED PRO FORMA SELECTED FINANCIAL DATA

Susquehanna Pro Forma with FBC Only

     The following tables set forth unaudited pro forma selected data for Susquehanna which gives effect to the FBC Merger. The pro forma selected data is not necessarily indicative of the results that would have been achieved had such transactions been consummated on such dates and should not be construed as representative of future operations. This presentation is subject to the assumptions set forth in the notes to the Unaudited Pro Forma Financial Statements and the Susquehanna Pro Forma Schedules appearing elsewhere in this Proxy Statement/Prospectus. The information presented should be read in conjunction with such pro forma financial statements and schedules, and the notes thereto, and the historical consolidated financial statements, including the notes thereto, of Susquehanna and FBC incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus.

                   Pro Forma Earnings and Balance Sheet Data
                             (Dollars in thousands)



                                         At or for the Six                   At or for the Year Ended
                                           Months Ended                            December 31,
                                             June 30,                    ------------------------------
                                               1996                      1995        1994          1993
                                          --------------                 ----        ----          ----
Earnings Data
Net interest income                           $   65,727                $129,770      $97,711      $90,363
Provision for loan and lease losses                2,911                   5,094        4,087        5,205
Other income                                      11,360                  19,538       15,299       16,124
Other expense                                     48,544                  99,082       74,854       68,054
Net income from operations                        17,173                  30,874       23,970       23,328
Period-end Balances
Total assets                                  $3,096,594              $3,133,760   $2,311,994   $2,129,402
Loans and leases,
  net of unearned income                       2,170,977               2,170,223    1,503,052    1,342,602
Investment securities                            642,239                 670,796      631,179      593,039
Deposits                                       2,591,351               2,581,763    1,937,701    1,786,518
Long-term debt                                   126,658                 140,621       49,314       58,301
Shareholders' equity                             293,239                 288,377      225,983      226,799
-------------------

                  UNAUDITED PRO FORMA SELECTED FINANCIAL DATA

Susquehanna Pro Forma with Both AI and FBC

     The following tables set forth unaudited pro forma selected data for Susquehanna which gives effect to the AI Merger and the FBC Merger. The pro forma selected data is not necessarily indicative of the results that would have been achieved had such transactions been consummated on such dates and should not be construed as representative of future operations. This presentation is subject to the assumptions set forth in the notes to the Unaudited Pro Forma Financial Statements and the Susquehanna Pro Forma Schedules appearing elsewhere in this Proxy Statement/Prospectus. The information presented should be read in conjunction with such pro forma financial statements and schedules, and the notes thereto, and the historical consolidated financial statements, including the notes thereto, of Susquehanna, AI and FBC incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus.

                   Pro Forma Earnings and Balance Sheet Data
                             (Dollars in thousands)

                                         At or for the Six                   At or for the Year Ended
                                           Months Ended                            December 31,
                                             June 30,                    ------------------------------
                                               1996                      1995        1994          1993
                                          --------------                 ----        ----          ----

Earnings Data
Net interest income                              $69,420                $135,679     $102,914      $95,152
Provision for loan and lease losses                2,954                   5,209        4,247        5,280
Other income                                      11,673                  20,347       16,127       17,034
Other expense                                     51,475                 104,271       79,480       72,326
Net income from operations                        17,922                  31,928       24,827       24,231
Period-end Balances
Total assets                                  $3,300,807              $3,291,535   $2,430,392   $2,234,456
Loans and leases,
  net of unearned income                       2,286,731               2,267,819    1,574,512    1,406,458
Investment securities                            712,771                 721,133      665,625      621,034
Deposits                                       2,777,719               2,727,057    2,046,264    1,882,630
Long-term debt                                   131,658                 140,621       49,314       58,301
Shareholders' equity                             303,691                 298,845      234,765      234,814
-------------------

                 Pro Forma Key Financial Ratios and Other Data

                                                                                         Six Months Ended
                                                                                           June 30, 1996
                                                                                         -----------------
Pro Forma Key Financial Ratios and Other Data
Return on average assets                                                                            1.12 %
Return on average equity                                                                            12.01%
Average shareholders' equity to average assets ratio                                                 9.36%
Noninterest income to average assets                                                                 0.73%
Noninterest expense to average assets                                                                3.23%
Nonperforming loans to total loans                                                                   1.47%
Nonperforming assets to total assets                                                                 1.19%
Average interest-earning assets to average interest-bearing liabilities                            117.42%
Allowance for loan and lease losses to nonperforming loans                                         102.17%
Net interest income to noninterest expense                                                         134.86%
Net interest income after provision for loan and lease losses to noninterest expense               129.12%
-------------------

                                 THE AI MEETING

General

      This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the AI Board of Directors to be used at the AI Meeting which will be held at the offices of AI at 8000 Sagemore Drive, Marlton,
New Jersey on Wednesday, December 18, 1996 at 6:00 p.m    .

     At the AI Meeting, holders of record of AI Common Stock as of the AI Record Date will consider and vote upon the approval of the AI Merger Agreement. In addition, shareholders of AI may consider and vote upon the approval of the adjournment of the AI Meeting, in the event there are not sufficient votes cast in person or by proxy at the AI Meeting to constitute a quorum or to approve the AI Merger Agreement, and such other matters as may properly come before the AI Meeting or any adjournments thereof.

Pursuant to the AI Merger Agreement, AI will become a wholly-owned subsidiary of Susquehanna by means of a merger of SBI Merger Sub with and into AI. Thereupon, ENB will become a wholly owned second tier subsidiary of Susquehanna. Upon the consummation of the AI Merger, each AI shareholder will receive in exchange for each share of AI Common Stock, the number of shares of Susquehanna Common Stock set forth in the AI Merger Agreement, so long as the average closing price per share of Susquehanna Common Stock for a ten business day period ending two days before the closing of the AI Merger is between $25.00 and $31.00, together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which the AI shareholder would otherwise be entitled to receive. If the average price per share of Susquehanna Common Stock before closing is less than $25.00, AI has the right to terminate the AI Merger Agreement. If the average price per share of Susquehanna Common Stock before closing is more than $31.00, Susquehanna has the right to terminate the AI Merger Agreement. The average price per share of Susquehanna Common Stock before closing will be determined by adding the price at which Susquehanna Common Stock is reported to have closed by The Nasdaq Stock Market over a period of ten business days ending on the second business day preceding the date set for the AI Closing, and dividing such total by ten. If the AI Merger had been closed on the date of this Proxy Statement/Prospectus, each share of AI Common Stock would have been converted into the right to receive 1.0 share of Susquehanna Common Stock. Additionally, if the AI Merger is not consummated by March 31, 1997 but is subsequently consummated, then AI's shareholders will receive an additional 5,000 shares of Susquehanna Common Stock. The last reported sale price of Susquehanna Common Stock on The Nasdaq Stock Market on November 1, 1996 was $29.00 per share. Consummation of the AI Merger is conditioned upon, among other things, the approval of the AI Merger Agreement by the requisite vote of AI's shareholders.

Voting, Revocation and Solicitation of Proxies

     The presence, in person or by proxy, of at least a majority of the total number of shares of the AI Common Stock outstanding and entitled to vote on the AI Record Date, November 8, 1996, will be required to constitute a quorum at the AI Meeting. Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the AI Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of AI, the filing of a later dated proxy prior to a vote being taken on a particular proposal at the AI Meeting or by attendance at the AI Meeting and voting in person. A written notice revoking a previously executed proxy should be sent to Atcorp, Inc., Sagemore Corporate Center, Route 73 and Marlton Parkway, Marlton, New Jersey 08053 -- Attention: Secretary.

     Proxies solicited by the AI Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted in favor of each of the proposals set forth in this Proxy Statement/Prospectus for consideration at the AI Meeting. The proxy confers discretionary authority on the persons named therein to vote with respect to matters incident to the conduct of the AI Meeting. If any other business is presented at the AI Meeting, proxies will be voted by those named therein in their best judgment. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     The cost of soliciting proxies will be borne by AI. AI will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of AI Common Stock. In addition to solicitations by mail, Directors, officers and regular employees of AI may solicit proxies personally or by telegraph or telephone without additional compensation.

Voting Securities and Security Ownership

     Holders of record of AI Common Stock as of the close of business on the AI Record Date are entitled to one vote for each share then held. As of that date, there were 771,750 shares of AI Common Stock issued and outstanding, and there were approximately 311 shareholders of record.

     The following table sets forth information as of the AI Record Date: (i) with respect to any person who was believed by AI to be the beneficial owner of more than five percent of the outstanding AI Common Stock; and (ii) as to AI Common Stock beneficially owned by each Director of AI, each executive officer of AI and all Directors and executive officers of AI as a group.


                                                                                             Percent of Shares
                                            Position                 Number of Shares        of Capital Stock
         Name                                with AI                 Beneficially Owned(1)   Outstanding
         ----                               --------                 ---------------------   ------------

Frank J. Bartolone(2)                    Director                          33,236                4.31%
Stewart A. Collins(3)                    Director, Executive Officer        4,978                0.65
Walter F. Crossley                       Director                          69,343                8.99
Bonnie J. DeLorenzo(4)                   Executive Officer                  4,259                0.55
A. R. DeMarco Enterprises Profit
 Sharing Trust                           5% Beneficial Owneer              43,563                5.64
Jerold D. Gerstein                       Director                           9,533                1.24
Dorothy S. Hannaway                      Director                           3,057                0.40
Warren H. Hannaway                       Director                           2,905                0.38
L&S Rest Home Employees Retirement
 Plan Trust  Pliner Designated Fund(5)   5% Beneficial Owner              163,821               21.23
Donald A. Morano                         Director                          36,129                4.68
Michael M. Quick                         Director, Executive Officer        1,700                0.22
William E. Reifsteck                     Director                          20,130                2.61
Marc L. Reitzes(6)                       Director, Executive Officer       33,085                4.29
M. Zev Rose                              Director                          11,660                1.51
Stephen D. Samost                        Director                           8,571                1.11
Jonathan D. Weiner                       Director                          18,042                2.34
Michael J. Wimmer(7)                     Director                          28,584                3.70
All Directors and executive officers
 as a group (15 persons)                                                  281,217               36.44%
----------------------

(1) A person is deemed to be the beneficial owner of securities if he has or shares voting power (which includes the power to vote, or to direct the voting of such securities) or investment power (which includes the power to dispose, or to direct the disposition, of such securities). A person is also deemed to be the beneficial owner of any securities of which he has the power to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed the beneficial owner of the same securities. The information set forth in the table above includes all shares of Common Stock of AI over which the above-named persons, individually or together, share voting power or investment power, adjusted, however, to eliminate the reporting of shares more than once in order not to overstate the aggregate beneficial ownership of such persons.
(2) Includes 6,821 shares owned by members of Mr. Bartolone's immediate family and 788 shares owned by Bartolone & Snyder, PA, of which Mr. Bartolone is a principal owner.
(3) Includes 3,995 shares owned jointly with Bonnie J. DeLorenzo, an executive officer of AI, who is Mr. Collins' wife.
(4) Includes 3,995 shares owned jointly with Stewart Collins, a director and executive officer of AI, who is Ms. DeLorenzo's husband.
(5) Does not include any shares held by beneficiaries of the trust, the address of each of which is 401 Jackson Road, Atco, New Jersey 08004. Beneficiaries of the trust include the following individuals, whose direct stock ownership when aggregated with the shares owned by the trust which are attributable to their respective accounts is as follows:

                                             Shares Owned If
                                             Aggregated with
                           Shares Owned      The Trust
                           Number/Percent    Number/Percent
                           --------------    ---------------
Ilene Pliner Armato        8,737/1.13%       35,418/4.59%
Victoria Pliner Kravitz    7,336/0.95%       52,223/6.77%
Gerald Pliner              17,577/2.28%      101,007/13.09%
Judith Pliner              1,282/0.17%       10,105/1.32%

         Such individuals, who are related, disclaim beneficial ownership of shares owned by each other, as well as the shares owned by the trust not attributable to their respective accounts. See "Business of AI-Litigation" for a description of restrictions on the voting of certain of these shares.
(6) Includes 9,812 shares owned by members of Mr. Reitzes' immediate family.
(7) Includes 22,647 shares registered to Hann & Co., of which Mr. Wimmer is a principal owner.

Other Matters

         The AI Board of Directors is not aware of any business to come before the AI Meeting other than those matters described in this Proxy Statement/Prospectus. However, if any other matters should properly come before the AI Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

Shareholder Proposals for the AI Meeting

         Due to the AI Merger, it is presently anticipated that no Annual Meeting of Shareholders of AI will be held in 1996. In the event the AI Merger is not consummated or is delayed, the shareholders of AI will be advised as to the date of AI's 1996 Annual Meeting of Shareholders and as to the date by which proposals of shareholders must be received by AI in order to be considered for inclusion in AI's proxy statement for that meeting.

Auditors of AI

         The auditors of AI is the firm of Arthur Andersen LLP ("Arthur Andersen"), 1601 Market Street, Philadelphia, PA 19103. Representatives of Arthur Andersen are expected to be at the AI Meeting to make a statement and also to be available to respond to appropriate questions.

                                THE FBC MEETING

General

     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the FBC Board of Directors to be used at the FBC Meeting which will be held at the Mullica Hill Grange Hall, 78 North Main Street, Mullica Hill, New Jersey on Monday, December 16, 1996 at 10:00 a.m.

     At the FBC Meeting, holders of record of FBC Common Stock as of the FBC Record Date will consider and vote upon the approval of the FBC Merger Agreement and the transactions described therein. In addition, shareholders of FBC may consider and vote upon the approval of the adjournment of the FBC Meeting, in the event there are not sufficient votes cast in person or by proxy at the FBC Meeting to approve the FBC Merger Agreement, and such other matters as may properly come before the FBC Meeting or any adjournments thereof.

     Pursuant to the FBC Merger Agreement, FBC will become a wholly owned subsidiary of Susquehanna by means of a merger of FBC with SBI Merger Sub II. Thereupon, FNB will become a wholly owned second tier subsidiary of Susquehanna. Upon the consummation of the FBC Merger, each shareholder will receive in exchange for each share of FBC Common Stock, the number of shares of Susquehanna Common Stock as set forth in the FBC Merger Agreement, so long as the average closing price per share of Susquehanna Common Stock for a ten business day period ending five days before the closing of the FBC Merger is between $25.00 and $31.00, together with a cash payment in lieu of any fractional share of Susquehanna Common Stock which the shareholder would otherwise be entitled to receive. If the average price per share of Susquehanna Common Stock before closing is less than $25.00, FBC has the right to terminate the FBC Merger Agreement. If the average price per share of Susquehanna Common Stock before closing is more than $31.00, Susquehanna has the right to terminate the FBC Merger Agreement. The average price per share of Susquehanna Common Stock before closing will be determined by adding the price at which Susquehanna Common Stock is reported to have closed by The Nasdaq Stock Market over the period of ten business days ending the fifth day preceding the date set for the FBC Closing, and dividing such total by ten. The last reported sale price of Susquehanna Common Stock on The Nasdaq Stock Market on November 1, 1996 was $29.00 per share. Consummation of the FBC Merger is conditioned upon, among other things, the approval of the FBC Merger Agreement by the requisite vote of FBC's shareholders.

Voting, Revocation and Solicitation of Proxies

     The presence, in person or by proxy, of at least 151,801 of the total number of shares of the FBC Common Stock outstanding on the FBC Record Date, November 7, 1996, will be required to constitute a quorum at the FBC Meeting. Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the FBC Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of FBC, the filing of a later proxy prior to a vote being taken on a particular proposal at the FBC Meeting or by attendance at the FBC Meeting and voting in person however, attendance alone will not revoke a Proxy. A written notice revoking a previously executed proxy should be sent to Farmers Banc Corp., 114 North Main Street, Mullica Hill, New Jersey 08062 --
Attention: Secretary.

     Proxies solicited by the FBC Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted in favor of each of the other proposals set forth in this Proxy Statement/Prospectus for consideration at the FBC Meeting. The proxy confers discretionary authority on the persons named therein to vote with respect to matters incident to the conduct of the FBC Meeting. If any other business is presented at the FBC Meeting, proxies will be voted by those named therein in their best judgment. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     The cost of soliciting proxies will be borne by FBC. FBC will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of FBC Common Stock. In addition to solicitations by mail, Directors, officers and regular employees of FBC may solicit proxies personally or by telegraph or telephone without additional compensation.

Voting Securities and Security Ownership

     Holders of record of FBC Common Stock as of the close of business on the FBC Record Date are entitled to one vote for each share then held. As of that date, there were 303,600 shares of FBC Common Stock issued and outstanding and there were approximately 245 shareholders of record.

     The following table sets forth information as of the FBC Record Date: (i) with respect to any person who was believed by FBC to be the beneficial owner of more than five percent of the outstanding FBC Common Stock; and (ii) as to FBC Common Stock beneficially owned by each Director of FBC, each executive officer of FBC and all Directors and executive officers of FBC as a group.

                                                   Amount of FBC     Percent of Shares
                                                    Common Stock      of FBC Common
                                        Position    Beneficially          Stock
          Name                          With FBC       Owned (1)        Outstanding
          ----                          --------     -------         -----------------
Warren H. Carr                       5% Shareholder      16,919            5.57%
William H. White (7)                 5% Shareholder      16,368            5.39%
Jane M. Callahan/
Thomas C. Holtzhauser (2)            5% Shareholder      16,221            5.34%
Joseph H. Doble (5)                  President and        9,500            3.13%
                                     Director
Edward G. Wozniak                    Director             1,200            0.40%
Heinz A. Hoefers (6)                 Director             8,377            2.76%
J. Olin Shelmire (3)                 Director             6,113            2.01%
Santo John Maccherone (4)            Director             3,987            1.31%
Allen C. Eastlack (8)                Director             8,859            2.92%
Richard M. Stuart (9)                Executive              851             .28%
                                     Vice President
All Directors and executive
officers as a group (8 persons)                          55,255           18.20%


(1) The information in this table is based on information furnished by the respective shareholders. Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in such shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)  Includes 14,358 shares registered "Thomas E. Holtzhauser, Trust FBO
     Jane M. Callahan/Thomas C. Holtzhauser, TRUW", 749 shares registered to Thomas C. Holtzhauser, 764 shares registered to Jane M. Callahan, 100 shares registered to Joseph T. Callahan, Jane M. Callahan Guardian and 250 shares registered to Molly E. Callahan, Jane Callahan Guardian. Jane M. Callahan and Thomas C. Holtzhauser are sister and brother.

(3) Includes 3,883 shares jointly owned with Elaine M. Shelmire and 291 shares owned by Mr. Shelmire's immediate family.

(4) Includes 1,980 shares registered in name of "John M. Maccherone" who is deceased, Santo John Maccherone, Executor.

(5)  Includes 8,000 shares owned by a member of Mr. Doble's immediate family.

(6)  Includes 3,720 shares owned by a member of Mr. Huefer's immediate family.

(7)  Includes 6,444 shares owned by a member of Mr. White's immediate family.

(8)  Includes 890 shares owned by members of Mr. Eastlack's immediate family.

(9)  Includes 706 shares owned by members of Mr. Stuart's immediate family.

Other Matters

     The FBC Board of Directors is not aware of any business to come before the FBC Meeting other than those matters described in this Proxy Statement/Prospectus. However, if any other matters should properly come before the FBC Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

Auditors of FBC

     The auditors of FBC are the members of the firm Petroni and Associates located at 21 West High Street, Glassboro, New Jersey 08028. Representatives of this firm are expected to be available at the FBC Meeting to make a statement and to be available to respond to appropriate questions.

                           APPROVAL OF THE AI MERGER

     The following description of the AI Merger is not intended to be a complete description of all material facts regarding the AI Merger and is qualified in all respects by reference to the AI Merger Agreement and the fairness opinions attached hereto as Appendices C , E and F. AI shareholders are urged to read carefully the AI Merger Agreement and the fairness opinions. For a summary description of the AI Merger, see "SUMMARY - The AI Merger."

Background of the AI Merger

     During the period from January 1995 to March 1996, the AI Board of Directors held discussions regarding the capital needs of AI and ENB and the various alternatives available to them, including an equity offering or the possibility of a merger or acquisition transaction with another bank or bank holding company. As a result of these discussions, AI developed and adopted a strategic plan which subsequently evolved into a capital plan involving the possibility of an equity offering. Management of AI then consulted with a number of financial advisors, including JMS regarding a possible equity offering. In March 1996, AI received an unsolicited proposal from a thrift holding company to acquire all of the outstanding stock of AI for cash (the "Original Proposal"). Following receipt of the Original Proposal, the AI Board of Directors met to consider the proposal and to formulate an appropriate response. The AI Board of Directors discussed the Original Proposal and determined that, while it favored further exploration of the Original Proposal, the AI Board of Directors believed that the value of AI and ENB exceeded the purchase price offered. A special committee of the AI Board of Directors (the "Committee"), was then appointed and authorized by the AI Board of Directors to pursue the Original Proposal.

     In March and April 1996, members of the Committee met with representatives of the potential acquiror, which subsequently submitted a revised proposal to acquire the outstanding stock of AI for cash at a higher price per share than that set forth in the Original Proposal (the "Revised Proposal"). Upon receipt of the Revised Proposal, the AI Board of Directors met again and discussed the increase in the purchase price offered. The AI Board of Directors elected to continue discussions with this potential acquiror, but determined that AI would not enter into a transaction with such potential acquiror unless the purchase price were based upon AI's book value as of a date shortly prior to the closing of the transaction. The terms were conveyed to the potential acquiror in early May in a letter from the Chairman of AI. In response, the potential acquiror rejected AI's proposal, but agreed to pay a price per share in excess of that contained in the Revised Proposal (the "Modified Revised Proposal").

     On May 15, 1996, the AI Board of Directors met again to consider the Modified Revised Proposal. The AI Board of Directors discussed various issues regarding the Modified Revised Proposal, including the increased purchase price, the potential acquiror's request to conduct a due diligence investigation of AI and ENB, the timing of a definitive agreement and related matters. The AI Board of Directors voted to continue discussions with the potential acquiror and to request that the parties enter into a confidentiality and standstill agreement prior to any due diligence investigation. The AI Board of Directors also decided to obtain the assistance of a financial advisor in assessing the reasonableness of the purchase price set forth in the Modified Revised Proposal and the advisability of entering into a transaction of this nature on these terms.

     Following the May 15, 1996 meeting, the management of AI negotiated and entered into a confidentiality agreement with the potential acquiror, which then conducted its due diligence investigation of AI and ENB. In early June 1996, counsel for the potential acquiror submitted a draft acquisition agreement to AI's counsel for review and comment. Also in June 1996, AI requested that Berwind assist it in assessing the reasonableness of the Modified Revised Proposal. Berwind advised AI of the possibility that other financial institutions might be interested in a transaction with AI, and that one or more of these financial institutions might be willing to exchange shares of its stock for the outstanding common stock of AI in a tax-free reorganization. AI's executive officers requested that Berwind arrange meetings between AI management and representatives of certain potential acquirors. In addition, because Berwind would be entitled to a transaction fee if AI entered into a merger transaction with a potential acquiror identified by Berwind, AI engaged both JMS and Berwind to render financial advisory services to AI in connection with a possible acquisition transaction. Berwind and JMS each agreed, in connection with their engagement, to render an opinion as to the fairness of the consideration to be received by AI's shareholders in any acquisition transaction entered into by AI.

     Throughout the second half of June 1996, Berwind provided AI with the requested information and arranged meetings between AI management and representatives of two financial institutions. As a result, AI received proposals from these two financial institutions (one of which was Susquehanna), each of which proposed to acquire AI in a stock-for-stock, tax-free reorganization. On June 28, 1996, Susquehanna submitted a letter outlining its interest in a possible transaction which provided for the issuance of shares of Susquehanna Common Stock in exchange for all of the issued and outstanding AI Common Stock, with the exchange ratio based upon the market price of Susquehanna Common Stock prior to closing of the transaction. Berwind and JMS each prepared an analysis of the three proposals received by AI, including the Modified Revised Proposal and the Susquehanna proposal, for a meeting of the AI Board of Directors on June 28, 1996.

     At the June 28 meeting, the AI Board of Directors, with the assistance of Berwind and JMS, reviewed AI's and certain comparable companies' recent results of operations and trading statistics, potential strategic acquirors of AI, recent financial institution acquisitions, selected valuations of AI and each of the potential acquirors and projected returns. The AI Board of Directors determined that the Susquehanna proposal was the most attractive and would be in the best interests of AI and its shareholders, ENB's employees and customers and the communities served by ENB. The AI Board of Directors authorized the Committee and Berwind to continue to discuss with Susquehanna the terms of its proposed transaction and to negotiate a definitive acquisition agreement, subject to AI Board of Directors approval.

     At various meetings and in conversations held during the first half of July between and among representatives of AI, Berwind and Susquehanna, the parties discussed, among other things, specific provisions and mechanics of the Susquehanna proposal and negotiated the terms of the AI Merger Agreement.

     The AI Board of Directors met again on July 16, 1996 to discuss the draft AI Merger Agreement, copies of which were distributed to the AI Board of Directors in advance of the meeting. In evaluating the proposed AI Merger and the consideration to be received by AI's shareholders, the AI Board of Directors considered several factors. See "Reasons for the AI Merger and recommendation of the Board of Directors of AI." At the July 16 meeting, the oral opinions of JMS and Berwind, as more fully described under the heading "Opinions of Financial Advisors," were provided. These oral opinions were to the effect that the AI Merger Consideration to be received by AI's shareholders was fair to the Company's shareholders from a financial point of view as of July 16, 1996 and on July 18, 1996 a written opinion was issued. See "The AI Merger --Opinions of Financial Advisors."

     The AI Board of Directors approved the AI Merger Agreement on July 16, 1996, with such changes thereto as the management of AI could negotiate with representatives of Susquehanna based on the AI Board of Directors's discussion at the July 16 meeting, and recommended that the shareholders vote for the approval of the AI Merger Agreement. The AI Merger Agreement was executed by the parties on July 18, 1996 and later that day press releases announcing the transaction were issued by AI and Susquehanna.

Reasons for the AI Merger and Recommendation of the Board of Directors of AI

     In evaluating the AI Merger Agreement, the AI Board of Directors considered a variety of factors, including: (i) the consideration being offered to AI's shareholders in relation to the market value, book value, tangible book value, earnings per share and projected earnings per share of AI; (ii) the historical results of operations, current financial condition and future prospects of Susquehanna and AI; and (iii) the presentations by JMS and Berwind, AI's financial advisors, as to the fairness of the AI Merger Consideration, from a financial point of view, to AI's shareholders. In this regard, the AI Board of Directors has received from Berwind and JMS written opinions dated July 17 and July 18, 1996, respectively, and updated as of the date of the Proxy Statement/Prospectus that, as of such dates, the AI Merger Consideration is fair to AI's shareholders from a financial point of view. (The updated opinions are attached as Appendix E and F hereto; for a summary of the presentations of Berwind and JMS, see "Opinions of Financial Advisors" below.) Other factors considered by the AI Board of Directors included: (A) the competitive environment for financial institutions generally; (B) the compatibility of the respective business management philosophies of AI and Susquehanna; (C) the ability of Susquehanna to provide comprehensive financial services to the markets currently served by ENB;
(D) the projected social, legal and economic effects of the AI Merger upon AI, its shareholders and other corporate constituencies, including employees, suppliers and customers in the communities in which it does business; (E) the financial terms of other recent business combinations in the local financial services industry; (F) the fact that the consideration to be received in the AI Merger by AI's shareholders reflects a premium over the values at which AI Common Stock has traded in the market; and (G) the fact that Susquehanna, as a larger financial institution company, has the financial resources to serve the lending and deposit needs of the local communities served by AI. The AI Board of Directors determined, in light of the above factors and such other factors as it considered appropriate, that the terms of the AI Merger are fair to, and in the best interests of, AI and its shareholders.

     THE BOARD OF DIRECTORS OF AI BELIEVES THAT THE AI MERGER IS IN THE BEST INTERESTS OF AI'S SHAREHOLDERS AND RECOMMENDS THAT AI'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AI MERGER AGREEMENT.

Vote Required

     The affirmative vote of holders of sixty-six and two-thirds percent
(66 2/3%) of the outstanding shares of AI Common Stock entitled to vote at the AI Meeting is required to approve the AI Merger Agreement. AI's directors and executive officers are expected to vote substantially all of the 281,217 shares held by them, representing 36.44% of the AI Common Stock outstanding at the Record Date and entitled to vote at the AI Meeting, "FOR" approval of the AI Merger Agreement.

Opinions of Financial Advisors

     Berwind
     -------

     AI retained Berwind to act as its financial advisor and to render a fairness opinion in connection with the AI Merger. Berwind rendered its opinion to the AI Board of Directors that, based upon and subject to the various considerations set forth therein, as of July 17, 1996 (the "Berwind AI July Opinion"), and as of the date of this Proxy Statement/Prospectus (the "Berwind AI Proxy Opinion"), the consideration to be received in the AI Merger is fair, from a financial point of view, to the holders of AI Common Stock.

     The full text of the Berwind AI Proxy Opinion, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix E to this Proxy Statement/Prospectus, is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement/Prospectus. The summary of the opinion of Berwind set forth herein is qualified in its entirety by reference to the full text of such opinion attached as Appendix E to this Proxy Statement/Prospectus.

     Berwind was selected to act as AI's financial advisor in connection with the AI Merger based upon its qualifications, expertise and experience. Berwind has knowledge of, and experience with, New Jersey and surrounding banking markets as well as banking organizations operating in those markets and was selected by AI because of its knowledge of, experience with, and reputation in the financial services industry. Berwind, as part of its investment banking business, is engaged regularly in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, and valuations for various other purposes and in the determination of adequate consideration in such transactions.

     On July 16, 1996, the AI Board of Directors approved the AI Merger Agreement. Prior to such approval, Berwind delivered the Berwind AI July Opinion to the AI Board of Directors stating that, as of such date, the consideration to be received in the AI Merger was fair to the shareholders of AI from a financial point of view. Berwind reached the same opinion as of the date of the Berwind AI Proxy Opinion. The full text of the Berwind AI Proxy Opinion which sets forth assumptions made, matters considered and limits on the review undertaken is attached as

Appendix E to this Proxy Statement/Prospectus. No limitations were imposed by the AI Board of Directors upon Berwind with respect to the investigations made or procedures followed by Berwind in rendering the Berwind AI July Opinion or the Berwind AI Proxy Opinion.

     In rendering the Berwind AI Proxy Opinion, Berwind: (i) reviewed the historical financial performances, current financial positions and general prospects of AI and Susquehanna; (ii) reviewed the AI Merger Agreement; (iii) reviewed and analyzed the stock market performance of AI and Susquehanna; (iv) studied and analyzed the consolidated financial and operating data of AI and Susquehanna; (v) considered the terms and conditions of the proposed AI Merger as compared with the terms and conditions of comparable bank mergers and acquisitions; (vi) met and/or communicated with certain members of AI's and Susquehanna's senior management to discuss their respective operations, historical financial statements, and future prospects; (vii) reviewed this Proxy Statement/Prospectus; and (viii) conducted such other financial analyses, studies and investigations as Berwind deemed appropriate.

     In delivering the Berwind AI July Opinion and the Berwind AI Proxy Opinion, Berwind assumed that in the course of obtaining the necessary regulatory and governmental approvals for the AI Merger, no restriction will be imposed on Susquehanna that would have a material adverse effect on the contemplated benefits of the AI Merger. Berwind also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Susquehanna after the AI Merger.

     Berwind relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinion. With respect to AI's financial forecasts reviewed by Berwind in rendering its opinion, Berwind assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of AI as to the future financial performance of AI. Berwind did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of AI or Susquehanna nor was it furnished with any such appraisal. Berwind also did not independently verify and has relied on and assumed that all allowances for loan and lease losses set forth in the balance sheets of AI and Susquehanna were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

     The following is a summary of selected analyses prepared by Berwind and presented to the AI Board of Directors in connection with the Berwind AI July Opinion and analyzed by Berwind in connection with the Berwind AI July Opinion and the Berwind AI Proxy Opinion. In connection with delivering the Berwind AI Proxy Opinion, Berwind updated certain analyses described above to reflect current market conditions and events occurring since the date of the Berwind AI July Opinion. Such reviews and updates led Berwind to conclude that it was not necessary to change the conclusions it had reached in connection with rendering the Berwind AI July Opinion.

         Comparable Companies and Comparable Acquisition Transaction Analyses

         Berwind compared selected financial and operating data for AI with those of a peer group of selected banks and bank holding companies with assets between $100 million and $350 million, as of the most recent financial period publicly available, located in New Jersey. Financial data and operating ratios compared in the analysis of the AI peer group included but was not limited to: return on average assets, return on average equity, shareholders' equity to assets ratio and certain asset quality ratios.

         Berwind also compared selected financial, operating and stock market data for Susquehanna with those of a peer group of selected commercial banks with assets between $2 billion and $6 billion, as of the most recent period publicly available, located in Delaware, Maryland, New Jersey and Pennsylvania. Financial, operating and stock market data, ratios and multiples compared in the analysis of the Susquehanna peer group included but were not limited to: return on average assets, return on average equity, shareholders' equity to asset ratios, certain asset ratios, price to book value, price to tangible book value, price to earnings (latest twelve months) and dividend yield.

         Berwind also compared the multiples of book value, tangible book value and latest twelve months' earnings inherent to the AI Merger with the multiples paid in recent acquisitions of banks and bank holding companies that Berwind deemed comparable. The transactions deemed comparable by Berwind included both interstate and intrastate acquisitions announced during the twelve month period ended as of the date of its fairness opinion, in which the selling institution's assets were between $100 million and $350 million as of the most recent period publicly available prior to announcement of the transaction. No company or transaction, however, used in this analysis is identical to AI, Susquehanna or the AI Merger. Accordingly, an analysis of the result of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that would affect the public trading values of the companies or company to which they are being compared.

         Discounted Dividend Analyses

         Using discounted dividend analyses, Berwind estimated the present value of the future dividend streams that AI could produce over a five year period under various earnings growth assumptions. Berwind also estimated the terminal value for AI's Common Stock after the five year period by applying a range of earnings multiples to AI's terminal year earnings. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of AI. The dividend streams and terminal values were then discounted to present value using discount rates, reflecting different assumptions regarding the rates of return required by holders or prospective buyers of AI Common Stock.

         Pro Forma Contribution Analysis

         Berwind analyzed the changes in the amount of earnings, book value and dividends represented by one share of AI Common Stock prior to the AI Merger and the number of shares of Susquehanna Common Stock after the AI Merger resulting from the AI Exchange Ratio. The analysis considered, among other things, the changes that the AI Merger would cause to AI's earnings per share, book value per share, tangible book value per share and indicated dividends. In reviewing the pro forma combined earnings, equity and assets of Susquehanna based on the AI Merger, Berwind analyzed the contribution that AI would have made to the combined company's earnings, equity and assets as of and for the period ended September 30, 1996. Berwind also reviewed the percentage ownership that AI shareholders would hold in the combined company.

         In connection with rendering the Berwind AI July Opinion and the Berwind AI Proxy Opinion, Berwind performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the consideration to be paid in the AI Merger was to some extent a subjective one based on the experience and judgment of Berwind and not merely the result of mathematical analysis of financial data, Berwind principally relied on the previously discussed financial valuation methodologies in its determinations. Berwind believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by Berwind without considering all such analyses and factors could create an incomplete view of the process underlying Berwind's opinion. In its analysis, Berwind made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond AI's and Susquehanna's control. Any estimates contained in Berwind's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

         In reaching its opinion as to fairness, none of the analyses performed by Berwind was assigned a greater or lesser weighting by Berwind than any other analysis. As a result of its consideration of the aggregate of all factors present and analyses performed, Berwind reached the conclusion, and opined, that the consideration to be received in the AI Merger as set forth in the AI Merger Agreement, is fair from a financial point of view to AI and its shareholders.

         The Berwind AI Proxy Opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date the Berwind AI Proxy Opinion was delivered;

events occurring after the date of the Berwind AI Proxy Opinion could materially affect the assumptions used in preparing the Berwind AI Proxy Opinion. Berwind has not undertaken to reaffirm and revise the Berwind AI Proxy Opinion or otherwise comment upon any events occurring after the date thereof.

         Pursuant to the terms of the engagement letter dated July 13, 1996, AI has agreed to pay Berwind a fee equal to 1% of the total value of the AI Merger transaction (approximately $210,000) for acting as financial advisor in connection with the AI Merger, including delivering the Berwind AI July Opinion and the Berwind AI Proxy Opinion. To date, AI has paid Berwind $25,000 and has agreed to pay the remainder upon the consummation of the AI Merger. AI will also reimburse Berwind for its reasonable out-of-pocket expenses. Whether or not the AI Merger is consummated, AI has also agreed to indemnify Berwind and certain related persons against certain liabilities relating to or arising out of its engagement.

         The full text of the Berwind AI Proxy Opinion dated as of the date of this Proxy Statement/Prospectus, which sets forth assumptions made and matters considered, is attached hereto as Appendix E. AI's shareholders are urged to read the Berwind AI Proxy Opinion in its entirety. The Berwind AI Proxy Opinion is directed only to the consideration to be received by AI's shareholders in the AI Merger and does not constitute a recommendation to any holder of AI Common Stock as to how such holder should vote at the AI Meeting.

     THE FOREGOING PROVIDES ONLY A SUMMARY OF THE BERWIND AI PROXY OPINION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH IN APPENDIX E TO THIS PROXY STATEMENT/PROSPECTUS.

     JMS
     ---

     AI has retained JMS to render a fairness opinion in connection with the AI Merger. JMS has rendered opinions that, based upon and subject to the various considerations set forth therein, as of July 18, 1996, and as of the date of this Proxy Statement/Prospectus, the AI Merger is fair, from a financial point of view, to the holders of AI's securities.

     The full text of JMS' opinion updated as of the date of this Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix F to this Proxy Statement/Prospectus, is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement/Prospectus. The summary of the opinion of JMS set forth herein is qualified in its entirety by reference to the full text of such opinion attached as Appendix F to this Proxy Statement/Prospectus. JMS' opinion is directed to the Board of Directors of AI and addresses only the AI Exchange Ratio.

     JMS was selected to render an opinion based upon its qualifications, expertise and experience. JMS has knowledge of, and experience with, Pennsylvania and New Jersey banking markets and banking organizations operating in those markets and was selected by AI because of its knowledge of, experience with, and reputation in the financial services industry.

     In the ordinary course of business, JMS makes a market in Susquehanna common stock and, accordingly, may actively trade securities of Susquehanna for its own account and for the accounts of its customers. At any time and from time to time JMS may hold a short or long position in such securities.

     JMS did not participate in the negotiations with respect to the pricing and other terms of the AI Merger, and the decision with respect to the AI Exchange Ratio was determined by the Board in the process of its negotiations with Susquehanna. On July 16, 1996, the Board of Directors of AI approved and on July 18, 1996, AI and ENB executed the AI Merger Agreement. JMS delivered a written opinion (the "Preliminary Opinion") to the Board stating that, as of July 18, 1996, the consideration to be received by holders of AI's securities is fair from a financial point of view. JMS reached the same opinion as of the date of this Proxy Statement/Prospectus. The full text of the opinion of JMS dated as of the date of this Proxy Statement/Prospectus, which sets forth assumptions made, matters considered and limits on the review undertaken (the "Proxy Opinion"), is attached as Appendix F to this Proxy Statement/Prospectus.

No limitations were imposed by the Board of Directors of AI upon JMS with respect to the investigations made or procedures followed by JMS in rendering the Preliminary Opinion or the Proxy Opinion.

     In rendering its Proxy Opinion, JMS: (i) reviewed the historical financial performances, current financial positions and general prospects of AI and Susquehanna, (ii) reviewed the AI Merger Agreement, (iii) reviewed the Proxy Statement/Prospectus, (iv) reviewed and analyzed the stock market performance of AI and Susquehanna, (v) studied and analyzed the consolidated financial and operating data of AI and Susquehanna, (vi) considered the terms and conditions of the proposed AI Merger between AI and Susquehanna as compared with the terms and conditions of comparable bank AI Mergers and acquisitions, (vii) met with certain members of Susquehanna's senior management to discuss their operations, historical financial statements, and future prospects, and (viii) conducted such other financial analyses, studies and investigations as were deemed appropriate.

     JMS relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinion. With respect to AI's financial forecasts reviewed by JMS in rendering its opinion, JMS assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of AI as to the future financial performance of AI and Susquehanna. JMS did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of AI or Susquehanna nor was it furnished with any such appraisal. JMS also did not independently verify and has relied on and assumed that all allowances for loan and lease losses set forth in the balance sheets of AI and Susquehanna were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

     In connection with rendering its Preliminary Opinion and Proxy Opinion, JMS performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the AI Exchange Ratio to be paid in the AI Merger was to some extent a subjective one based on the experience and judgment of JMS and not merely the result of mathematical analysis of financial data, JMS principally relied on the financial valuation methodologies summarized below in its determinations. JMS believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by JMS without considering all such analyses and factors could create an incomplete view of the process underlying JMS' opinion. In its analysis, JMS made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond AI's and Susquehanna's control. Any estimates contained in JMS' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

     The following is a summary of selected analyses prepared by JMS and analyzed by JMS in connection with the Preliminary and Proxy Opinions.

         Comparable Company Analysis.

         JMS compared selected financial and operating data for AI with those of a peer group of selected banks and bank holding companies with assets between $100 million and $300 million as of the most recent financial period publicly available and for the past five fiscal reporting periods, located in Maryland, New Jersey and Pennsylvania.

         Financial, operating and stock market data, ratios and multiples compared in the analysis of the AI peer group included but were not limited to: return on average assets, return on average equity, shareholders equity to asset ratios, certain asset quality ratios, net interest margins, efficiency ratios, price to book value, price to tangible book value, price to earnings (latest twelve months) and dividend yield.

         In addition, JMS also compared selected financial and operating data for Susquehanna with those of a peer group of selected banks and bank holding companies with assets between $1.7 billion and $10 billion as of the most recent financial period publicly available and for the past five fiscal reporting periods, located in Maryland, New Jersey and Pennsylvania.

         Financial, operating and stock market data, ratios and multiples compared in the analysis of the Susquehanna peer group included but were not limited to: return on average assets, return on average equity, shareholders equity to asset ratios, certain asset quality ratios, net interest margins, efficiency ratios, price to book value, price to tangible book value, price to earnings (latest twelve months) and dividend yield.

         Analysis of Selected Merger and Acquisition Transactions.

         JMS analyzed certain financial aspects of selected mergers and acquisitions of banks and bank holding companies with assets between $100 million and $300 million which were announced after June 1, 1995, and compared the multiples of book value, tangible book value and latest twelve months' earnings for the AI Merger with the multiples paid in the subject transactions. JMS examined valuation multiples from three classifications of the data. The first classification was the valuation multiples resulting from all transactions meeting the previously described parameters ("National"), the second classification considered the same parameters except it only considered those transactions announced in Maryland, New Jersey and Pennsylvania ("Regional") and the third classification reviewed transactions where the sellers had equity as a percentage of assets of less than 8.0%, a return on average equity of greater than 10.0% and nonperforming assets as a percentage of assets less than 2.0% ("Performance"). However, no company or transaction used in any of the analyses is identical to AI and Susquehanna. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that would affect the public trading values of the companies or company to which they are being compared.

         Discounted Dividend Analyses.

         Using discounted dividend analyses, JMS estimated the present value of the future dividend streams that AI could produce on a stand alone basis over a five year period under different assumptions, if AI performed in accordance with various earnings growth forecasts. JMS also estimated the terminal value for AI Common Stock after the five year period by applying a range of earnings multiples from 10 to 14 times AI's terminal year earnings. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of AI. The dividend streams and terminal values were then discounted to present value using discount rates ranging from 12% to 17%, reflecting different assumptions regarding the rates of return required by holders or prospective buyers of AI Common Stock.

         Pro Forma Merger Analysis.

         JMS analyzed, based on information provided by AI and Susquehanna, certain pro forma effects resulting from the AI Merger based on the proposed AI Exchange Ratio and additionally considered the potential financial impact of Susquehanna's proposed acquisition of Farmers Banc Corp. The analysis examined the impact on earnings (including management's estimate of transaction related savings) to Susquehanna and the impact to tangible book value per share to Susquehanna for the most recent financial reporting period available.

         In reaching its opinion as to fairness, none of the analyses performed by JMS was assigned a greater significance by JMS than any other. As a result of its consideration of the aggregate of all factors present and analyses performed, JMS reaches the conclusion, and opines, that the AI Exchange Ratio, as set forth in the AI Merger Agreement is fair, from a financial point of view, to holders of AI's securities.

         In connection with delivering its Proxy Opinion, JMS updated certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered therewith.

         JMS, as part of its investment banking business, is regularly engaged in the valuation of assets, securities and companies in connection with various types of asset and securities transactions, including mergers, acquisitions, private placements, and valuation for various other purposes and in the determination of adequate consideration in such transactions.

         JMS' Proxy Opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing its Proxy Opinion. JMS has not undertaken to reaffirm and revise its Proxy Opinion or otherwise comment upon any events occurring after the date hereof.

         In delivering its Preliminary Opinion and Proxy Opinion, JMS assumed that in the course of obtaining the necessary regulatory and governmental approvals for the AI Merger, no restrictions will be imposed on AI or Susquehanna that would have a material adverse effect on the contemplated benefits of the AI Merger. JMS also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Susquehanna after the AI Merger.

         Pursuant to the terms of the engagement letter dated July 16, 1996, AI paid JMS a retainer of $25,000 and an additional $25,000 upon the issuance of its Preliminary Opinion in connection with the AI Merger. In addition, AI has also agreed to pay JMS $25,000 upon the consummation of the AI Merger and to reimburse JMS for its reasonable out-of-pocket expenses. Whether or not the AI Merger is consummated, AI has agreed to indemnify JMS and certain related persons against certain liabilities relating to or arising out of its engagement.

         The full text of the Proxy Opinion of JMS as of the date of this Proxy Statement/Prospectus, which sets forth assumptions made and matters considered, is attached hereto as Appendix F to this Proxy Statement/Prospectus. AI's shareholders are urged to read the Proxy Opinion in its entirety. JMS' Proxy Opinion is directed only to the consideration to be received by AI shareholders in the AI Merger and does not constitute a recommendation to any holder of AI's securities as to how such security holder should vote at the Special Meeting.

     THE FOREGOING PROVIDES ONLY A SUMMARY OF THE PROXY OPINION OF JMS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH AS APPENDIX F TO THIS PROXY STATEMENT/PROSPECTUS.

No Dissenters' Rights for AI

     The New Jersey Business Corporation Act, as amended ("NJBCA"), provides that shareholders of a New Jersey corporation which is a party to a merger will not have dissenters' rights if the shareholders will receive securities, in exchange for those held by such shareholder, which either are listed on a national securities exchange or held of record by not less than 1,000 holders. Susquehanna Common Stock is held by more than 4,000 persons. Susquehanna Common Stock is designated as a national market system security on The Nasdaq Stock Market.

Terms of the AI Merger

     The description of the AI Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the AI Merger Agreement, a copy of which is attached as Appendix C to this Proxy Statement/Prospectus and incorporated by reference herein. Shareholders are urged to read carefully the AI Merger Agreement.

         Effect of the AI Merger

         Pursuant to the AI Merger Agreement, SBI Merger Sub will merge with and into AI, with AI as the surviving entity, and becoming a direct wholly-owned subsidiary of Susquehanna. ENB, a national bank, will become a second-tier subsidiary of Susquehanna. The name of the AI Surviving Corporation will be "Susquehanna Bancshares East, Inc."

         Exchange Ratio

         Pursuant to the AI Merger Agreement, the outstanding shares of AI Common Stock will be exchanged for shares of Susquehanna Common Stock according to the AI Exchange Ratio set forth in the AI Merger Agreement. This number may be adjusted subject to conditions set forth in the AI Merger Agreement.

         The number of shares of Susquehanna Common Stock to be issued to holders of AI Common Stock will be as set forth in the AI Exchange Ratio based upon the average price per share of Susquehanna Common Stock over a ten day trading period ending two days prior to the closing of the AI Merger. In general, 771,750 shares of Susquehanna Common Stock will be exchanged for the AI Common Stock; however, if the average closing price over such period is less than $25.00, AI will have the right to terminate the AI Merger Agreement, and if the average closing price over such period is greater than $31.00, Susquehanna will have the right to terminate the AI Merger Agreement. Additionally, both AI and Susquehanna will have the right to terminate the AI Merger Agreement if the AI Merger is not consummated by March 31, 1997; if the AI Merger Agreement is extended by mutual agreement of the parties, then AI's shareholders will receive an additional 5,000 shares of Susquehanna Common Stock.

         As of the AI Merger Effective Date, each share of AI Common Stock held by Susquehanna (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) and all shares of AI Common Stock owned by AI as treasury stock will be canceled, and no exchange or payment will be made with respect thereto.

         The shares of common stock of SBI Merger Sub and ENB issued and outstanding immediately prior to the AI Merger Effective Date shall remain outstanding and unchanged after the AI Merger, and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the AI Surviving Corporation and ENB, respectively. At such time, all of the capital stock of ENB will be owned by the AI Surviving Corporation and all of the shares of the AI Surviving Corporation will be owned by Susquehanna.

         If prior to the AI Merger Effective Date, the outstanding shares of Susquehanna Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, appropriate adjustment will be made to the AI Exchange Ratio.

         Fractional Shares

         No fractional shares of Susquehanna Common Stock will be issued. Susquehanna will furnish to any holder of AI Common Stock otherwise entitled to a fractional share a check for an amount of cash equal to such fraction of a share of Susquehanna Common Stock multiplied by the average closing price per share as determined in accordance with the AI Merger Agreement.

         Representations and Warranties

         The representations and warranties of Susquehanna, SBI Merger Sub, AI and ENB are set forth in Article III of the AI Merger Agreement. The representations and warranties relate, among other things, to representations as to corporate existence and authority and the ability of each party to carry out the transactions as described in the AI Merger Agreement. AI and ENB have made additional representations as to the non-existence of any contract which would be breached by the AI Merger; the accuracy and completeness of financial statements and filings with federal or state regulatory agencies, including state and federal tax filings; the absence of any material contracts and certain other contracts not otherwise disclosed; the absence of litigation not otherwise disclosed; the absence of regulatory actions not otherwise disclosed; the absence of undisclosed liabilities; labor and employee benefits matters; the adequacy of its allowances for possible loan losses; the condition of its tangible assets; assurances as to its loan portfolio, on an adjusted basis; its compliance with applicable state and federal laws on matters material to its operations; and environmental matters. Susquehanna has made additional representations as to the ownership by Susquehanna of all of the issued and outstanding shares of its material subsidiaries; the accuracy and completeness of published financial statements, filings with the Commission and other federal or state regulatory agencies, and all employee benefit plans; the non-existence of any contract which would be breached by the AI Merger Agreement; the truthfulness and completeness of all filings made by Susquehanna with the Commission in connection with the AI Merger Agreement and the transactions contemplated by it except for information relating to AI or ENB; the good standing and adequate capitalization of SBI Merger Sub; its compliance with applicable state and federal laws on matters material to its operations; the absence of regulatory actions; the absence of litigation not otherwise disclosed; the absence of undisclosed liabilities; and environmental matters. On the AI Merger Effective Date, Susquehanna, AI and ENB must each present to the other certificates evidencing the continued accuracy of the representations and warranties.

         Covenants

         The AI Merger Agreement also contains certain affirmative and negative covenants of all of the parties. AI has agreed that: (i) it shall direct and use its best efforts to cause its officers, Directors, employees, agents and representatives not to initiate, solicit or encourage inquiries regarding the making of any merger proposal or any proposal to purchase any significant portion of the assets or equity securities of AI or ENB and, subject to the fiduciary obligations of its Directors, it will not engage in any negotiations or discussions or provide any confidential information in connection with any such proposal; (ii) it will cooperate with Susquehanna in the preparation of this Proxy Statement/Prospectus and the filing thereof as part of Susquehanna's Registration Statement on Form S-4; (iii) it will take all required action to call the AI Meeting; (iv) subject to the fiduciary duties of the AI Board of Directors and the receipt of updated fairness opinions as of the date of this Proxy Statement/Prospectus, it will use its best efforts to obtain approval of the AI Merger Agreement; and (v) it will furnish to Susquehanna a list of all persons known to be affiliates of AI within the meaning of Rule 145 under the Securities Act and will use its best efforts to cause any such person to deliver a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of Susquehanna Common Stock received pursuant to the AI Merger except in compliance with the Securities Act and the rules and regulations thereunder and after such time as financial results covering at least 30 days of post-merger combined operations have been published.

         During the period prior to the effectiveness of the AI Merger, AI and ENB are required to provide Susquehanna and its representatives with reasonable access to their respective books, records, employees, properties and such other information as Susquehanna may reasonably request and to provide Susquehanna with copies of their respective financial statements periodically.

         Susquehanna is required to provide AI and ENB with copies of all of its filings with the Commission pursuant to the Exchange Act, together with applications filed with regulatory authorities and certain other information.

         Conduct of Business Pending the AI Merger

         AI, ENB, Susquehanna and SBI Merger Sub have all agreed to cooperate with each other in completing the transactions described in the AI Merger Agreement and to refrain from taking or making any commitment to take any actions that would cause any of the representations or warranties of each party as set forth in the AI Merger Agreement not to be true or correct in all material respects.

         Pursuant to the AI Merger Agreement, AI and ENB have each agreed to carry on their business in the usual, regular and ordinary course of business, consistent with past practices and to maintain and preserve intact their respective business organizations, assets, leases, properties, advantageous business relationships and other items and to use their reasonable efforts to retain the services of their officers and key employees and to refrain from taking any action which, to their knowledge, could materially delay or adversely affect AI or ENB in general or their ability to obtain any approvals, consents or waivers of any governmental authorities necessary for the consummation of the AI Merger.

         In addition, during the period pending the AI Merger, AI and ENB have each agreed to refrain from doing any of the following, other than in the ordinary course of business or with the prior written consent of

Susquehanna: (i) making any loan or advance or incurring or guaranteeing any indebtedness; (ii) adjusting, splitting, combining or reclassifying any capital stock; (iii) making any distribution or dividend; (iv) redeeming, purchasing or otherwise acquiring any shares of its capital stock or any securities convertible into shares of its capital stock or granting any stock appreciation rights; (v) selling or issuing any shares of its capital stock or any right to acquire any shares of its capital stock; (vi) other than in the ordinary course of business consistent with past practice and pursuant to policies, if any, currently in effect, selling, transferring, mortgaging, encumbering or otherwise disposing of any of its properties, leasehold interests or assets or canceling, releasing or assigning any indebtedness, contracts or agreements in force as of the date of the AI Merger Agreement; (vii) increasing in any manner the compensation or fringe benefits of any of its employees in excess of 4 %, on an aggregated basis, in any 12 month period; (viii) paying any pension or retirement allowance not required by law or an existing plan or agreement or becoming party to, amending or committing itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or Director; (ix) voluntarily accelerating the vesting of any stock options or other benefit; (x) amending its charter or certificate of incorporation, as the case may be, or its bylaws except as expressly contemplated by the AI Merger Agreement or as required by law and, in each case, as concurred in by its counsel; (xi) except as previously disclosed to Susquehanna or required by changes in generally accepted accounting principles, law or regulation and concurred in by its independent auditors, changing its method of accounting from that in effect as of December 31, 1995; or (xii) permitting or allowing its direct or indirect ownership of the capital stock of any subsidiary existing as of the date of the AI Merger Agreement to be less than 100% of its total capital stock.

         Susquehanna has also agreed that it will not knowingly take any action or knowingly cause its material subsidiaries to take any action which would materially adversely affect or delay its ability to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions described in the AI Merger Agreement or that is reasonably likely to have a material adverse effect on Susquehanna, on a consolidated basis.

         Conditions Precedent

         In addition to shareholder approval by AI shareholders, the AI Merger is contingent upon the satisfaction of a number of conditions, including, among others: (i) all required approvals, consents, or waivers, including without limitation, approval by the Federal Reserve Board and the New Jersey Department of Banking shall have been obtained and shall remain in full force and effect, except those approvals for which failure to obtain would not individually or in the aggregate have a material adverse effect on Susquehanna, AI or ENB and all applicable statutory waiting periods shall have expired; (ii) the absence of any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the AI Merger and the transactions described in the AI Merger Agreement, and the absence of any litigation or proceeding pending against any of the parties or their subsidiaries by any governmental agency seeking to prevent consummation of the transactions described in the AI Merger Agreement; (iii) no enactment, promulgation or enforcement of any statute, rule, regulation, order, injunction or decree by any governmental authority which prohibits, restricts or makes illegal consummation of the AI Merger; (iv) all litigation which would have a material adverse effect on AI's consolidated operations, shall have been concluded on terms satisfactory to Susquehanna, AI and ENB; (v) the shares of Susquehanna Common Stock to be issued in the AI Merger shall have been authorized to be listed on The Nasdaq Stock Market; (vi) a ruling from the Internal Revenue Service, or an opinion of counsel to Susquehanna, shall have been received with respect to certain tax matters; (vii) AI shall have received an updated opinion from each of Berwind and JMS, dated as of the date of this Proxy Statement/Prospectus, to the effect that the AI Merger Consideration is fair to AI's shareholders from a financial point of view; (viii) the AI Merger shall meet the requirements for pooling of interests accounting treatment as evidenced by a letter from Coopers & Lybrand L.L.P., independent accountants to Susquehanna; (ix) Susquehanna shall have received a letter from the independent accountants to AI concerning the results of the performance of certain agreed-upon procedures involving the financial affairs and condition or AI; and (x) there shall not have occurred any change in the financial condition, properties, assets, business or results of operation of AI or ENB, on the one hand, or Susquehanna, on the other hand, which has had or might reasonably be expected to result in a material adverse effect on the party sustaining such change.

         Waiver; Amendment

         Prior to the AI Merger Effective Date, any provision of the AI Merger Agreement may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties approved by their respective Boards of Directors, except that no amendment or waiver may be made that would change the form or the amount of the AI Merger Consideration or otherwise have the effect of prejudicing the AI shareholders' interest in the AI Merger Consideration following the AI Meeting.

         Closing; Effective Date; Termination

         The AI Merger Agreement provides that the AI Closing will occur on such date, following three business days notice to AI, as shall be agreed upon by all parties, which date shall not be later than the 22nd business day after: (i) the last approval of required governmental authorities is granted and any related waiting periods expire; (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the transactions described in the AI Merger Agreement; and (iii) all shareholder approvals required by the parties have been received. Immediately following the AI Closing, and provided the AI Merger Agreement has not been terminated or abandoned in accordance with the terms thereof, AI and SBI Merger Sub will cause a certificate of merger to be properly prepared and completed and filed with the Secretary of State of New Jersey. The AI Merger, and the transactions described in the AI Merger Agreement , will become effective at 12:01 a.m. on the day following the day on which the certificate of merger has been duly filed with and accepted by the Secretary of State of New Jersey. The presentation of the certificate for acceptance and filing is subject to the rights of the Susquehanna Board of Directors and the AI Board of Directors to terminate the AI Merger Agreement under certain circumstances.

         The AI Merger Agreement provides that, whether before or after its approval by the shareholders of AI, it may be terminated and the transactions contemplated in the AI Merger Agreement abandoned at any time prior to the AI Merger Effective Date: (i) by mutual consent of Susquehanna and AI, if the Board of Directors of each so determines by majority vote of the members of the entire Board; (ii) by AI in the event (a) of a material breach by Susquehanna of any representation, warranty, covenant or agreement contained in the AI Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to Susquehanna by AI, or (b) by written notice to Susquehanna that any condition precedent to AI's obligations as set forth in the AI Merger Agreement, Article V, has not been met or waived by AI at such time as such condition can no longer be satisfied, or (c) the AI Board of Directors fails to make, withdraws or modifies or changes its favorable recommendation to the shareholders or (d) the AI Board of Directors recommends to the shareholders of AI that an Acquisition Proposal (as defined in the AI Merger Agreement) is likely to be more favorable, from a financial point of view, to the shareholders of AI than the AI Merger; (iii) by Susquehanna in the event (a) of a material breach by AI or ENB of any representation, warranty, covenant or agreement contained in the AI Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to AI by Susquehanna, or (b) that any condition precedent to Susquehanna's obligations as set forth in
Article V of the AI Merger Agreement has not been met or waived by Susquehanna at such time as such condition can no longer be satisfied; (iv) by AI, by giving written notice of such election to Susquehanna within two business days following a determination that the average closing price per share of Susquehanna Common Stock before closing is less than $25.00 per share at the time such calculation is required to be made pursuant to the AI Merger Agreement; (v) by Susquehanna, if Susquehanna chooses to give written notice of such election within two business days following a determination that the average closing price per share of Susquehanna Common Stock before closing is greater than $31.00 per share at the time such calculation is required to be made pursuant to the AI Merger Agreement; or (vi) by Susquehanna or AI if the AI Merger is not consummated by March 31, 1997, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the AI Merger Agreement by the party seeking to terminate; provided, however, that such date may be extended by the written agreement of the parties.

         Expenses

         AI and Susquehanna have agreed to bear all expenses incurred by them in connection with the AI Merger Agreement and the transactions described therein, except Susquehanna has agreed to pay the government filing and other fees (excluding income taxes) in connection with the consummation of such transactions; provided, however, so long as Susquehanna shall not have breached its obligations under the AI Merger Agreement, if the AI Merger Agreement is terminated by AI because the AI Board of Directors recommends to the shareholders of AI that an Acquisition Proposal is likely to be more favorable, from a financial point of view, than the proposed AI Merger, or if the AI Board of Directors fails to make, withdraws or modifies or changes its favorable recommendation to AI's shareholders to approve the transactions described in the AI Merger Agreement other than because of a material adverse change in Susquehanna, then AI shall pay Susquehanna a fee of $500,000.

         Exchange of Stock Certificates

         At the AI Merger Effective Date, without any further action on the part of holders of shares of AI Common Stock, each share of AI Common Stock that is issued and outstanding as of the AI Merger Effective Date (other than shares held directly or indirectly by Susquehanna, except for shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall automatically become and be converted into the right to receive shares of Susquehanna Common Stock determined in conformity with the AI Exchange Ratio. As of the AI Merger Effective Date any shares held directly or indirectly by Susquehanna except in a fiduciary capacity or in satisfaction of a debt previously contracted shall be canceled and retired and cease to exist and no exchange or payment shall be made with respect thereto.

         Within five business days after the AI Merger Effective Date, Susquehanna shall cause to be sent to each person holding shares of AI Common Stock transmittal materials and instructions for surrendering their certificates for AI Common Stock in exchange for a certificate for the number of whole shares of Susquehanna Common Stock to which such person is entitled along with a cash payment equal to the value of any fractional share of Susquehanna Common Stock to which the shareholder is entitled. If the record date of any dividend on Susquehanna Common Stock occurs after the AI Merger Effective Date but prior to the exchange of certificates, each former shareholder of AI shall be entitled to receive, upon exchange of the stock certificates, an amount equal to all such dividends paid with respect to the number of whole shares of Susquehanna Common Stock received upon exchange of the certificates of AI Common Stock (without interest) less any taxes which may have been imposed or paid thereon.

         After the AI Merger Effective Date, there shall not be any more transfers on the stock transfer books of AI of shares of AI Common Stock. To the extent permitted by law, in the event that any certificates representing shares of AI Common Stock have not been surrendered for exchange on or before the second anniversary of the AI Merger Effective Date, Susquehanna may, at any time thereafter, with or without notice to the holders of record of any such shares, sell for the accounts of any and all such holders the shares of Susquehanna Common Stock which such holders are entitled to receive. Any such sale may be a public or private sale as Susquehanna shall determine. The net proceeds of any such sale shall be held for holders of record of any unsurrendered certificates to be paid to them upon surrender of such certificates for exchange. Such holders will not be entitled to receive any interest on such net sale proceeds. If outstanding certificates for shares of AI Common Stock are not surrendered prior to the date on which such certificates would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by law, become the property of Susquehanna, free and clear of all claims or interest of any person previously entitled to such items.

Regulatory Approvals of AI

     Because the AI Merger involves the acquisition of a bank holding company registered under the Bank Holding Company Act of 1956, as amended ("Holding Company Act"), it is subject to the approval of the Federal Reserve Board under the Holding Company Act. An application for approval of the acquisition of AI will be submitted by Susquehanna to the Federal Reserve Bank of Philadelphia, acting on delegated authority from the Federal Reserve

Board, in November 1996. In reviewing the application, the Federal Reserve Board considers the financial and managerial resources of Susquehanna and AI, the effect of the transaction on competition in the markets served by Susquehanna and AI, the convenience and needs of the public and, among other things, Susquehanna's and AI's record of performance in helping to meet local credit needs. There is no reason to believe that the application will not be approved in the ordinary course.

     The approval of the New Jersey Department of Banking under the New Jersey Banking Act of 1948, as amended ("New Jersey Banking Act"), must also be obtained before the AI Merger may be consummated. The New Jersey Banking Act requires the New Jersey Department of Banking to consider factors similar to those examined by the Federal Reserve Board. An application will be submitted to the New Jersey Department of Banking in November 1996. There is no reason to believe that the application will not be approved in the ordinary course.

     The AI Merger cannot proceed in the absence of the requisite regulatory approvals. Management of Susquehanna has no reason to believe that the required approvals will not be obtained. To date, however, none of the required approvals have been obtained in respect of the AI Merger, and there can be no assurance that all such regulatory approvals will be obtained, and, if the AI Merger is approved, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the AI Merger Agreement. There can likewise be no assurance that the U.S. Department of Justice or a state Attorney General will not challenge the AI Merger or, if such challenge is made, as to the result thereof.

Interest of Certain Persons in the AI Merger

     Certain members of AI's management and the AI Board may be deemed to have interests in the AI Merger in addition to their interests, if any, as shareholders of AI generally.

         Employee Benefit Plans

         Subsequent to the AI Merger, Susquehanna may, but is not obligated to employ any or all individuals serving as officers or employees of AI or ENB immediately prior to the AI Merger. Prior to accepting employment with Susquehanna, however, any officer or employee who has an employment contract with AI and/or ENB, will be required to cancel such contract without accepting any of the severance or other benefits that may be payable thereunder as a result of the AI Merger.

         Each person who is employed by AI or ENB prior to the AI Merger Effective Date and who remains an employee following the AI Merger Effective Date will be entitled, as an employee of Susquehanna or a subsidiary of Susquehanna, to participate in whatever employee benefit, stock option, bonus, incentive or other fringe benefit plans or programs which are generally available to employees of Susquehanna or its subsidiaries, if such employee is eligible or selected for participation therein and is not otherwise participating in a similar plan which continues to be maintained subsequent to the AI Merger Effective Date. Each continued employee who becomes eligible for participation in any Susquehanna plan will participate on the same basis as similarly situated employees of Susquehanna or its subsidiaries and will receive credit for past service with AI or ENB for purposes of eligibility and vesting, but not benefit accrual, under Susquehanna's plans.

         AI and ENB have agreed to take all action necessary to cease the participation or accrual of benefits as of the AI Merger Effective Date by each participant in any employee benefit plans of AI or ENB and to terminate such plans, other than 401(k) plans unless otherwise instructed by Susquehanna. Upon receipt of an IRS favorable plan determination letter confirming the tax qualified status of the ENB 401(k) Profit Sharing Plan and the subsequent termination of the plan, Susquehanna will allow each participant to either roll-over his or her account balance to Susquehanna's 401(k) plan or receive a distribution of his or her closing account balance. AI and ENB have further agreed that, if the fair market value of the assets of any pension plan of AI or ENB does not equal or exceed the present value of its benefits liabilities as of the date of its termination, AI or ENB will make such additional contributions as are necessary to permit its termination.

Management and Operations Following the AI Merger

     Under the terms of the AI Merger Agreement, following the AI Merger, the AI Board of Directors, as the Board of Directors of the corporation surviving the AI Merger, will consist of persons appointed exclusively by Susquehanna but will include one or more members of the AI Board of Directors, each of whom will serve until his or her successor is elected and has qualified.

Accounting Treatment of the AI Merger

     The AI Merger is intended to be treated as a pooling of interests for accounting purposes in accordance with generally accepted accounting principles and under the accounting rules of the Commission. As a condition to the consummation of the AI Merger, Susquehanna is to receive a letter from its independent certified public accountants, Coopers & Lybrand L.L.P., that the AI Merger will be treated as a pooling of interests. In order to preserve the intended accounting treatment of the AI Merger as a pooling of interests, the AI Merger Agreement also requires as a condition to the obligations of Susquehanna and SBI Merger Sub under the AI Merger Agreement that each person deemed to be an "affiliate" of AI enter into an agreement not to sell shares of Susquehanna Common Stock acquired in the AI Merger until financial results covering at least 30 days of post-AI Merger combined operations have been published.

Income Tax Consequences of the AI Merger

     The following is a general discussion of the anticipated federal income tax consequences of the AI Merger. Susquehanna and AI believe that for federal income tax purposes: (i) the AI Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and AI and Susquehanna will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by AI or Susquehanna by reason of the AI Merger; (iii) except for cash received in lieu of fractional shares, no income, gain or loss generally will be recognized by AI shareholders on the exchange of their shares of AI Common Stock for shares of Susquehanna Common Stock; (iv) the basis of the Susquehanna Common Stock to be received by the AI shareholders generally will be, in each instance, the same as the basis of the AI Common Stock surrendered in exchange therefor; (v) the holding period of the Susquehanna Common Stock to be received by the shareholders of AI generally will include the period during which the AI Common Stock surrendered in exchange therefor has been held, provided that the AI Common Stock surrendered is held as a capital asset on the date of the exchange pursuant to the AI Merger; and (vi) the payment of cash to the AI shareholders in lieu of their fractional share interests of Susquehanna Common Stock generally will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Susquehanna Common Stock which such shareholders would otherwise be entitled to receive and will qualify as capital gain or loss.

     The obligations of the parties to consummate the AI Merger are conditioned upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel substantially to the effect that the federal income tax consequences of the AI Merger are as summarized above. Unlike a ruling from the Internal Revenue Service, an opinion of counsel would have no binding effect on the Internal Revenue Service. Such ruling or opinion would not deal with all of the tax considerations that may be relevant to particular AI shareholders, such as shareholders who are dealers in securities, foreign persons, tax-exempt entities or the impact of the alternative minimum tax. Such ruling or opinion would not address any state, local or foreign tax considerations, any federal estate, gift, employment, excise or other non-income tax considerations.

     THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE AI MERGER, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH AI SHAREHOLDER'S SITUATION.
EACH AI SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISORS AS TO PARTICULAR FACTS AND

CIRCUMSTANCES WHICH MAY BE UNIQUE TO SUCH SHAREHOLDER AND NOT COMMON TO SHAREHOLDERS AS A WHOLE AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE AI MERGER AND/OR ANY SALE OF SUSQUEHANNA COMMON STOCK RECEIVED IN THE AI MERGER.

                          APPROVAL OF THE FBC MERGER

          The following description of the FBC Merger is not intended to be a complete description of all material facts regarding the FBC Merger and is qualified in all respects by reference to the FBC Merger Agreement and the Fairness Opinion attached hereto as Appendices D and G. FBC shareholders are urged to read carefully the FBC Merger Agreement and the Fairness Opinion. For a summary description of the FBC Merger, see "SUMMARY -- The FBC Merger."

      Background of the FBC Merger

          In the Winter of 1995/1996, the FBC Board of Directors concluded, among other things, that increasing competition and costs and minimal liquidity of FBC's Common Stock, as well as other factors, precluded FBC from maximizing its shareholders' return through a strategy of internal growth. The FBC Board of Directors therefore considered the relative merits of maintaining the independence of FBC and of merging FBC with a larger financial institution. The FBC Board also considered the desirability of increasing the liquidity of the stock held by FBC's shareholders by exchanging it for stock of a larger banking organization that would be listed on the National Securities Exchange in a tax-free transaction and/or exchanging the shares of FBC's Common Stock in an all-cash FBC Merger in a taxable transaction. The FBC Board's primary considerations in selecting an acquiror were to provide a fair financial return to FBC's shareholders. As described below, FBC eventually selected Susquehanna as its FBC Merger partner because of the superior consideration offered.

          In January 1996, FBC also retained Berwind to review strategic alternatives, discuss its potential value and possibly seek an acquiror which would provide a fair financial return to FBC's shareholders. FBC selected Berwind because of its familiarity with the Philadelphia/South Jersey banking market and because of Berwind's experience in evaluating financial strategies and fundamental transactions for banking institutions.

          In March 1996, the FBC Board instructed Berwind to explore courses of action (including the sale of FBC) which would be in the best interests of FBC's shareholders in connection with, among other considerations, maximizing the value of the investment of FBC's shareholders. Berwind presented to FBC's Board of Directors certain information Berwind had assembled regarding potential FBC Merger partners, including Susquehanna.

          In March 1996, Berwind assembled packages for potential FBC Merger partners containing extensive information about FBC. Berwind contacted twenty-two parties on a confidential and preliminary basis and, subject to each potential FBC Merger partner executing a confidentiality agreement, provided them with information about FBC. Twelve potential merger partners executed confidentiality agreements with FBC, and during March and April 1996, Berwind met with and/or spoke to each of these potential FBC Merger partners to discuss the potential acquisition of FBC. Certain of the potential FBC Merger partners met with FBC management and/or requested additional information on FBC.

          On May 7, 1996, Berwind presented information regarding ten potential acquirors to the Board. This information included expressions of interest from ten potential acquirors, summary financial information concerning the potential acquirors, their stock trading prices and volumes over the past five years, certain pro forma financial information, the recent earnings releases of the potential acquirors, and certain additional information. The information also contained a comparison of the terms of the various expressions of interest. Based upon the information presented, the FBC Board requested that Berwind contact four of the parties which had
     expressed an interest in FBC.   During May, 1996, these four parties were
     asked to revise their expressions of interest. Two potential FBC Merger partners conducted a due diligence review of FBC. On June 12, 1996, Berwind obtained a revised expression of interest from Susquehanna.

          On June 24, Berwind presented the revised expressions of interest to the FBC Board. Based on the fact that the consideration offered by Susquehanna was in excess of that offered by any of the other potential acquirors, the FBC

     Board of Directors determined that Susquehanna's offer was preferable, and after discussion and upon motion duly made, the FBC Board agreed to enter into negotiations for a definitive FBC Merger Agreement with Susquehanna. Such negotiations were conducted by FBC and Susquehanna and their representatives during the ensuing days.

          At a Special Meeting of the FBC Board of Directors on July 15, 1996, the FBC Merger Agreement was presented to the FBC Board of Directors. Berwind also presented a form of its written fairness opinion stating that the FBC Merger was fair to the shareholders of FBC from a financial point of view. Berwind's opinion is more fully described in the section below entitled "THE FBC MERGER -- Opinion of Financial Advisor." Believing it desirable and in the best interests of FBC and its shareholders to merge with and into Susquehanna in accordance with the terms of the FBC Merger Agreement, the FBC Board of Directors, adopted by a majority vote of the Directors present, the resolutions necessary to approve the FBC Merger with Susquehanna. The FBC Merger Agreement was signed on July 18, 1996, and both FBC and Susquehanna issued a joint press release the following day.

          For the reasons set forth below in the section immediately following this section of the Proxy Statement, the FBC Board of Directors has concluded that the FBC Merger is in the best interests of FBC's shareholders

      Reasons for the FBC Merger and Recommendation of the FBC Board of Directors

          The FBC Board of Directors believes that the FBC Merger is in the best interests of, and is fair to, the shareholders of FBC and recommends that the shareholders vote FOR the approval and adoption of the FBC Merger Agreement. For a description of the interests of certain directors and certain officers of FBC in the FBC Merger which may present them with certain potential conflicts of interest, see "THE FBC MERGER -- Interests of Certain Persons in the FBC Merger."

          The FBC Board of Directors believes that its shareholders will benefit from the FBC Merger through their ownership of a more liquid stock, traded on the Nasdaq National Market, of a banking company with more diversified banking operations and substantially greater assets than FBC. The FBC Board of Directors also believes that the FBC Merger with Susquehanna will improve the overall operations of its former offices and strengthen its competitive positions in its respective service areas. Susquehanna and FBC anticipate that significant cost savings can be achieved through centralization of functions and economies of scale, and that, after giving effect to cost savings and revenue enhancements possible in connection with the FBC Merger, the FBC Merger will be immediately accretive to earnings per share for the combined institution. See "PRO FORMA COMBINED FINANCIAL INFORMATION." As a part of Susquehanna, the former offices of FBC will have the support of Susquehanna's greater resources and products, and broader access to markets for capital and lendable funds.

          In arriving at its recommendation, the members of the FBC Board of Directors considered, among other things, the recent and historical market prices of the Common Stock, the net book value of the Common Stock, the FBC Board of Directors' knowledge of the business, operations, properties, assets and earnings of FBC, as well as their assessment of the earnings potential, and future value of FBC and the prices and premiums paid in recent acquisitions of other companies in comparable businesses. Among the factors considered in negotiating the financial terms of the FBC Merger were the respective market prices, dividends and marketability of FBC Common Stock on the one hand and Susquehanna Common Stock on the other hand, the respective earnings, book value, statements of condition and prospects of FBC and Susquehanna, and the values of Susquehanna and FBC separately and as a combined enterprise. The FBC Board of Directors also considered the tax-free nature of the FBC Merger to the shareholders of FBC. Furthermore, the Board of Directors placed special importance on the favorable opinion of Berwind as to the fairness, from a financial point of view, of the consideration to be paid to the shareholders of FBC in the FBC Merger. The FBC Board of Directors felt that the proposed FBC Merger, including the stock considerations to be received by the shareholders of FBC, was in the best interests of the shareholders of FBC.

          The FBC Merger Agreement provides that subject to FBC's and the members of the FBC Board of Directors' fiduciary duties as determined by counsel for FBC, FBC agreed that it will not, directly or indirectly through others, solicit any other person with respect to the purchase of FBC's or any of its subsidiaries' business, assets or capital stock, or engage in or continue discussions with any other person or firm concerning the purchase of such business, assets or stock, unless and until the FBC Merger Agreement is terminated in accordance with its terms.

          The FBC Board of Directors did not attach relative weights to the factors they considered in reaching their decision but did place particular emphasis upon the receipt of the opinion of Berwind and, considering all factors discussed above, determined that the FBC Merger is in the best interests of, and is fair to, all FBC shareholders.

          THE FBC BOARD OF DIRECTORS BELIEVES THAT THE FBC MERGER IS IN THE BEST INTEREST OF FBC'S SHAREHOLDERS AND RECOMMENDS THAT FBC'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE FBC MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

      Vote Required

          The affirmative vote of seventy percent (70%) of the [ ] outstanding shares of FBC Common Stock entitled to vote at the FBC Meeting is required to approve the FBC Merger Agreement and the transactions contemplated thereby. Directors and executive officers are expected to vote substantially all of the 55,255 shares held by them, representing 18.20% of the FBC Common Stock outstanding at the FBC Record Date and entitled to vote at the FBC Meeting, "FOR" approval of the FBC Merger Agreement and the transactions contemplated thereby.

     Opinion of Financial Advisor

          FBC retained Berwind to act as its financial advisor and to render a fairness opinion in connection with the FBC Merger. Berwind rendered its opinion to the FBC Board of Directors that, based upon and subject to the various considerations set forth therein, as of July 18, 1996 (the "Berwind FBC July Opinion") and as of the date of this Proxy Statement/Prospectus (the "Berwind FBC Proxy Opinion"), the consideration to be received in the FBC Merger is fair, from a financial point of view, to the holders of FBC Common Stock.

          The full text of the Berwind FBC Proxy Opinion, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix G to this Proxy Statement/Prospectus, is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement/Prospectus. The summary of the opinion of Berwind set forth herein is qualified in its entirety by reference to the full text of such opinion attached as Appendix G to this Proxy Statement/Prospectus.

          Berwind was selected to act as FBC's financial advisor in connection with the FBC Merger based upon its qualifications, expertise and experience. Berwind has knowledge of, and experience with, New Jersey and surrounding banking markets as well as banking organizations operating in those markets and was selected by FBC because of its knowledge of, experience with, and reputation in the financial services industry. Berwind, as part of its investment banking business, is engaged regularly in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, and valuations for various other purposes and in the determination of adequate consideration in such transactions.

          On July 18, 1996, the FBC Board of Directors executed the FBC Merger Agreement. Prior to such approval, Berwind delivered the Berwind FBC July Opinion to the FBC Board of Directors stating that, as of such date, the consideration to be received in the FBC Merger was fair to the shareholders of FBC from a financial point of view. Berwind reached the same opinion as of the date of the Berwind FBC Proxy Opinion. The full text of the Berwind FBC Proxy Opinion which sets forth assumptions made, matters considered and limits on the review undertaken is attached as Appendix G to this Proxy Statement/Prospectus. No limitations were imposed by the FBC Board of Directors upon Berwind with respect to the investigations made or procedures followed by Berwind in rendering the Berwind FBC July Opinion or the Berwind FBC Proxy Opinion.

          In rendering the Berwind FBC Proxy Opinion, Berwind: (i) reviewed the historical financial performances, current financial positions and general prospects of FBC and Susquehanna; (ii) reviewed the FBC Merger Agreement;
     (iii) reviewed and analyzed the stock market performance of FBC and Susquehanna; (iv) studied and analyzed the consolidated financial and operating data of FBC and Susquehanna; (v) considered the terms and conditions of the proposed FBC Merger as compared with the terms and conditions of comparable bank mergers and acquisitions; (vi) met and/or communicated with certain members of FBC's and Susquehanna's senior management to discuss their respective operations, historical financial statements, and future prospects; (vii) reviewed this Proxy Statement/Prospectus, and (viii) conducted such other financial analyses, studies and investigations as Berwind deemed appropriate.

          In delivering the Berwind FBC July Opinion and the Berwind FBC Proxy Opinion, Berwind assumed that in the course of obtaining the necessary regulatory and governmental approvals for the FBC Merger, no restriction will be imposed on Susquehanna that would have a material adverse effect on the contemplated benefits of the FBC Merger. Berwind also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Susquehanna after the FBC Merger.

          Berwind relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinion. With respect to FBC's financial forecasts reviewed by Berwind in rendering its opinion, Berwind assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of FBC as to the future financial performance of FBC. Berwind did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of FBC or Susquehanna nor was it furnished with any such appraisal. Berwind also did not independently verify and has relied on and assumed that all allowances for loan and lease losses set forth in the balance sheets of FBC and Susquehanna were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

          The following is a summary of selected analyses prepared by Berwind and presented to the FBC Board of Directors in connection with the Berwind FBC July Opinion and analyzed by Berwind in connection with the Berwind FBC July Opinion and the Berwind FBC Proxy Opinion. In connection with delivering the Berwind FBC Proxy Opinion, Berwind updated certain analyses described above to reflect current market conditions and events occurring since the date of the Berwind FBC July Opinion. Such reviews and updates led Berwind to conclude that it was not necessary to change the conclusions it had reached in connection with rendering the Berwind FBC July Opinion.

               Comparable Companies and Comparable Acquisition Transactions Analyses

               Berwind compared selected financial and operating data for FBC with those of a peer group of selected banks with assets between $50 million and $110 million, as of the most recent financial period publicly available, located in New Jersey. Financial data and operating ratios compared in the analysis of the FBC peer group included but was not limited to: return on average assets, return on average equity, shareholders' equity to assets ratio and certain asset quality ratios.

               Berwind also compared selected financial, operating and stock market data for Susquehanna with those of a peer group of selected commercial banks with assets between $2 billion and $6 billion, as of the most recent period publicly available, located in Delaware, Maryland, New Jersey and Pennsylvania. Financial, operating and stock market data, ratios and multiples compared in the analysis of the Susquehanna peer group included but were not limited to: return on average assets, return on average equity, shareholders' equity to asset ratios, certain asset quality ratios, price to book value, price to tangible book value, price to earnings (latest twelve months) and dividend yield.

               Berwind also compared the multiples of book value, tangible book value and latest twelve months' earnings inherent to the FBC Merger with the multiples paid in recent acquisitions of banks and bank holding companies that Berwind deemed comparable. The transactions deemed comparable by Berwind included both interstate and intrastate acquisitions announced during the twelve month period ended as of the date of its fairness opinions, in which the selling institution's assets were between $70 million and $105 million as of the most recent period publicly available prior to the announcement of the transaction. No company or transaction, however, used in this analysis is identical to FBC, Susquehanna or the FBC Merger. Accordingly, an analysis of the result of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that would affect the public trading values of the companies or company to which they are being compared.

               Discounted Dividend Analyses

               Using discounted dividend analyses, Berwind estimated the present value of the future dividend streams that FBC could produce over a five year period under various earnings growth assumptions. Berwind also estimated the terminal value for FBC Common Stock after the five year period by applying a range of earnings multiples to FBC's terminal year earnings. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of FBC. The dividend streams and terminal values were then discounted to present value using discount rates, reflecting different assumptions regarding the rates of return required by holders or prospective buyers of FBC Common Stock.

               Pro Forma Contribution Analysis

               Berwind analyzed the changes in the amount of earnings, book value and dividends represented by one share of FBC Common Stock prior to the FBC Merger and 2.281 shares of Susquehanna Common Stock after the FBC Merger. The analysis considered, among other things, the changes that the FBC Merger would cause to FBC's earnings per share, book value per share, tangible book value per share and indicated dividends. In reviewing the pro forma combined earnings, equity and assets of Susquehanna based on the FBC Merger, Berwind analyzed the contribution that FBC would have made to the combined company's earnings, equity and assets as of and for the period ended [ ] September 30, 1996. Berwind also reviewed the percentage ownership that FBC shareholders would hold in the combined company.

               In connection with rendering the Berwind FBC July Opinion and the Berwind FBC Proxy Opinion, Berwind performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the consideration to be paid in the FBC Merger was to some extent a subjective one based on the experience and judgment of Berwind and not merely the result of mathematical analysis of financial data, Berwind principally relied on the previously discussed financial valuation methodologies in its determinations. Berwind believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by Berwind without considering all such analyses and factors could create an incomplete view of the process underlying Berwind's opinion. In its analysis, Berwind made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond FBC's and Susquehanna's control. Any estimates contained in Berwind's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

               In reaching its opinion as to fairness, none of the analyses performed by Berwind was assigned a greater or lesser weighting by Berwind than any other analysis. As a result of its consideration of the aggregate of all factors present and analyses performed, Berwind reached the conclusion, and opined, that the consideration to be received in the FBC Merger as set forth in the FBC Merger Agreement, is fair from a financial point of view to FBC and its shareholders.

               The Berwind FBC Proxy Opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date the Berwind FBC Proxy Opinion was delivered; events occurring after the date of the Berwind FBC Proxy Opinion could materially affect the assumptions used in preparing the Berwind FBC Proxy Opinion. Berwind has not undertaken to reaffirm and revise the Berwind FBC Proxy Opinion or otherwise comment upon any events occurring after the date thereof.

               Pursuant to the terms of the engagement letter dated January 10, 1996, FBC has paid Berwind $32,500 for acting as financial advisor in connection with the FBC Merger including delivering the Berwind FBC July Opinion and the Berwind FBC Proxy Opinion. In addition, FBC has also agreed to pay Berwind approximately $156,000 upon the consummation of the FBC Merger and to reimburse Berwind for its reasonable out-of-pocket expenses. Whether or not the FBC Merger is consummated, FBC has also agreed to indemnify Berwind and certain related persons against certain liabilities relating to or arising out of its engagement.

               The full text of the Berwind FBC Proxy Opinion dated as of the date of this Proxy Statement/Prospectus, which sets forth assumptions made and matters considered, is attached hereto as Appendix G. FBC's shareholders are urged to read the Berwind FBC Proxy Opinion in its entirety. The Berwind FBC Proxy Opinion is directed only to the consideration to be received by FBC's shareholders in the FBC Merger and does not constitute a recommendation to any holder of FBC Common Stock as to how such holder should vote at the FBC Meeting.

               THE FOREGOING PROVIDES ONLY A SUMMARY OF THE BERWIND FBC PROXY OPINION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH IN APPENDIX G TO THIS PROXY
     STATEMENT/PROSPECTUS.

      No Dissenters' Rights for FBC

          The NJBCA provides that shareholders of a New Jersey corporation which is a party to a merger will not have dissenters' rights if the shareholders will receive securities, in exchange for those held by such shareholder, which either are listed on a national securities exchange or held of record by not less than 1,000 holders. Susquehanna Common Stock is held by more than 4,000 persons. Susquehanna Common Stock is designated as a national market system security on The Nasdaq Stock Market.

      Terms of the FBC Merger

          The description of the FBC Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the FBC Merger Agreement, a copy of which is attached as Appendix D to this FBC Proxy Statement/Prospectus and incorporated by reference herein. Shareholders are urged to read carefully the FBC Merger Agreement.

               Effect of the FBC Merger

               Pursuant to the FBC Merger Agreement, SBI Merger Sub II will merge with and into FBC, and the FBC Surviving Corporation will become a direct wholly owned subsidiary of Susquehanna. FNB, a national bank, will become a second-tier subsidiary of Susquehanna. The name of the FBC Surviving Corporation will be "Susquehanna Bancshares East II, Inc."

               Exchange Ratio

               Pursuant to the FBC Merger Agreement, the outstanding shares of FBC Common Stock will be exchanged for the outstanding common stock of Susquehanna Common Stock according to the FBC Exchange Ratio set forth in the FBC Merger Agreement.

               Holders of FBC Common Stock will receive 2.281 shares of Susquehanna Common Stock for each share of FBC Common Stock; however, if the average closing price of Susquehanna Common Stock over such period is less than $25.00, FBC will have the right to terminate the FBC Merger Agreement, and if the average closing price over such period is greater than $31.00, then Susquehanna will have the right to terminate the FBC Merger Agreement.

               As of the FBC Merger Effective Time, each share of FBC Common Stock held by Susquehanna (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be canceled, and no exchange or payment shall be made with respect thereto.

               Within five business days after the FBC Merger Effective Time, Susquehanna shall cause to be sent to each person who immediately prior to the FBC Merger Effective Time was a holder of record of FBC Common Stock transmittal materials and instructions for surrendering certificates for FBC Common Stock in exchange for the number of whole shares of Susquehanna Common Stock to which such person is entitled pursuant to the FBC Exchange Ratio.

               If prior to the FBC Merger Effective Time, the outstanding shares of Susquehanna Common Stock shall have been increased, decreased, change into or exchanged for a different number or kind of shares or securities through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, appropriate adjustment will be made to the FBC Exchange Ratio.

               Fractional Shares

               No fractional shares of Susquehanna Common Stock will be issued. Susquehanna will furnish to any holder of FBC Common Stock otherwise entitled to a fractional share a check for an amount of cash equal to the fraction of a share of Susquehanna Common Stock represented by the certificates so surrendered multiplied by the average price per share as determined in accordance with the FBC Merger Agreement.

               Representations and Warranties

               The representations and warranties of Susquehanna, SBI Merger Sub II, FBC and FNB are set forth in Article III of the FBC Merger Agreement. The representations and warranties relate, among other things, to representations as to corporate existence and authority and the ability of each party to carry out the transactions as contemplated by the FBC Merger Agreement. FBC and FNB have made additional representations as to the non-existence of any contract which would be breached by the FBC Merger; the accuracy and completeness of its financial statements and filings with federal or state regulatory agencies, including state and federal tax filings; the absence of any material contracts and certain other contracts; the absence of litigation not otherwise disclosed; the absence of regulatory actions; the absence of undisclosed liabilities; labor and employee benefits matters; the adequacy of its allowances for possible loan losses; the condition of its tangible assets; assurances as to its loan portfolio, on an adjusted basis; its compliance with applicable state and federal laws on matters material to its operations; and environmental matters. Susquehanna has made additional representations as to the ownership by Susquehanna of all of the issued and outstanding shares of its bank subsidiaries; the accuracy and completeness of published financial statements, filings with the Commission and other federal or state regulatory agencies, and all employee benefit plans; the non-existence of any contract which would be breached by the FBC Merger Agreement; the truthfulness and completeness of all filings made by Susquehanna with the Commission in connection with the FBC Merger Agreement and the transactions contemplated by it except for information relating to FBC or FNB; the good standing and adequate capitalization of SBI Merger Sub II; its compliance with applicable state and federal laws on matters material to its operations; the absence of regulatory actions; the absence of litigation not otherwise disclosed; the absence of undisclosed liabilities; and environmental matters. On the FBC Merger Effective Date, Susquehanna, FBC and FNB must each present to the other certificates evidencing the continued accuracy of the representations and warranties.

               Covenants

               The FBC Merger Agreement also contains certain affirmative and negative covenants of all of the parties. FBC has agreed that: (i) it shall direct and use its best efforts to cause its officers, Directors, employees, agents and representatives not to, initiate, solicit or encourage inquiries regarding the making of any merger proposal or any proposal to purchase any significant portion of the assets or equity securities of FBC or FNB and, subject to the fiduciary obligations of its Directors, it will not engage in any negotiations or discussions or provide any confidential information in connection with any such proposal; (ii) it will cooperate with Susquehanna in the preparation of this Proxy

     Statement/Prospectus and the filing thereof as part of Susquehanna's Registration Statement on Form S-4; (iii) it will take all required action to call the FBC Meeting; (iv) subject to the fiduciary duties of the FBC Board of Directors and the receipt of an updated fairness opinion as of the date of this Proxy Statement/Prospectus, it will use its best efforts to obtain approval of the FBC Merger Agreement; and (v) it will furnish to Susquehanna a list of all persons known to be affiliates of FBC within the meaning of Rule 145 under the Securities Act and will use its best efforts to cause any such person to deliver a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of Susquehanna Common Stock received pursuant to the FBC Merger except in compliance with the Securities Act and the rules and regulations thereunder and after such time as financial results covering at least 30 days of post-merger combined operations have been published.

               During the period prior to the effectiveness of the FBC Merger, FBC and FNB are required to provide Susquehanna and its representatives with reasonable access to their respective books, records, employees, properties and such other information as Susquehanna may reasonably request and to provide Susquehanna with copies of their respective financial statements periodically.

               Susquehanna is required to provide FBC and FNB with copies of all of its filings with the Commission pursuant to the Exchange Act, together with applications filed with regulatory authorities and certain other information.

               Conduct of Business Pending the FBC Merger

               FBC, FNB, Susquehanna and SBI Merger Sub II have all agreed to cooperate with each other in completing the transactions contemplated by the FBC Merger Agreement and to refrain from taking or making any commitment to take any actions that are inconsistent or prohibited by any provision of the FBC Merger Agreement or would cause any of the representations or warranties of each party as set forth in the FBC Merger Agreement not to be true or correct in all material respects.

               Pursuant to the FBC Merger Agreement, FBC and FNB have each agreed to carry on their business in the usual, regular and ordinary course of business, consistent with past practices and to maintain and preserve intact their respective business organizations, assets, leases, properties, advantageous business relationships and other items and to use their reasonable efforts to retain the services of their officers and key employees and to refrain from taking any action which, to their knowledge, could materially delay or adversely affect FBC or FNB in general or their ability to obtain any approvals, consents or waivers of any governmental authorities necessary for the consummation of the FBC Merger.

               In addition, during the period pending the FBC Merger, FBC and FNB have each agreed to refrain from doing any of the following, other than in the ordinary course of business or with the prior written consent of
     Susquehanna: (i) making any loan or advance or incurring or guaranteeing any indebtedness; (ii) adjusting, splitting, combining or reclassifying any capital stock; (iii) making any distribution or dividend other than the regular semiannual dividend or special dividend referred to in the FBC Merger Agreement; (iv) redeeming, purchasing or otherwise acquiring any shares of its capital stock or any securities convertible into shares of its capital stock or granting any stock appreciation rights; (v) selling or issuing any shares of its capital stock or any right to acquire any shares of its capital stock; (vi) other than pursuant to established policies, selling, transferring, mortgaging, encumbering or otherwise disposing of any of its properties, leasehold interests or assets or canceling, releasing or assigning any indebtedness, contracts or agreements in force as of the date of the FBC Merger Agreement; (vii) increasing in any manner the compensation or fringe benefits of any of its employees in excess of 4%, on an aggregated basis, in any 12 month period; (viii) paying any pension or retirement allowance not required by law or an existing plan or agreement or becoming party to, amending or committing itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement; (ix) voluntarily accelerating the vesting of any stock options or other benefit; (x) amending its charter or certificate of incorporation, as the case may be, or its bylaws except as expressly contemplated by the FBC Merger Agreement or as required by law and, in each case, as concurred in by its counsel; (xi) except as previously disclosed to Susquehanna or required by changes in generally accepted accounting principles, law or regulation and concurred in by its independent auditors, changing its method of accounting from that in effect as of

     December 31, 1995; or (xii) permitting or allowing its direct or indirect ownership of the capital stock of any subsidiary existing as of the date of the FBC Merger Agreement to be less than 100% of their respective total capital stock.

               Susquehanna has also agreed that it will not knowingly take any action or knowingly cause its bank subsidiaries to take any action that is reasonably likely to have a material adverse effect on Susquehanna on a consolidated basis.

               Conditions Precedent

               In addition to shareholder approval by FBC shareholders, the FBC Merger is contingent upon the satisfaction of a number of conditions, including, among others: (i) all required approvals, consents, or waivers, including without limitation, approval by the Federal Reserve Board and the New Jersey Department of Banking, except those approvals for which failure to obtain would not individually or in the aggregate have a material adverse effect on Susquehanna, FBC or FNB and all applicable statutory waiting periods shall have expired; (ii) the absence of any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the FBC Merger, and the transactions described in the FBC Merger Agreement, and the absence of any litigation or proceeding pending against any of the parties or their subsidiaries by any governmental agency seeking to prevent consummation of the transactions described in the FBC Merger Agreement; (iii) no enactment, promulgation or enforcement of any statute, rule, regulation, order, injunction or decree by any governmental authority which prohibits, restricts or makes illegal consummation of the FBC Merger; (iv) all litigation which would have a material adverse effect on FBC's consolidated operations, shall have been concluded on terms satisfactory to Susquehanna, FBC and FNB; (v) the shares of Susquehanna Common Stock to be issued in the FBC Merger shall have been authorized to be listed on The Nasdaq Stock Market; (vi) a ruling from the Internal Revenue Service, or an opinion of counsel to Susquehanna, shall have been received with respect to certain tax matters; (vii) the FBC Merger shall meet the requirements for pooling of interests accounting treatment as evidenced by a letter from Coopers & Lybrand L.L.P., independent accountants to Susquehanna; (viii) Susquehanna shall have received a letter from the independent accountants to FBC concerning the results of the performance of certain agreed-upon procedures involving the financial affairs and condition or FBC; and (ix) there shall not have occurred any change in the financial condition, properties, assets, business or results of operation of FBC or FNB, on the one hand, or Susquehanna, on the other hand, which has had or might reasonably be expected to result in a material adverse effect on the party sustaining such change.

               Waiver; Amendment

               Prior to the FBC Merger Effective Time, any provision of the FBC Merger Agreement may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by agreement in writing between the parties approved by their respective Boards of Directors, except that no amendment or waiver may be made that would change the form or amount of the FBC Merger Consideration or otherwise have the effect of prejudicing the FBC shareholders' interest in the FBC Merger Consideration following the FBC Meeting.

               Closing; Effective Date; Termination.

               The FBC Merger Agreement provides that the FBC Closing will occur following three business days' notice to FBC, as shall be agreed upon by all parties, which date shall not be later than the 22nd business day after: (i) the last approval of required governmental authorities is granted and any related waiting periods expire; (ii) the lifting, discharge or dismissal of any stay of any governmental approval or of any injunction against the transactions described in the FBC Merger Agreement; and (iii) all shareholder approvals required by the parties have been received. The FBC Merger, and the transactions described by the FBC Merger Agreement, will become effective on the FBC Merger Effective Date. The presentation of the certificate for acceptance and filing is subject to the rights of the Susquehanna Board of Directors and FBC to terminate the FBC Merger Agreement under certain circumstances.

               The FBC Merger Agreement provides that, whether before or after its approval by the shareholders of FBC, it may be terminated and the transactions contemplated in the FBC Merger Agreement abandoned at any time prior to the FBC Merger Effective Date: (i) by mutual consent of Susquehanna and FBC, if the Board of Directors of each so determines by majority vote of the members of the entire Board; (ii) by FBC in the event of (a) a material breach by Susquehanna of any representation, warranty, covenant or agreement contained in the FBC Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to Susquehanna by FBC, or (b) by written notice to Susquehanna that any condition precedent to FBC's obligations as set forth in the FBC Merger Agreement, Article V, has not been met or waived by FBC at such time as such condition can no longer be satisfied, (c) the FBC Board of Directors fails to make, withdraws or modifies or changes its favorable recommendation to shareholders, or (d) the FBC Board of Directors recommends to the shareholders of FBC that an Acquisition Proposal (as defined in the FBC Merger Agreement) is likely to be more favorable, from a financial point of view, to the shareholders of FBC than the FBC Merger;
     (iii) by Susquehanna in the event (a) of a material breach by FBC or FNB of any representation, warranty, covenant or agreement contained in the FBC Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to FBC, or (b) that any condition precedent to Susquehanna's obligations as set forth in Article V of the FBC Merger Agreement has not been met or waived by Susquehanna at such time as such condition can no longer be satisfied; (iv) by FBC by giving written notice of such election to Susquehanna within one business day following a determination that the average closing price per share of the Susquehanna Common Stock before closing is less than $25.00 per share at the time such calculation is required to be made pursuant to the FBC Merger Agreement; and (v) by Susquehanna if Susquehanna chooses to give written notice within one business day following a determination that the average closing price per share of the Susquehanna Common Stock before closing is greater than $31.00 per share; or (vi) by Susquehanna or FBC if the FBC Merger is not consummated by March 31, 1997 unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the FBC Merger Agreement by the party seeking to terminate; provided, however, that such date may be extended by the written agreement of the parties.

               Expenses

               FBC and Susquehanna have agreed to bear all expenses incurred by them in connection with the FBC Merger Agreement and the transactions contemplated thereby, except Susquehanna has agreed to pay the government filing and other fees (excluding income taxes) in connection with the consummation of such transactions; provided, however, so long as Susquehanna shall not have breached its obligations under the FBC Merger Agreement, if the FBC Merger Agreement is terminated by FBC because the FBC Board recommends to the shareholders of FBC that a merger, consolidation or other similar transaction is likely to be more favorable than the proposed merger with Susquehanna, from a financial point of view, or if the FBC Board of Directors fails to make, withdraws or modifies or changes a favorable recommendation to FBC's shareholders to approve the transactions with Susquehanna, then FBC shall pay Susquehanna $500,000.

               Exchange of Stock Certificates

               At the FBC Merger Effective Date, without any further action on the part of holders of shares of FBC Common Stock, each share of FBC Common Stock that is issued and outstanding as of the FBC Merger Effective Date (other than shares held directly or indirectly by Susquehanna, except for shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall automatically become and be converted into the right to receive shares of Susquehanna Common Stock determined in conformity with the FBC Exchange Ratio. As of the FBC Merger Effective Date any shares held directly or indirectly by Susquehanna except in a fiduciary capacity or in satisfaction of a debt previously contracted shall be canceled and retired and cease to exist and no exchange or payment shall be made with respect thereto.

               Within five business days after the FBC Merger Effective Date, Susquehanna shall cause to be sent to each person holding shares of FBC Common Stock transmittal materials and instructions for surrendering their certificates of FBC Common Stock in exchange for a certificate for the number of whole shares of Susquehanna Common Stock to which such person is entitled along with a cash payment equal to the value of any fractional share of Susquehanna Common Stock to which the shareholder is entitled. If the record date for any dividends with respect to the Susquehanna Common Stock occurs after the FBC Merger Effective Date but prior to the exchange of certificates, each former shareholder of FBC shall be entitled to receive, upon exchange of the stock certificates, an amount equal to all such dividends paid with respect to the number of whole shares of Susquehanna Common Stock received upon exchange of the certificates of FBC Common Stock (without interest) less any taxes which may have been imposed or paid thereon.

               After the FBC Merger Effective Date, there shall not be any more transfers on the stock transfer books of FBC of shares of FBC Common Stock. To the extent permitted by law, in the event that any certificates representing shares of FBC Common Stock have not been surrendered for exchange on or before the second anniversary of the FBC Merger Effective Date, Susquehanna may, at any time thereafter, with or without notice to the holders of record of any such shares, sell for the accounts of any and all such holders the shares of Susquehanna Common Stock to which such holders are entitled to receive. Any such sale may be a public or private sale as Susquehanna shall determine. The net proceeds of any such sale shall be held for holders of record of any unsurrendered shares to be paid to them upon surrender of such shares for exchange. Such holders will not be entitled to receive any interest on such net sale proceeds. If outstanding certificates for shares of FBC Common Stock are not surrendered prior to the date on which such certificates would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by law, become the property of Susquehanna, free and clear of all claims or interest of any person previously entitled to such items.

     Regulatory Approvals of FBC

          Because the FBC Merger involves the acquisition of a bank holding company registered under the Holding Company Act, it is subject to the approval of the Federal Reserve Board under the Holding Company Act. An application for approval of the acquisition of FBC [ ] will be submitted by Susquehanna to the Federal Reserve Bank of Philadelphia, acting on delegated authority from the Federal Reserve Board, [ ] in November [ ] 1996. In reviewing the application, the Federal Reserve Board considers the financial and managerial resources of Susquehanna and FBC, the effect of the transaction on competition in the markets served by Susquehanna and FBC, the convenience and needs of the public and, among other things, Susquehanna's and FBC's record of performance in helping to meet local credit needs. There is no reason to believe that the application will not be approved in the ordinary course.

          The approval of the New Jersey Department of Banking under the New Jersey Banking Act must also be obtained before the FBC Merger may be consummated. The New Jersey Banking Act requires the New Jersey Department of Banking to consider factors similar to those examined by the Federal Reserve Board. An application [ ] will be submitted to the New Jersey Department of Banking [ ] in November [ ] 1996. There is no reason to believe that the application will not be approved in the ordinary course.

          The FBC Merger cannot proceed in the absence of the requisite regulatory approvals. Management of Susquehanna has no reason to believe that the required approvals will not be obtained. To date, however, none of the required approvals have been obtained in respect of the FBC Merger, and there can be no assurance that all such regulatory approvals will be obtained, and, if the FBC Merger is approved, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the FBC Merger Agreement. There can likewise be no assurance that the U.S. Department of Justice or a state Attorney General will not challenge the FBC Merger or, if such challenge is made, as to the result thereof.

     Interest of Certain Persons in the FBC Merger

          Certain members of FBC's management and the FBC Board of Directors may be deemed to have interests in the FBC Merger in addition to their interests, if any, as shareholders of FBC generally.

          In the Spring of this year, the Board of Directors of FBC approved Employment Agreements for Messrs. Doble and Stuart and a Severance Agreement for Joan H. Hoglen, Assistant Vice President of FNB.

          Mr. Doble's employment agreement ("Doble Employment Agreement") provides that he will be employed by FBC and FNB as President and Chief Executive Officer for a term of two years. Under the terms of the Doble Employment Agreement, Mr. Doble's base salary shall not be less than $130,000 per year subject to upward adjustment by the FBC Board of Directors. The Doble Employment Agreement provides that Mr. Doble will participate in any benefit or compensation programs in effect which are generally made available from time to time to executive officers of FBC and provides for all other fringe benefits as in effect from time to time which are generally available to FBC's salaried officers including, without limitation, medical and hospitalization coverage, life insurance coverage and disability coverage.

          The Doble Employment Agreement allows Mr. Doble to terminate his employment with FBC upon (i) a change in control of FBC (as defined in the Doble Employment Agreement) and within three years of such change in control without Mr. Doble's consent, among other things, the nature and scope of his authority with FBC or a surviving or acquiring person are materially reduced to a level below that which he enjoyed from the date the Doble Employment Agreement was executed, or (ii) a merger, consolidation, reorganization, sale of all or substantially all of the assets or similar event of FBC. If Mr. Doble terminates his employment because of a change in control or merger, he will be entitled to a lump sum severance payment equal to 150% of his average base salary in effect during the 24 months immediately preceding such termination (provided that such payment does not constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986 as amended). The Doble Employment Agreement contains a non-competition covenant for Mr. Doble should his employment with FBC be terminated under certain circumstances.

          The employment agreement for Mr. Stuart ("Stuart Employment Agreement") is substantially similar to that of Mr. Doble except that: Mr. Stuart will serve as Executive Vice President and Cashier of FBC and FNB; the term of the Stuart Employment Agreement is three years; and Mr. Stuart's "base salary" under the Stuart Employment Agreement is $82,000 per year. Furthermore, if Mr. Stuart terminates his employment because of a change in control or merger, he would be entitled to a lump sum severance payment equal to 75% of his average annual base salary in effect during the 24 months immediately preceding such termination.

          Ms. Hoglen's severance agreement with FBC which has a three year term provides that if she terminates her employment with FBC because of a change in control or merger during the term, she will be entitled to a lump sum severance payment equal to 50% of her average annual base salary in effect during the 24 month period immediately preceding such termination.

          The proposed merger with Susquehanna would be a triggering event under each of the aforementioned agreements with Messrs. Doble and Stuart and Ms. Hoglen.

     Continued Employment

          Susquehanna has agreed that each of Joseph H. Doble, Richard M. Stuart and Joan Hoglen shall have the option to continue employment for at least one year substantially on the same terms and conditions as their employment at the FBC Merger Effective Date. The failure of any one of these individuals to continue employment with Susquehanna will not be grounds for termination of the FBC Merger Agreement.

               Employee Benefit Plans

               Subsequent to the FBC Merger, Susquehanna may, but is not obligated, other than with respect to Messrs. Doble and Stuart and Ms. Hoglen, to employ any or all individuals serving as officers or employees of FBC or FNB immediately prior to the FBC Merger. Prior to accepting employment with Susquehanna, however, any officer or employee who has an employment contract with FBC and/or FNB, will be required to cancel such contract without accepting any of the severance or other benefits that may be payable thereunder as a result of the FBC Merger.

               Each person who is employed by FBC or FNB prior to the FBC Merger Effective Date and who remains an employee following the FBC Merger Effective Date shall be entitled, as an employee of Susquehanna or a subsidiary of Susquehanna, to participate in whatever employee benefit, stock option, bonus, incentive or other fringe benefit plans which are generally available for employees of Susquehanna or its subsidiaries, if such employee is eligible or selected for participation therein and is not otherwise participating in a similar plan which continues to be maintained subsequent to the FBC Merger Effective Date. Each continued employee who becomes eligible for participation in any Susquehanna plan will participate on the same basis as similarly situated employees of Susquehanna or its subsidiaries and will receive credit for past service with FBC or FNB for purposes of eligibility and vesting, but not benefit accrual, under Susquehanna's plans.

               FBC and FNB have agreed to take all action necessary to cease the participation or accrual of benefits as of the FBC Merger Effective Date by each participant in any employee benefit plans of FBC or FNB and to terminate such plans, other than 401(k) plans unless otherwise instructed by Susquehanna. Upon receipt of an Internal Revenue Service favorable plan determination letter confirming the tax qualified status of the FBC Money Purchase Plan (as described in the FBC Merger Agreement) and the subsequent termination of the plan, Susquehanna will allow each participant to either roll-over his or her account balance to Susquehanna's 401(k) plan or receive a distribution of his or her closing account balance. FBC and FNB have further agreed that, if the fair market value of the assets of any pension plan of FBC does not equal or exceed the present value of its benefits liabilities as of the date of its termination, FBC or FNB will make such additional contributions as are necessary to permit its termination.

     Management and Operations Following the FBC Merger

          Under the terms of the FBC Merger Agreement, following the FBC Merger, the FBC Board of Directors, as the Board of Directors of the corporation surviving the FBC Merger, will consist of persons appointed exclusively by Susquehanna but will include one or more members of the FBC Board of Directors, each of whom will serve until his or her successor is elected and has qualified.

     Accounting Treatment of the FBC Merger

          The FBC Merger is intended to be treated as a pooling of interests for accounting purposes. In accordance with generally accepted accounting principles and under the accounting rules of the Commission. As a condition to the consummation of the FBC Merger, Susquehanna is to receive a letter from its independent certified public accountants, Coopers & Lybrand L.L.P., that the FBC Merger will be treated as a pooling of interests. In order to preserve the intended accounting treatment of the FBC Merger as a pooling of interests, the FBC Merger Agreement also requires as a condition to the obligations of Susquehanna and SBI Merger Sub II under the FBC Merger Agreement that each person deemed to be an "affiliate" of FBC, to the extent reasonably attainable, enter into an agreement not to sell shares of Susquehanna Common Stock acquired in the FBC Merger until financial results covering at least 30 days of post-FBC Merger combined operations have been published.

     Income Tax Consequences of the FBC Merger

          The following is a general discussion of the anticipated federal income tax consequences of the FBC Merger. Susquehanna and FBC believe that for federal income tax purposes: (i) the FBC Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and FBC and Susquehanna will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by FBC or Susquehanna by reason of the FBC Merger; (iii) except for cash received in lieu of fractional shares, no income, gain or loss generally will be recognized by FBC shareholders on the exchange of their shares of FBC Common Stock for shares of Susquehanna Common Stock; (iv) the basis of the Susquehanna Common Stock to be received by the FBC shareholders generally will be, in each instance, the same as the basis of the FBC Common Stock surrendered in exchange therefor; (v) the holding period of the Susquehanna Common Stock to be received by the shareholders of FBC generally will include the period during which the FBC Common Stock surrendered in exchange therefor has been held, provided that the FBC Common Stock surrendered is held as a capital asset on the date of the exchange pursuant to the FBC Merger;

     and (vi) the payment of cash to the FBC shareholders in lieu of their fractional share interests of Susquehanna Common Stock generally will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Susquehanna Common Stock which such shareholders would otherwise be entitled to receive and will qualify as capital gain or loss.

          The obligations of the parties to consummate the FBC Merger are conditioned upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel substantially to the effect that the federal income tax consequences of the FBC Merger are as summarized above. Unlike a ruling from the Internal Revenue Service, an opinion of counsel would have no binding effect on the Internal Revenue Service. Such ruling or opinion would not deal with all of the tax considerations that may be relevant to particular FBC shareholders, such as FBC shareholders who are dealers in securities, foreign persons, tax-exempt entities or the impact of the alternative minimum tax. Such ruling or opinion would not address, any state, local or foreign tax considerations, any federal estate, gift, employment, excise or other non-income tax considerations.

          THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE FBC MERGER, WITHOUT CONSIDERATION OF THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH FBC SHAREHOLDER'S SITUATION. EACH FBC SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISORS AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE TO SUCH SHAREHOLDER AND NOT COMMON TO SHAREHOLDERS AS A WHOLE AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE FBC MERGER AND/OR ANY SALE OF SUSQUEHANNA COMMON STOCK RECEIVED IN THE FBC MERGER.


                              RESALE RESTRICTIONS

          The shares of Susquehanna Common Stock issuable in connection with the AI Merger and the FBC Merger have been registered under the Securities Act, but such registration does not cover resales by shareholders of AI or FBC who may be deemed to control, be controlled by or be under common control with AI, FBC or Susquehanna at the time of or after the AI Merger or the FBC Merger and who therefore may be deemed "affiliates" of AI, FBC or Susquehanna as that term is used in Rule 145 under the Securities Act.
     Such affiliates may not sell their shares of Susquehanna Common Stock acquired in connection with the AI Merger or the FBC Merger, as applicable, except pursuant to: (i) an effective registration statement under the Securities Act covering such shares of Susquehanna Common Stock; (ii) the conditions contemplated by paragraph (d) of Rule 145; or (iii) another applicable exemption from the registration requirements of the Securities Act. Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates may make resales and also on the quantities of resales which such affiliates, and others with whom they act in concert, may make within any three-month period. The management of AI and FBC will notify those persons whom they believe may be such affiliates. Susquehanna is under no obligation to register any shares acquired by affiliates of AI or FBC in connection with the Mergers.

          The AI Merger Agreement and the FBC Merger Agreement require as a condition to the AI Merger and the FBC Merger, respectively, that each such affiliate of AI or FBC enter into an agreement not to sell shares of Susquehanna Common Stock acquired in the mergers except in accordance with the requirements of the Securities Act and the regulations thereunder.

                DESCRIPTION OF SUSQUEHANNA AND ITS CAPITAL STOCK

     Information Concerning Susquehanna

          Susquehanna is a Pennsylvania business corporation, registered as a bank holding company with its headquarters in Lancaster County, Pennsylvania. As a bank holding company, Susquehanna engages in general commercial and retail banking and bank-related business through commercial banks, federal savings banks, and other subsidiaries.

          Susquehanna was organized on March 1, 1982 under the laws of the Commonwealth of Pennsylvania for the purpose of acquiring Farmers First Bank, Lititz, Pennsylvania and such other banks and bank-related entities as permitted by law, desirable and consistent with its corporate purposes. Susquehanna's sole activity consists of owning and supervising its five (5) commercial banks, its three (3) savings banks, its two (2) leasing companies and its credit life insurance company. These subsidiaries are engaged in providing banking, savings and loan and bank-related services in central and south central Pennsylvania, principally in Franklin, Lancaster, Northumberland, Snyder, York and Lycoming Counties, and in northwestern and central Maryland, principally in Allegheny and Washington Counties, and the City of Baltimore and its surrounding area. The day-to-day management of Susquehanna's subsidiaries is conducted by each subsidiary's officers, subject to review by their respective Board of Directors, thereby permitting each company to retain substantial autonomy to better serve its
     market in day-to-day operations.    Susquehanna's subsidiary commercial
     banks and federal savings banks currently operate over 100 depository offices in Pennsylvania and Maryland. As of December 31, 1995, Susquehanna had consolidated total assets in excess of 3.0 billion dollars.

          Several years ago Susquehanna developed, and has been implementing, a plan to expand beyond Pennsylvania's borders, initially by establishing a position in the banking markets of northwestern and central Maryland, extending from Pennsylvania into Baltimore and western Maryland. In pursuit of this program, Susquehanna has acquired strong financial institutions in contiguous markets. Consistent with this strategy of geographic diversification, Susquehanna has determined to move into areas within the State of New Jersey which offer economic and demographic markets similar to those in which it operates in Pennsylvania and Maryland. In accordance with this plan, Susquehanna proposes to acquire AI and FBC. Through these acquisitions, Susquehanna will establish a substantial position in an area of New Jersey which it believes to be economically stable, which it expects to continue to prosper, and which will support Susquehanna's community banking philosophy. Management of Susquehanna believes that to the extent management of a bank demonstrates its commitment to the community through personal and dedicated service, the community will, in turn, support such a bank. This formula of synergism between depository institution and customer has been the predicate to Susquehanna's successful community banking philosophy over the past fifteen
     (15) years.

     General

          Susquehanna is authorized to issue 32,000,000 shares of Susquehanna Common Stock, par value $2.00 per share, and 5,000,000 shares of preferred stock, without par value ("Susquehanna Preferred Stock").

          As of June 30, 1996, Susquehanna had outstanding 13,172,881 shares of Susquehanna Common Stock. No shares of Susquehanna Preferred Stock are currently outstanding.

     Common Stock

               Dividends

               Holders of Susquehanna Common Stock are entitled to receive such dividends as may be declared by the Susquehanna Board of Directors out of funds legally available therefor. Since Susquehanna is a holding company, the funds required by Susquehanna to enable it to pay dividends are derived predominantly from the dividends paid to Susquehanna by its subsidiaries. Susquehanna's ability to pay dividends, therefore, is dependent upon the earnings, financial condition and ability to pay dividends of Susquehanna's subsidiaries, principally its commercial bank and savings bank subsidiaries. Payment of dividends by the banking subsidiaries is subject to a number of regulatory restrictions. See "REGULATIONS AFFECTING DIVIDENDS." Each of Susquehanna's commercial bank and savings bank subsidiaries is presently permitted to pay dividends without prior approval under such regulatory requirements; at December 31, 1995, an aggregate of $26,052,000 was available for the payment of dividends to Susquehanna.

               Liquidation

               In the event of liquidation, dissolution or winding up of Susquehanna, holders of Susquehanna Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Susquehanna Preferred Stock, if any, then outstanding.

               Voting

               Holders of Susquehanna Common Stock are entitled to one vote for each share held by them at all meetings of the shareholders and are not entitled to cumulate their votes for the election of Directors.

               No Preemptive Rights

               Holders of Susquehanna Common Stock do not have any preemptive rights.

               Transfer Agent and Registrar

               Farmers First Bank, a subsidiary of Susquehanna, is the transfer agent and registrar for Susquehanna Common Stock.

     Preferred Stock

          The Susquehanna Board of Directors has authority, without further vote or action by the shareholders, to issue the Susquehanna Preferred Stock in one or more series and to fix and determine the relative rights and preferences of each such series.

     Pennsylvania Anti-Takeover Law Provisions

          Susquehanna is subject to various statutory "anti-takeover provisions" of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), including Subchapters 25E, F, G and H of the BCL.

          Subchapter 25E (relating to control transactions) provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

          Subchapter 25F (relating to business combinations) delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. An "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

          Subchapter 25G (relating to control-share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of the shares to the issuer. If shareholder approval is obtained, the corporation is also subject to Subchapters 25I and J of the BCL. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

          Subchapter 25H (relating to disgorgement) applies in the event that:
     (i) any person or group publicly discloses that the person or group may acquire control of the corporation; or (ii) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the

     18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

          Subchapters 25E, F, G and H contain a wide variety of transactional and status exemptions, exclusions and safe harbors. The foregoing descriptions are qualified in their entirety by reference to the statutory provisions which are filed as Exhibit 4.1 to the Registration Statement and incorporated herein by reference.

          In addition, the BCL permits an amendment of the corporation's articles or other corporate action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters' rights.

          The BCL also provides that Directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the communities in which the corporation is located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests. The BCL expressly provides that Directors do not violate their fiduciary duties solely by relying on poison pills or the anti-takeover provisions of the BCL.

     Provisions in Susquehanna's Articles of Incorporation and Bylaws

          Certain provisions of Susquehanna's articles of incorporation ("Susquehanna Articles") and bylaws ("Susquehanna Bylaws") may have the effect of making more difficult non-negotiated tender or exchange offers or other attempts to take over or acquire Susquehanna's business. These provisions may discourage some potential acquirors from attempting such a transaction on terms which some shareholders might favor.

          Currently, Susquehanna has approximately 5,000,000 shares of authorized but unissued shares of Susquehanna Preferred Stock and 18,806,672 shares of authorized but unissued shares of Susquehanna Common Stock. Following the AI Merger and the FBC Merger, Susquehanna would have approximately 17,342,302 shares of authorized but unissued shares of Susquehanna Common Stock. As a general matter, the existence of unissued and unreserved shares of capital stock provides a Board of Directors with the ability to cause the issuance of shares of capital stock under circumstances that might prevent or render more difficult or costly the completion of a takeover. In addition, the rights and preferences of Susquehanna Preferred Stock as may be established by the Susquehanna Board of Directors could have the effect of impeding a takeover of Susquehanna.

          The Susquehanna Bylaws provide that the number of Directors shall be fixed by the Susquehanna Board of Directors, and that the Directors shall be divided into three classes as nearly equal as possible, with each class serving for staggered three year terms. Directors may be removed, with or without cause, by the vote of the holders of 75% of the outstanding shares of Susquehanna stock entitled to vote for Directors generally.

          The Susquehanna Bylaws establish advance notice procedures with regard to the nomination, other than by management, of candidates for election as Directors. Susquehanna shareholders may act only at a shareholders' meeting or by unanimous written consent.

          The Susquehanna Board of Directors is authorized to amend the Susquehanna Bylaws, subject to the right of the shareholders to change such action by vote of 75% of the outstanding Susquehanna shares entitled to vote.

          Article 10 of the Susquehanna Articles authorizes the Susquehanna Board of Directors to use defensive measures to oppose acquisition transactions that it determines are not in the best interests of Susquehanna, and permits the Susquehanna Board of Directors to consider a broad range of factors in deciding whether to oppose an acquisition transaction, including effects on employees, depositors, customers and the communities served by Susquehanna. Article 10 may not be amended without the vote of 75% of the outstanding Susquehanna shares entitled to vote.

          Article 11 of the Susquehanna Articles, in general, prohibits Susquehanna from engaging in a broad range of business combinations with any person or group having beneficial ownership of 20% or more of the Susquehanna shares entitled to vote generally for the election of Directors unless such business combination: (i) was approved by the Board of Directors prior to the time such person or group acquired more than 10% of Susquehanna's voting shares; (ii) is approved by 75% of Susquehanna's voting shares where the transaction satisfies specified fair price criteria and the 20% shareholder has complied with specified procedural requirements; or (iii) is approved by 85% of Susquehanna's voting shares. In addition, where no 20% shareholder is involved, Article 11 requires a merger or consolidation of Susquehanna or a significant sale or disposition of securities or assets of Susquehanna or its subsidiaries to be approved by 66 2/3% of the outstanding Susquehanna shares entitled to vote on such matter. Article 11 may only be amended by a vote of 85% of Susquehanna's voting shares (75% if the amendment is approved by 85% of a Board consisting only of "Continuing Directors" as such term is defined in
     Article 11).

          Article 14 of the Susquehanna Articles limits the voting rights of any person or group acquiring more than 10% of Susquehanna's outstanding voting shares. The voting rights limitations of Article 14, when taken together with the provisions of Article 11, render it extremely unlikely that a person or group subject to its provisions will be able to determine the outcome of a vote on any transaction covered by Article 11. Shares held by such person or group in excess of 10% of any class or series of Susquehanna stock are entitled to only 1/10 of a vote per share, and all shares held by such person or group may not cast more than 35% of the total number of votes which all holders of a class or series of Susquehanna shares are entitled to cast with respect to a particular matter. These provisions limiting voting rights may not be waived or rendered inapplicable by the Susquehanna Board of Directors. Because the voting rights limitations are imposed on persons or groups owning more than 10% of the outstanding Susquehanna voting shares (rather than the owners of more than 10% of the outstanding voting power), the Susquehanna Board of Directors could issue shares of Susquehanna Preferred Stock with enhanced voting rights that would permit a person to exercise more than 10% of the voting power while owning 10% or less of the outstanding voting shares. These voting rights limitations do not apply to a person or group that consummates a tender offer which was an offer to acquire all outstanding Susquehanna Common Stock and which tender offer complied with specified procedural and fair price requirements. Article 14 may only be amended by vote of 85% of the votes entitled to be cast by all outstanding Susquehanna voting shares (two-thirds if the amendment is first approved by two-thirds of a Board consisting only of "Continuing Directors" as such term is defined in
     Article 14).

                        COMPARISON OF SHAREHOLDER RIGHTS

     Introduction

          Upon the consummation of the AI Merger, holders of AI Common Stock, whose rights presently are governed by the NJBCA and AI's certificate of incorporation (the "AI Certificate") and bylaws (the "AI Bylaws") will become shareholders of Susquehanna, a Pennsylvania business corporation. Accordingly, their rights will be governed by the BCL and Susquehanna Articles and Susquehanna Bylaws. Certain differences arise from changes in the governing law, as well as from differences between such articles, certificate and bylaws. Similarly, upon the consummation of the FBC Merger, holders of FBC Common Stock, whose rights presently are governed by the NJBCA and FBC's certificate of incorporation (the "FBC Certificate") and bylaws (the "FBC Bylaws") will become shareholders of Susquehanna, and their rights also will be governed by the Susquehanna Articles and the Susquehanna Bylaws. The following discussion is not intended to be a complete statement of all differences affecting the rights of shareholders, but summarizes material differences and is qualified in its entirety by reference to applicable New Jersey and Pennsylvania corporate laws and the articles or certificates of incorporation and bylaws of Susquehanna, AI and FBC. See "INCORPORATION OF DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

     Dividends

          Under New Jersey and Pennsylvania law, a corporation is generally permitted to pay dividends unless, after giving effect thereto, the corporation would be unable to pay its debts as they become due in the usual course of business or the total assets of the corporation would be less than the sum of its total liabilities. Pennsylvania law includes with the sum of total liabilities the amount that would be needed upon dissolution to satisfy the preferential rights of shareholders whose preferential rights on dissolution are superior to those receiving the dividends; New Jersey law does not include this additional, restricting factor.

          As holding companies, the ability of AI, FBC and Susquehanna to pay dividends is largely dependent upon receipt of dividends from their respective subsidiary depository institutions. Payment of dividends by these subsidiaries is subject to a number of regulatory restrictions. For a summary of these regulatory considerations, see "REGULATIONS AFFECTING DIVIDENDS."

     Classified Board of Directors

          Both the NJBCA and the BCL permit a corporation's board of directors to be divided into various classes serving staggered terms of office. The Susquehanna Bylaws provide that its Board is divided into three classes of Directors as nearly equal in number as possible. At each annual meeting of shareholders, one class of Directors is elected for a three-year term.

          The AI Certificate provides that its entire Board of Directors is elected at each annual meeting of AI shareholders to serve a term expiring at the next annual meeting.

          The FBC Certificate provides that its Board is divided into three classes of Directors, elected in a manner similar to the procedure contained in the Susquehanna Bylaws.

     Number of Directors

          The Susquehanna Bylaws establish the minimum number of Directors at five and provide that the number of Directors constituting the entire Board shall be determined by resolution of the Board of Directors. A majority of the Susquehanna Board of Directors may increase the number of Directors between meetings of the shareholders up to a maximum of two additional Directors in any calendar year. Currently, the Susquehanna Board consists of 14 Directors.

          The AI Certificate establishes the minimum and maximum number of Directors at five and twenty-five, respectively. The exact number of Directors is determined by majority vote of the entire AI Board. Currently the AI Board consists of 14 Directors.

          The FBC Certificate and Bylaws also establishes the minimum and maximum number of Directors at five and twenty-five, respectively, all of whom must be shareholders of FBC. The exact number of Directors is determined by majority vote of the entire Board or by resolution of shareholders at any annual or special meeting. Currently the FBC Board consists of 7 Directors.

     Nomination of Directors

          Under the Susquehanna Bylaws, a shareholder may not nominate a candidate for Director unless the shareholder provides the secretary of Susquehanna with a notice containing specified information regarding the nominee and the shareholder making the nomination. The Susquehanna Bylaws require such notice to be given by a shareholder not less than 14 days nor more than 50 days prior to a meeting or within seven days of notice of the meeting if Susquehanna provides less than 21 days notice of the meeting.

          The AI Certificate does not contain specific provisions controlling the nomination of Directors.

          The FBC Bylaws require shareholders to submit nominations for directors to be elected at an annual meeting not later than the thirtieth day immediately preceding the date of the meeting. Except for nominations of the Board, the nomination must be in a writing delivered to the secretary of FBC and disclose certain specific information with respect to the nominee and the shareholder making the nomination, among other matters.

     No Cumulative Voting

          The Susquehanna Articles state that shareholders do not have the right to cumulate their votes for the election of Directors.

          The AI Certificate provides that in the election of Directors, every shareholder shall have the right to cumulative voting of such shares. This means that each AI shareholder may vote the number of shares owned by such shareholder for as many persons as there are Directors to be elected or to cumulate such votes by giving one candidate as many votes as the number of Directors to be elected multiplied by the number of shares, or by distributing such votes on the same principle among any number of Directors.

          FBC shareholders do not have the right to cumulate their votes for the election of Directors.

     Removal of Directors

          Except where the holders of preferred stock have the right to elect one or more Susquehanna Directors voting separately as a class, Susquehanna Directors may be removed with cause or without cause by vote of 75% of all outstanding Susquehanna shares entitled to vote generally for the election of Susquehanna Directors voting as one class.

          Except where the holders of preferred stock have the right to elect one or more AI Directors voting separately as a class, AI Directors may be removed for cause, or without cause, by vote of the AI shareholders, except that if less than all AI Directors serving on the AI Board of Directors are to be removed, then no one AI Director may be so removed if the votes cast against removal would be sufficient to elect him/her if then voted cumulatively at an election of the entire AI Board of Directors.

          The FBC Directors may be removed for cause, or without cause, by vote of the FBC shareholders.

     Filling Vacancies on the Board of Directors

          In the case of Susquehanna, AI and FBC, vacancies and newly created Directorships may be filled by the vote of a majority of the Directors in office. Any such Susquehanna Director so chosen serves until the next annual shareholders' meeting, at which time a successor is elected to a term of office consistent with maintaining three classes of Susquehanna Directors as equal in size as possible. Any such AI Director so chosen shall hold office for a term expiring at the next annual meeting of AI. Any such FBC Director so chosen will complete the term associated with a vacancy which is being filled, or, in the case of a newly created Directorship, until the next (annual or special) meeting of FBC shareholders.

     Call of Special Shareholders' Meeting

          Special meetings of Susquehanna shareholders may be called by the president, the Susquehanna Board of Directors or upon the written request of the holders of not less than one-fifth of the Susquehanna shares entitled to vote at the meeting. Such request must state a proper purpose for the meeting.

          Special meetings of AI shareholders may be called by the president or the AI Board of Directors and shall be called at the written request to the president by the holders of not less than 25% of all votes entitled to be cast at the meeting.

          Special meetings of FBC shareholders may be called by the FBC Chairman of the Board, the president or at the request of three or more members of the FBC Board of Directors or upon the request of holders of not less than 25% of all votes entitled to be cast at the meeting.

          The NJBCA allows holders of not less than 20% of all votes entitled to vote at a shareholders' meeting to call a special meeting under certain circumstances.

     Notice of Shareholders' Meetings

          Susquehanna shareholders must generally be given at least five days' written notice of an annual meeting of shareholders. If a meeting is being called to consider certain fundamental transactions (such as an amendment to the articles of incorporation or a merger, consolidation or dissolution), the BCL requires ten days' prior written notice. Susquehanna shareholders must be given ten days' prior written notice of a special shareholders' meeting; 20 days' prior written notice is required if the special meeting was called by or at the request of a Susquehanna shareholder.

          AI shareholders must be given not less than ten days' nor more than 60 days' written notice prior to any meeting of shareholders.

          FBC shareholders must be given not less than ten day's or more than 60 days' written notice prior to any meeting of shareholders.

     Quorum Requirements and Adjournment of Meetings

          A majority of the outstanding Susquehanna shares entitled to vote, present in person or represented by proxy, constitutes a quorum at all meetings of shareholders. If a quorum is not present or represented at a meeting, the shareholders entitled to vote at the meeting have the power to adjourn the meeting, and at any adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. Where a meeting is called for the purpose of electing Susquehanna Directors, a majority of the shares present or represented by proxy may adjourn the meeting for one or more periods of up to 15 days' duration. Those shareholders present or represented at the meeting following the original meeting called for the election of Susquehanna Directors which was adjourned for lack of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Susquehanna Directors.

          A majority of the shares of outstanding AI Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. If less than a quorum is present at a meeting, a majority of the shares represented may adjourn the meeting from time to time without further notice, and at such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

          A majority of the shares of outstanding FBC Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. If less than a quorum is present at a meeting, a majority of the shares represented may adjourn the meeting from time to time without further notice, and at such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meet ing as originally called.

     Shareholder Proposals; New Business at a Meeting

          Except for the Director nomination procedures described above, the Susquehanna Articles and Bylaws do not require advance notice of business that shareholders wish to raise at an annual shareholders' meeting. The Susquehanna Bylaws, however, limit the business to be transacted at a special shareholders' meeting to the matters specified in the notice of meeting.

          Under the AI Bylaws, written notice of the purpose or purposes of a special meeting must be given to the AI shareholders. Under the NJBCA, only business consistent with such stated purpose may be conducted.

          Under the NJBCA, FBC shareholders are entitled to written notice of the purpose of meetings of shareholders. Only business consistent with such stated purpose may be conducted.

     Action Without Meeting

          Susquehanna shareholders may take action without a meeting by unanimous written consent.

          AI shareholders may only take action at a shareholders' meeting; they may not act by written consent.

          FBC shareholders may take action without a meeting by unanimous written consent.

     Dissenters' Rights

          Under the BCL, which governs the rights of Susquehanna shareholders, shareholders are generally entitled to dissent from, and demand payment of the fair value of their shares in connection with, a plan of merger, consolidation, share exchange, asset transfer or division. If a corporation's shares are held of record by more than 2,000 shareholders or are listed on a national securities exchange, the BCL generally does not provide dissenters' rights so long as the consideration received by shareholders pursuant to the plan consists solely of shares of the acquiring, surviving or new corporation (and money in lieu of fractional shares). The BCL provides dissenters' rights where a charter amendment or other corporate action providing for mandatory special treatment for a specified group of holders of a class or series of stock is adopted without a class vote of the affected group. Subchapter 25E of the BCL, which applies to Susquehanna, also provides shareholders of a publicly traded Pennsylvania corporation remedies similar to dissenters' rights where a person or group acquires 20% or more of the voting power of the corporation.

          Under the NJBCA, which governs the rights of AI and FBC shareholders, shareholders are generally entitled to dissent from, and demand payment of the fair value of their shares in connection with, a plan of merger or consolidation, or a sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation. Shareholders do not have the right to dissent with respect to shares: (i) of a class or series which is listed on a national exchange or held of record by more than 1,000 holders; or (ii) for which the shareholder will receive either cash or securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders or a combination of cash and such securities.

     Preemptive Rights

          Susquehanna shareholders do not have preemptive rights.

          Under the AI Certificate, AI shareholders generally have the preemptive right to acquire, in proportion to their holdings, before any other disposition by AI of such securities: (i) unissued or treasury shares; (ii) securities convertible into such shares; or (iii) securities carrying a right to subscribe to or acquire such shares.

          FBC shareholders do not have preemptive rights.

     Limitations on Directors' Liability

          The BCL permits the shareholders of a Pennsylvania corporation to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages in certain circumstances. The Susquehanna Bylaws do not contain such a provision.

          The NJBCA provides that the certificate of incorporation of a New Jersey corporation may expressly relieve directors from personal liability to the corporation or its shareholders for damages resulting from a breach of duty by such director except in cases involving breach of the duty of loyalty or in situations involving bad faith or knowing violation of law or resulting in receipt by the director of improper personal benefit. The AI Certificate contains a provision allowing such relief to its Directors.
     The FBC Certificate does not contain such a provision.

     Indemnification

          The BCL and the NJBCA provide that a business corporation may indemnify directors, officers and other agents against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director, officer or other agent by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under the BCL and the NJBCA, the corporation is required to indemnify directors, officers or other agent against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under the BCL and the NJBCA, a corporation may pay the expenses of a director, officer or other agent incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. The Susquehanna Bylaws, the AI Bylaws and the FBC Bylaws provide indemnification of Directors, officers and other agents and advancement of expenses to the extent otherwise permitted by law. The Susquehanna Bylaws condition any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in the BCL, by Susquehanna's Directors or shareholders that indemnification or advancement of expenses is proper because the Director or officer met the standard of conduct set forth in the BCL.

          The BCL grants a corporation broad authority to indemnify its Directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of the BCL, Susquehanna has entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices. As permitted by the BCL and the

     Susquehanna Articles, Susquehanna maintains on behalf of its Directors and officers insurance protection against certain liabilities arising out of their service in such capabilities.

     State Anti-Takeover Law Provisions

          AI, FBC and Susquehanna are subject to various statutory "anti-takeover" provisions of the NJBCA and the BCL, respectively. The BCL "anti-takeover" provisions applicable to Susquehanna have been summarized above. See "DESCRIPTION OF SUSQUEHANNA CAPITAL STOCK -- Pennsylvania Anti-Takeover Law Provisions." The following description of certain of these provisions is qualified in its entirety by reference to such summary and to the statutory provisions which are filed as Exhibit 4.1 to this Registration Statement and incorporated herein by reference.

          The BCL's anti-takeover provisions are more comprehensive and protective of the interests of the shareholders, employees, directors and other management of a Pennsylvania corporation than the NJBCA. Unlike the BCL, the NJBCA contains a single prophylactic, known as the "Shareholders Protection Act," which generally follows the provisions of the BCL's business combination statute (Subchapter 25F of the BCL). Pursuant to the Shareholders Protection Act and Subchapter 25F of the BCL, a covered corporation is prohibited from engaging in specified business combination transactions with an interested shareholder (defined in general as any beneficial owner of at least 10% of the outstanding voting stock of a New Jersey corporation and at least 20% of the outstanding voting stock of a Pennsylvania corporation) during the five-year period following the date such person became an interested shareholder, unless the business combination or share acquisition is approved by the corporation's board of directors prior to the date such person became an interested shareholder.

          Under New Jersey's Shareholders Protection Act, the prohibition against a business combination involving an interested shareholder is absolute during the five-year period; Subchapter 25F of the BCL, however, would allow the business combination to proceed if it were approved by unanimous vote of the holders of all outstanding common stock or, if the interested shareholder owns at least 80% of the Pennsylvania corporation's voting shares, the business combination is approved by a majority of the holders of the Pennsylvania corporation's voting shares (not including shares held by the interested shareholder) and the interested shareholder complies with specified procedural and minimum fair price criteria.

          After the expiration of the five-year period, a business combination may be effected under the Shareholders Protection Act if: (i) the transaction is approved by two-thirds of the voting stock of the New Jersey corporation (not including shares held by the interested shareholder); or
     (ii) the interested shareholder complies with specified procedural and minimum fair price criteria. Under Subchapter 25F of the BCL, after the five-year period, a business combination may be effected if: (i) the transaction is approved by a majority of the holders of the Pennsylvania corporation's voting shares (not including shares held by the interested shareholder); or (ii) the transaction is approved by a majority of the holders of the Pennsylvania corporation's voting shares (including shares held by the interested shareholder) and the interested shareholder complies with specified procedural and minimum fair price criteria.

          Susquehanna is also subject to another somewhat similar Pennsylvania law provision (BCL Section 2538) which requires transactions with an interested shareholder to be approved by a majority of the corporation's directors who are unaffiliated with such shareholder. As described below, both AI and Susquehanna have charter provisions which restrict business combinations with significant shareholders.

          The BCL contains a number of additional "anti-takeover" provisions not found in the NJBCA. Subchapter 25G of the BCL prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders allow otherwise. As described below, Article 10 of the Susquehanna Articles limits the voting rights of persons acquiring more than 10% of Susquehanna's outstanding voting shares. Subchapter 25H of the BCL requires persons who acquire 20% of the voting power of a corporation or who announce that they may acquire control of the corporation and then sell shares within 18 months thereafter to disgorge to the corporation profits made from such transactions. The BCL permits, subject to dissenters' rights, an amendment of the corporation's articles or other corporate action to provide mandatory special treatment for specified groups of nonconsenting shareholders.

          Both BCL and the NJBCA provide that directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the communities in which the corporation is located.
     However, the BCL states that directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests. Additionally, the BCL expressly provides that Directors do not violate their fiduciary duties solely by relying on poison pills or the anti-takeover provisions of the BCL. As described below, Susquehanna has a charter provision which permits Directors to consider a broad number of factors in evaluating any potential acquisition transaction.

     Anti-Takeover Provisions in the Susquehanna Articles and AI and FBC Certificates; Approval of Certain Transactions

          Article 10 of the Susquehanna Articles permits, but does not require, the Susquehanna Board of Directors to consider a variety of factors in evaluating whether to oppose, recommend or remain neutral with respect to an acquisition transaction. These factors include: (i) the adequacy of the consideration being offered in relation to the current market price of Susquehanna's securities as well as in relation to other measures of Susquehanna's value; (ii) the economic or social effects that the transaction might have on the employees, depositors and customers of Susquehanna or its subsidiaries and the communities they serve; (iii) the reputations and business practices of the offeror and its management and affiliates; and (iv) antitrust or other legal difficulties that might be created by the transaction. In the event that the Susquehanna Board of Directors determines that an acquisition transaction should be opposed,
     Article 10 authorizes Susquehanna's Board to take any legal action to oppose such transaction. As noted above, the BCL specifically permits directors, in determining what is in the best interests of a corporation, to consider the effects of a particular action on a broad range of constituencies that might be affected by such action.

          The Susquehanna Articles also contain a "business combination" anti-takeover provision. Article 11, in general, prohibits Susquehanna from engaging in a broad range of business combinations with any person or group having beneficial ownership of 20% or more of the Susquehanna shares entitled to vote generally for the election of Directors unless such business combination: (i) was approved by the Susquehanna Board of Directors prior to the time such person or group acquired 10% of Susquehanna's voting shares; (ii) is approved by 75% of Susquehanna's voting shares where the transaction satisfies specified fair price criteria and the 20% shareholder has complied with specified procedural requirements; or (iii) is approved by 85% of Susquehanna's voting shares.

          In addition, Article 11 requires that, regardless of whether a 20% shareholder is involved, the following transactions must be approved by 66 2/3% of the outstanding Susquehanna shares entitled to vote on such matter:
     (i) a merger or consolidation of Susquehanna with or into another corporation; (ii) a disposition of a Susquehanna subsidiary by means of a merger or consolidation; (iii) any merger or consolidation of a Susquehanna subsidiary in connection with which Susquehanna issues shares in excess of 15% of its shares outstanding prior to the transaction; (iv) any sale, lease, exchange, transfer or other disposition of all or substantially all of Susquehanna's assets; or (v) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets or stock of a subsidiary accounting for more than 20% of Susquehanna's consolidated assets.

          The Susquehanna Articles also contain a provision which limits the voting rights of any person or group acquiring more than 10% of Susquehanna's outstanding voting shares. These limitations render it extremely unlikely that a person or group subject to its provisions will be able to determine the outcome of any transaction subject to Article 11. Shares held by such person or group in excess of 10% of any class or series of Susquehanna stock are entitled to only 1/10 of a vote per share, and all shares held by such person or group may not cast more than 35% of the total number of votes which all holders of a class or series of Susquehanna shares are entitled to cast with respect to a particular matter. These provisions limiting voting rights may not be waived or rendered inapplicable by the Susquehanna Board of Directors. These voting rights limitations do not apply to a person or group that consummates a tender offer which was an offer to acquire all outstanding Susquehanna Common Stock and which tender offer complied with specified procedural and fair price requirements.

          In contrast to the array of anti-takeover provisions in the Susquehanna Articles, the AI Certificate contains only two anti-takeover provisions. Article Ninth of the AI Certificate sets forth restrictions applicable to a business combination (defined to include: (i) a merger or consolidation; (ii) a sale, transfer or exchange of substantial assets;
     (iii) the issuance or transfer of securities; (iv) the adoption of a plan or proposal for liquidation; or (v) a reclassification of securities) involving an interested shareholder (generally defined as a person holding in excess of 10% of the voting stock of AI)) unless the business combination has been approved by two-thirds of the then-outstanding voting stock of AI. The requirement for a two-thirds approving vote is not applicable, and only such vote as is required by law is necessary, if the business combination has been approved by a majority of Continuing Directors (defined as persons independent of the interested shareholder who were elected prior to the time the interested shareholder became an interested shareholder) and the interested shareholder complies with specified procedural and minimum fair price criteria. This provision of the AI Certificate is generally similar to Article 11 of the Susquehanna Articles.

          The AI Certificate also requires the affirmative vote of the holders of 66-2/3% or more of the outstanding shares of AI capital stock in connection with the approval of: (i) any merger or consolidation of AI;
     (ii) any sale, transfer or exchange of all or substantially all of AI's assets; or (iii) the adoption of a plan of liquidation or dissolution of AI. This provision applies to the AI Merger and also is generally similar to Article 11 of the Susquehanna Articles.

          The FBC Certificate also contains fewer anti-takeover provisions than the Susquehanna Articles. Article 7 of the FBC Certificate is similar to
     Article 10 of the Susquehanna Articles by allowing the FBC Board of Directors to consider a number of factors in determining whether to oppose a tender or other offer for the corporation's securities. These factors include: (i) the adequacy of the consideration; (ii) whether a more favorable price is obtainable; (iii) the impact of the transaction on FBC's employees, depositors and the customers of FNB; and (iv) the reputation and business practices of the offeror, among other factors. If the FBC Board of Directors determines to oppose the tender or other offer, it may take a number of actions including advising shareholders to reject the offer, initiating litigation, acquiring its own securities, acquiring another company to create antitrust or other regulatory problems, or obtaining a more favorable offer from another source.

          The only other anti-takeover provision in the FBC Certificate is similar to Article 11 of the Susquehanna Articles and prohibits any merger, consolidation, liquidation or dissolution of FBC, or any sale or other disposition of all or substantially all of its assets unless approved by the affirmative vote of the holders of at least 70% of the outstanding FBC Common Stock. This provision is applicable to the FBC Merger.

     Amendment of Certificates of Incorporation and Articles of Incorporation

          The Susquehanna Articles generally may be amended by the shareholders by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. The Susquehanna Articles provide, however, that the provisions set forth in Articles 8 (relating to amendment of the Susquehanna Bylaws), 9 (relating to shareholder action by written consent), 10 (relating to the authority to take measures to oppose certain acquisition transactions) and 12 (relating to amendment of the Susquehanna Articles) may not be amended, altered, changed or repealed without the vote of 75% of the outstanding Susquehanna shares entitled to vote. Article 11 (relating to certain business combinations) may only be amended by vote of 85% of the outstanding Susquehanna shares entitled to vote (75% if the amendment is approved by 85% of a Board consisting only of "Continuing Directors", as such term is defined in Article 11). Article 14 (relating to the voting rights of shares held by certain substantial shareholders) may only be amended by vote of 85% of the outstanding Susquehanna shares entitled to vote (two thirds if the amendment is first approved by two thirds of a Board consisting only of "Continuing Directors", as such term is defined in Article 14).

          The NJBCA provides in general that unless the certificate of incorporation provides otherwise, a New Jersey corporation may amend any provision of its certificate of incorporation upon board approval, written notice of the amendment to shareholders, and approval by the affirmative vote of a majority of votes cast by the holders of shares at the meeting called for such purpose. Article Ninth of the AI Certificate, described above, prohibits amendment to such Article unless approved by the holders of 66-2/3% of the outstanding voting stock of AI.

          Similarly, the FBC Certificate prohibits amendment to Article 11, described above, without the approval of seventy percent (70%) or more of the outstanding FBC Common Stock.

     Amendment of Bylaws

          The Susquehanna Board of Directors is authorized to amend the Susquehanna Bylaws, subject to the right of the shareholders to change such action by vote of 75% of the outstanding Susquehanna shares entitled to vote (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose.

          The AI Bylaws may be amended or changed by a majority of AI Directors, subject to the right of the AI shareholders to change such action.

          The FBC Bylaws may be amended or changed by a majority of the FBC Directors, subject to the right of the FBC shareholders to change such action.

                   DIVIDENDS AND MARKET PRICES OF SECURITIES

     Susquehanna

          Susquehanna Common Stock is traded in the over-the-counter market and quoted on The Nasdaq Stock Market under the symbol "SUSQ." On October 1, 1996, there were 13,173,024 shares outstanding and approximately 5,712 shareholders of record. Set forth below are the high and low sales prices of Susquehanna Common Stock as reported on The Nasdaq Stock Market for the first two quarters of calendar 1996, and the four quarters of calendar 1995 and calendar 1994. Also set forth below are the cash dividends declared during such periods.

                         1996                      1995                    1994
               ------------------------  -----------------------  -----------------------
                  Market      Dividends     Market     Dividends     Market     Dividends
                   Price      Declared      Price      Declared      Price      Declared
               -------------  ---------  ------------  ---------  ------------  ---------
1st Quarter    $ 26.00-30.00    $.29     $21.50-24.25    $.27     $23.75-28.00     $.25
2nd Quarter    $ 26.75-29.50    $.29     $22.50-24.00    $.27     $23.75-25.00     $.25
3rd Quarter    $ 27.25-30.625   $.29     $23.25-28.25    $.27     $23.50-24.25     $.25
4th Quarter         N/A          N/A     $26.00-30.25    $.29     $21.25-24.75     $.27

          The last sale price on July 18, 1996, the last trading day before the announcement of the AI Merger and the FBC Merger, was $27.75 per share.

     AI

          There is no established trading market for the AI Common Stock. Transactions in AI Common Stock have occurred infrequently in the over-the-counter market. On the AI Record Date, there were 771,750 shares outstanding and approximately 311 shareholders of record. Set forth below are the high and low bid and offer prices of AI Common Stock as reported in the over-the-counter market for the period October 1 through November 4, 1996, the first three quarters of 1996 and the four quarters of 1995 and 1994. All amounts have been adjusted to reflect the stock dividends paid on February 18, 1994, February 24, 1995 and February 26, 1996 as described below.


                                                Market Price
                                  ----------------------------------------
                                      1996          1995          1994
                                    -------       -------       -------

1st Quarter                       $11.00-11.75  $ 7.60-9.86   $ 9.48-11.39
2nd Quarter                       $14.00-14.75  $ 7.96-8.91   $12.64-14.44
3rd Quarter                       $14.00-28.50  $ 9.74-11.76  $12.64-13.54
4th Quarter (through
November 4, 1996)                 $26.25-28.00  $11.16-11.40  $11.69-13.90

          A stock dividend of 8.14 shares for each 100 shares held was paid on February 18, 1994 to shareholders of record on January 19, 1994. Cash was paid to shareholders in lieu of the issuance of fractional shares. The total cash compensation paid to shareholders in lieu of the issuance of fractional shares was $1,900.50. The fractions totaled 181 shares and were purchased by Frank Bartolone, a director of AI, at a price of $10.50 per share.

          A stock dividend of 5 shares held was paid on February 24, 1995 to shareholders of record on January 25, 1995. Cash was paid to shareholders in lieu of the issuance of fractional shares. The total cash compensation paid to shareholders was $2,171.00. The fractions totaled 167 shares, 84 of which were purchased by Frank Bartolone and 83 of which were purchased by Walter Crossley at $13.00 per share. Both are directors of AI.

          A stock dividend of 5 shares for each 100 shares held was paid on February 26, 1996 to shareholders of record on February 16, 1996. Cash was paid to shareholders in lieu of the issuance of fractional shares. The total cash compensation paid to shareholders was $1,937.00. The fractions totaled 149 shares which were purchased at $13.00 per share by Frank Bartolone, a director of AI.

          AI has not paid a cash dividend on its Common Stock, which has been outstanding since January 1, 1989. Prior to the reorganization, ENB had not paid any dividends on its Common Stock since 1982. AI has paid stock dividends on five occasions since its formation. The Board of Directors of AI intends to continue paying stock dividends based upon adequate earnings. However, there can be no assurance as to future dividends in cash or in stock.

     FBC

          There is no established trading market for FBC's Common Stock and there has been only very limited trading in the FBC's Common Stock. Management of FBC is aware of certain transfers of the Common Stock over the past two years at per share prices ranging from $50.00 to $64.00 (adjusted for the 10% stock dividend paid in 1995 and the 3 for 1 stock split paid in 1995). The most recent transaction of which management is aware is the sale of an aggregate of 184 shares of FBC's Common Stock at $64.00 per share on August 15, 1996. This price should not be considered indicative of the current market price of FBC's Common Stock.

          In 1995, FBC distributed a 10% stock dividend on its Common Stock and paid a 3 for 1 stock split.

          The Table below lists cash dividends paid for the first half of 1996, and the two halves of 1995 and 1994 (adjusted for the aforementioned stock dividend and stock split).

                     1996                 1995                 1994
                   Dividends            Dividends            Dividends
                     Paid                 Paid                 Paid
                   ---------            ---------            ---------
1st half             $0.75                $0.60                $0.53

2nd half              N/A                 $0.65                $0.68

                        REGULATIONS AFFECTING DIVIDENDS


Susquehanna

     Susquehanna's ability to pay dividends is largely dependent upon receipt of dividends from its commercial bank and federal savings bank subsidiaries. Susquehanna's banking subsidiaries include three national banks, a Maryland state-chartered bank, a Pennsylvania state-chartered bank and three federal savings banks. Both federal and state laws impose restrictions on the ability of these banking subsidiaries to pay dividends.

     Under federal law, the approval of the Comptroller of the Currency ("Comptroller") is required for the payment of dividends in any calendar year by a subsidiary national bank if the total of all dividends declared by such bank in a calendar year exceeds that bank's net profits for that year combined with its retained net profits for the preceding two calendar years. Moreover, no dividends may be paid by a national bank if its "losses" equal or exceed its undivided profits account, and no dividend may be paid in an amount in excess of its "net profits then on hand." In addition, the Comptroller may find a dividend payment that meets the criteria specified in the law to constitute an unsafe or unsound practice.

     Federal law and regulations provide that federal savings banks are not permitted to pay dividends on capital stock if their regulatory capital would thereby be reduced below the amount then required for the liquidation account established for the benefit of certain depositors at the time such savings bank converted to stock form. In addition, federal savings banks which are subsidiaries of holding companies (as in the case of Susquehanna and its federal savings bank subsidiaries) are required to give the Office of Thrift Supervision (the "OTS") 30 days' prior notice of any proposed declaration of dividends to the holding company.

     Federal regulations impose additional limitations on the payment of dividends and other capital distributions by federal savings banks. Under these regulations, a savings bank that, immediately prior to, and on a pro forma basis after giving effect to, a proposed capital distribution, has capital (as defined by OTS regulation) that is equal to or greater than the amount of its fully phased-in capital requirements (a "Tier 1 Institution") generally is permitted without OTS approval to make capital distributions during a calendar year in an aggregate amount equal to the greater of: (i) up to 100% of its net income to date during the calendar year plus an amount that would reduce by one-half the amount by which its total capital exceeded its fully phased-in risk-based capital requirements at the beginning of the calendar year; or (ii) up to 75% of its net income for the previous four quarters. A federal savings bank with total capital in excess of current minimum capital requirements but not in excess of the fully phased-in requirements (a "Tier 2 Institution") is permitted to make capital distributions without OTS approval of up to between 25% and 75% of its net income for the previous four quarters, less dividends already paid for such period, depending upon the savings bank's level of risk-based capital. A federal savings bank that fails to meet current minimum capital requirements (a "Tier 3 Institution") is prohibited from making any capital distributions without the prior approval of the OTS. A Tier 1 Institution that has been notified by the OTS it is in need of more than normal supervision will be treated as either a Tier 2 or Tier 3 Institution. Susquehanna expects that each of its federal savings bank subsidiaries will continue to meet its fully phased-in capital requirements and to continue to be authorized to pay dividends in accordance with the provisions of the OTS regulations discussed above as Tier 1 Institutions.

     Effective December 19, 1992, federal savings banks are further prohibited from making any capital distributions if, after making the distribution, a federal savings bank would have: (i) a total risk-based capital ratio of less than 8%; (ii) a Tier 1 risk-based capital ratio of less than 4%; or (iii) a leverage ratio of less than 4%.

     In addition to the foregoing, earnings of federal savings banks appropriated to bad debt reserves and deducted for federal income tax purposes are not available for payment of cash dividends or other distributions without payment of taxes at the then-current tax rate on the amount of earnings removed from the reserves for such distributions.

     Under Pennsylvania law, dividends payable to Susquehanna are restricted to the extent that each Pennsylvania state-chartered bank is required to set aside to a surplus fund each year at least 10% of its net earnings until such surplus equals the amount of its capital. Furthermore, the payment of a dividend may not be made if it results in the reduction of the surplus available to the bank.

               In accordance with the above regulatory restrictions, each of
     Susquehanna's banking subsidiaries has the ability   to pay dividends and
     at June 30, 1996 $43,793,000 was available for the payment of dividends to Susquehanna.

     AI

               AI's ability to pay dividends is largely dependent upon receipt of dividends from ENB.

               Under federal law, the approval of the Comptroller is required for the payment of dividends in any calendar year by a subsidiary national bank if the total of all dividends declared by such bank in a calendar year exceeds that bank's net profits for that year combined with its retained net profits for the preceding two calendar years. Moreover, no dividends may be paid by a national bank if its "losses" equal or exceed its undivided profits account, and no dividend may be paid in an amount in excess of its "net profits then on hand." In addition, the Comptroller may find a dividend payment that meets the criteria specified in the law to constitute an unsafe or unsound practice.

               In accordance with the regulatory restrictions described above, as of June 30, 1996, ENB had approximately $1,848,000 available for the payment of dividends. AI is not permitted to pay dividends prior to the AI Merger Effective Date.

     FBC

               FBC's ability to pay dividends is largely dependent upon receipt of dividends from FNB.

               Under federal law, the approval of the Comptroller is required for the payment of dividends in any calendar year by a subsidiary national bank if the total of all dividends declared by such bank in a calendar year exceeds that bank's net profits for that year combined with its retained net profits for the preceding two calendar years. Moreover, no dividends may be paid by a national bank if its "losses" equal or exceed its undivided profits account, and no dividend may be paid in an amount in excess of its "net profits then on hand." In addition, the Comptroller may find a dividend payment that meets the criteria specified in the law to constitute an unsafe or unsound practice.

               In accordance with the regulatory resolutions discussed above, as of June 30, 1996, FNB had approximately $2,029,000 available for the payment dividends to FBC. The FBC Merger Agreement permits FBC to make normal dividend payments to its shareholders, consistent with past practice, prior to the FBC Merger Effective Date.

                                 BUSINESS OF AI

     General

               AI, a New Jersey business corporation, is a bank holding company whose sole subsidiary is ENB, a national banking association formerly named Atco National Bank. AI was organized at the direction of the Board of Directors of ENB in August 1988 to acquire all of the capital stock of ENB pursuant to a Plan of Reorganization adopted by the Board of Directors of ENB and subsequently approved on December 14, 1988 by the shareholders of ENB. Under the terms of the Plan of Reorganization, each outstanding share of common stock and preferred stock of ENB was converted into shares of the Common Stock of AI, and ENB became a wholly-owned subsidiary of AI, all effective as of December 31, 1988.

               AI acts as a holding company and does not directly engage in any substantial business activities. AI functions primarily as a holder of all of ENB's capital stock. As a bank holding company subject to the jurisdiction of the Federal Reserve Board, AI has the legal capacity to acquire or form additional subsidiaries, including other banks and companies engaged in nonbanking activities which the Federal Reserve Board has found to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Holding companies may also directly engage in such related nonbanking activities. The types of nonbanking activities which are currently permissible are subject to change by the Federal Reserve Board. Although AI has no present plans to engage in such activities, it may choose to do so in the future. At September 30, 1996, AI had 314 shareholders of record.

     Lending Activities

               ENB, established in 1925, is a national banking association under the supervision of the Comptroller. ENB's headquarters is located at 2155 Atco Avenue, Atco, New Jersey 08004.

               ENB conducts a general commercial banking business embracing substantially all of the traditional lending and deposit functions of a local commercial bank in New Jersey. ENB's services include accepting time, demand and savings deposits, including interest-bearing accounts, regular savings accounts, money fund accounts, money market certificates, fixed rate certificates of deposit and club accounts. ENB's services also include making secured commercial and consumer loans, financing commercial transactions and making construction and mortgage loans. Additional services include providing residential mortgage loans, home equity lines of credit, revolving credit loans, small business loans and financing on new car and truck loans.

               ENB also offers travelers checks and safe deposit facilities. In addition to regular business hours, ENB offers 24 hour, 7 days a week automated banking services through its MAC system membership. ENB does not provide trust or agency facilities, as do some of its competitors, nor does it currently transact any international business.

               In addition to its main office and operations center, ENB has four full-service branch offices. One is located in Atco, New Jersey, the second branch office is located in Evesham Township, New Jersey, the third is located in Cherry Hill, New Jersey and the fourth is located in Moorestown, New Jersey.

               ENB has an additional office under construction, in Audubon, New Jersey. This office is expected to open in the fall of 1996. ENB has also applied for regulatory approval to open a branch office in Cinnaminson, New Jersey. Additional sites are being explored for more branch offices.

               ENB has one subsidiary, AT Corp., a Delaware corporation, which is a passive investment company whose sole activity is to manage the majority of ENB's investments.

     Regulation

               AI. AI is registered as a bank holding company under the Holding
               --
     Company Act, and is therefore subject to regulation by the Federal Reserve Board. AI is required to file periodic reports of its operations with, and is subject to inspection by, the Federal Reserve Board.

               Under the policy of the Federal Reserve Board with respect to bank holding company operations, a bank holding company is deemed to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so absent such policy. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a bank holding company is required to guarantee that any "undercapitalized" (as such term is defined in the statute) insured depository institution subsidiary will comply with the terms of any capital restoration plan filed by such subsidiary with its appropriate federal banking agency.

               AI, as an "affiliate" of ENB within the meaning of the Federal Reserve Act, is subject to certain restrictions under the Holding Company Act regarding extensions of credit to it by ENB, investments in the stock or other securities of AI by ENB and the use of stock or other securities of AI as collateral for loans by ENB to any borrower. Further, under the Holding Company Act and Federal Reserve Board regulations, a bank holding company and its subsidiaries are prohibited from engaging in certain arrangements in connection with any extension of credit. These provisions generally provide that a bank may not extend credit, lease or sell property or furnish any service or fix or vary the consideration for any of the foregoing to a customer on the condition or requirement that the customer provide some additional credit, property or service to the bank, the bank's holding company or any other subsidiary of the bank's holding company, or on the condition or requirement that the customer not obtain other credit, property or services from a competitor of the bank, the bank's holding company or any other subsidiary of the bank's holding company.

               ENB. The earnings of ENB are affected by the policies of
               ---
     regulatory authorities, including the Comptroller, the Federal Reserve Board and the FDIC. An important function of the Federal Reserve System is to regulate the money supply and interest rates. Among the instruments used to implement those objectives are open market operations in United States government securities, changes in reserve requirements against member bank deposits, and limitations on interest rates that member banks may pay on time and savings deposits. These instruments are used in varying combinations to influence overall growth and distribution of bank loans, investments, and deposits, and their use may also affect rates charged on loans or paid for deposits.

               ENB is a member of the Federal Reserve System and, therefore, the policies and regulations of the Federal Reserve Board have had and will continue to have a significant effect on its deposits, loans, and investment growth, as well as the rate of interest earned and paid, and are expected to affect ENB's operations in the future. The effect of such policies and regulations upon the future business and earnings of ENB cannot be predicted. The Federal Reserve System also regulates the activities of AI.

               FDICIA requires prompt corrective action against undercapitalized institutions and has established five capital categories. These are well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Well capitalized institutions significantly exceed the required minimum level for each capital measure (currently, risk-based and leverage). Adequately capitalized includes depository institutions that meet the required minimum level for each capital measure. Undercapitalized represents depository institutions that fail to meet the required minimum level for any relevant capital measure. Significantly undercapitalized describes depository institutions that are significantly below the capital minimum requirements. Currently ENB and AI are considered well capitalized.

               Under the Community Reinvestment Act, as amended ("CRA"), as implemented by regulations of the Comptroller, a bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the Comptroller to assess an institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The CRA requires public disclosure of an institution's CRA rating and requires that the Comptroller provide a written evaluation of an institution's CRA performance utilizing a four-tiered description rating system. An institution's CRA rating is considered in determining whether to grant charters, branches and other deposit facilities, relocations, mergers, consolidations and acquisitions. A less than satisfactory performance may be the basis for denying an application. In 1995 ENB received a satisfactory rating.

     Competition

               ENB's principal market is in Camden County, a portion of southern Burlington County and northern Atlantic County, New Jersey. In this area ENB competes primarily with other banks, savings and loan associations, mutual savings banks and credit unions, as well as brokerage firms and insurance companies. ENB also competes with mortgage bankers, finance companies and leasing companies in certain aspects of its lending business. Many of its competitors have significantly greater financial resources than ENB and larger branch networks. Some of these competitors also have advantages as a result of the different regulations under which they operate and other factors, including size and convenience of location.

               The business of ENB is not dependent upon any single customer and the loss of any single or any few customers would not have a material adverse impact upon ENB.

     Employees

               At September 30, 1996, ENB had 75 full-time and 23 part-time employees. ENB believes that its relations with its employees are good. AI presently has no employees.

     Certain Relationships and Related Party Transactions

               During 1995 and 1996 to date, AI did not extend any credit to, nor did it have any transactions with, any of its Directors, executive officers or holders of at least 5% of AI's outstanding shares of Common Stock or any members of the immediate families of the foregoing persons. Since January 1, 1996, the maximum amount of credit extended by ENB to AI's and ENB's Directors, executive officers and holders of at least 5% of AI's outstanding shares of Common Stock, as a group, was approximately $4,790,698 on June 30, 1996, which amount was equal to approximately 47% of ENB's equity capital accounts as of that date.

               All extensions of credit to Directors, executive officers and major shareholders of AI, and their associates, by ENB have been, and are expected to be, banking transactions in the ordinary course of business on substantially the same terms, including interest rates and collateral for loans, as those prevailing at the time for comparable transactions with unaffiliated parties, and not involving more than the normal risk of collect ability or presenting other unfavorable features. There were no defaults under the terms of any extension of credit from ENB to any Director, executive officer or major shareholder.

               During 1995 and 1996 to date, ENB paid approximately $69,000 and $27,000, respectively, for legal services to law firms in which several of its Directors are associated, which practice ENB anticipates will continue in the future.

     Litigation

               In September 1991, the Comptroller completed an examination of ENB. As a result of the examination, the Comptroller advised the Board of Directors of ENB of its concerns regarding the overall condition of ENB and requested that the Board of Directors of ENB agree to develop and institute certain remedial programs to respond to the Comptroller's concerns. To memorialize the agreement, ENB entered into a commitment letter in which the Board of Directors of ENB agreed, among other things, to take steps to develop a strategic plan, review management and staffing, improve loan administration and develop a capital plan. Management has responded to all of the Comptroller's concerns, and in their opinion, have met all mandates of the commitment letter. Effective February 23, 1994, the Comptroller concluded ENB had achieved substantial compliance with the commitment letter. As a result, the Comptroller removed ENB from its special supervision program and terminated the commitment letter.

               Gerald Pliner was a member of ENB's Board of Directors from 1977 to June 1987, and is the direct owner of approximately 2.3% of the outstanding Common Stock. His two sisters collectively own approximately 2.1% of the outstanding Common Stock. A pension trust in which Mr. Pliner and his two sisters are beneficiaries owns approximately 21.2% of the outstanding Common Stock. Mr. Pliner disclaims beneficial ownership of the shares owned by his sisters, and the shares owned by such pension trust not attributable to his account. See "Security Ownership of Certain Beneficial Owners and Management."

               As a result of Mr. Pliner's having entered into a plea agreement with the United States Attorney's Office for the District of New Jersey, relating to certain alleged occurrences between 1980 and 1982 involving Mr. Pliner's activities in his capacity as a Director of ENB, on December 27, 1987, the Comptroller issued an order of removal, prohibiting Mr. Pliner from participating in any manner in the conduct of the affairs of ENB. This prohibition remains in effect as of the date hereof and includes barring Mr. Pliner from voting his shares in AI without the prior written approval of the appropriate regulatory agency.

               The nature of ENB's business generates a certain amount of litigation involving matters arising in the ordinary course of business. At the present time no material proceedings are pending or are known to be threatened or contemplated against ENB by government authorities. There is no litigation or material proceedings by government authorities or others pending, or known to be threatened or contemplated, against AI.

     Properties

               AI does not own any real property. ENB owns the following properties which are used by ENB in its day-to-day operations:

     Main office: 2155 Atco Avenue, Atco, Waterford Township, Camden County, New Jersey

     Branch Office: 249 White Horse Pike, Atco, Waterford Township, Camden County, New Jersey

     Operations Center: 368 White Horse Pike, Atco, Waterford Township, Camden County, New Jersey

               All of the properties owned by ENB are free and clear of encumbrances. ENB is in the process of purchasing property in Cinnaminson, New Jersey at which it expects to open and operate a branch office.

               The main office and branch offices of ENB are used only for the purpose of banking offices. Approximately half of the operations center houses ENB's data processing center, customer records and records retention personnel. The remaining half is leased to businesses who have no connection with ENB except as customers.

               ENB may hold title to properties as a result of foreclosure actions to collect past due loans.

               ENB leases space in Marlton, Evesham Township, Burlington County, New Jersey, at Route 73 and Marlton Parkway, in the Sagemore Complex. This location serves as an additional branch office of ENB and the Executive Offices of AI. The Cherry Hill office at 901 N. Kings Highway and the Moorestown office at 501 S. Lenola Road are leased and the office under construction in Audubon, New Jersey is under a lease agreement.

                                BUSINESS OF FBC


      General

               FBC, a one bank holding company, was formed in 1985 and became the parent company of FNB effective in 1986. Other than FNB, FBC has no material subsidiaries. FNB is a nationally-chartered banking institution organized under the banking laws of the United States of America which commenced operations in 1903.

               FNB provides its banking services through its main office located at 114 North Main Street, Mullica Hill, New Jersey and its one branch office located at Route 322, Richwood, New Jersey.

               FNB is an independent community bank which seeks to provide personal attention and professional financial assistance to its customers. FNB is a locally managed and locally oriented financial institution established to serve the needs of small and medium size businesses and retail customers residing in the communities served by FNB. FNB's business philosophy includes offering direct access to its President and other officers; providing friendly, informed and courteous service; local and timely decision making; flexible and reasonable operating procedures and consistent credit policies. FNB solicits small and medium size businesses located primarily within FNB's primary market area that borrow in the $50,000 to $1,000,000 range.

               FNB conducts a general commercial banking business embracing substantially all of the traditional deposit and lending functions of a local commercial bank in New Jersey. These functions include primarily receiving demand, time and savings deposits of individuals, firms, municipalities and corporations and making commercial and consumer loans, including automobile loans, personal lines of credit, home equity and other real estate loans. FNB's deposits are insured by the FDIC to the maximum extent permitted by law. FNB is a member of the Federal Reserve System.

               FNB also offers travelers checks, safe deposit, and collection and mortgage origination facilities. In addition to the regular business hours, FNB also offers 24 hour, 7 day a week automated banking services through its MAC system membership. FNB does not provide trust or agency facilities, as do some of its competitors, nor does it currently transact any foreign or international business.

               FNB has a relatively stable deposit base and no material amount of deposits is obtained from a single depositor. At June 30, 1996, Public Funds (Municipal Deposits, etc.) as a group of depositors, represented 6.34% of total deposits. FNB has not experienced any significant seasonal fluctuations in the amount of its deposits.

     Regulation

               FBC. FBC is registered as a "bank holding company" under the
               ---
     Holding Company Act, and is therefore subject to regulation by the Federal Reserve Board.

               Under the Holding Company Act, FBC is required to secure the prior approval of the FRB before it can merge or consolidate with any other bank holding company or acquire all or substantially all of the assets of any bank that is not already majority owned by it, if after such acquisition, it would directly or indirectly own or control more than five percent of the voting stock of such bank.

               FBC is prohibited under the Holding Company Act from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in, nonbanking activities unless the Federal Reserve Board, by order or regulation, has found such activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such a determination, the Federal Reserve Board considers whether the performance of these activities by a bank holding company can reasonably be expected to produce benefits to the public which outweigh the possible adverse effects. The Federal Reserve Board has by regulation determined that certain activities are closely related to banking within the meaning of the Holding Company Act. These activities include, among others, operating a mortgage, finance, credit card or factoring company; performing certain data processing operations; providing investment and financial advice; acting as an insurance agent for certain types of credit-related insurance; leasing personal property on a full payout, non-operating basis; and certain stock brokerage and investment advisory services.

               Under the policy of the Federal Reserve Board with respect to bank holding company operations, a bank holding company is deemed to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so absent such policy. Under the FDICIA, a bank holding company is required to guarantee that any "undercapitalized" (as such term is defined in the statute) insured depository institution subsidiary will comply with the terms of any capital restoration plan filed by such subsidiary with its appropriate federal banking agency to the lesser of (i) an amount equal to 5% of the institution's total assets at the time the institution became undercapitalized, or (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards as of the time the institution failed to comply with such capital restoration plan.

               In addition, under the Holding Company Act, FBC is required to file periodic reports of its operations with, and is subject to examination by, the Federal Reserve Board.

               FBC, as an affiliate of FNB, within the meaning of the Federal Reserve Act, is subject to certain restrictions under the Holding Company Act regarding extensions of credit to it by FNB, investments in the stock or other securities of FBC by FNB, and the use of stock or other securities of FBC as collateral for loans by FNB to any borrower. Further, under the Holding Company Act and the Federal Reserve Board regulations, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of credit of any property or services. These so-called "anti-tie-in provisions" generally provide that a bank may not extend credit, lease or sell property or furnish any service or fix or vary the consideration for any of the foregoing to a customer on the condition or requirement that the customer provide some additional credit, property or service to the bank, to the bank's holding company or to any other subsidiary of the bank's holding company on the condition or requirement that the customer not obtain other credit, property or services from a competitor of the bank, the bank's holding company or any subsidiary of the bank's holding company.

               FNB. FNB, as a nationally-chartered commercial bank, is subject
               ---
     to the National Bank Act, as amended. FNB is subject to the supervision of, and to regular examination by, the Comptroller and is required to furnish periodic reports to the Comptroller. FNB as a member of the Federal Reserve System, is also subject to regulation by the Federal Reserve Board. The approval of the Comptroller is necessary for the establishment of any additional branch offices by any national bank subject to applicable state law restrictions. Under the present New Jersey Law, FNB may operate offices at any location in New Jersey, approved by the Comptroller. See "Recent Legislation."

               The aspects of the lending and deposits business of FNB which is regulated by the above mentioned agencies include, among others, personal lending and mortgage lending. The operations of FNB are also subject to numerous Federal, state and local laws and regulations which set forth specific restrictions and procedural requirements with respect to the extension of credit, credit practices, the disclosure of credit terms and discrimination in credit transactions.

               FNB, as an institution the deposits of which are insured by the Bank Insurance Fund ("BIF") of the FDIC, is subject to an insurance assessment imposed by the FDIC. The insurance assessment paid by BIF-insured institutions is determined under a risk-based assessment system. Under this system, banks pay a semi-annual assessment at a rate which is based upon the assessment risk classification assigned to the bank by the FDIC. In determining the assessment risk classification, the FDIC assigns each bank to one of the three capital groups and within each capital group to one of the three supervisory subgroups. Depending upon the assessment risk classification assigned to the bank, the semi-annual assessments paid by the banks range from 0.00% (minimum semi-annual premium of $1,000.00) of an institution's average assessment base for the banks assigned to the highest capital group and highest supervisory subgroup to 0.31% for banks assigned to the lowest capital group and lowest supervisory subgroup. Banks are notified of the assessment risk classification by the first day of the month preceding each semi-annual period. FNB's current assessment rate is 0.00% (minimum semi-annual premium of $1,000.00).

               Under the CRA, as implemented by Comptroller regulations, a bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate-income neighborhoods. CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with CRA. CRA requires the Comptroller to assess an institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The CRA requires public disclosure of an institution's CRA rating and requires that the Comptroller provide a written evaluation of an institution's CRA performance utilizing a four-tiered description rating system. An institution's CRA rating is considered in determining whether to grant charters, branches and other deposit facilities, relocations, mergers, consolidations and acquisitions. Performing less than satisfactory may be the basis for denying an application. In 1995 FNB received a satisfactory rating.

               Federal Reserve System. FNB is a member of the Federal Reserve
               ----------------------
     System. The Federal Reserve Board requires FDIC-insured financial institutions to maintain reserves against their transaction accounts and non-personal time deposits. The amounts and percentages of the reserve requirements are subject to adjustment by the Federal Reserve Board.

               As a consequence of the extensive regulation of commercial banking activities in the United States, FNB's business is particularly susceptible to being affected by Federal and state legislation and regulations which may have the effect of increasing the costs of doing business.

     Effect of Governmental Policy

               One of the most significant factors affecting FNB's earnings is the difference between the interest rates paid by FNB on its deposits and its other borrowings and the interest rates earned by FNB on loans to its customers and securities owned by FNB. The yields of its assets and the rates paid on its liabilities are sensitive to changes in prevailing rates of interest. Thus, the earnings and growth of FNB will be influenced by general economic conditions, the monetary and fiscal policies of the Federal government, and the policies of regulatory agencies, particularly the Federal Reserve Board, which implements national monetary policy. An important function of the Federal Reserve System is to regulate the money supply and credit conditions in order to mitigate recessionary and inflationary pressures. Among the techniques used to implement these objectives are open market operations in U.S. Government securities and changes in reserve requirements of banks and in the discount rate on bank borrowings. These techniques influence overall growth and distribution of credit, bank loans, investments and deposits, and may also effect interest rates charged on loans or paid on deposits. The nature and impact of any future changes in monetary policies cannot be predicted.

               From time to time, legislation has been enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities, or affecting the competitive balance between banks and other financial institutions. Legislative proposals which could affect FBC and the banking business in general have been proposed and may be introduced before the United States Congress and other governmental bodies. These proposals may alter FBC's structure, regulation, disclosure, and reporting requirements. In addition, various banking regulatory agencies frequently propose rules and regulations to implement and enforce existing legislation. It cannot be predicted whether or in what form any such legislation or regulations will be enacted or the extent to which the business of FRB would be affected thereby.

     Recent Legislation

               On September 29, 1994, the President signed into law the "Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994" (the "Interstate Act"). Among other things, the Interstate Act permits bank holding companies to acquire banks in any state one year after enactment. Beginning June 1, 1997, a bank may merge with a bank in another state so long as both states have not opted out of interstate branching between the date of enactment of the Interstate Act and May 31, 1997. States may enact laws opting out of interstate branching before June 1, 1997, subject to certain conditions. States may also enact laws permitting interstate merger transactions before June 1, 1997 and host states may impose conditions on a branch resulting from an interstate merger transaction that occurs before Federal law and does not apply or require performance after May 31, 1997. Interstate acquisitions and mergers would both be subject, in general, to certain concentration limits and state entry rules relating to the age of the bank.

               Under the Interstate Act, the Federal Deposit Insurance Act is amended to permit the responsible Federal regulatory agency to approve the acquisition of a branch of an insured bank by any out-of-state bank or bank holding company without the acquisition of the entire bank or the establishment of a "de novo" branch only if the law of the state in which the branch is located permits out-of-state banks to acquire a branch of a bank without acquiring the bank or permits out-of-state banks to establish "de novo" branches.

               New Jersey recently passed legislation opting-in early to interstate bank mergers and allowing out-of-state banks and bank holding companies to branch in New Jersey by the acquisition of a branch without the acquisition of the entire bank.

               The foregoing necessarily is a summary and general description of certain provisions of each of the Insurance Act and the Interstate Act does not purport to be complete. Many of the provisions of each will be implemented through the adoption of regulations by the various Federal banking agencies. Moreover, many of the significant provisions of the legislation have not yet become effective. As of the date hereof, FBC is continuing to study the legislation and regulations relating to the legislation but cannot yet assess its impact on FBC.

     Competition

               FNB currently provides retail and commercial banking services, through its two offices in Gloucester County in Southern New Jersey.

               As of June 30, 1996, FNB (exclusive of holding company assets and liabilities) had total assets of $85,399,000, total deposits of $74,718,000 and total stockholders' equity of $10,236,000.

               FNB competes with other banking and financial institutions in its two primary market communities, including financial institutions with resources substantially greater than its own. Commercial banks, savings banks, savings and loan associations, credit unions and money market funds actively compete for savings and time deposits and for many types of loans. Such institutions, as well as consumer finance and insurance companies, may be considered competitors of FNB with respect to one or more of the services it renders.

               In commercial transactions, FNB's legal lending limit to a single borrower (approximately $1.5 million, as of June 30, 1996) enables it to compete effectively for the business of smaller businesses. However, this legal lending limit is considerably lower than that of various competing institutions and thus may act as a constraint of FNB's effectiveness in competing for financings in excess of these limits.

               In consumer transactions, FNB believes that it is able to compete on a substantially equal basis with larger financial institutions because it offers personalized services and competitive interest rates on savings and time accounts with low minimum deposit requirements.

               In order to compete, FNB has placed an emphasis on superior service and has relied on the flexibility which its size and independent status permits. FNB believes that an independent community bank, operated by responsive and experienced employees who are dedicated to personal service, offers an attractive and viable alternative to larger competing institutions. FNB stresses its continued independence in an environment of increasing concentration of bank ownership and, in this regard, its willingness to service customers with loan requirements which may not be large enough to generate a high level of service from the larger competitors of FNB.

     Employees

               At June 30, 1996, FNB had approximately 35 employees (30 on a full-time equivalent basis). FNB believes that its employee relations are good.

     Certain Relationships and Related Party Transactions

               FNB has had, and expects in the future to have, banking transactions in the ordinary course of business with many of its Directors, Executive Officers and principal stockholders (and their associates) on substantially the same terms as those prevailing for comparable transactions with others. All loans by FNB to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of such extensions of credit to any individual (and such individuals' associates) has not at any time exceeded the lesser of 10% of FNB's equity capital or $5 million, and the aggregate amount of all such extensions of credit has at no time exceeded 20% of FNB's equity capital.

     Litigation

               FBC is a party in the ordinary course of business to litigation involving collection matters, contract claims and other miscellaneous causes of action arising from its business. However, in the opinion of management, there are no proceedings pending which, if determined adversely to FBC, would have a material adverse effect on FBC's net worth, liquidity, operating results or financial condition.

     Properties

               The main banking office of FNB is located at 114 North Main Street, Mullica Hill, Gloucester County, New Jersey. The property is a one-story masonry and frame construction building containing approximately 3,800 square feet of space. FNB owns this property unencumbered.

               FNB owns unencumbered a parcel of real estate located at Route 322, Richwood, Gloucester County, New Jersey, on which it operates its branch facility. The building on this property is a one-story masonry structure containing approximately 2,400 square feet.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                      OF FINANCIAL CONDITION AND RESULTS
                              OF OPERATIONS OF AI

               The following discussion and analysis summarizes the significant changes in results of operations presented in the unaudited consolidated statements of income of AI for the periods ended June 30, 1996 and June 30, 1995 and presents the financial condition of AI and ENB at June 30, 1996. This should be read in conjunction with the unaudited consolidated financial statements and related notes included in Appendix A.

     Liquidity and Capital Resources of AI

               Liquidity involves AI's and ENB's ability to meet both present and future cash needs. The degree of liquidity in ENB's assets should be sufficient to meet the cash flow requirements of customers requesting credit and depositors withdrawing funds. A bank's liquidity stems from deposit growth, scheduled loan payments, and the bank's ability to raise funds in financial markets such as the Federal Funds Market, the Federal Reserve Discount Window and from AI's activities in the equity markets. In November 1995 ENB became a stockholder in the Federal Home Loan Bank of New York. This provides ENB with several additional methods of funding loans and investments at attractive rates. In addition, liquidity comes from ENB's cash position, short term investments and investment securities available for sale and, of course, current earnings.

               ENB's liquid assets, consisting of cash, federal funds sold, investments maturing within one year, interest and noninterest bearing balances due from banks (including the Federal Reserve Bank of Philadelphia) were $21,949,000 at June 30, 1996, $12,065,000 at December 31, 1995 and $15,424,000 at December 31, 1994. Liquid assets represented 10.70%, 7.65% and 13.0% of total assets at June 30, 1996, December 31, 1995 and 1994, respectively.

               Management believes that liquidity is being maintained at adequate levels, particularly in light of the Bank's large amount of core deposits. Additionally, during 1995, ENB increased its portfolio of securities available for sale to $50,087,000 and this portfolio has been increased to $70,282,000 at June 30, 1996. These securities serve as a potential additional source of liquidity and include securities that management may employ as part of its asset/liability management strategy and may be sold in response to changes in interest rates or other factors.

               All commercial banks are required to calculate risk based capital ratios to determine if they have adequate capital. At June 30, 1996, ENB was in excess of the minimum requirements of 8.00% for risk based capital, 4.00% for Tier 1 capital and 4.00% for the leverage ratio. ENB had total risk based capital of 10.55%, Tier 1 capital ratio of 9.34% and leverage ratio of 5.36% at June 30, 1996.

     Sources of Funds of AI

               The effect of liabilities on liquidity is much more difficult to quantify. Liquidity is enhanced by a stable core deposit base and the ability of ENB to renew maturing deposits. The ability to attract deposits and borrow funds depends in large measure on continued interest rate competitiveness, profitability, capitalization and overall financial condition of ENB. The following table sets forth information regarding the average amount of and the average rate paid on certain deposit categories for the periods indicated.

                                    Six months ended June 30,                              Year ended December 31,
                                 ------------------------------                ---------------------------------------------
                                                                    (Dollars in thousands)
                                    1996                1995                1995                  1994                 1993
                                  --------            --------           ---------              --------             --------
                             Average   Average    Average   Average   Average   Average    Average    Average   Average    Average
                              Amount     Rate     Amount      Rate     Amount     Rate      Amount      Rate     Amount     Rate
                             --------  --------  ---------  --------  --------  --------  ----------  --------  --------  ---------
Savings deposits             $ 21,242     3.16%   $ 25,088     3.32%  $ 23,490     3.27%    $ 34,612     3.27%   $27,776      3.33%

Other interest-bearing
  demand deposits              48,141     3.72%     24,797     3.40%    31,088     3.82%      20,223     2.53%    18,645      2.31%

Time deposits                  76,222     5.35%     48,499     5.27%    52,591     5.43%      25,958     4.25%    24,046      4.50%
                               ------     -----     ------     -----    ------     -----      ------     -----    ------      -----

   Total                     $145,605     4.50%   $ 98,384     4.30%  $107,169     4.47%    $ 80,793     3.40%   $70,467      3.46%
                             --------     -----   --------     -----  --------     -----    --------     -----   -------      -----

     Deposits in ENB as of the dates indicated, were represented by various types of accounts described below.


(Dollars in thousands)                        June 30, 1996                               December 31, 1995
                                              -------------                               -----------------
                                                            Percentage                                Percentage
                                                 Amount     of Deposits                   Amount      of Deposits
                                          -----------------------------------      -----------------------------------
Type of Account

Checking accounts                              $ 22,134          11.81%                 $ 19,812           13.59%
Statement savings and passbook                   21,602          11.52%                   21,155           14.51%
Money fund accounts                              66,386          35.41%                   46,355           31.79%
                                          -----------------------------------      -----------------------------------
  Total checking and savings                    110,122          58.74%                   87,322           59.89%


Certificates of deposit:
-----------------------

Original maturities under 1 year                 67,913          36.23%                   49,011           33.61%
Original maturities 12 to 60 months               1,697           0.90%                    3,425            2.34%
IRA and Keogh accounts                            6,636           3.54%                    5,536            3.80%
                                          -----------------------------------      -----------------------------------
  Total certificates                             76,246          40.67%                   57,972           39.75%



Accrued interest payable                          1,099           0.59%                      521            0.36%
                                          -----------------------------------      -----------------------------------
  Total                                        $187,467         100.00%                 $145,815          100.00%
                                          -----------------------------------      -----------------------------------

     The following table summarizes ENB certificates of deposit of $100,000 or more by time remaining until maturity as of the periods indicated. ENB had savings accounts of $100,000 or more of $2,152,000 at June 30, 1996 and $2,081,000 at December 31, 1995.


(Dollars in thousands)
                                  June 30, 1996         December 31, 1995
                                -----------------     ---------------------

Maturity Period
---------------
Three months or less                     $ 7,118                   $1,835
Over three through six months              4,202                    2,957
Over six through twelve months             6,598                    3,462
Over twelve months                           101                      241
                                -----------------     ---------------------
    Total                                $18,019                   $8,495
                                -----------------     ---------------------

As indicated in the above table, jumbo certificates of deposit are not a significant source of funds to ENB as they represent only 9.67% of total deposits at June 30, 1996 compared with 5.85% at the end of 1995.

Borrowings of AI

          AI's total borrowings increased to $5,000,000 at June 30, 1996 from $126,000 at June 30, 1995. AI had no borrowings at December 31, 1995 and 1994, respectively. ENB borrows from the Federal Home Loan Bank of New York, correspondent banks and the Federal Reserve Bank of Philadelphia. Certain information relating to short-term borrowings from these various sources is as follows:

                                                  Six months
(Dollars in thousands)                           ended June 30,                      Year Ended December 31,
                                                 --------------                      -----------------------
                                             1996             1995               1995           1994        1993
                                          -------------------------------     --------------------------------------
End of period outstanding                  $ 5,000            $126            $    0       $      0       $    0

Maximum outstanding at any
month-end                                   10,100             126             5,172          2,720            0
 Average amounts outstanding                 5,746             161               500            433          575

Interest expense                               156               5                30             19           15

Weighted average rate during period (1)       5.43%           6.21%             6.00%          4.39%        2.61%

Weighted average rate at period-end           5.60%           6.13%             0.00%          0.00%        0.00%


(1) Amounts for the six month periods are annualized


  AI had the following commitments at the dates indicated:

(Dollars in thousands)
                                      June 30,       December 31,
                                        1996            1995
                                   -------------   --------------
Undisbursed construction loans          $ 3,641          $ 4,348
Available home equity loans               3,248            2,997
Loan originations                         1,783            3,184
Commercial lines of credit               16,087           14,787
                                   -------------   --------------
    Total                               $24,759          $25,316


These commitments are covered by present liquidity and cash flow from monthly loan repayments, growth anticipated in deposits and, from temporary borrowed funds.

Interest Rate Sensitivity of AI

     A positive gap in a short-term category (under one year), during periods of rising rates, should add to net interest income, and in periods of falling interest rates, net interest income will be reduced. When the short-term gap is negative, rising interest rates should cause a reduction in net interest income, and falling rates should lead to an increase in net interest income. The following table indicates interest rate sensitivity of AI at June 30, 1996:


AS OF JUNE 30, 1996 (Dollars in thousands)

                                                    1 - 90     91 - 180    181 - 365    1 year
                                                     days        days         days      or more    TOTAL
                                                   --------   ---------   ----------   --------   --------
ASSETS
    Short-term investments                         $  8,334                                       $  8,334
    Investment securities                            27,764       2,228        3,461     37,079     70,532
    Loans and leases, net of unearned income*        41,756       4,686        3,235     65,510    115,187
                                                   -------------------------------------------------------
        Total                                      $ 77,854   $   6,914   $    6,696   $102,589   $194,053

LIABILITIES
    Deposits:
        Interest-bearing demand                    $ 66,386                                       $ 66,386
        Savings                                      21,602                                         21,602
        Time                                         17,769      17,665       18,884      3,909     58,227
        Time in denominations of $100 or more         7,118       4,202        6,598        101     18,019
    Short-term borrowings                             5,000                                          5,000
                                                   -------------------------------------------------------
        Total                                      $117,875   $  21,867   $   25,482   $  4,010   $169,234

INTEREST SENSITIVITY GAP:

        Periodic                                   $(40,021)  $ (14,953)  $  (18,786)  $ 98,579   $ 24,819
        Cumulative                                            $ (54,974)  $  (73,760)  $ 24,819

CUMULATIVE GAP AS A PERCENTAGE OF
EARNING ASSETS                                        (20.5)%     (28.1)%      (37.7)%     12.8%


*Does not include nonaccruing loans and leases.

     The above table indicates that AI has a negative gap in the immediately adjustable, one to 90 days, 91 to 180 days and 181 to 365 days categories and a positive gap in the over one year time period. Management regularly monitors the maturity structure of ENB's assets and liabilities in order to measure its level of interest rate risk and plan for future volatility. Management will continue to emphasize the maintenance of adequate liquidity levels utilizing a balanced relationship between earning assets and interest paying liabilities, including supplementary borrowings, reflecting maturity and rate sensitivity. ENB will offer, from time to time, competitive deposit instruments to aid in the matching of rates and terms with asset maturities and rates.

Financial Condition of AI

     Management believes that the financial condition of AI has improved over the past year. Nonperforming assets have been reduced. ENB continues to be well capitalized. Loan demand has continued strong but very rate competitive. The local economy continues to improve at a modest pace. Deposit rates increased substantially in 1995 which put pressure on net interest margin in 1995. Interest margins have improved on an absolute basis as a result of asset and deposit growth from the branch expansion into Cherry Hill. However, rates paid have been higher recently in order to attract deposits which has resulted and will continue to result in reducing the interest spread.

     Asset quality improved since the end of 1995 with classified loans at 1.43% of total loans at the end of the first six months of 1996 compared with 2.01% at December 31, 1995. The following table shows nonperforming assets decreased $619,000 from $1,554,000 at December 31, 1995 to $935,000 on June 30, 1996.

Risk Assets of AI


(Dollars in thousands)
                                       June 30,      December 31,    June 30,
                                        1996            1995           1995
                                    -----------------------------------------
Nonperforming assets:
    Nonaccrual loans and leases          $ 567         $1,090         $1,320
    Restructured accrual loans             ---            ---            ---
    Other real estate owned                368            464             38
                                    -----------------------------------------
Total nonperforming assets               $ 935         $1,554         $1,358
As a percent of period-end
loans and leases and other
real estate owned                         0.81%          1.61%          1.59%

Loans and leases contractually
past due 90 days and still
accruing                                 $  75         $  148         $  210


     Overall capital adequacy remained stable during the six months. Based upon the risk based capital requirements of risk based capital of 8.00%, Tier I capital of 4.00% and leverage ratio of 4.00%, ENB was in excess of all of these minimum requirements. At June 30, 1996, ENB had total risk based capital ratio of 10.55%, Tier I capital of 9.34% and a leverage ratio of 5.36%. Currently, AI and ENB are considered well-capitalized.

Investment Activities of AI

     ENB has been expanding its branch system and has leveraged its capital and increased its investments and loans to provide additional income in order to offset start-up costs of new branches. A large portion of the increase has been invested in SBA loans and pools and Farmers Home loans both of which the principal is guaranteed. The following table indicates the composition of the investment portfolio as of the indicated dates:


(Dollars in thousands)
                                                            June 30, 1996                    December 31, 1995
                                                           ----------------                 ------------------
                                                     AMORTIZED         MARKET           AMORTIZED         MARKET
         HELD TO MATURITY                            COST              VALUE            COST              VALUE
         ----------------                           -----              -----            ------            ------
         Debt securities issued by foreign
           governments                              $   250            $   250            $   250           $   250
                                                    -------            -------            -------           -------
              TOTALS                                $   250            $   250            $   250           $   250

                                                     AMORTIZED         MARKET            AMORTIZED         MARKET
          AVAILABLE FOR SALE                         COST              VALUE             COST              VALUE
         ----------------                           -----              -----            ------            ------
          U.S. Treasury Securities                  $ 9,526            $ 9,574            $10,343           $10,547
          U.S. Agency Securities                      8,301              8,227             10,298            10,527
          Obligations of States &
             Political subdivisions                   6,981              7,032              7,009             7,153
          Corporate debt securities                   4,329              4,338              4,835             4,988
          Mortgage-backed securities                 14,519             14,324              3,992             4,008
          SBA Pools                                  25,176             24,985             12,149            12,212
          Equity securities                           1,790              1,802                640               652
                                                     ------             ------            -------            ------
              TOTALS                                $70,622            $70,282            $49,266           $50,087


Rate/Volume Analysis of AI

                              Six Months Ended June 30,*              Year Ended December 31,              Year Ended December 31,
                              -------------------------               -----------------------              -----------------------
                               1996 compared to 1995                   1995 compared to 1994                1994 compared to 1993
(Dollars in thousands)        Increase(decrease) due to:             Increase(decrease) due to:           Increase(decrease) due to:
                              Volume       Rate       NET            Volume      Rate       NET           Volume      Rate       NET
                             ------------------------------         ----------------------------         ---------------------------
Interest income:

  Loans and leases            $1,359     $ (75)     $1,284            $1,570  $  316     $1,886          $  668    $  (306)  $  362
  Investment securities          937        32         969               557     275        832             407        (24)     383
  Short-term investments         (46)      (22)        (68)               32      34         66             (73)        56      (17)
                             ------------------------------         ----------------------------         ---------------------------
Total interest income          2,250       (65)      2,185             2,159     625      2,784           1,002       (274)     728


Interest Expense:

 Interest-bearing demand         464       102         506               347     330        677              38         42       80
  Savings accounts               (62)      (18)        (80)             (363)      0       (363)            224        (17)     207
  Time deposits                  710       (37)        673             1,372     381      1,753              84        (61)      23
  Short-term borrowings          152        (1)        151                 3       8         11              (4)         8        4
                             ------------------------------         ----------------------------         ---------------------------
Total interest expense         1,264        46       1,310             1,359     719      2,078             342        (28)     314


Net interest income           $  986     $(111)     $  875            $  800  $  (94)    $  706          $  660    $  (246)  $  414

*  Tax equivalent

     Results of Operations for the Six Months ended June 30, 1996 and 1995

     Net Interest Income of AI

           The majority of AI's income is generated from loans and investments or interest income. Deposits and borrowed funds which create interest expense are employed to make loans and fund investments. Table 1 (See page
     101) presents average balances, taxable equivalent interest income and expenses and yields earned or paid on these assets and liabilities. In order to present taxable equivalent income, tax-exempt interest has been adjusted using a marginal tax rate of 35% to equate the yield to that of taxable rates. Net interest income as a percentage of the sum of net interest income and noninterest income was 97% and 90% for the second quarters ended June 30, 1996 and 1995, respectively, and was 96% and 92% for the six months ended June 30, 1996 and 1995, respectively. This indicates that net income is more dependent on interest rate related assets and liabilities than fee income.

           Interest income increased $2,178,000 or 44% from $4,944,000 in the first half of 1995 to $7,122,000 in the first six months of 1996. Interest income increased in all categories except federal funds sold as funds were invested in higher yielding loans and investment securities.

           Interest income increased $1,174,000 from $2,611,000 in the second quarter of 1995 to $3,785,000 in the second quarter of 1996 or 45%. This increase was a result of an increase in interest and fees on loans of $611,000 (31%), a decrease in interest on federal funds sold of $6,000, an increase in interest on deposits with other bank's of $2,000, an increase in interest on taxable securities of $560,000 (104%), and an increase in interest on tax-exempt securities of $7,000. The decrease in interest on Federal funds sold was the result of increased use of funds for loans and investments. Increases in investments and loans were from increased deposits from the branch expansion program and borrowed funds.

       Interest expense increased $1,310,000 or 62% from $2,119,000 in the first six months of 1995 to $3,429,000 in the first six months of 1996. Interest expense increased at a higher rate than interest income as new deposits were concentrated in higher cost money manager accounts and certificates of deposit reflecting competitive conditions.

       Interest expense on deposits increased $537,000 from $1,152,000 in the second quarter of 1995 to $1,689,000 in the second quarter of 1996 or 47%. Interest expense on borrowed funds increased $85,000 during the second quarter of 1996 from none during the same period in 1995. The increase in interest on deposits in 1996 relates to growth in money manager accounts and certificates of deposit which have paid slightly higher rates than savings instruments and similar certificates offered locally. Net interest income increased $486,000 or 33% which is approximately 40% of the improvement in interest income which was offset by the higher cost of funds.

       As a result of the increased interest income and expense, net interest income improved $868,000 or 31% from $2,825,000 in the first six months of 1995 to $3,693,000 in the first six months of 1996.

Provision for Loan Losses of AI

       The provision for possible loan losses decreased $17,000 from $60,000 in the first half of 1995 to $43,000 in the first six months of 1996. This combined with the increase in net interest income produced an improvement in net interest margin of $875,000 or 32%.

       The provision for loan losses increased $43,000 from the second quarter of 1995 as no provision was required in the second quarter of 1995. Although growth in the portfolio has been largely in SBA loans, the majority of which is guaranteed, normal loan growth in traditional products has begun to accelerate. In addition, ENB experienced net recoveries in 1995 which is not expected under normal conditions. Management continues to review ENB's loan portfolio and analyze the allowance for possible loan losses on a quarterly basis and believes that the allowance is adequate.

       The allowance for possible loan losses increased $73,000 from $1,283,000 at December 31, 1995 to $1,356,000 at June 30, 1996 after recoveries of $60,000, a provision of $43,000 and charge offs of $30,000 for the first six months. The allowance for loan losses was 1.17% of gross loans at June 30, 1996 compared with 1.31% of gross loans at December 31, 1995. ENB's mix of loans includes a substantial amount of guaranteed SBA loans. In addition, the portfolio includes a large percentage of construction loans to individuals for which permanent financing has been provided by others. The following table shows an analysis of the allowance and calculations based on period-end loans and leases net of the allowance.
      Allowance for Loan and Lease Losses of AI

(Dollars in thousands)                               Three months ended June 30,    Six months ended June 30,
                                                       1996             1995             1996        1995
                                            ----------------------------------------------------------------
Balance - Beginning of period                      $  1,253         $ 1,215            $ 1,283      $ 1,152
  Additions charged to operating expense                 43             ---                 43           60
                                            ----------------------------------------------------------------
                                                      1,296           1,215              1,326        1,212
  Charge-offs                                           ---              (8)               (30)         (10)
  Recoveries                                             60              33                 60           38
                                            ----------------------------------------------------------------
   Net charge-offs                                       60              25                 30           28
Balance - End of period                            $  1,356         $ 1,240            $ 1,356      $ 1,240
Net charge-offs as a percent of average
loans and leases (annualized)                       (0.22)%         (0.12)%            (0.06)%      (0.07)%

Allowance as a percent of period-end
loans and leases                                      1.17%           1.45%              1.17%        1.45%

Average loans and leases                           $109,971         $81,194           $106,303       77,189


(Dollars in thousands)                       Three months ended June 30,                Six months ended June 30,
                                                    1996             1995                     1996            1995
                                            ----------------------------------------------------------------------
Period-end loans and leases                        $115,754         $85,596                  $115,754      $85,596

Noninterest Income of AI

       Noninterest income decreased $119,000 or 28% from $432,000 in the first six months of 1995 to $313,000 in the first six months of 1996. This was the result of a reduction in securities gains of $109,000 from $111,000 in the first half of 1995 to $2,000 in the first six months of 1996 and a decrease in other income of $22,000 in 1996.

        Noninterest operating income decreased $168,000 or 57% from $297,000 in the second quarter of 1995 to $129,000 in the second quarter of 1996. Of this decrease, $4,000 represented a decrease in service charges, commissions and fees, $147,000 represented a decrease in gains from the sale of securities, and $17,000 represented a decrease in other income.

Noninterest Expense of AI

       Noninterest expense increased $381,000 or 15% from $2,550,000 in the first six months of 1995 to $2,931,000 in the first six months of 1996. The increase in this category was made up of increases in salaries and benefits of $181,000, occupancy expense of $123,000, furniture and equipment expense of $90,000 and other expense of $172,000. These increases were partially offset by decreases in professional fees of $72,000 and FDIC Assessment of $113,000. The increase in salaries and benefits reflected staffing for the Cherry Hill office which opened in July of 1995 as well as normal increases in wages and benefits for the remaining staff. Increases in occupancy and furniture and equipment also reflected added costs for the Cherry Hill office as well as higher than normal winter snow removal costs and maintenance of both buildings and equipment. Other operating expenses showing large increases were advertising expenses of $34,000, FRB processing of $14,000, advisory services of $25,000, office supplies of $15,000, EDP supplies of $23,000, postage of $12,000, travel & entertainment of $9,000 and telephone of $10,000. All of these items were impacted by the Bank's growth.

       Noninterest operating expense increased $156,000 from $1,294,000 in the second quarter of 1995 to $1,450,000 in the second quarter of 1996 or 12%. Salaries and benefits increased $71,000 from $617,000 in the second quarter of 1995 to $688,000 in the second quarter of 1996 or 12% which was due to an increase in staff for the new Cherry Hill office and normal salary increases for existing personnel which averaged approximately 4% over the past year. Occupancy expense increased $60,000 to $182,000 in the second quarter of 1996 from $122,000 in the second quarter of 1995 due to costs of Cherry Hill and increased maintenance costs. Furniture & equipment expense increased $47,000 from $85,000 in the second quarter of 1995 to $132,000 in 1996 as a result of depreciation on new furniture and equipment for Cherry Hill and Marlton together with increased maintenance of older equipment in operations and the branches. Professional fees decreased $37,000 as a result of fewer loan collection efforts. FDIC assessment decreased $56,000 as a result of the insurance fund becoming fully restored. Other expense increased $71,000 from $318,000 in the second quarter of 1995 to $389,000 in the second quarter of 1996. The major components of the increase in other expense were $17,000 in provision for other real estate losses for erosion of appraised values, $8,000 in advertising and public relations, $8,000 in advisory fees for network and consulting projects, $11,000 in stationery and supplies representing increased paper costs and volume, $8,000 in processing costs at correspondents, $7,000 in dues, memberships and subscriptions reflecting costs that increase with asset size, and $7,000 in postage costs as well as small increases in many other categories, many of which increase with growth in assets.

Income Tax Provision of AI

       AI's provision for Federal and State income taxes for the six months and the quarter ended June 30, 1996 is approximately 27% of income before taxes which is lower than the statutory rate primarily as a result of tax exempt income.

Net Income

     Income before income taxes increased $385,000 from $647,000 in the first six months of 1995 to $1,032,000 in the first six months of 1996 or an improvement of 60%. Income taxes increased $105,000 or 59% to $283,000 in the first six months of 1996. Net income improved $280,000 (60%) to $749,000 in the first six months of 1996.

     Earnings per share increased $0.36 from $0.61 per share in the first six months of 1995 to $0.97 per share in the first half of 1996.

     With the improved net interest margin, and decreased noninterest income and also increases in noninterest operating expense, income before income taxes increased $119,000 or 26% from $462,000 in the second quarter of 1995 to $581,000 in the second quarter of 1996.

     Net income for the second quarter of 1996 was $422,000 compared with $330,000 for the second quarter of 1995. Expressed on a per share basis, AI earned $0.55 per share in the second quarter of 1996 compared with earnings of $0.43 per share in the second quarter of 1995.

Atcorp, Inc. and Subsidiaries
TABLE 1 - DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY INTEREST RATES AND INTEREST DIFFERENTIAL - TAX EQUIVALENT BASIS


                                                 For the Six Month Period Ended              For the Six Month Period Ended
(Dollars in thousands)                           June 30, 1996                                 June 30, 1995
                                                    Average                                Average
                                                    Balance     Interest     Rate (%)      Balance    Interest    Rate (%)
                                               ----------------------------------------------------------------------------
ASSETS

Short-term investments                               $  2,261      $   50     4.42%      $  4,187      $  118      5.64%
Investment securities
      Taxable                                          58,023       1,949     6.72%        31,556       1,035      6.56%
      Tax-advantaged                                    7,032         258     7.35%         5,704         203      7.12%
                                               ----------------------------------------------------------------------------
      Total investment securities                      65,055       2,207     6.79%        37,260       1,238      6.65%
Loans and leases, (net):
      Taxable                                         105,725       4,937     9.34%        75,955       3,619      9.53%
      Tax-advantaged                                      578          28     9.58%         1,234          62      9.97%
                                               ----------------------------------------------------------------------------
      Total loans and leases                          106,303       4,965     9.34%        77,189       3,681      9.54%
                                               ----------------------------------------------------------------------------
Total interest-earning assets                         173,619      $7,222     8.32%       118,636       5,037      8.49%
Allowance for loan and lease losses                    (1,284)                             (1,200 )
Other non-earning assets                               10,605                               7,634
                                               --------------                         -----------
      Total assets                                   $182,940                            $125,070

LIABILITIES

Deposits:
      Interest-bearing demand                        $ 48,141      $  896     3.72%      $ 24,797      $  421      3.40%
      Savings                                          21,242         336     3.16%        25,088         416      3.32%
      Time                                             76,222       2,041     5.35%        48,499       1,277      5.27%
Short-term borrowings                                   5,746         156     5.43%           161           5      6.21%
                                               ----------------------------------------------------------------------------
Total interest-bearing liabilities                    151,351       3,429     4.41%        98,545       2,119      4.30%
Demand deposits                                        20,628                              16,883
Other liabilities                                         604                                 769
                                               --------------                         -----------
      Total liabilities                               172,583                             116,197
Stockholders' equity                                   10,357                               8,873
                                               --------------                         -----------
      Total liabilities and equity                   $182,940                            $125,070
Net interest income/yield on
  average earning assets                                           $3,793     4.37%                    $2,918      4.92%
                                                                 --------- --------                  --------  ----------

For purposes of calculating loan yields, the average loan volume includes non-accrual loans. For purposes of calculating yields on non-taxable interest income, the taxable equivalent adjustment is made to equate non-taxable interest on the same basis as taxable interest. The marginal tax rate is 35%.

Atcorp, Inc. and Subsidiaries
TABLE 2 - STATEMENTS OF CHANGES IN INCOME AND EXPENSES - TAX EQUIVALENT BASIS


                                                                                            Six months ended
                                                                                         June 30, 1996 compared
                                                                                            to June 30, 1995
(Dollars in thousands)                                              Average Volumes                               Income/Expense
                                                                --------------------------------------------------------------------
ASSETS                                                               $                       %                    $               %
                                                                --------------------------------------------------------------------
Loans and leases                                                     $29,114            37.72%                    $1,284     34.88%
Investments                                                           27,795            74.60%                       969     78.27%
Short-term investments                                                (1,926)          (46.00)%                      (68)   (57.63)%
                                                                ====================================================================
  Total                                                              $54,983            46.35%                    $2,185     43.38%
                                                                ====================================================================

LIABILITIES

Interest-bearing demand                                              $23,344            94.14%                    $  475    112.82%
Savings                                                               (3,846)          (15.33)%                      (80)  (19.23)%
Time                                                                  27,723            57.16%                       764     52.70%
Short-term borrowings                                                  5,585              n/a                        151       n/a
                                                                ====================================================================
  Total                                                              $52,806            52.75%                    $1,310     61.62%
                                                                ====================================================================
Net interest income                                                                                               $  875     30.97%
Provision for loan and lease losses                                                                                  (17)   (28.33)%
                                                                                                        ----------------------------
Net interest income after provision for loan and
  lease losses                                                                                                       892     32.26%
Investment security gains/losses                                                                                    (109)   (98.20)%
Other operating income                                                                                               (10)    (3.11)%
                                                                                                        ----------------------------
Income before operating expenses                                                                                     773     24.18%
Salaries and employee benefits                                                                                       181     14.73%
Net occupancy and equipment                                                                                          213     51.32%
Other operating expense                                                                                              (13)    (1.43)%
                                                                                                        ----------------------------
Total operating expenses                                                                                             381     14.94%
Income before income taxes                                                                                           392     60.59%
Provision for income taxes                                                                                           112     62.92%
                                                                                                        ----------------------------
Net income                                                                                                        $  280     59.70%
                                                                                                        ============================

Effects of Inflation/Changing Prices on AI

     Management is aware of the impact of inflation on interest rates and the impact it can have on performance. The ability of AI and ENB to cope with inflation can only be determined by analysis and monitoring of its asset and liability position, particularly the mix of interest rate sensitive assets and liabilities in order to reduce the effects of inflation on performance. The asset and liability structure of a bank is significantly different from that of industrial corporations in that virtually all assets and liabilities are monetary in nature, meaning that they have been, or will be, converted to a fixed number of dollars regardless of price changes. Monetary items would include cash, loans and deposits. Nonmonetary items are those assets and liabilities that do not gain or lose purchasing power solely as a result of price level changes. Nonmonetary items for ENB consist primarily of premises and equipment.

     Inflation can have a more direct impact on certain categories of operating expenses such as salaries and wages, employee benefits and supplies. These expenses fluctuate more in line with changes in general price levels and are very closely monitored by management for both the effects on inflation and increases relating to such items as staffing levels, supply usage and occupancy costs.

Accounting Standards Issued But Not Effective on AI

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" in June 1996. This statement which is required to be adopted in 1997 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The adoption of this statement in 1997 is not expected to have a material effect on the financial statements.

     The following analysis by the management of AI summarizes the significant changes in the results of operations presented in the consolidated statements of income for the years ended December 31, 1995, 1994 and 1993, and presents an analysis of the financial condition of AI and ENB at December 31, 1995. The statistical and related information presented on the various tables as well as the financial statements and accompanying notes (See "Appendix A") should be read in conjunction with this analysis.

Liquidity and Capital Resources of AI

     Liquidity involves AI's and ENB's ability to meet both present and future cash needs. The degree of liquidity in ENB's assets should be sufficient to meet the cash flow requirements of customers requesting credit and depositors withdrawing funds. A bank's liquidity stems from deposit growth, scheduled loan payments, and the bank's ability to raise funds in financial markets such as the Federal Funds Market, the Federal Reserve Discount Window and in the equity markets. In November 1995 ENB became a stockholder in the Federal Home Loan Bank of New York. This provides ENB with several additional methods of funding loans and investments at attractive rates. In addition, liquidity derives from ENB's cash position, short term investments, investment securities available for sale and current earnings.

     ENB's liquid assets, consisting of cash, Federal Funds sold, investments maturing within one year, interest and noninterest bearing balances due from banks (including the Federal Reserve Bank of Philadelphia), decreased to $12,065,000 in 1995 from $15,424,000 in 1994. Liquid assets represented 7.65%
and 13.0% of total assets at December 31, 1995 and 1994, respectively.

     Management believes that liquidity is being maintained at adequate levels, particularly in light of ENB's large amount of core deposits. Additionally, during 1995, ENB increased its portfolio of securities available for sale to $50,087,000. These securities serve as a potential additional source of liquidity and include securities that management may employ as part of its asset/liability management strategy and may be sold in response to changes in interest rates or other factors.

       During 1989, the Federal Reserve Board, which regulates AI, and the OCC, which regulates ENB's activities, adopted issued new capital guidelines. The adoption of these guidelines, in conjunction with the Basel Capital Accord, places United States financial institutions on the same guidelines as those of financial institutions throughout the rest of the world.

       The guidelines attempt to more closely measure capital adequacy by taking into consideration the differences in risk associated with types of assets as well as exposure to off-balance sheet commitments. The guidelines were phased in through December 31, 1992 and call for a minimum Tier I capital percentage of 4.0% of risk based assets and a total capital minimum standard of 8.0% of risk based assets. Tier I capital includes common stockholders' equity, non-cumulative preferred stock and minority interests less goodwill. Total capital includes Tier I capital plus cumulative preferred stock, hybrid debt-capital securities, qualified subordinated debt and the allowance for loan losses to 1.25% of risk-based assets.

       At December 31, 1995, ENB's Tier I capital ratio was 10.04% and its total capital to risk-based assets ratio was 11.29%, well within the new capital guidelines. The regulators also established guidelines of a minimum of 4.0% for the leverage ratio which is the ratio of equity capital to total assets. At December 31, 1995 ENB's leverage ratio was 6.37% and the Corporation's leverage ratio was 7.36%. In addition, guidelines were established by the regulators to define the requirements of being well-capitalized. To be considered well-capitalized the regulators require total capital plus the admissible allowance for loan losses divided by total risk adjusted assets to be in excess of 10%, Tier I capital (stockholders' equity) divided by total adjusted risk based assets of 6% and a leverage ratio of stockholders' equity divided by average total assets in excess of 5%. Currently ENB and AI are considered well-capitalized.

Sources of Funds of AI

       The effect of liabilities on liquidity is much more difficult to quantify. Liquidity is enhanced by a stable core deposit base and the ability of ENB to renew maturing deposits. The ability to attract deposits and borrow funds depends in large measure on continued interest rate competitiveness, profitability, capitalization and overall financial condition of ENB. As indicated in Table 13, jumbo certificates of deposit are not a significant source of funds to ENB as they represented only 5.85% of total deposits in 1995 compared with 9.65% in 1994.

Borrowings of AI

       AI had no borrowings at December 31, 1995 and 1994, respectively. ENB borrows from the Federal Home Loan Bank of New York, correspondent banks and the Federal Reserve Bank of Philadelphia. Certain information relating to short term borrowings from these various sources is as follows:

(Dollars in thousands)                            Year Ended December 31,
                                          1995               1994         1993
                                          ----               ----         ----

End of period outstanding                 $   0              $   0        $   0

Maximum outstanding at any month-end      5,172              2,720            0

Approximate average month-end amounts
 outstanding                                500                433          575

Interest expense                             30                 19           15

Approximate weighted average rate during
 period (calculated based on average
 month-end amounts)                        6.00%              4.39%        2.61%

Weighted average at period-end             0.00%              0.00%        0.00%

Interest Rate Sensitivity

     The impact of changes in interest rates on net interest income depends on the magnitude of the movement in rates, the relative volumes of ENB's assets and liabilities that reprice within a given period of time and the relationships among rates. The interest sensitivity portion of asset/liability management provides for managing the extent to which maturing rate sensitive assets and maturing rate sensitive liabilities are matched. If maturing rate- sensitive assets exceed maturing rate-sensitive liabilities, the financial institution is said to be asset sensitive or have a positive gap. In this case, interest rate changes will be reflected more rapidly in asset yields than in liability rates and, in a period of rising interest rates, net interest income will increase. Conversely, in a declining rate environment, net interest income would decrease. If the financial institution is liability sensitive, it is considered to have a negative gap. In this case, the above described interest rate movement would have the opposite impact.

     Table 4 presents ENB's interest rate sensitivity position at December 31, 1995. ENB has a negative gap in the immediately adjustable, one to 90 days, 91 to 180 days and 181 to 365 days categories and positive gaps in the remaining time periods. The cumulative gap for the one to five year period is a negative $27,261,000 at December 31, 1995, compared with a negative cumulative gap of $2,076,000 at December 31, 1994. Management regularly monitors the maturity structure of ENB's assets and liabilities in order to measure its level of interest rate risk and plan for future volatility.

     Management will continue to emphasize the maintenance of adequate liquidity levels utilizing a balanced relationship between earning assets and interest paying liabilities reflecting maturity and rate sensitivity. ENB will offer, from time to time, competitive deposit instruments to aid in the matching of rates and terms with asset maturities and rates.

Financial Condition of AI

     Management believes that the financial condition of AI has improved over the past year. ENB continues to be well capitalized. Loan demand has continued strong but very rate competitive. The local economy continues to improve at a modest pace. Deposit rates increased substantially in 1995 which put pressure on net interest margin. Interest margins have improved on an absolute basis as a result of asset and deposit growth from the branch expansion into Cherry Hill and competitive rates. However, rates paid have been higher recently in order to attract deposits which has resulted and will continue to result in reducing the interest spread.

Risk Assets of AI

     Table 7 presents an analysis of the loan portfolio for 1995 and 1994. At December 31, 1995, about 48% of the portfolio was secured by real estate (primarily first mortgage residential and construction loans); at December 31, 1994, the percentage was 49%. Commercial loans represented 28% of the portfolio in 1995 and 25% in 1994. The balance of the portfolio was in consumer loans, of which $4,538,000 represented home equity lines of credit in 1995 versus about $5,305,000 in 1994. In addition, consumer loans increased approximately $4,351,000 related to automobile loans, fixed rate equity/second mortgage loans, and municipal vehicle lease loans which management emphasized during 1994 and 1995 in order to diversify its portfolio and take advantage of generally better yields for these credits.

     ENB has continued to decrease the percentage of non-performing assets since 1991 as shown in Table 9; although at December 31, 1995, non-performing assets represented 1.08% of total assets, an increase of 0.03% from the year earlier level of 1.05%. Total non-performing assets were 1.74% of total loans at December 31, 1995 versus 1.73% at December 31, 1994.

     Management believes that it is operating in compliance with sound loan approval policies and considers the quality of its loan portfolio to be satisfactory and the level of non-performing loans to be within the normal range for a bank of its size.

     Investment Activities of AI

           ENB has been expanding its branch system and has leveraged its capital and increased its investments and loans to provide additional income in order to offset start-up costs of new branches and increased deposit rates. Tables 5 and 6 indicate the composition of the investment portfolio as of December 31, 1995 and 1994.

     Rate/Volume Analysis of AI

           Table 3 details the changes in net interest income from December 31, 1993 to December 31, 1994, and from December 31, 1994 to December 31, 1995.

     Results of Operations for the Three Years Ended December 31, 1995

     Interest Income of AI

           AI derives the majority of its revenues from ENB, its banking subsidiary, and from ENB's subsidiary, AT Corp, a Delaware corporation which maintains a large portion of ENB's investment portfolio. ENB concentrates on traditional banking functions of deposit gathering and lending to businesses and individuals within the community. In addition, it provides various fee generating services such as mortgage origination and construction lending as well as traditional service charges and fees for retail services including deposit accounts and safe deposit rentals.

           The loan portfolio increased from $71,460,000 at December 31, 1994, by $26,136,000 to $97,596,000 at December 31, 1995. As shown in Table 7 the increases in 1995 were $9,528,000 in commercial loans, $3,254,000 in real estate construction and $4,351,000 in consumer loans. In addition increases of $7,536,000 in real estate mortgage and $1,467,000 in loans held for sale were experienced after decreases in 1994.

           Interest and fees on loans increased $1,886,000 (30%) to $8,094,000 in 1995 from $6,208,000 in 1994, which had increased $362,000 (6%) from
     $5,846,000 in 1993. As shown in Table 3, "Rate-Volume Analysis," the increase in 1995 was due to increases in volume in lending and increases in interest rates. Table 1 shows the composition of earning assets and indicates that the average yield on loans increased to 9.67% in 1995 from 9.22% in 1994, an increase of 45 basis points, which reflects the generally higher interest rate environment in which ENB operated during the majority of 1995 until the Federal Reserve Board lowered rates in the third and fourth quarters. Interest income of $69,000 was not recognized in 1995 and $102,000 was not recognized in 1994 due to the nonaccrual status of certain loans.

           Interest on Federal Funds sold increased $51,000 (44%) to $167,000 in 1995 from $116,000 in 1994 and decreased $17,000 (13%) in 1994 from
     $133,000 in 1993. Table 3 shows that the increase in 1995 was due to the combined effect of increases in income of $18,000 due to volume and an increase in income of $33,000 due to an increase in interest rates. Table 1 shows that the average yield on these funds increased by 1.22% from 4.66% in 1994 to 5.88% in 1995.

           Interest on investment securities-taxable increased $613,000 (40%) to $2,163,000 in 1995 from $1,550,000 in 1994 and increased $299,000 (24%) in
     1994 from $1,251,000 in 1993. As indicated in Table 3, the increase in income was due to an increase in volume of $370,000 and an increase in yield or rates of $243,000. The average yield on taxable investments increased by 0.82% from 5.69% in 1994 to 6.51% in 1995, as shown on Table
     1. An analysis of the portfolio is shown in Table 5, "Analysis of Investment Securities," and the maturity distribution of AI's investments is shown in Table 6, "Maturity Distribution of Investment Portfolio at December 31, 1995." AI's policy is to concentrate investment maturities in the one to ten year range. As shown in Table 6, 75% of the portfolio matures within ten years, within which 13% of the portfolio matures during one year and 35% matures in the one to five year category. Many of the securities in the five to ten year range have average life expectancy of less than five years due to their cash flow characteristics. Management continues to invest in securities which are guaranteed by the U.S. Government or its agencies or in investment grade securities.

           Interest on tax-exempt securities increased to $307,000 in 1995 from $88,000 in 1994 and average balances increased from $2,334,000 to $6,306,000. In addition, the yield on these investments improved 1.1% from 3.77% to 4.87%. The majority of these securities are issued by municipalities in New Jersey.

     Interest Expense of AI

           Interest expense on deposits increased $2,067,000 (75%) to $4,814,000 in 1995 from $2,747,000 in 1994 and increased $310,000 (13%) in 1994 from
     $2,437,000 in 1993. The increase in 1995 was due to the combined effect of increases in volume of $1,356,000 and increases in interest rates of $711,000, as indicated in Table 3. The average rate paid on deposits and borrowed funds increased 1.09% from 3.41% in 1994 to 4.50% in 1995, as shown in Table 1 which details each deposit category. This increase reflects the generally higher interest rate environment in which ENB operated during the majority of 1995 until rates started to ease in the fall.

           ENB experienced an increase in average interest bearing liabilities of $26,443,000 to $107,669,000 in 1995 from $81,226,000 in 1994.

           As a result of the changing deposit mix and higher interest rates, interest income before the provision for loan losses increased $706,000 (14%) to $5,909,000 in 1995 from $5,203,000 in 1994 and increased $414,000
     (9%) in 1994 from $4,789,000 in 1993. The increase from volume was partially reduced by the increase in deposit rates as shown in Table 3. The net average interest margin dropped 55 basis points from 5.22% in 1994 to 4.67% in 1995 as shown in Table 1.

     Provision for Loan Losses of AI

           The provision for possible loan losses decreased $45,000 to $115,000 in 1995 from $160,000 in 1994 and increased $85,000 in 1994 from $75,000 in
     1993. The lower provision in 1995 was a result of higher recoveries. Loans charged off during 1995 were $144,000 compared with $308,000 in 1994, a decrease of $164,000. In addition, ENB received recoveries on loans of $160,000 in 1995 as compared to $65,000 in 1994.

     Allowance for Loan and Lease Losses of AI

           The balance in the allowance for loan losses increased to $1,283,000 in 1995, representing 1.31% of total loans held for investment, from $1,152,000 in 1994, which represented 1.61% of total loans at December 31, 1994. Management believes, based on its review of the current quality of the loan portfolio and its historical experience, that the allowance for losses is adequate to cover future loan losses. Adequacy of the allowance for losses is reviewed quarterly.

     Noninterest Income of AI

           Noninterest operating income decreased $19,000 (2%) to $809,000 in 1995 from $828,000 in 1994 and decreased $82,000 (9%) in 1994 from $910,000 in 1993. The decrease in 1995 was due largely to a decrease in service charges of $150,000, gains on the sale of mortgage loans of $85,000 and a decrease in gains on the sale of other real estate owned of $30,000. These decreases were partially offset by an increase in gains on the sale of investment securities available for sale of $81,000 and an increase in other income of $165,000. The increase in other income included proceeds from an insurance settlement arising from a loss on a property held as collateral for a letter of credit and funds received in settlement of guarantees on loans that recovered costs incurred over and above the amounts charged off in previous years.

     Noninterest Expense of AI

           Noninterest operating expense increased $563,000 (12%) to $5,189,000 in 1995 from $4,626,000 in 1994 and increased $354,000 (8%) in 1994 from
     $4,272,000 in 1993. The increase in 1995 was due to increases in salaries and benefits of $365,000 (16%), occupancy costs of $68,000 (14%), furniture and equipment costs of $58,000 (18%) and all other expenses of $215,000 (21%). These increases reflect the costs of opening the Cherry Hill office and increased staff in loan and support areas to handle the increased business volume, as ENB increased $39,377,000 or 33% in overall size. Partially offsetting the increased costs were decreases in professional fees of $56,000 (15%) and the FDIC assessment of $87,000 (42%). During 1995, ENB recovered $66,000 and in 1994, $16,000 of legal fees and other expenses related to collection efforts of loans charged-off in years prior to 1993. These recoveries are reflected as reductions of professional fees and other miscellaneous expenses. Professional fees were reduced as litigation for the collection of loans has been reduced. The FDIC assessment was reduced by rebate and reduction of the assessment as the Bank Insurance Fund was restored to regulatory levels.

     Income Tax Provision of AI

           Income before taxes increased $169,000 to $1,414,000 in 1995 compared with 1994 income of $1,245,000, and decreased $107,000 in 1994 from $1,352,000 in 1993.

           The Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes," in December 1991, which AI adopted in 1993. The Statement required either retroactive application or cumulative catch-up to reflect the use of the liability method of accounting for income taxes prescribed by SFAS No. 109 versus the deferral method under APB Opinion No. 11. AI adopted the statement during the first quarter of 1993 and chose not to restate prior periods. AI determined that the cumulative effect of this change in accounting principle through January 1, 1993 was an increase in the deferred income tax asset of approximately $100,000. This resulted in an increase in earnings of $100,000 as of the beginning of the year ended December 31, 1993.

     Effects of Inflation/Changing Prices on AI

           Management is aware of the impact of inflation on interest rates and the impact it can have on performance. The ability of ENB to cope with inflation can only be determined by analysis and monitoring of its asset and liability position, particularly the mix of interest rate sensitive assets and liabilities in order to reduce the effects of inflation on performance. The asset and liability structure of a bank is significantly different from that of industrial corporations in that virtually all assets and liabilities are monetary in nature, meaning that they have been, or will be, converted to a fixed number of dollars regardless of price changes. Monetary items would include cash, loans and deposits. Nonmonetary items are those assets and liabilities that do not gain or lose purchasing power solely as a result of price level changes. Nonmonetary items for ENB consist primarily of premises and equipment.

           Inflation can have a more direct impact on certain categories of operating expenses such as salaries and wages, employee benefits and supplies. These expenses fluctuate more in line with changes in general price levels and are very closely monitored by management for both the effects on inflation and increases relating to such items as staffing levels, supply usage and occupancy costs.

     Accounting Standards Issued But Not Effective on AI

           The Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," in May 1995 and No. 123, "Accounting for Stock-Based Compensation," in October 1995. Statement No. 122, which is required to be adopted in 1996, mandates that mortgage banking enterprises recognize as separate assets rights to service mortgage loans for others. The adoption of this statement in 1996 will not have an effect on the financial statements since ENB does not sell loans and retain servicing rights.

           Statement No. 123 is also required to be adopted in 1996 and requires that financial statements include certain disclosures about stock-based employee compensation arrangements. The adoption of this statement in 1996 will not have an effect on the financial statements since ENB has not used stock-based compensation as a compensation vehicle.

     In the event that ENB uses stock-based compensation, the pro forma effect will be disclosed in the footnotes to the financial statements in accordance with the statement.

Atcorp, Inc. and Subsidiaries

SUMMARY OF AVERAGE BALANCES,                                             TABLE 1
INCOME/EXPENSE AND AVERAGE RATES
(In thousands except percentages)

                                                    Year Ended                    Year Ended                      Year Ended
                                                 December 31, 1995             December 31, 1994              December 31, 1993
                                          ------------------------------------------------------------------------------------------
                                                                 Average                          Average                    Average
                                             Average    Income/  Yield/    Average   Income/      Yield/    Average  Income/  Yield/
                                             Balance    Expense   Rate     Balance   Expense       Rate     Balance  Expense   Rate
                                            ----------------------------------------------------------------------------------------
INTEREST EARNING ASSETS
Interest-bearing deposits in other banks    $    550  $           4.00%      $206       $7         3.40%     $338       $7     2.07%
Investments (2)
     Taxable                                            2,163     6.51%    27,256    1,550         5.69%   21,590    1,251     5.79%
                                              33,224
     Nontaxable (1)                            6,306      307     4.87%     2,334       88         3.77%      151        4     2.65%
Federal funds                                  2,842      167     5.88%     2,489      116         4.66%    4,508      133     2.95%
Loans, net (3)                                83,665    8,094     9.67%    67,315    6,208         9.22%   60,259    5,846     9.70%
                                           -----------------------------------------------------------------------------------------
     Total interest earning assets          $126,587  $10,753     8.49%  $ 99,600   $7,969         8.00%  $86,846   $7,241     8.34%
NONINTEREST EARNING                            8,361                        6,908                           7,548
                                           ----------                   ----------                       ---------
  Total Assets                              $134,948                     $106,508                         $94,394
INTEREST-BEARING LIABILITIES
NOW, Super NOW and MMA                        31,088    1,188     3.82%    20,223      511         2.53%   18,645      431     2.31%
Savings accounts                              23,490      769     3.27%    34,612    1,132         3.27%   27,776      925     3.33%
Time deposits                                 52,591    2,857     5.43%    25,958    1,104         4.25%   24,046    1,081     4.50%
Federal funds purchased and borrowed funds       500       30     6.00%       433       19         4.39%      575       15     2.61%
                                          ------------------------------------------------------------------------------------------
     Total Interest-Bearing Liabilities     $107,669  $ 4,844     4.50%  $ 81,226   $2,766         3.41%  $71,042   $2,452     3.45%
NONINTEREST-BEARING                           18,227                       17,120                          15,895
SHAREHOLDERS' EQUITY                           9,052                        8,162                           7,457
                                          -----------                   ----------                       ---------
  Total Liabilities and Shareholders'
      Equity                                $134,948                     $106,508                         $94,394
                                          ===========                   ==========                       =========
NET INTEREST INCOME/NET INTEREST
     MARGIN                                           $ 5,909     4.67%             $5,203         5.22%            $4,789     5.51%
                                                     =========                     ========                        ========

(1) The indicated interest and average yields are not presented on a tax-equivalent basis.
(2)  Investments include those held for sale.

(3) Nonaccruing loans have been included in the calculation of average balances.

Atcorp, Inc. and Subsidiaries

    NET INTEREST INCOME                                                  TABLE 2
    (In thousands except percentages)

                                                                 %                          %
                                                   1995        Change        1994        Change        1993
                                               --------------------------------------------------------------
INTEREST INCOME                                  $10,753       34.94%       $7,969       10.05%       $7,241
INTEREST EXPENSE                                   4,844       75.13%        2,766       12.81%        2,452
                                               --------------------------------------------------------------
NET INTEREST INCOME                              $ 5,909       13.57%       $5,203        8.64%       $4,789
                                               ==============================================================

RATE-VOLUME ANALYSIS                                                     TABLE 3
(In thousands except percentages)

                                                 1995 compared to 1994                               1994 compared to 1993
                                               Increase (decrease) due to:                        Increase (decrease) due to:
                                             VOLUME       RATE          NET                     VOLUME        RATE         NET
                                               (1)         (1)                                    (1)          (1)
                                           ---------------------------------                  ---------------------------------
Interest bearing deposits
       in other banks                         $ 14         $ 1           $15                      $ 2        $(  2)          $0
    Investments-
     Table (2)                                 370         243           613                      326         (27)          299
     Nontaxable                                187          32           219                       81            3           84
    Federal funds sold                          18          33            51                      (75)          58          (17)
    Loans, net                               1,570         316         1,886                      668         (306)         362
                                           ---------------------------------                  ---------------------------------
         Total Interest Income               2,159         625         2,784                    1,002         (274)         728

INTEREST EXPENSE
    NOW, Super NOW and MMA                     347         330           677                       38           42           80
    Savings accounts                          (363)          0          (363)                     224          (17)         207
    Time deposits                            1,372         381         1,753                       84          (61)          23
    Federal funds purchased and
         borrowed funds                          3           8            11                       (4)           8            4
                                           ---------------------------------                  ---------------------------------
       Total Interest Expense                1,359         719         2,078                      342          (28)         314

                                           ---------------------------------                  ---------------------------------
NET INTEREST INCOME                           $800        $(94)        $ 706                     $660        $(246)       $ 414
                                           =================================                  =================================

(1) Changes in interest income/expense not specifically attributable to rate or volume have been allocated in proportion to the amounts attributable to rate and volume.
(2) The indicated interest income changes are not presented on a tax equivalent basis.

Atcorp, Inc. and Subsidiaries


     INTEREST RATE SENSITIVITY                                           TABLE 4
     (In thousands except percentages)

                                                                               REPRICING PERIOD
                                                     BALANCE                                                                  FIXED
                                            Balance at     Immediately       1 TO 90   91 TO 180   181 TO 365     1 TO 5     BEYOND
                                              12/31/95      Adjustable          DAYS        DAYS         DAYS      YEARS    5 YEARS
                                           -----------------------------------------------------------------------------------------

LOANS
Commercial, Industrial, and Agricultural      $ 27,759        $    110      $  2,822    $  1,907     $  3,910   $  8,010    $11,000
Real Estate                                     45,912           1,725         8,023       5,943        3,557     21,271      5,393
Installment Loans to Individuals                22,458               0         4,585          70          235     11,663      5,905
                                           -----------------------------------------------------------------------------------------
              Total Loans (3)                   96,129           1,835        15,430       7,920        7,702     40,944     22,298

INVESTMENT SECURITIES (1)                       48,891               0           300         500        5,501     17,190     25,400
FEDERAL FUNDS SOLD                                 775             775             0           0            0          0          0
INTEREST BEARING DEPOSITS
 IN OTHER BANKS                                    124             124             0           0            0          0          0
                                           -----------------------------------------------------------------------------------------
              Total                           $145,919        $  2,734      $ 15,730    $  8,420     $ 13,203   $ 58,134    $47,698
                                           =========================================================================================

SAVINGS/TIME DEPOSITS (2)                     $125,482        $  8,116      $ 70,356    $  8,650     $ 32,997   $  5,363         $0

                                           -----------------------------------------------------------------------------------------
     Total Interest-bearing Liabilities       $125,482        $  8,116      $ 70,356    $  8,650     $ 32,997   $  5,363         $0
                                           =========================================================================================


INTEREST RATE SENSITIVITY                                      $(5,382)     $(54,626)    $ ( 230)    $(19,794)  $ 52,771    $47,698

CUMULATIVE GAP                                                 $(5,382)     $(60,008)   $(60,238)    $(80,032)  $(27,261)   $20,437

(1) Investment securities include those held for sale and exclude Federal Reserve Bank stock and Federal Home Loan Bank stock.
(2) Money market deposits are immediately adjustable. NOW and Savings accounts are included in the 1 to 90 days category as these accounts can only be repriced every 30 days.
(3) Excludes loans held for sale.

Atcorp, Inc. and Subsidiaries

ANALYSIS OF INVESTMENT SECURITIES                                        TABLE 5
(In thousands except percentages)

                                                                             Book Value as of December 31,

                                                               1995                    1994                   1993
                                                          -------------           --------------          ------------
U.S. TREASURY SECURITIES (1)                                   $10,343                  $16,077               $21,720

U.S. GOVERNMENT AGENCIES                                        22,447                    5,500                   ---

DEBT SECURITIES ISSUED BY
    FOREIGN GOVERNMENTS                                            250                      250                   250

CORPORATE BONDS                                                  4,835                    5,702                 2,938

MUNICIPAL SECURITIES                                             7,009                    4,331                   907

CMO'S                                                            3,992                    2,509                 2,010

FEDERAL RESERVE BANK STOCK                                         224                      198                   155

OTHER SECURITIES                                                   416                       15                    15
                                                          -------------           --------------          ------------

       Total                                                   $49,516                  $34,582               $27,995
                                                          =============           ==============          ============

(1)  Investments include those held for sale.

Atcorp, Inc. and Subsidiaries

     MATURITY DISTRIBUTION OF INVESTMENT                                 TABLE 6
     PORTFOLIO AT DECEMBER 31, 1995
     (In thousands except percentages)

                                                           After            After
                                                          One year        Five years
                                          Within           Within           Within            After
                                         One year        Five years        10 years         10 years                Total
                                       ------------------------------------------------------------------------------------
U.S. TREASURY SECURITIES (1)
Book Value                                $5,012           $4,325            $1,006                --              $10,343
Weighted average yield                      5.77%            6.04%             7.17%               --                 6.02%

U.S. GOVERNMENT AGENCIES
Book Value                                    --           $7,429            $6,964            $8,054              $22,447
Weighted average yield                        --             7.18%             7.69%             7.81%                7.57%

DEBT SECURITIES ISSUED BY
     FOREIGN GOV'TS
Book Value                                  $250               --                --                --                 $250
Weighted average yield                      6.75%              --                --                --                 6.75%

CORPORATE SECURITIES
Book Value                                    --           $2,078            $1,719            $1,038               $4,835
Weighted average yield                        --             5.84%             7.53%             6.03%                6.48%

MUNICIPAL SECURITIES
Book Value                                 1,039           $3,359            $2,091              $520               $7,009
Weighted average yield                      4.20%            4.76%             4.98%             5.39%                4.79%

CMO'S
Book Value                                    --               --            $1,463            $2,529               $3,992
Weighted average yield                        --               --              5.77%             7.19%                6.67%

OTHER SECURITIES (2)
Book Value                                    --               --                --               $15                  $15
Weighted average yield                        --               --                --              0.00%                0.00%
                                       ------------------------------------------------------------------------------------
     Total Book Value                     $6,301          $17,191           $13,243           $12,156              $48,891
                                       ====================================================================================

     Weighted average yield                 5.55%            6.26%             6.99%             7.43%                6.67%

(1) Investments include those held for sale.
(2) Does not include Federal Reserve Bank stock and Federal Home Loan Bank stock.

Atcorp, Inc. and Subsidiaries

    ANALYSIS OF LOAN PORTFOLIO                                           TABLE 7
    (In thousands except percentages)

                                                                               December 31,
                                                      1995          1994          1993          1992          1991
                                                  -----------------------------------------------------------------
COMMERCIAL, FINANCIAL, AND
     AGRICULTURAL                                   $27,759       $18,231       $14,528       $13,172       $16,836
REAL ESTATE-CONSTRUCTION                              9,628         6,374         4,480         2,816         2,346
REAL ESTATE-MORTGAGE                                 36,284        28,748        31,998        33,640        37,237
INSTALLMENT LOANS TO INDIVIDUALS                     22,458        18,107        14,085         8,887        10,016
                                                  -----------------------------------------------------------------
TOTAL LOANS HELD FOR INVESTMENT                      96,129        71,460        65,091        58,515        66,435
LOANS HELD FOR SALE                                   1,467             0         2,582            --            --
                                                  -----------------------------------------------------------------
           Total Loans                               97,596        71,460        67,673        58,515        66,435
      Reserve for Loan Loss                           1,283         1,152         1,235         1,058         1,037
                                                  -----------------------------------------------------------------
           Net Loans                                $96,313       $70,308       $66,438       $57,457       $65,398
                                                  =================================================================

MATURITIES AND INTEREST RATE TERMS OF LOANS                              TABLE 8
(In thousands except percentages)

Stated maturities (or earlier call dates) of loans as of December 31, 1995 are summarized in the table below.

                                                                  After
                                                                 one year
                                             Within             but within             After
                                            one year            five years          five years               Total
                                          ------------        --------------      --------------          ------------
LOANS:
Real estate-construction                    $ 7,168               $ 2,460                   $0                 $ 9,628
Commercial, financial, and                                                                                      27,759
     agricultural                             8,749                 8,010               11,000
                                          ------------        --------------      --------------          ------------
                    Total                   $15,917               $10,470              $11,000                 $37,387
                                          ============        ==============      ==============          ============

The following table shows for the above loans the amounts which have predetermined interest rates and the amounts which have variable interest rates at December 31, 1995:

                                                                  After
                                                                 one year
                                             Within             but within             After
                                            one year            five years          five years               Total
                                          ------------        --------------      --------------          ------------
Loans with predetermined rates              $ 9,350               $ 4,222              $10,809                 $24,381
Loans with variable rates                     6,567                 6,248                  191                  13,006
                                          ------------        --------------      --------------          ------------
                    Total                   $15,917               $10,470              $11,000                 $37,387
                                          ============        ==============      ==============          ============

The above classification of loans is based on the period in which the loans mature (or earlier call dates) and does not necessarily correspond to the repricing period.

Atcorp, Inc. and Subsidiaries

NON-PERFORMING ASSETS                                                    TABLE 9
(In thousands except percentages)

                                               December 31,     December 31,     December 31,     December 31,     December 31,
                                                   1995             1994             1993             1992             1991
                                               ------------     ------------     ------------     ------------     ------------
NONACCRUAL LOANS: (1) (2)
Real estate                                          $  531            $ 193              $98             $150             $322
Commercial and industrial                               559              547              764              567              650
Installment loans to individuals                          0              249                0              113                5

                                               ------------     ------------     ------------     ------------     ------------
                     Total                            1,090              989              862              830              977
                                               ============     ============     ============     ============     ============
OVERDUE LOANS:
Loans past due 90 days                                  148              210              312              407              767
renegotiate loans                                         0                0                0                0                0

                                               ------------     ------------     ------------     ------------     ------------
      Total non-performing and past due
        90 days loans                                 1,238            1,199            1,174            1,237            1,744

OTHER REAL ESTATE (3)                                   464               39              892              887              757

                                               ------------     ------------     ------------     ------------     ------------
        Total non-performing assets and past
         due 90 days loans                           $1,702           $1,238           $2,066           $2,124           $2,501
                                               ============     ============     ============     ============     ============

TOTAL NON-PERFORMING ASSETS
 AND PAST DUE 90 DAYS LOANS AS                         1.08%            1.05%            1.96%            2.34%            2.75%
 A  PERCENTAGE OF TOTAL ASSETS (4)

TOTAL NON-PERFORMING ASSETS
 AND PAST DUE 90 DAYS LOANS AS A                       1.74%            1.73%            3.17%            3.63%            3.76%
 PERCENTAGE OF LOANS

(1) Unsecured loans are placed in nonaccruing status when 90 days past due. Interest continues to accrue on delinquent secured loans until the total principal and interest due is equal to management's estimate of the value of the collateral held.

2)   Income of approximately $69,000, $102,000, $42,000, $68,000 and $52,000 was
not recognized as interest income due to the nonaccrual status of loans during 1995, 1994, 1993, 1992 and 1991, respectively.

3) Other Real Estate balances are shown net of the Allowance for ORE of $13,000 at 12/31/95, $12,000 at 12/31/94, $137,000 at 12/31/93, $6,000 at
12/31/92, and $31,000 at 12/31/91.

(4) At December 31, 1995, 1994, 1993, 1992 and 1991, the Bank maintained $2,573,000, $3,337,000, $2,184,000, $1,167,000, and $915,000, respectively of loans, considered by Management to be potential problem loans.

     Atcorp, Inc. and Subsidiaries

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES                               TABLE 10
(In thousands except ratios)

                                               December 31,      December 31,      December 31,      December 31,      December 31,
                                                   1995              1994              1993              1992               1991
                                               ------------      ------------      ------------      ------------      ------------
BALANCE AT BEGINNING OF YEAR                        $ 1,152            $1,235           $ 1,058            $1,037            $  650

CHARGEOFFS-
Commercial, financial and agricultural                   46               170                 1               213               267
Real Estate                                              28                97                10                 0                10
Installment loans to individuals                         70                41                49                55                86
                                               ------------      ------------      ------------      ------------      ------------
                     Total Chargeoffs                   144               308                60               268               363

RECOVERIES-
Commercial, financial, and agricultural                  29                35               144                37                15
Real Estate                                             120                15                16                --                --
Installment loans to individuals                         11                15                 2                36                75
                                               ------------      ------------      ------------      ------------      ------------
                     Total Recoveries                   160                65               162                73                90
                     Net Chargeoffs                     (16)              243              (102)              195               273

PROVISIONS FOR POSSIBLE LOAN LOSSES                     115               160                75               216               660
                                               ------------      ------------      ------------      ------------      ------------
BALANCE AT END OF YEAR                              $ 1,283            $1,152           $ 1,235            $1,058            $1,037
                                               ============      ============      ============      ============      ============
RATIO OF NET CHARGEOFFS TO NET AVERAGE
LOANS OUTSTANDING DURING PERIOD                       (0.02)%            0.36%            (0.17)%            0.32%             0.39%

RATIO OF RESERVE BALANCE TO TOTAL LOANS                1.31%             1.61%             1.82%             1.81%             1.56%


       The allowance for loan losses is established through charges to earnings in the form of a provision for loan losses. The amount charged to earnings is based on several factors which include, but are not limited to, the following:

       -A continuing review of past-due, nonaccrual, and renegotiated loans, and overall portfolio quality;

       -Regular examinations of the loan portfolio by bank regulatory agencies and review by independent public accountants in connection with the audit of the financial statements taken as a whole;

       -Analytical review of charge-off experience by specific category of loans and the total loan portfolio;

       -Management's judgment with respect to economic conditions and the impact of such conditions on the existing portfolio.

       The adequacy of the allowance for loan losses is determined in accordance with the foregoing factors on a quarterly basis. In the opinion of management, the balance in the allowance for loan losses at December 31, 1995 is adequate to cover future losses.

Atcorp, Inc. and Subsidiaries

ALLOCATION OF THE ALLOWANCE FOR POSSIBLE LOAN LOSSES                    TABLE 11
(In thousands except percentages)

The following table shows the allocation of the allowance for loan losses by major loan category and the percentage of the loans in each category to total loans at year end:



                                  December 31, 1995   December 31, 1994   December 31, 1993   December 31, 1992   December 31, 1991
                                  Amount       %      Amount       %      Amount        %     Amount       %      Amount       %
                                 ---------------------------------------------------------------------------------------------------
Commercial, Financial, and
   Agricultural                      $480    28.87%     $321      25.51%     $236     22.32%     $306    22.51%     $374      25.34%
Real Estate-Construction                0    10.02%       76       8.92%       38      6.88%       21     4.81%       25       3.53%
Real Estate-Mortgage                  591    37.75%      496      40.23%      449     49.16%      484    57.49%      388      56.05%
Installment Loans to Individuals      135    23.36%      252      25.34%      249     21.64%      247    15.19%      250      15.08%
Unallocated                            77       --         7         --       263        --        --       --        --         --
                                 ---------------------------------------------------------------------------------------------------
       Total                       $1,283   100.00%   $1,152     100.00%   $1,235    100.00%   $1,058   100.00%   $1,037     100.00%
                                 ===================================================================================================


DEPOSITS                                                                TABLE 12
(In thousands except rates)

                                             Year Ended                       Year Ended                        Year Ended
                                         December 31, 1995                December 31, 1994                 December 31, 1993
                                     -----------------------------------------------------------------------------------------------

                                      Average             Average      Average             Average       Average            Average
                                      Balance   Expense    Rate        Balance    Expense    Rate        Balance  Expense    Rate
                                     -----------------------------------------------------------------------------------------------


NONINTEREST-BEARING
DEMAND DEPOSITS                       $ 17,142       --        --       $16,313        --        --      $14,223       --        --

INTEREST-BEARING
DEMAND DEPOSITS                         31,088    1,188      3.82%       20,223       511      2.53%      18,645      431      2.31%


SAVINGS DEPOSITS                        23,490      769      3.27%       34,612     1,132      3.27%      27,776      925      3.33%

TIME DEPOSITS                           52,591    2,857      5.43%       25,958     1,104      4.25%      24,046    1,081      4.50%

                                     -----------------------------------------------------------------------------------------------


     Total                            $124,311  $ 4,814      3.87%      $97,106    $2,747      2.83%     $84,690  $ 2,437      2.88%

                                     ===============================================================================================


Atcorp, Inc. and Subsidiaries


   MATURITIES OF CERTIFICATES OF DEPOSIT                        TABLE 13
   OF $100,000 OR MORE
   (In thousands)

                                                     December 31, 1995
                                                    -------------------
Three months or less                                             $1,835

Over three months through six months                              2,957

Over six months through twelve months                             3,462

Over twelve months                                                  241
                                                               --------
             Total                                               $8,495
                                                               ========


RETURN ON EQUITY AND ASSETS                   TABLE 14

                                               December 31,
                                    --------------------------------
                                       1995        1994        1993
                                    --------------------------------
RETURN ON AVERAGE ASSETS               0.78%       0.80%       1.06%

RETURN ON AVERAGE EQUITY              11.64%      10.50%      13.45%

AVERAGE EQUITY TO
 AVERAGE ASSETS                        6.71%       7.66%       7.90%

DIVIDEND PAYOUT                           0           0           0

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                      OF FINANCIAL CONDITION AND RESULTS
                             OF OPERATIONS OF FBC


           The following pages of this report present management's discussion and analysis of the consolidated financial condition and results of operations of FBC, and its wholly-owned subsidiary, FNB.

     RESULTS OF OPERATIONS

     Summary of June 1996 Compared to June 1995

           FBC' net income for the six months ended June 30, 1996 was $683 thousand compared to $703 thousand for the same period of 1995. Earnings per common share were $2.25 in 1996 compared to $2.32 in 1995. The return on average assets declined from 1.76% for the first six months of 1995 to 1.63% for the first six months of 1996, while the return on average equity declined from 15.27% to 13.49% for the respective periods.

     Summary of 1995 Compared to 1994

           FBC's net income for the year ended December 31, 1995 was $1.181 million 3.3% above the $1.142 million earned in 1994. Earnings per common share were $3.89 in 1995 compared to $3.76 in 1994. The return on average assets was 1.46% in 1995 compared to 1.46% in 1994, while the return on equity was 12.35% compared to 13.12% in 1994.

     Net Interest Income - Taxable Equivalent Basis

           The major source of operating revenues is net interest income which rose to a level of $3.85 million in 1995, $34 thousand or 0.9% above the $3.816 million attained in 1994. The net interest margin, on a tax equivalent basis, for 1995 fell to 4.94% from the 5.07% attained during 1994. For the six months ended June 30, 1996, the net interest margin, tax adjusted, was 5.08% compared to 5.25% for the same period in 1995.

           Net interest income is the income which remains after deducting from total income generated by earning assets the interest expense attributable to the acquisition of the funds required to support earning assets. Income from earning assets includes income from loans, income from investment securities and income from short-term investments. The amount of interest income is dependent upon many factors including the volume of earning assets, the general level of interest rates, the dynamics of the change in interest rates, and levels of nonperforming loans. The cost of funds varies with the amount of funds necessary to support earning assets, the rates paid to attract and hold deposits, rates paid on borrowed funds, and the levels of non-interest-bearing demand deposits and equity capital.

           Table 1 presents average balances, taxable equivalent interest income and expenses and yields earned or paid on these assets and liabilities of FBC. For purposes of calculating taxable equivalent interest income, tax-exempt interest has been adjusted using a marginal tax rate of 35% in order to equate the yield to that of taxable interest rates. Net interest income as a percentage of net interest income and other income was 94%, 95% and 92% for the twelve months ended December 31, 1995, 1994 and 1993, respectively. Net interest income as a percentage of net interest income and other income was 92% for both the six months ended June 30, 1996 and 1995.

           Table 2 illustrates that the growth in interest income in 1995 over 1994 was attributed to both volume and rate. The average growth in interest-earning assets was $2.6 million in 1995 over 1994. As illustrated in Table 1, the tax equivalent yield on earning assets for 1995 rose to 8.00% from 7.55% in 1994. This increase in 1995 can be attributed to the 7.2% increase in loan volumes as yields rose from 8.77% in 1994 to 9.06% in 1995. The investment yields rose from a 6.92% average return in 1994 to 7.09% in 1995.

           Table 2 also illustrates that the growth in interest expense in 1995 over 1994 was attributed to both volume and rate. The comparison of the change in the volume of interest-bearing liabilities reveals a $1.5 million increase in interest-bearing deposits. The average funding costs rose in 1995 to 3.87% from 3.11% in 1994. The rise in interest rates that took place in late 1994 contributed significantly to the increased rates paid on certificates of deposit as demonstrated by the 4.52% rate in 1995, an increase of 91 basis points over 1994.

           A positive influence on the ability of FBC to maintain a net interest margin of approximately 5% has been the ability of FBC to maintain non interest-bearing demand deposits at a level of approximately 12% of total liabilities and equity as well as its ability to retain earnings. Variances to occur in the net interest margin as an exact repricing of assets and liabilities is not possible. A further explanation of the impact of asset and liability repricing is found in the Asset/Liability Management section of this discussion.

     Provision and Allowance for Loan Losses

           FBC's provision for loan losses is based upon management's quarterly loan portfolio review. The purpose of the review is to assess loan quality, identify impaired loans, analyze delinquencies, ascertain loan growth, evaluate potential charge-offs and recoveries, and assess general economic conditions in the markets its affiliates serve.

           All loans are reviewed by loan officers and by management. In addition to economic conditions, loan portfolio diversification, delinquency and historic loss experience, consideration is also given to examinations performed by the regulatory authorities.

           To determine the allowance and corresponding provision, the amount required for specific allocation is first determined. For all types of loans, this amount is based upon specific borrower data determined by reviewing individual non-performing, delinquent, or potentially troubled credits. In addition, a general allocation is also determined using the same criteria applied to the total portfolio.

           The unallocated portion of the allowance is the amount which, when added to these allocated amounts, brings the total to the amount deemed adequate by management at that time. This unallocated portion is available to absorb losses sustained anywhere within the loan portfolio. Table 10 presents this allocation.

           The loan portfolio represents loans made primarily within FBC's southern New Jersey market area.

           Determining the level of the allowance for possible loan losses at any given period is difficult, particularly during deteriorating or uncertain economic periods. The review of the loan portfolio is a continuing event in light of a changing economy and the dynamics of the banking and regulatory environment. In management's opinion, the allowance for loan losses is adequate at December 31, 1995 despite a $275 thousand increase in non-performing loans. The increase in non-performing loans is comprised of loans which were adequately secured, and in the opinion of management, did not require an additional provision for losses. As illustrated in Table 3, the provision for loan losses was $55 thousand for 1995 compared to $100 thousand in 1994. Net charge-offs, as seen in Table 3, were $37 thousand compared with $63 thousand in 1994. As a result, the allowance for loan losses at December 31, 1995, was 1.17% of period-end loans, or $431 thousand compared with 1.12% or $413 thousand at December 31, 1994. The allowance for loan losses as a percentage of non-performing loans decreased from 44% at December 31, 1994 to 36% at December 31,
     1995.

           At June 30, 1996, the allowance for loan losses was 1.17% of period-end loans. The allowance as a percentage of non-performing loans increased to 49% at June 30, 1996, as the allowance grew to $476 thousand and non-performing loans dropped to $965 thousand.

           Should the economic climate no longer continue to improve or begin to deteriorate, borrowers may experience difficulty, and the level of non-performing loans and assets, charge-offs and delinquencies could rise and require further increases in the provision.

           In addition, regulatory authorities, as an integral part of their examinations, periodically review the allowance for possible loan losses. They may require additions to allowances based upon their judgments about information available to them at the time of examination.

           Interest income received on non-performing loans in 1995 and 1994 was $15 thousand and $15 thousand, respectively. Interest income which would have been recorded on these loans under the original terms was $91 thousand and $52 thousand, respectively.

           Table 3 is an analysis of the provision levels as well as the activity in the allowance for loan losses for the past five years as well as the first six months of 1996 and 1995. Table 4 reflects the five-year history of non-performing assets and loans contractually past due 90 days and still accruing. The total non-performing assets at December 31, 1995 and 1994, of $1.416 million and $1.024 million, respectively, includes $202 thousand and $85 thousand in other real estate acquired through foreclosure for both years. At June 30, 1996, total non-performing assets were $1.186 million compared to $917 thousand at June 30, 1995. These amounts include other real estate acquired through foreclosure of $221 thousand and $197 thousand, respectively.

           Real estate acquired through foreclosure is carried at the lower of the recorded amount of the loan for which the foreclosed property served as collateral or the fair market value of the property as determined by a current appraisal less estimated costs to sell (fair value). Prior to foreclosure, the recorded amount of the loan is written-down, if necessary, to fair value by charging the allowance for loan losses. Subsequent to foreclosure, gains or losses on the sale of real estate acquired through foreclosure are recorded in operating income and any losses determined as a result of periodic valuations are charged to other operating expense.

           Loans with principal and/or interest delinquent 90 days or more which are still accruing interest were $587 thousand at December 31, 1995 up from $441 thousand at December 31, 1994. Although the economy is continuing to improve, softness in certain areas of the economy may adversely affect certain borrowers and may cause additional loans to become past due beyond 89 days or be placed on non-accrual status because of uncertainty of receiving full payment of either principal or interest on these loans.

     Other Income

           Non-interest income, recorded as other income, consists of service charges on deposit accounts, commissions, fees received for travelers' check sales and money orders, net gains and losses on security transactions, net gains on sales of other real estate owned and other miscellaneous income, such as safe deposit box rents. Other income as a percentage of net interest income and other income was 6%, 5%, and 8% for 1995, 1994 and 1993, respectively.

           Non-interest income increased $46 thousand or 22.8%, in 1995 compared with 1994. Service charges on deposit accounts were down $13 thousand. Offsetting this decrease was an investment security loss of $53 thousand in 1994 compared to no securities gains or losses in 1995.

     Other Expenses

           Non-interest expenses are categorized into five main groupings: employee-related expenses, which include salaries, fringe benefits, and employment taxes; occupancy expenses, which include depreciation, rents, maintenance, utilities, and insurance; equipment expenses, which include depreciation, rents and maintenance; Federal Deposit Insurance Corporation's insurance premiums on deposits; and other expenses (detailed in Table 5) incurred in operating FBC' business.

           The salary and employee benefits expenses rose by $80 thousand or 6.8% from 1994 to 1995; occupancy and equipment expenses were constant while other operating expenses decreased $8 thousand. Offsetting these increases was a decline in FDIC insurance premiums of $72 thousand due to a reassessment of the insurance rate in 1995.

     Income Taxes

           FBC's effective tax rate for 1995 was 24.49% compared to 24.99% in 1994. As tax-advantaged loans and securities continue to mature, and the opportunities for investment in additional tax-advantaged enterprises become less attractive due to certain provisions of the Tax Reform Act of 1986, an upward trend of effective tax rates may occur in the years ahead.

           In February 1992, the Financial Accounting Standards Board issued SFAS 109. This statement establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprises's activities during the current and preceding years. It requires an asset and liability approach for financial accounting and reporting for income taxes.

           Under SFAS 109, FBC recognizes deferred tax liabilities for taxable temporary differences (the difference between financial and tax bases), and deferred tax assets for deductible temporary differences. Management believes the deferred tax assets recognized at December 31, 1995, will be realized in future tax returns. While the ultimate realization of deferred tax assets is dependent on future taxable income, taxable income in prior carryback years and future reversals of existing taxable temporary differences are sufficient to offset the future reversals of deductible temporary differences without implementing any tax strategies or assuming future taxable income.

     FINANCIAL CONDITION

     Investment Securities

           FBC follows SFAS 115 "Accounting for Certain Investments in Debt and Equity Securities." This accounting pronouncement requires the segregation of investment securities into three categories, each having a distinct accounting treatment.

           Securities identified as "held-to-maturity" continue to be carried at their amortized cost and except for limited circumstances, may not be sold prior to maturity. Securities identified as "available-for-sale" must be reported at their market or "fair" value and the difference between that value and their amortized cost recorded in the equity section, net of taxes. Through the operation of this accounting procedure, the downward movement of interest rates between December 31, 1994, and December 31, 1995, has caused the total equity of FBC to be impacted positively by $364 thousand as the "unrealized gains or losses for available-for-sale securities," changed from a negative $188 thousand to a positive $177 thousand. Securities identified as "trading account securities" are marked-to-market with the change recorded in the income statement.

           Presently, FBC does not engage in trading activity, but does engage in active portfolio management which requires the majority of its security portfolios be identified as "available-for-sale." While SFAS 115 requires segregation into "held-to-maturity" and "available-for-sale" categories (see Table 6), it does not change FBC's policy concerning the purchase of only high quality securities. Strategies employed address liquidity, capital adequacy and net interest margin considerations which then determine the assignment of purchases into these two categories. Table 7 illustrates the maturities of these security portfolios and the weighted average yields based upon amortized costs. Yields are shown on a tax equivalent basis assuming a 35% federal income tax rate. At December 31, 1995, FBC held no securities of one issuer, other than U. S. Government obligations, where the aggregate book value exceeded ten percent of stockholders' equity.

     Loans

           Table 8 presents the loans outstanding, by type of loan, for the past five years. New loans for 1995 approximated the principal reductions of loans receivable at December 31, 1994. Construction and real estate mortgage loans were $24 million compared to $23.7 million at December 31, 1995 and 1994, respectively. As noted in Footnote 13, FBC's loan portfolio contains no significant concentrations other than geographic.

      FBC has historically reported a significant amount of loans secured by real estate, as depicted in Table 8. Many of these loans have real estate taken as collateral for additional security for business or personal purposes not related to the acquisition of the real estate pledged. Open-end home equity loans amounted to $3.8 million at year-end and an additional $3.1 million was lent against junior liens on residential properties. Senior liens on 1 - 4 family residential properties totaled $10 million and much of the $6 million in loans secured by non-farm, non-residential properties represented collateralization of operating lines, or term loans that finance equipment, inventory or receivables. Loans secured by farmland totaled $504 thousand and no loans are secured by multi-family residential properties at December 31, 1995.

      Table 9 represents the maturity of commercial, financial, and agricultural loans as well as real estate construction loans. These loans with maturities after 1996 consist of $2.1 million with fixed rate pricing and no loans with variable rate pricing.

Deposits

      FBC's deposit base is consumer-oriented, consisting of time deposits, primarily certificates of deposit of various terms, interest-bearing demand accounts, savings accounts, and demand deposits. The average amounts of deposits by type are summarized in Table 11. FBC does not rely upon time deposits of $100 thousand or more as a principal source of funds. Table 12 presents a breakdown of maturities of time deposits of $100 thousand or more as of December 31, 1995.

Asset/Liability Management

      Liquidity and interest rate sensitivity are related but distinctly different from one another. The maintenance of adequate liquidity -- the ability to meet the cash requirements of its customers and other financial commitments -- is a fundamental aspect of FBC's asset/liability management strategy. FBC's policy of diversifying its funding sources -- purchased funds, repurchase agreements, and deposit accounts -- allows it to avoid undue concentration in any single financial market and also to avoid heavy funding requirements within short periods of time.

      However, liquidity is not entirely dependent on increasing FBC's liability balances. Liquidity can also be generated from maturing or readily marketable assets. The carrying value of investment securities maturing within one year amounted to $5.3 million at December 31, 1995. These maturing investments represent 13.7% of total investment securities. Short-term investments amounted to $3.8 million and represent additional sources of liquidity.

      Closely related to the management of liquidity is the management of rate sensitivity which focuses on maintaining stability in the net interest margin, an important factor in earnings growth. Interest rate sensitivity is the matching or mismatching of the maturity and rate structure of the interest-bearing assets and liabilities. It is the objective of management to control the difference in the timing of the rate changes for these assets and liabilities to preserve a satisfactory net interest margin. In doing so, FBC endeavors to maximize earnings in an environment of changing interest rates. However, there is a lag in maintaining the desired matching because the repricing of products does occur at varying time intervals.

      FBC employs a variety of methods to monitor interest rate sensitivity. By dividing the assets and liabilities into three groups -- fixed rate, floating rate and those which reprice only at management's discretion -- strategies are developed which are designed to minimize exposure to interest rate fluctuations. Management also utilizes gap analysis to evaluate rate sensitivity at a given point in time.

      Tables 13 and 14 illustrate FBC's estimated interest rate sensitivity and periodic and cumulative gap positions as calculated at December 31, 1995 and June 30, 1996. An institution with more assets repricing than liabilities over a given time frame is considered asset sensitive, and one with more liabilities repricing than assets is considered liability sensitive. An asset sensitive institution will generally benefit from rising rates, and a liability sensitive institution will generally benefit from declining rates. While FBC has had and will into the foreseeable future experience a negative gap position (liability sensitive), the impact of a rapid rise in interest rates should not have a significant effect on the net interest margin of FBC, which has consistently remained at or near the 5.0% level.

     Capital Adequacy

           Risk-based capital ratios, based upon guidelines adopted by bank regulators in 1989, focus upon credit risk. Assets and certain off-balance sheet items are segmented into one of four broad risk categories and weighted according to the relative percentage of credit risk assigned by the regulatory authorities. Off-balance sheet instruments are converted into a balance sheet credit equivalent before being assigned to one of the four risk-weighed categories. To supplement the risk-based capital ratios, the regulators issued a minimum leverage ratio guideline (Tier 1 capital as a percentage of average assets less excludable intangibles).

           Capital elements are segmented into two tiers. Tier 1 capital represents shareholders' equity reduced by excludable intangibles, while total capital represents Tier 1 capital plus certain allowable long-term debt and the portion of the allowance for loan losses equal to 1.25% of risk-adjusted assets.

           The maintenance of a strong capital base at both the parent company level as well as at each bank affiliate is an important aspect of FBC's philosophy. Table 15 illustrates these capital ratios for FBC on a consolidated basis. FBC has leverage and risk-weighted ratios well in excess of regulatory minimums and each entity is considered "well capitalized" under regulatory guidelines.

     Summary of 1994 Compared to 1993

           Net income for 1994 was $1.142 million compared to the $1.146 million earned in 1993, a $4 thousand or 0.3% decrease. On a per share basis, net income was $3.76 in 1994 and $3.77 in 1993. The return on average assets was 1.45% for 1994 compared to 1.52% for 1993, while the return on average equity was 13.12% in 1994 compared with 14.33% in 1993.

           Items which have affected the annual operating results and comparisons between 1994 and 1993 were the following pre-tax items: a $230 thousand increase in net interest income; the higher provision for credit losses of $25 thousand in 1994; a $50 thousand increase in losses on security transactions in 1994, ; a $69 thousand decrease in trading account gains for 1994; a $67 thousand increase in salaries and employee benefits in 1994.

Farmers Banc Corp. and Subsidiaries
TABLE 1 - DISTRIBUTION OF AVERAGE ASSETS, LIABILITIES, AND STOCKHOLDERS' EQUITY Interest Rates and Interest Differential - Tax Equivalent Basis

------------------------------------------------------------------------------------------------------------------------------------
Dollars in thousands                    1995                                          1994                                   1993
------------------------------------------------------------------------------------------------------------------------------------
ASSETS                       Average Balance  Interest  Rate    Average Balance  Interest   Rate    Average Balance  Interest  Rate
------------------------------------------------------------------------------------------------------------------------------------
Short-term investments                $4,926      $294   5.97%           $6,658      $264   3.97%            $7,906      $232  2.93%

Investment securities:
   Taxable                            26,472     1,784   6.74            24,730     1,605   6.49             21,223     1,483  6.99
   Tax-advantaged                      7,637       634   8.30             7,580       632   8.33              6,924       600  8.67
------------------------------------------------------------------------------------------------------------------------------------
Total investment securities           34,109     2,418   7.09            32,310     2,237   6.92             28,147     2,083  7.40
Loans (net of unearned income):
   Taxable                            36,895     3,396   9.20            34,698     3,104   8.95             33,981     3,131  9.21
   Tax-advantaged                      1,962       125   6.35             1,622        80   4.96              1,587        71  4.46
------------------------------------------------------------------------------------------------------------------------------------
Total loans                           38,857     3,521   9.06            36,320     3,184   8.77             35,568     3,202  9.00
------------------------------------------------------------------------------------------------------------------------------------
Total interest-earning assets         77,892     6,232   8.00%           75,288     5,685   7.55%            71,621     5,517  7.70%
====================================================================================================================================
Allowance for loan losses               (439)                              (394)                               (395)
All other non-earning assets           4,284                              4,130                               3,931
------------------------------------------------------------------------------------------------------------------------------------
Total assets                         $81,737                            $79,024                             $75,157
====================================================================================================================================

LIABILITIES & STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------------

Deposits:
   Interest-bearing demand           $19,851      $559   2.82%          $22,237      $529   2.38%           $22,672      $575  2.53%
   Savings                             3,299        87   2.64             3,303        92   2.79              3,037        91  3.00
   Time                               38,439     1,736   4.52            34,528     1,248   3.61             32,014     1,280  4.00
Short-term borrowings                      0         0   0.00                 0         0   0.00                  0         0  0.00
Long-term debt                             0         0   0.00                 0         0   0.00                  0         0  0.00
------------------------------------------------------------------------------------------------------------------------------------
Total interest-bearing liabilities    61,589    $2,382   3.87%           60,068    $1,869   3.11%            57,723    $1,946  3.37%
------------------------------------------------------------------------------------------------------------------------------------
Demand deposits                        9,848                              9,583                               8,736
Other liabilities                        734                                667                                 698
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities                     72,171                             70,318                              67,157
------------------------------------------------------------------------------------------------------------------------------------
Stockholders' equity                   9,566                              8,706                               8,000
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities & equity           $81,737                            $79,024                             $75,157
====================================================================================================================================
Net interest income/yield
 on average earning assets                      $3,850   4.94%                     $3,816   5.07%                      $3,571  4.99%
====================================================================================================================================


     For purposes of calculating loan yields, the average loan volume includes nonaccrual loans. For purposes of calculating yields on tax-advantaged interest income, the taxable equivalent is made to equate tax-advantaged interest on the same basis as taxable interest. The marginal tax rate is 35%.

Farmers Banc Corp. and Subsidiaries
TABLE 1 - DISTRIBUTION OF AVERAGE ASSETS, LIABILITIES, AND STOCKHOLDERS' EQUITY Interest Rates and Interest Differential - Tax Equivalent Basis

------------------------------------------------------------------------------------------------------------------------------------

Dollars in thousands                                    Six Months Ended June 30, 1996          Six Months Ended June 30, 1995
-----------------------------------------------------------------------------------------------------------------------------------

ASSETS                                             Average Balance   Interest     Rate     Average Balance    Interest       Rate
-----------------------------------------------------------------------------------------------------------------------------------

Short-term investments                                    $ 3,476       $ 93      5.38%            $ 3,438       $ 104       6.10%
Investment securities:
   Taxable                                                 29,693        961      6.51              25,752         850       6.66
   Tax-advantaged                                           8,078        329      8.19               7,626         318       8.41
-----------------------------------------------------------------------------------------------------------------------------------

Total investment securities                                37,771      1,290      6.87              33,378       1,168       7.06
Loans (net of unearned income):
   Taxable                                                 37,902      1,832      9.72              37,458       1,775       9.56
   Tax-advantaged                                           1,328         42      6.41               2,212          72       6.59
-----------------------------------------------------------------------------------------------------------------------------------

Total loans                                                39,230      1,874      9.61              39,670       1,847       9.39
-----------------------------------------------------------------------------------------------------------------------------------

Total interest-earning assets                              80,477      3,257      8.14%             76,486       3,119       8.22%
===================================================================================================================================

Allowance for loan losses                                    (455)                                    (447)
All other non-earning assets                                4,468                                    4,212
-----------------------------------------------------------------------------------------------------------------------------------

Total assets                                              $84,490                                  $80,251
===================================================================================================================================


LIABILITIES & STOCKHOLDERS' EQUITY
-----------------------------------------------------------------------------------------------------------------------------------

Deposits:
   Interest-bearing demand                                $18,652       $237      2.56%            $20,146        $286       2.86%
   Savings                                                  3,306         41      2.49               3,341          45       2.74
   Time                                                    40,921        944      4.64              37,356         798       4.31
Short-term borrowings                                           0          0      0.00                   0           0       0.00
Long-term debt                                                  0          0      0.00                   0           0       0.00
-----------------------------------------------------------------------------------------------------------------------------------

Total interest-bearing liabilities                         62,879     $1,222      1.94%             60,843      $1,129       3.74%
-----------------------------------------------------------------------------------------------------------------------------------

Demand deposits                                            10,607                                    9,436
Other liabilities                                             826                                      689
-----------------------------------------------------------------------------------------------------------------------------------

Total liabilities                                          74,312                                   70,968
-----------------------------------------------------------------------------------------------------------------------------------

Stockholders' equity                                       10,178                                    9,283
-----------------------------------------------------------------------------------------------------------------------------------

Total liabilities & equity                                $84,490                                  $80,251
===================================================================================================================================

Net interest income/yield on average earning assets                   $2,035      5.08%                         $1,990       5.25%
===================================================================================================================================


     For purposes of calculating loan yields, the average loan volume includes nonaccrual loans. For purposes of calculating yields on tax-advantaged interest income, the taxable equivalent is made to equate tax-advantaged interest on the same basis as taxable interest. The marginal tax rate is 35%.

Farmers Banc Corp. and Subsidiaries

                ----------------------------------------------------------------------------------------------------------
                TABLE 2 - CHANGES IN NET INTEREST INCOME - TAX EQUIVALENT BASIS
                ----------------------------------------------------------------------------------------------------------
                                                           1995 Versus 1994                        1994 Versus 1993
                                                         Increase (Decrease)                      Increase (Decrease)
                                                           Due to Change in                        Due to Change in
                ----------------------------------------------------------------------------------------------------------
                                                      Average   Average                       Average    Average
                       (Dollars in thousands)          Volume     Rate    Total               Volume      Rate      Total
                ------------------------------------------------------------------------------------------------------------
                INTEREST INCOME
                Other short-term investments             ($81)     $111     $30                 ($41)        $73        $32
                Investment securities:
                     Taxable                              116        63     179                  233        (111)       122
                     Tax-advantaged                         5        (3)      2                   55         (24)        32
                ------------------------------------------------------------------------------------------------------------
                Total investment securities               121        60     181                  288        (135)       154
                Loans (net of unearned income):
                     Taxable                              200        92     292                   65         (92)       (27)
                     Tax-advantaged                        19        25      44                    2           8         10
                ------------------------------------------------------------------------------------------------------------
                Total loans                               219       117     336                   67         (84)       (17)
                ------------------------------------------------------------------------------------------------------------
                Total interest-earning assets            $259      $288    $547                 $315       ($146)      $168
                ============================================================================================================

                INTEREST EXPENSE
                Deposits:
                     Interest-bearing demand             ($61)      $91     $30                 ($11)       ($35)      ($46)
                     Savings                                0        (5)     (5)                   7          (6)         1
                     Time                                 152       336     488                   96        (129)       (32)
                Short-term borrowings                       0         0       0                    0           0          0
                Long-term debt                              0         0       0                    0           0          0
                ------------------------------------------------------------------------------------------------------------
                Total interest-bearing liabilities        $92      $421    $513                  $93       ($170)      ($77)
                ============================================================================================================
                Net interest margin                      $168     ($133)    $34                 $222         $23       $245
                ============================================================================================================

Change which are in part to volume and in part to rate are allocated in proportion to their relationship to the amounts of changes attributed directly to volume and rate.

Farmers Banc Corp. and Subsidiaries

TABLE 3 - PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES

                                    Six Months Ended June 30                          Years ended December 31
                                  ----------------------------      ----------------------------------------------------------
(in thousands)                        1996            1995              1995        1994        1993        1992      1991
                                      ----            ----              ----        ----        ----        ----      ----
Allowance for loan and                    $431           $413              $413       $376         $418       $334        $223
 lease losses, January 1
Additions to provision for
 loan and lease losses
 charged to operations                      30             30                55        100           75         93         143
Loans and leases charged
 off during the year:
     Commercial, financial,
      agricultural and
      leases                                 0              0                26         15           35         31         20
     Real estate - mortgage                  0              0                 0          0           29          0          0
     Consumer                               26             41                51         71           59         31         22
------------------------------------------------------------------------------------------------------------------------------
          Total charge-offs                 26             41                77         86          123         62         42
------------------------------------------------------------------------------------------------------------------------------
Recoveries of loans and
 leases previously charged-off:
     Commercial, financial,
      agricultural and
      leases                                 0              0                 0         14            0         47          0
     Real estate - mortgage                  0             35                35          0            0          0          0
     Consumer                               41              3                 5          9            6          6         10
------------------------------------------------------------------------------------------------------------------------------
          Total recoveries                  41             38                40         23            6         53         10
------------------------------------------------------------------------------------------------------------------------------
          Net charge-offs                  (15)             3                37         63          117          9         32
------------------------------------------------------------------------------------------------------------------------------
Allowance for loan and
 lease losses, December 31                $476           $440              $431       $413         $376       $418       $334
==============================================================================================================================

Average loans and leases
 outstanding                           $39,227        $39,644           $38,857    $36,320      $35,568    $34,811    $30,543
Period end loans and leases             40,624         39,140            36,849     36,866       32,695     33,665     31,506

Net charge-offs as a percentage
 of average loans and leases            (0.08%)         0.02%             0.10%      0.17%        0.33%      0.03%      0.10%
Allowance as a percentage
 of period-end loans and
 leases                                   1.17           1.12              1.17       1.12         1.15       1.24       1.06

Farmers Banc Corp. and Subsidiaries

TABLE 4 - NON-PERFORMING ASSETS                                At June 30                          At December 31
                                                             ---------------         -------------------------------------------
(in thousands)                                                 1996    1995             1995      1994      1993     1992    1991
                                                              ------  ------           ------    ------    ------   ------  ------
Loans contractually past due 90 days and still accruing        $231    $173             $587       $441      $719   $700   $209
                                                             ---------------         -------------------------------------------
Non-performing assets:
     Nonaccrual loans:
        Commercial, financial, agricultural and leases         $437     $35             $300       $212      $189   $189   $407
        Real estate - mortgage                                  442     666              780        529       186    160     48
        Consumer                                                 86      19              134        198       192     12     35
     Restructured loans                                          --      --               --         --        --     --     --
     Other real estate owned                                    221     197              202         85        96    173     --
                                                             ---------------         -------------------------------------------
Total non-performing assets                                  $1,186   $ 917           $1,416     $1,024      $663   $534   $490
                                                             ===============         ===========================================
Total non-performing assets as a percentage of period-end
 loans and leases and other real estate owned                 2.90%   2.33%            3.82%      2.77%     2.02%  1.58%  1.56%

Farmers Banc Corp. and Subsidiaries

TABLE 5 - Analysis of Other Expenses
---------------------------------------------------------------------------

(In thousands)

---------------------------------------------------------------------------
Year Ended December 31                               1995     1994     1993
---------------------------------------------------------------------------
Advertising, marketing and public relations          $ 22     $ 18     $ 17
Communications                                         18       18       13
Directors' fees                                        47       43       40
Examinations                                           34       35       33
FDIC assessment                                        82      154      143
Legal and professional                                102       64       60
Outside services                                      144      146      147
Postage                                                58       53       51
Stationery & supplies                                  53       39       42
All other                                             162      161      171
---------------------------------------------------------------------------
                                                     $722     $731     $717
===========================================================================

Farmers Banc. Corp. and Subsidiaries
TABLE 6 - Carrying Value of Investment Securities

---------------------------------------------------------------------------------------------------------------------
Year Ended December 31               June 1996               1995                   1994                  1993
---------------------------------------------------------------------------------------------------------------------
                               Available-  Held-to-  Available-  Held-to-  Available-  Held-to-  Available-  Held-to-
(Dollars in thousands)          for-Sale   Maturity   for-Sale   Maturity   for-Sale   Maturity   for-Sale   Maturity
---------------------------------------------------------------------------------------------------------------------
U.S. Treasury                     $ 3,009   $ 2,243     $ 3,373   $ 3,632      $3,473   $ 4,251     $ 4,044   $ 1,875
U.S. Government agencies            3,867     1,536       1,053       849         292       473       1,713       550
State and municipal                 3,479     4,616       3,841     5,641                 9,834                 7,106
Other securities                    1,605       101       1,751        67         800       592       1,581       619
Mortgage-backed securities          6,242     8,651       8,138    10,346       2,530    11,154       2,683     8,603
Equity securities                   1,529                    68                    68                              68
---------------------------------------------------------------------------------------------------------------------
Total investment securities       $19,731   $17,147     $18,222   $20,535      $7,163   $26,304     $10,021   $18,821
=====================================================================================================================

Farmers Banc Corp. and Subsidiaries

TABLE 7 - INVESTMENT SECURITIES

December 31, 1995, and the weighted average yields of such securities. Those securities that do not have a single maturity date are shown in total. Yields are shown on a tax equivalent basis, assuming a 35% federal income tax rate.

(In thousands)                                     After 5
                                       After 1      Years
                                         Year        but
                             Within   but Within   Within     After
                             1 Year    5 Years    10 Years   10 Years   Total
                             -------  ----------  ---------  --------  --------
AVAILABLE-FOR-SALE
------------------
U.S. Treasury
  Fair value............     $1,111     $ 2,058     $  204    $    0   $ 3,373
  Amortized cost........      1,101       2,059        192         0     3,352
  Yield.................       5.4%        5.5%       6.5%      0.0%      5.5%
U.S. Government agencies
  Fair value............     $    0     $ 1,053     $    0    $    0   $ 1,053
  Amortized cost........          0       1,053          0         0     1,053
  Yield.................       0.0%        6.6%       0.0%      0.0%      6.6%
State and municipal
  Fair value............     $  610     $ 2,033     $1,198    $    0   $ 3,841
  Amortized cost........        602       1,972      1,154         0     3,728
  Yield.................       6.0%        5.3%       5.2%      0.0%      5.4%
Mortgage-backed securities
  Fair value............     $  299     $ 3,027     $1,276    $3,535   $ 8,138
  Amortized cost........        300       3,010      1,271     3,487     8,068
  Yield.................       5.3%        6.6%       7.5%      7.2%      6.9%
Corporate debt securities
  Fair value............     $  305     $ 1,134     $  312    $    0   $ 1,751
  Amortized cost........        302       1,102        281         0     1,685
  Yield.................       7.5%        6.8%       8.6%      0.0%      6.4%
Equity securities
  Fair value............                                               $    68
  Amortized cost........                                                    68
  Yield.................                                                  6.0%

HELD-TO-MATURITY
U.S. Treasury
  Fair value............     $2,099     $ 1,563     $    0    $    0   $ 3,662
  Amortized cost........      2,099       1,533          0         0     3,632
  Yield.................       5.8%        5.6%       0.0%      0.0%      5.7%
U.S. Government agencies
  Fair value............     $  904     $ 3,070     $3,244    $4,026   $11,244
  Amortized cost........        903       3,101      3,285     3,906    11,195
  Yield.................       6.8%        6.1%       7.0%      8.3%      7.2%
State and municipal
  Fair value...........      $    0     $ 1,850     $3,512    $  441   $ 5,803
  Amortized cost.......           0       1,842      3,376       423     5,641
  Yield................        0.0%        5.3%       5.4%      5.3%      5.4%
Mortgage-backed securities
  Fair value...........      $    0     $     0     $   19    $   48   $    67
  Amortized cost.......           0           0         19        48        67
  Yield................        0.0%        0.0%       6.4%      6.9%      6.8%

Total Securities
  Fair value...........      $5,328     $15,788     $9,765    $8,050   $38,931
  Amortized cost.......       5,307      15,672      9,578     7,864    38,421
  Yield................        6.0%        6.0%       6.3%      7.7%      6.4%

Farmers Banc Corp. and Subsidiaries

-------------------------------------------------------------------------------------------------------------
TABLE 8 - Loan Portfolio
-------------------------------------------------------------------------------------------------------------
                                                                           At December 31
                                                       ------------------------------------------------------
                               At June 30, 1996                 1995                          1994
-------------------------------------------------------------------------------------------------------------
                                      Percentage                    Percentage                    Percentage
                                      of Loans to                   of Loans to                   of Loans to
                             Amount   Total Loans       Amount      Total Loans        Amount     Total Loans
                             -------  -----------     -----------  -------------     -----------  -----------
Commercial, Financial &
 Agricultural                $ 8,623        21.2%         $ 6,383          17.3%         $ 6,171        16.7%
Real Estate - Construction       652         1.6%             662           1.8%           1,533         4.2%
Real Estate - Mortgage        23,675        58.3%          23,372          63.4%          22,205        60.2%
Consumer                       7,674        18.9%           6,432          17.5%           6,957        18.9%
-------------------------------------------------------------------------------------------------------------

Total                        $40,624       100.0%         $36,849         100.0%         $36,866       100.0%
=============================================================================================================
                                                              At December 31
                            ----------------------------------------------------------------------------------
                                       1993                       1992                         1991
                            ----------------------------------------------------------------------------------
                                       Percentage                   Percentage                    Percentage
                                      of Loans to                   of Loans to                   of Loans to
                             Amount   Total Loans       Amount      Total Loans        Amount     Total Loans
                             -------  -----------     -----------  -------------     -----------  -----------
Commercial, Financial &
 Agricultural                $ 5,489        16.8%         $ 5,294          15.7%         $ 5,756        18.3%
Real Estate - Construction       901         2.8%           1,082           3.2%           1,611         5.1%
Real Estate - Mortgage        21,501        65.8%          21,986          65.3%          18,701        59.4%
Consumer                       4,804        14.6%           5,303          15.8%           5,438        17.2%
-------------------------------------------------------------------------------------------------------------

Total                        $32,695       100.0%         $33,665         100.0%         $31,506       100.0%
=============================================================================================================

-------------------------------------------------------------------------------------------
TABLE 9 - Loan Maturity and Interest Sensitivity
-------------------------------------------------------------------------------------------
At December 31, 1995
-------------------------------------------------------------------------------------------
In thousands
-------------------------------------------------------------------------------------------
                                   Under One    One to Five      Over Five
Maturity                             Year          Years           Years            Total
-------------------------------------------------------------------------------------------
Commercial, Financial &
 Agricultural                        $4,816        $1,538           $443             $6,797
Real Estate-Construction                524            54             84                662
-------------------------------------------------------------------------------------------

Total                                $5,340        $1,592           $527             $7,459
===========================================================================================
Rate sensitivity of loans with
 maturities greater than 1 year:
   Variable rate                                                                         $0
   Fixed rate                                                                         2,119
-------------------------------------------------------------------------------------------
                                                                                     $2,119
===========================================================================================

Banc Corp. and Subsidiaries

TABLE 10 - Allocation of Allowance for Loan Losses
----------------------------------------------------------------------------------------------
At December 31
----------------------------------------------------------------------------------------------
In thousands                                    1995        1994       1993      1992     1991
----------------------------------------------------------------------------------------------
Commercial, Financial & Agricultural           $  75       $  66      $  71       $95      $54
Real Estate - Construction                         5          11          7         8       12
Real Estate - Mortgage                           281         250        217       265      215
Consumer                                          60          73         57        40       41
Unused Commitments                                --          --         --        --       --
Unallocated                                       10          12         25        11       12
----------------------------------------------------------------------------------------------
Total                                           $431        $413       $376      $418     $334
==============================================================================================

Farmers Banc Corp. and Subsidiaries

TABLE 11 - Average Deposit Balances
------------------------------------------------------------------
In thousands
------------------------------------------------------------------
Years ended December 31                 1995     1994     1993
------------------------------------------------------------------

Demand deposits                           $9,848   $9,583   $8,736
Interest-bearing demand deposits          19,851   22,237   22,672
Savings deposits                           3,299    3,303    3,037
Time deposits                             38,439   34,528   32,014
------------------------------------------------------------------

Total                                    $71,437  $69,651  $66,459
==================================================================


TABLE 12 - Deposit Maturity
------------------------------------------------------------------
Maturity of time deposits of $100 or more at
December 31, 1995
------------------------------------------------------------------
In thousands
------------------------------------------------------------------

Three months or less                                        $1,106
Over three months through six months                           510
Over six months through twelve months                          806
Over twelve months                                           1,256
------------------------------------------------------------------

Total                                                       $3,678
==================================================================

Farmers Banc Corp. and Subsidiaries

Table 13 - Interest Rate Sensitivity
----------------------------------------------------------------------------------------------------------
At December 31, 1995                                 1 - 90     90 - 180   180 - 365    1 year
In thousands                                          days        days        days      or more    Total
----------------------------------------------------------------------------------------------------------
Assets
Short-term investments                                 $3,845                  $500                $ 4,345
Investments                                             2,917      1,911      2,751     31,178      38,757
Loans, net of unearned income*                         11,189      1,699      1,699     21,048      35,635
----------------------------------------------------------------------------------------------------------

Total                                                  17,951      3,610      4,950     52,226      79,565
==========================================================================================================
Liabilities
Interest-bearing demand                                21,011                                      $21,011
Savings                                                 3,234                                        3,234
Time                                                    6,135      3,188      5,824     19,677      34,824
Time in denominations of $100 or more                   1,106        510        806      1,256       3,678
----------------------------------------------------------------------------------------------------------

Total                                                  31,486      3,698      6,630     20,933      62,747
==========================================================================================================
Interest Sensitivity Gap
  Periodic                                           ($13,535)      ($88)   ($1,680)   $31,293
  Cumulative                                                     (13,623)   (15,303)    16,818
Cumulative gap as a percentage of earning assets       -17.1%     -17.2%     -19.3%      20.1%

*  Does not include non-accrual loans

Farmers Banc Corp. and Subsidiaries


  Table 14 - Interest Rate Sensitivity
-----------------------------------------------------------------------------------
 At June 30, 1996                  1 - 90   90 - 180   180 - 365   1 year
 In thousands                      days       days       days      or more    Total
-------------------------------------------------------------------------------------

 Assets

 Short-term investments           $ 4,359     $  500                         $ 4,859
 Investments                        2,498      2,302       2,950    29,128    36,878
 Loans, net of unearned income*    10,890      3,241       3,958    21,570    39,659
-------------------------------------------------------------------------------------

 Total                            $17,747     $6,043      $6,908   $50,698   $81,396
=====================================================================================
 Liabilities
 Interest-bearing demand          $17,865                                    $17,865
 Savings                            2,918                                      2,918
 Time                               3,791      5,014       6,627    20,831    36,263
 Time in denominations of $100      1,344      3,218       1,394       748     6,704
  or more
------------------------------------------------------------------------------------

 Total                            $25,918     $8,232      $8,021   $21,579   $63,750
=====================================================================================
 Interest Sensitivity Gap
  Periodic                        ($8,171)   ($2,189)    ($1,113)  $29,119
  Cumulative                                 (10,360)    (11,473)   17,646
 Cumulative gap as a percentage
  of earning assets               -10.0%     -12.7%      -14.1%     21.7%

*  Does not include non-accrual loans


 Table 15 - Capital Adequacy                            Actual
-------------------------------------------------------------------------------
                                 Required  December 31, 1995   June 30, 1996
-------------------------------------------------------------------------------
 Tier I Ratio                       4.00%              22.20%          21.79%
 Total Capital Ratio                8.00%              23.17%          22.80%
 Leverage Ratio                     4.00%              11.78%          12.29%

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

               The following tables set forth certain pro forma combined condensed financial information of Susquehanna giving effect to the AI Merger and the FBC Merger as of January 1, 1995 separately and combined, accounted for as a pooling of interests.

               The information in the following tables is not necessarily indicative of the results that would have been achieved had such transactions been consummated on such dates and should not be construed as representative of future operations. Such information is subject to the assumptions set forth in the notes to these Unaudited Pro Forma Financial Statements and to the Susquehanna Pro Forma Schedules appearing elsewhere herein. The information presented should be read in conjunction with such notes, with the Susquehanna Pro Forma Schedules and with the historical financial statements, including the notes thereto, of Susquehanna, AI and FBC incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus.

     Pro Forma Combined Condensed Balance Sheet as of June 30, 1996

               The following unaudited pro forma combined condensed balance sheet combines the historical consolidated balance sheets of Susquehanna, AI and FBC as of June 30, 1996 assuming the AI Merger and the FBC Merger were effective on such date and were accounted for as a pooling of interests. For more information regarding the adjustments made for such transactions, see the Footnotes to Pro Forma Combined Condensed Balance Sheet on page 145 of this Proxy Statement/Prospectus.

                  Pro Forma Combined Condensed Balance Sheet
                               As of June 30, 1996
                                    Unaudited
                             (Dollars in thousands)


                                               Susquehanna              AI                                 FBC
                                                              -----------------------------   ------------------------------
                                               As Reported        As Reported   Pro Forma       As Reported      Pro Forma
                                               -----------        -----------   ----------      -----------      ---------

ASSETS
Cash & due from banks                             $94,253          $4,662                           $2,608
Other short-term investments                       67,010           8,334                            3,400
Investment securities                             605,361          70,532                           36,878
Loans, net of  unearned income                  2,130,353         115,754                           40,624
  Less:  Allowance for loan losses                 32,004           1,356                              476
                                                ---------         -------        -----              ------         -----
    Net loans                                   2,098,349         114,398                           40,148
Premises & Equipment, net                          37,470           2,983                              944
Other Assets                                      108,752           3,304                            1,421
                                                ---------         -------        -----              ------         -----
        TOTAL ASSETS                           $3,011,195        $204,213       $    0             $85,399        $    0
                                                =========         =======        =====              ======         =====
LIABILITIES
Deposits                                       $2,516,633        $186,368                          $74,718
Short-term borrowings                              48,584               0                                0
Long-term debt                                    126,658           5,000                                0
Other liabilities                                  36,317           2,393                              445
                                                ---------         -------        -----              ------         -----
        TOTAL LIABILITIES                       2,728,192         193,761                           75,163
EQUITY
Common stock                                       26,386           3,902       (3,902) [A]            253         (253)   [C]
                                                                                 1,544  [B]                        1,386   [D]
Surplus                                            78,349           3,804       (3,804) [A]          1,650        (1650)   [C]
                                                                                 6,117  [B]                          517   [D]
Retained earnings                                 180,936           3,015                            8,410
Unrealized gains and losses
  for available-for-sale
  securities, net of tax                           (2,513)          (224)                             (77)
Less: Treasury stock at cost                          155            (45)           45  [A]
                                                ---------         -------        -----              ------         -----
        TOTAL EQUITY                              283,003          10,452            0              10,236             0
                                                ---------         -------        -----              ------         -----
        TOTAL LIABILITIES
            & EQUITY                           $3,011,195        $204,213        $   0             $85,399        $    0
                                                =========         =======         ====              ======         =====


                                                                       Pro Forma Combined
                                                --------------------------------------------------------------
                                                                                                 Susquehanna,
                                                Susquehanna and AI       Susquehanna and FBC       AI and FBC
                                                ------------------       -------------------       ----------

ASSETS
Cash & due from banks                                  $98,915                    $96,861             $101,523
Other short-term investments                            75,344                     70,410               78,744
Investment securities                                  675,893                    642,239              712,771
Loans, net of  unearned income                       2,246,107                  2,170,977            2,286,731
  Less:  Allowance for loan losses                      33,360                     32,480               33,836
                                                     ---------                  ---------            ---------
    Net loans                                        2,212,747                  2,138,497            2,252,895
Premises & Equipment, net                               40,453                     38,414               41,397
Other Assets                                           112,056                    110,173              113,477
                                                     ---------                  ---------            ---------
        TOTAL ASSETS                                $3,215,408                 $3,096,594           $3,300,807
                                                     =========                  =========            =========

LIABILITIES
Deposits                                            $2,703,001                 $2,591,351           $2,777,719
Short-term borrowings                                   48,584                     48,584               48,584
Long-term debt                                         131,658                    126,658              131,658
Other liabilities                                       38,710                     36,762               39,155
                                                     ---------                  ---------            ---------
        TOTAL LIABILITIES                            2,921,953                  2,803,355            2,997,116
EQUITY
Common stock                                            27,930                     27,772               29,316

Surplus                                                 84,466                     78,866               84,983

Retained earnings                                      183,951                    189,346              192,361
Unrealized gains and losses
  for available-for-sale
  securities, net of tax                                (2,737)                    (2,590)              (2,814)
Less: Treasury stock at cost                               155                        155                  155
                                                     ---------                  ---------            ---------
        TOTAL EQUITY                                   293,455                    293,239              303,691
                                                     ---------                  ---------            ---------
        TOTAL LIABILITIES
            & EQUITY                                $3,215,408                 $3,096,594           $3,300,807
                                                     =========                  =========            =========

Notes to Pro Forma Combined Condensed Statement of Income for the six months ended June 30, 1996

For a detailed explanation of the adjustments made for such transactions see the Footnotes to Pro Forma Combined Condensed Balance Sheets on Page 145.

Pro Forma Combined Condensed Statement
of Income for the Six Months Ended June 30, 1996

          The following unaudited pro forma combined condensed statement of income combines the historical consolidated income statements of Susquehanna (giving effect to the acquisition of Fairfax as though it had occurred on January 1, 1996), AI and FBC for the six months ended June 30, 1996 on the assumption that the AI Merger and the FBC Merger had been effective at January 1, 1996, both individually and combined.

                Pro Forma Combined Condensed Statement of Income
                         Six months Ended June 30, 1996
                                   Unaudited
                      (In thousands except per share data)

                                                                                   Susquehanna
                                        Susquehanna           Fairfax               Historical               AI
                                                      ------------------------                  ----------------------------
                                        As Reported   As Reported   Pro Forma       Restated      As Reported    Pro Forma
                                        -----------   -----------   ---------       --------      -----------    ---------
Interest income                            $114,021    $3,205         $ (193)  [1]  $117,033         $7,122
Interest expense                             51,270     1,834             60   [2]    53,164          3,429
                                             ------     -----             --          ------          -----      ---------
Net interest income                          62,751     1,371           (253)         63,869          3,693              0
Provision for loan and lease losses           2,379       502                          2,881             43
                                             ------     -----          -----          ------          -----      ---------
Net interest income after provision for
     loan and lease losses                   60,372       869           (253)         60,988          3,650              0
Other income                                 10,711       488                         11,199            313
Other expense:
Salaries and benefits                        24,708       615             (9)  [3]    25,314          1,410
Occupancy and equipment                       5,765        94                          5,859            628
Other                                        16,256      (118)           119   [4]    16,257            893
                                             ------     -----            ---          ------          -----      ---------
Income before income taxes                   24,354       766           (363)         24,757          1,032              0
Applicable taxes                              7,999       365            (97)  [5]     8,267            283
                                              -----       ---            ----          -----            ---       --------
Net income from operations                 $ 16,355    $  401          ($266)       $ 16,490         $  749       $      0
                                             ======     =====           ====          ======          =====       ========
Earnings per share                            $1.24                                    $1.25          $0.97
Average shares outstanding                   13,149                        1   [6]    13,150            772        (772)  [7]
                                                                                                                    772   [8]


                                                FBC                              Pro Forma Combined
                                        --------------------------  --------------------------------------------
                                                                                                     Susquehanna
                                        As Reported   Pro Forma     Susquehanna/AI  Susquehanna/FBC    AI/FBC
                                        -----------   ----------    --------------  --------------  ------------

Interest income                              $3,080                     $124,155        $120,113        $127,235
Interest expense                              1,222                       56,593          54,386          57,815
                                              -----      ------           ------          ------          ------
Net interest income                           1,858           0           67,562          65,727          69,420
Provision for loan and lease losses              30                        2,924           2,911           2,954
                                              -----      ------           ------          ------           -----
Net interest income after provision for
     loan and lease losses                    1,828           0           64,638          62,816          66,466
Other income                                    161                       11,512          11,360          11,673
Other expense:
Salaries and benefits                           661                       26,724          25,975          27,385
Occupancy and equipment                         107                        6,487           5,966           6,594
Other                                           346                       17,150          16,603          17,496
                                              -----      ------           ------          ------          ------
Income before income taxes                      875           0           25,789          25,632          26,664
Applicable taxes                                192                        8,550           8,459           8,742
                                              -----      ------           ------          ------           -----
Net income from operations                    $ 683       $   0         $ 17,239        $ 17,173        $ 17,922
                                              =====      ======           ======          ======          ======
Earnings per share                            $2.25                        $1.24           $1.24           $1.23
Average shares outstanding                      304        (304)   [9]    13,922          13,843          14,615
                                                            693   [10]

Notes to Pro Forma Combined Condensed Statement of Income for the six months ended June 30, 1996

For a detailed explanation of the adjustments made for such transactions see the Footnotes to Pro Forma Combined Condensed Statements of Income on Page 145.

Pro Forma Combined Condensed Statement
of Income for the Year Ended December 31, 1995

     The following unaudited pro forma combined condensed statement of income includes the historical consolidated income statement of Susquehanna for the year ended December 31, 1995 restated to include the historical operations of both Fairfax and Reisterstown as if those mergers had occurred effective January 1, 1995. This Statement also includes AI for the fiscal year ended December 31, 1995 and FBC for the fiscal year ended December 31, 1995 on the assumption that the AI Merger and the FBC Merger had been effective at January 1, 1995, both individually and combined.

                                 Pro Forma Combined Condensed Statement of Income
                                           Year Ended December 31, 1995
                                                     Unaudited
                                       (In thousands except per share data)

                                           SUSQUEHANNA                             AI                           FBC
                            -----------------------------------------   ------------------------     --------------------------
                                          Combined        Historical
                            As Reported  Adjustments       Restated     As Reported  Pro Forma       As Reported   Pro Forma
                            -----------  -----------       --------     -----------  ---------       -----------   ---------
Interest income                 $189,827      $43,233        $233,060        $10,753                       $5,970
Interest expense                  82,618       24,260         106,878          4,844                        2,382
                            -------------------------    ---------------------------------------     --------------------------
Net interest income              107,209       18,973         126,182          5,909           0            3,588             0
Provision for loan
   and lease losses                4,994           45           5,039            115                           55
                            -------------------------    ---------------------------------------     --------------------------
Net interest income
   after provision for
   loan and lease losses         102,215       18,928         121,143          5,794           0            3,533             0
Other income                      16,080        3,211          19,291            809                          247
Other expense:

   Salaries and benefits          42,235        6,018          48,253          2,578                        1,257
   Occupancy and equipment         9,755        1,225          10,980            948                          237
   Other                          28,921        8,712          37,633          1,663                          722
                            -------------------------    ------------   ------------------------     --------------------------
Income before income taxes        37,384        6,184          43,568          1,414           0            1,564             0
Applicable taxes                  11,367        2,508          13,875            360                          383
                            -------------------------    ------------   ------------------------     --------------------------
Net income from
   operations                    $26,017       $3,676         $29,693         $1,054          $0           $1,181            $0
                            =========================    ============   ========================     ==========================
Earnings per share                 $2.23                        $2.25          $1.37                        $3.89
Average shares outstanding        11,674        1,495[1]       13,169            772       (772)[2]           304         (304)[4]
                                                                                             772[3]                         693[5]


                                                   Pro Forma Combined

                                        ---------------------------------------------
                                                                        Susquehanna/
                                        Susquehanna/AI  Susquehanna/FBC    AI/FBC
                                        --------------  ---------------  -----------
Interest income                              $243,813      $239,030      $249,783
Interest expense                              111,722       109,260       114,104
                                        --------------------------------------------
Net interest income                           132,091       129,770       135,679
Provision for loan
   and lease losses                             5,154         5,094         5,209
                                        -------------------------------------------
Net interest income
   after provision for
   loan and lease losses                      126,937       124,676       130,470
Other income                                   20,100        19,538        20,347
Other expense:

   Salaries and benefits                       50,831        49,510        52,088
   Occupancy and equipment                     11,928        11,217        12,165
   Other                                       39,296        38,355        40,018
                                        -------------------------------------------
Income before income taxes                     44,982        45,132        46,546
Applicable taxes                               14,235        14,258        14,618
                                        -------------------------------------------
Net income from
   operations                                 $30,747       $30,874       $31,928
                                        ===========================================
Earnings per share                              $2.21         $2.23         $2.18
Average shares outstanding                     13,941        13,862        14,634


Notes to Pro Forma Combined Condensed Statement of Income for the year ended December 31, 1995


For a detailed explanation of the adjustments made for such transactions, see the Pro Forma Combined Adjustments in Appendix H of this Proxy
Statement/Prospectus. Also see the Footnotes to Pro Forma Combined Condensed Statements of Income on Page 145.

Pro Forma Combined Condensed Statements
of Income for the Years Ended
December 31, 1994 and 1993

          The following unaudited pro forma combined condensed statements of income combine the historical consolidated income statements of Susquehanna for the years ended December 31, 1994 and 1993 and of AI and FBC for the fiscal years ended December 31, 1994 and 1993 on the assumption that the Mergers had been effective as of January 1, 1994 and 1993, respectively. Such income statements do not give effect to any other transactions.

                Pro Forma Combined Condensed Statement of Income
                      For the year ended December 31, 1994
                                   Unaudited
                      (In thousands except per share data)

                             SUSQUEHANNA         AI                    FBC                           Pro Forma Combined
                                          ----------------       ----------------       --------------------------------------------
                                As           As      Pro            As      Pro                                         Susquehanna/
                             Reported     Reported  Forma        Reported  Forma        Susquehanna/AI  Susquehanna/FBC    AI/FBC
                             --------     --------  ------       --------  ------       --------------  ---------------    ------
Interest income                 $150,633    $7,969                 $5,435                     $158,602         $156,068     $164,037
Interest expense                  56,488     2,766                  1,869                       59,254           58,357       61,123
                             -----------------------------       ----------------       --------------------------------------------
Net interest income               94,145     5,203       0          3,566       0               99,348           97,711      102,914
Provision for loan and
 lease losses                      3,987       160                    100                        4,147            4,087        4,247
                             -----------------------------       ----------------       --------------------------------------------
Net interest income after
 provision for loan and leases
 losses                           90,158     5,043       0          3,466       0               95,201           93,624       98,667
Other income                      15,098       828                    201                       15,926           15,299       16,127
Other expense:
 Salaries and benefits            36,227     2,213                  1,177                       38,440           37,404       39,617
 Occupancy and equipment           8,774       822                    236                        9,596            9,010        9,832
 Other                            27,709     1,591                    731                       29,300           28,440       30,031
                             -----------------------------       ----------------       --------------------------------------------
Income before income taxes        32,546     1,245       0          1,523       0               33,791           34,069       35,314
Applicable taxes                   9,718       388                    381                       10,106           10,099       10,487
                             -----------------------------       ----------------       --------------------------------------------
Net income from operations       $22,828      $857      $0         $1,142      $0              $23,685          $23,970      $24,827
                             =============================       ================       ============================================
Earnings per share                  1.96      1.11                   3.76                         1.91             1.94         1.90
Average shares outstanding        11,634       772    (772)  [2]      304    (304)  [4]         12,406           12,327       13,099
                                                       772   [3]              693   [5]


See Footnotes to Pro Forma Combined Condensed Statements of Income on
Page 145.

Pro Forma Combined Condensed Statement of Income
For the Year Ended December 31, 1993

                                 Pro Forma Combined Condensed Statement of Income
                                       For the year ended December 31, 1993
                                                     Unaudited
                                       (In thousands except per share data)

                                    SUSQUEHANNA               AI                              FBC
                                                   -------------------------        ------------------------
                                    As Reported     As Reported   Pro Forma         As Reported   Pro Forma
                                    -----------     -----------   ---------         -----------   ---------
Interest income                           $143,020        $7,241                          $5,282
Interest expense                            55,993         2,452                           1,946
                                  ------------------------------------------        ------------------------
Net interest income                         87,027         4,789           0               3,336           0
Provision for loan and lease losses          5,130            75                              75
                                  ------------------------------------------        ------------------------
Net interest income after provision
  for loan and leases losses                81,897         4,714           0               3,261           0
Other income                                15,816           910                             308
Other expense:

  Salaries and benefits                     33,770         2,018                           1,110
  Occupancy and equipment                    8,604           783                             223
  Other                                     23,630         1,471                             717
                                  ------------------------------------------        ------------------------
Income before income taxes                  31,709         1,352           0               1,519           0
Applicable taxes                             9,527           449                             373
                                  ------------------------------------------        ------------------------
Net income from
   operations                               22,182           903           0               1,146           0
                                  ==========================================        ========================
Earnings per share                            1.96          1.17                            3.77
Average shares outstanding                  11,331           772       (772) [2]             304       (304) [4]
                                                                         772 [3]                         693 [5]

                                              Pro Forma Combined
                                   ----------------------------------------
                                   Susquehanna/ Susquehanna/  Susquehanna/
                                       AI           FBC          AI/FBC
                                       ---          ---          ------
Interest income                        $150,261     $148,302       $155,543
Interest expense                         58,445       57,939         60,391
                                   ----------------------------------------
Net interest income                      91,816       90,363         95,152
Provision for loan and lease losses       5,205        5,205          5,280
                                   ----------------------------------------
Net interest income after provision
  for loan and leases losses             86,611       85,158         89,872
Other income                             16,726       16,124         17,034
Other expense:

  Salaries and benefits                  35,788       34,880         36,898
  Occupancy and equipment                 9,387        8,827          9,610
  Other                                  25,101       24,347         25,818
                                   ----------------------------------------
Income before income taxes               33,061       33,228         34,580
Applicable taxes                          9,976        9,900         10,349
                                   ----------------------------------------
Net income from
   operations                           $23,085      $23,328        $24,231
                                   ========================================
Earnings per share                         1.91         1.94           1.89
Average shares outstanding               12,103       12,024         12,796

See Footnotes to Pro Forma Combined Condensed Statements of Income on Page 145.

FOOTNOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEETS

[A]  To eliminate the common stock and treasury stock of AI.
[B] To reflect the issuance of one share of Susquehanna common stock for each outstanding share of AI.
[C]  To eliminate the common stock of FBC.
[D] To reflect the issuance of 2.281 shares of Susquehanna common stock for each outstanding share of FBC.

FOOTNOTES TO PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME

PRO FORMA ADJUSTMENTS TO SUSQUEHANNA FOR 1996

[1] To record amortization of premium ($5/month) on mortgage-backed securities and to reduce interest income ($188) for equity offering proceeds held during January 1996 for purchase of Fairfax on February 1, 1996.
[2] To record interest expense ($139) for January 1996 regarding the senior debt issued to acquire Fairfax on February 1, 1996, the amortization of deposit premium ($66/month), and the amortization of long-term debt premium ($13/month).
[3] To record amortization of employee-related purchase accounting adjustments ($9/month).
[4]  To record purchase accounting amortization of goodwill ($119/month).
[5]  To record the tax effect of pro forma adjustments.
[6] To record adjustment to average shares outstanding to reflect a January 1, 1996 effective date for the issuance of 195,000 Susquehanna common shares issued in conjunction with the Fairfax acquisition.
[7]  To eliminate all the outstanding shares of AI.
[8] To reflect the issuance of one share of Susquehanna for each share of AI. [9] To eliminate all the outstanding shares of FBC.
[10] To reflect the issuance of 2.281 shares of Susquehanna for each share of FBC.

PRO FORMA ADJUSTMENTS TO SUSQUEHANNA FOR 1995, 1994 and 1993

FAIRFAX
[1]  To record amortization of premium ($55) on mortgage-backed securities.
[2] To record interest expense in 1995 on senior debt issued to purchase Fairfax in 1996 ($1,663), the amortization of deposit premium ($784), and the amortization of long-term debt premium ($156).
[3] To record amortization of employee-related purchase accounting adjustments ($100).
[4]  To record purchase accounting amortization of goodwill ($1,429).
[5]  To record the tax effect of pro forma adjustments.

REISTERSTOWN
[1] To record the reduction in interest income for debt offering proceeds held from February 1995 to April 1995 for purchase of Reisterstown on April 21, 1995.
[2] To record interest expense in January and February 1995 regarding the subordinated debt issued in February 1995 to acquire Reisterstown on April 21, 1995.
[3]  To record amortization of fair value purchase accounting.
[4]  To record the tax effect of pro forma adjustments.

SUSQUEHANNA, AI, FBC
[1] To reflect the average effect from issuance of 1,495,000 Susquehanna common shares to acquire Fairfax.
[2]  To eliminate all the outstanding shares of AI.
[3] To reflect the issuance of one share of Susquehanna for each share of AI. [4] To eliminate all the outstanding shares of FBC.
[5] To reflect the issuance of 2.281 shares of Susquehanna for each share of FBC.

                         ADJOURNMENT OF THE AI MEETING

               Approval of the AI Merger Agreement requires the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of AI's Common Stock entitled to vote at the AI Meeting. If there is an insufficient number of votes cast in person or by proxy at the AI Meeting to approve the AI Merger Agreement, the AI Board of Directors intends to adjourn the AI Meeting to a later date to permit further solicitation of votes in favor of the AI Merger Agreement. The affirmative vote of a majority of the shares represented and voting at the AI Meeting is required in order to approve any such adjournment. The place and date to which the AI Meeting would be adjourned would be announced at the AI Meeting. Under AI's bylaws it shall not be necessary to give any notice of the time and place of the adjourned meeting other than the announcement at the AI Meeting.

               The AI Board of Directors recommends that shareholders vote "FOR" the proposal to adjourn the AI Meeting if necessary to permit further solicitation of proxies to approve the AI Merger Agreement.


                         ADJOURNMENT OF THE FBC MEETING

               Approval of the FBC Merger Agreement and the transactions contemplated thereby requires the affirmative vote of seventy percent (70%) of all votes entitled to be cast. If there is an insufficient number of votes cast in person or by proxy at the FBC Meeting to approve the FBC Merger Agreement and the transactions contemplated thereby, the FBC Board of Directors intends to adjourn the FBC Meeting to a later date for the solicitation of additional votes in favor of the FBC Merger Agreement. The affirmative vote of a majority of the shares represented and voting at the FBC Meeting is required in order to approve any such adjournment. The place and date to which the FBC Meeting would be adjourned would be announced at the FBC Meeting. Under the NJBCA it shall not be necessary to give any notice of the time and place of the adjourned meeting other than the announcement at the FBC Meeting.

               The FBC Board of Directors recommends that shareholders vote "FOR" the proposal to adjourn the FBC Meeting if necessary to permit further solicitation of proxies to approve the FBC Merger Agreement and the transactions contemplated thereby.


                            INDEPENDENT ACCOUNTANTS

               Susquehanna has engaged Coopers & Lybrand L.L.P., independent accountants, to audit its financial statements for the year ended December 31, 1995. Susquehanna expects to engage Coopers & Lybrand L.L.P. as its independent accountants for the year ending December 31, 1996.

               AI has engaged Arthur Andersen LLP, independent public accountants, to audit its consolidated financial statements for the year ended December 31, 1996.

               FBC has engaged Petroni and Associates, independent accountants to audit its consolidated financial statements for the year ended December 31, 1996.


                                    EXPERTS
     Susquehanna
     -----------

               The consolidated balance sheets of Susquehanna as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995, and the consolidated statements of financial condition of Reisterstown Holdings, Inc. and subsidiaries as of September 30, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended September 30, 1994 and 1993, incorporated by reference in this Proxy Statement/Prospectus, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given upon the authority of that firm as experts in accounting and auditing. Additionally, the consolidated statements of financial condition of Fairfax Financial Corporation and subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended September 30, 1995 and the consolidated statements of financial condition of Atlanfed Bancorp, Inc. and subsidiaries as of March 31, 1995 and 1994, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the years in the two-year period ended March 31, 1995, have been incorporated by reference in this Proxy Statement/Prospectus in reliance on the report of KPMG Peat Marwick LLP, certified public independent accountants, incorporated by reference herein, and upon the authority of that firm as experts in accounting and auditing.

AI
--

    The consolidated statements of financial condition of AI as of December 31, 1995 and 1994 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, appearing as Appendix A in this Proxy Statement/Prospectus, have been included herein in reliance on the report of Arthur Andersen LLP, independent public accountants, given upon the authority of that firm as experts in accounting and auditing.

FBC
---

    The consolidated statements of financial condition of FBC as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended appearing as Appendix B to this Proxy Statement/Prospectus, have been included herein in reliance on the report of Petroni and Associates, independent accountants to FBC, given upon the authority of that firm as experts in accounting and auditing.


                                LEGAL OPINIONS

    The legality of the Susquehanna Common Stock to be issued in connection with the AI Merger and the FBC Merger is being passed upon by Morgan, Lewis & Bockius LLP, Harrisburg, Pennsylvania, counsel to Susquehanna. Certain legal matters relating to AI will be passed upon at the AI Merger Effective Date by Ballard Spahr Andrews & Ingersoll, Philadelphia, PA, special counsel to AI. Certain legal matters relating to FBC will be passed upon by Blank Rome Comisky and McCauley, Philadelphia, PA, and Cherry Hill, NJ, special counsel to FBC.

                                  APPENDIX A

                                 ATCORP, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS

                 INDEX TO CONSOLIDATED AI FINANCIAL STATEMENTS

Consolidated Balance Sheets as of June 30, 1996 and 1995 (unaudited)................................................ A-2
Consolidated Statements of Income as of June 30, 1996 and 1995 (unaudited).......................................... A-3
Consolidated Statements of Cash Flows as of June 30, 1996 and 1995 (unaudited)...................................... A-4
Notes to Consolidated Financial Statements (unaudited) for June 30, 1996 and 1995................................... A-5
Independent Auditors' Report........................................................................................ A-6
Consolidated Balance Sheets as of December 31, 1995 and 1994........................................................ A-7
Consolidated Statements of Income for the years ended December 31, 1995, 1994 and 1993.............................. A-8
Consolidated Statements of Shareholders' Equity for the years ended December 31, 1995, 1994 and 1993................ A-9
Consolidated Statements of Cash Flows or the years ended December 31, 1995, 1994 and 1993...........................A-10
Notes to Consolidated Financial Statements for the years ended December 31, 1995, 1994 and 1993.....................A-11

                         ATCORP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           (unaudited, in thousands)

                                                       Six Months Ended June 30,
                                                       -------------------------
                 ASSETS                                    1996          1995
                                                       -----------    ----------
CASH AND DUE FROM BANKS                                     $4,662       $4,865
FEDERAL FUNDS SOLD                                           6,920          775
INTEREST-BEARING DEPOSITS WITH OTHER BANKS                   1,414          124
INVESTMENT SECURITIES
   Held to maturity (market value of
   $250 in 1996 and $250 in 1995)                              250          250
   Available for sale (cost of $70,622 in
   1996 and $49,266 in 1995)                                70,282       50,087
                                                         ---------    ---------
                                                            70,532       50,337
LOANS HELD FOR SALE                                            470        1,467
LOANS                                                      115,284       96,129
   Less-- Allowance for loan losses                         (1,356)      (1,283)
                                                         ---------    ---------
          Net loans                                        113,928       94,846
BANK PREMISES & EQUIPMENT, NET                               2,983        2,950
ACCRUED INTEREST RECEIVABLE                                  2,125        1,610
OTHER ASSETS                                                 1,179          801
                                                         ---------    ---------
TOTAL ASSETS                                              $204,213     $157,775
                                                         =========    =========

    LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS
   Demand                                                $  22,134    $  19,812
   Interest-bearing demand                                  66,386       46,355
   Savings                                                  21,602       21,155
   Certificates of deposit over $100,000                    18,019        8,495
   Other time deposits                                      58,227       49,477
                                                         ---------    ---------
TOTAL DEPOSITS                                             186,368      145,294
Advances from FHLB                                           5,000         --
Accrued Interest Payable                                     1,099          521
Other Liabilities                                            1,294        1,492
                                                         ---------    ---------
Total Liabilities                                          193,761      147,307
SHAREHOLDERS' EQUITY
  Preferred stock, $5 par value per share;
  1,000,000 shares authorized, none                           --           --
  issued and outstanding
  Common stock, $5 par value per share;
  2,000,000 shares authorized, 780,266 issued
  and 771,750 outstanding in 1996 and 1995                   3,902        3,902
ADDITIONAL PAID-IN CAPITAL                                   3,804        3,804
RETAINED EARNINGS                                            3,015        2,265
NET UNREALIZED HOLDING GAIN
  (LOSS) ON SECURITIES                                        (224)         542
TREASURY STOCK, at cost (8,516 shares)                         (45)         (45)
                                                         ---------    ---------
   Total shareholders' equity                               10,452       10,468
                                                         ---------    ---------
   Total liabilities and shareholders' equity             $204,213    $ 157,775
                                                         =========    =========


       The accompanying notes are an integral part of these statements.

                         ATCORP, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands, except per share data)
                                  (unaudited)



                                                               Six Months Ended
                                                                   June 30,
                                                               1996       1995
                                                              ------      ------
INTEREST INCOME
  Interest and fees on loans                                  $4,955      $3,659
  Interest on federal funds sold                                  30         111
  Interest on interest-bearing deposits                           20           7
  Interest on investment                                       1,949       1,035
   securities-taxable
  Interest on investment securities-tax exempt                   168         132
                                                              ------      ------
       Total interest income                                   7,122       4,944

INTEREST EXPENSE
  Interest on deposits                                         3,026       2,114
  Interest on other borrowed funds                               156           5
                                                              ------      ------
       Total interest expense                                  3,429       2,119
  Net interest income                                          3,693       2,825

PROVISION FOR LOAN LOSSES                                         43          60
                                                              ------      ------
  Net interest income after provision for loan
   losses                                                      3,650       2,765

NONINTEREST OPERATING INCOME
  Service charges, commissions and fees                          219         207
  Securities gains (losses)                                        2         111
  Other income                                                    92         114
                                                              ------      ------
       Total noninterest operating income                        313         432


NONINTEREST OPERATING EXPENSE
  Salaries and employee benefits                               1,410       1,229
  Occupancy expense                                              372         249
  Furniture and equipment expense                                256         166
  Professional fees                                              117         189
  F.D.I.C. assessment                                              1         114
  Other expense                                                  775         603
                                                              ------      ------
      Total noninterest operating expense                      2,931       2,550

      Income before income taxes                               1,032         647
INCOME TAXES                                                     283         178
                                                              ------      ------

NET INCOME                                                    $  749      $  469
                                                              ======      ======

EARNINGS PER SHARE                                            $ 0.97      $ 0.61
                                                              ======      ======

The accompanying notes are an integral part of these statements.

                         ATCORP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (unaudited)

                                                             Six Months Ended
                                                                 June 30,
                                                             1996        1995
                                                           --------    --------
                                                              (in thousands)
CASH FLOW FROM OPERATING ACTIVITIES
  Net income ...........................................       $749        $469
  Adjustments to reconcile net income to net cash
     provided by operating activities
        Depreciation and amortization ..................        234         185
        Provision for loan losses ......................         43          60
        Provision for ORE losses .......................         17        --
        Provision for deferred taxes ...................         22         127
        Gain on sale of securities .....................         (2)       (111)
        Gain on sale of SBA loans ......................        (15)       --
        Increase in accrued interest receivable ........       (515)       (104)
        (Increase) decrease in other assets ............       (101)         65
        Decrease in other liabilities ..................       (198)       (293)
        Increase in interest payable ...................        578         162
                                                           --------    --------
        Total adjustments ..............................         63          91
                                                           --------    --------

     Net cash provided by operating activities .........        812         560
                                                           --------    --------

CASH FLOW FROM INVESTING ACTIVITIES:
     (Increase) decrease in deposits with other banks ..     (1,290)         56
     Purchases of investment securities ................    (27,718)    (20,140)
     Proceeds from sales of securities available for
      sale .............................................      4,185      18,401
     Proceeds from maturities of investments ...........      2,180         836
     Purchases of premises and equipment, net ..........       (267)       (435)
     Net increase in loans .............................    (19,125)    (15,198)
     Proceeds from sale of SBA loans ...................      1,012        --
     Proceeds from sales of other real estate owned ....         79        --
                                                           --------    --------

  Net cash used in investing activities ................    (40,944)    (16,480)
                                                           --------    --------

CASH FLOW FROM FINANCING ACTIVITIES:
        Net increase (decrease) in savings and
         demand deposit accounts .......................     22,800        (227)
        Net increase in time deposits ..................     18,274      14,986
        Advances from Federal Home Loan Bank ...........      5,000        --
                                                           --------    --------

  Net cash provided by financing activities ............     46,074      14,759
                                                           --------    --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...      5,942      (1,161)

CASH AND CASH EQUIVALENTS, AT BEGINNING OF PERIOD ......      5,640       9,474
                                                           --------    --------

CASH AND CASH EQUIVALENTS, AT END OF PERIOD ............    $11,582      $8,313
                                                           --------    --------

        The accompanying notes are an integral part of these statements.

NOTE A - Basis of Presentation
         ---------------------

  The accompanying unaudited consolidated financial statements have been prepared pursuant to the instructions to Form 10-Q and Rule 10-1 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of Management, all adjustments, including normal recurring accruals, considered necessary for a fair presentation have been included. All adjustments made to the unaudited financial statements were of a normal recurring nature. Operating results for the six month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. For further information, refer to the consolidated financial statements and notes thereto included on pages A-7 to A-26.

NOTE B - Earnings Per Share
         ------------------

  Earnings per share are based upon the average number of shares outstanding and are adjusted retroactively for the stock dividend of 5 shares for every 100 shares held which was paid February 26, 1996. The average number of shares outstanding amounted to 771,750 for the six month periods ended June 30, 1996 and June 30, 1995, respectively.

NOTE C - Statement No. 115 "Accounting for Certain Investments in Debt and
         -----------------------------------------------------------------
         Equity Securities"
         ------------------

  SFAS No. 115 requires that securities "available for sale" be carried at fair value with valuation adjustments (after tax) included in a separate component of shareholders' equity. Debt securities acquired as investments that are intended to be "held to maturity" are stated at cost adjusted for amortization of premiums and accretion of discounts using the level yield method. Realized securities gains and losses are recorded as they may occur.

  The amortized cost and estimated values of investment securities as of June 30, 1996 are as follows:

                                                                       GROSS            GROSS            ESTIMATED
                                                       AMORTIZED       UNREALIZED       UNREALIZED       MARKET
HELD TO MATURITY                                       COST            GAINS            LOSSES           VALUE
----------------                                       ----            -----            ------           -----
Debt securities issued by foreign

  governments                                              250             ---              ---          $   250
                                                       -------         -------          -------          -------
  TOTALS                                               $   250         $   ---          $   ---          $   250
                                                       =======         =======          =======          =======

                                                                       GROSS            GROSS            ESTIMATED
                                                       AMORTIZED       UNREALIZED       UNREALIZED       MARKET
AVAILABLE FOR SALE                                     COST            GAINS            LOSSES           VALUE
------------------                                     ----            -----            ------           -----
U.S. Treasury Securities                               $ 9,526         $    51          $    (3)         $ 9,574
U.S. Agency Securities                                   8,301              20              (94)           8,227
Obligations of States &
   Political subdivisions                                6,981              69              (18)           7,032
Corporate debt securities                                4,329              50              (41)           4,338
Mortgage-backed securities                              14,519              21             (216)          14,324
SBA Pools                                               25,176              31             (222)          24,985
Equity securities                                        1,790              12              ---            1,802
                                                       -------         -------          -------          -------
  TOTALS                                               $70,622         $   254          $  (594)         $70,282
                                                       =======         =======          =======          =======

NOTE D - SUBSEQUENT EVENTS
         -----------------

1. On July 16, 1996, the Board of Directors of Atcorp, Inc. resolved to pay a total of $420,000 to certain officers of Atcorp, Inc. and Equity National Bank as bonuses. Such amount will be accrued in 1996.

2. On July 18, 1996, with the approval of the Board of Directors, Atcorp, Inc. entered into an Agreement and Plan of Affiliation (the Agreement) with Susquehanna Bancshares, Inc. (Susquehanna). The agreement provides, among other things, that Susquehanna will acquire Atcorp, Inc. and its subsidiaries for approximately 771,750 shares of Susquehanna common stock, or one share of Susquehanna common stock for each Atcorp, Inc. fully diluted share. The acquisition is subject to federal and state regulatory approvals as well as approval of the shareholders of Atcorp, Inc. and other conditions including, among other things, the transaction qualifying for pooling-of-interests accounting.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and
Board of Directors of
Atcorp, Inc.:

We have audited the accompanying consolidated balance sheets of Atcorp, Inc. (a New Jersey Corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atcorp, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As explained in Note 1 to the financial statements, effective January 1, 1993, the Company changed its method of accounting for income taxes and, effective January 1, 1994, the Company changed its method of accounting for investments in debt and equity securities.



Philadelphia, Pa.,
  February 27, 1996

                         ATCORP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------
                                 (in thousands)

                                                               December 31
                                                               -----------

               ASSETS                                      1995          1994
               ------                                      ----          ----
CASH AND DUE FROM BANKS                                $   4,865      $   3,861

FEDERAL FUNDS SOLD                                           775          5,613

INTEREST-BEARING DEPOSITS WITH
      OTHER INSTITUTIONS                                     124             56

INVESTMENT SECURITIES
      Held to maturity (market value of $250 in
        1995 and $23,262 in 1994)                            250         24,165
      Available for sale (cost of $49,266 in 1995
        and $10,417 in 1994)                              50,087         10,281
                                                       ---------      ---------

                                                          50,337         34,446


LOANS HELD FOR SALE                                        1,467           --


LOANS                                                     96,129         71,460
      Less-- Allowance for loan losses                    (1,283)        (1,152)
                                                       ---------      ---------
           Net loans                                      94,846         70,308
                                                       ---------      ---------
BANK PREMISES AND EQUIPMENT, net                           2,950          2,224

ACCRUED INTEREST RECEIVABLE                                1,610          1,102

OTHER ASSETS                                                 801            788
                                                       ---------      ---------

          Total assets                                 $ 157,775      $ 118,398
                                                       =========      =========
                                                                December 31
                                                                -----------
                LIABILITIES AND
             SHAREHOLDERS' EQUITY                          1995          1994
             --------------------                          ----          ----
DEPOSITS:
 Demand                                                  $ 19,812      $ 18,264
 Interest-bearing demand                                   46,355        22,838
 Savings                                                   21,155        28,391
 Certificates of deposit - $100,000 or more                 8,495        10,471
 Other time deposits                                       49,477        28,599
                                                         --------      --------

        Total deposits                                    145,294       108,563
ACCRUED INTEREST PAYABLE                                      521           246

OTHER LIABILITIES                                           1,492           807
                                                         --------      --------

        Total liabilities                                 147,307       109,616
                                                         --------      --------
COMMITMENTS AND CONTINGENCIES
  (Notes 10 and 14)
SHAREHOLDERS' EQUITY:
  Preferred stock, $5 par value per share;
        1,000,000 shares authorized, none issued
        and outstanding                                       --            --
  Common stock, $5 par value per share;
        2,000,000 shares authorized, 780,266 and
        743,516 shares issued and 771,750 and
        735,000 outstanding in 1995 and 1994,
        respectively                                        3,902         3,718

ADDITIONAL PAID-IN CAPITAL                                  3,804         3,510
RETAINED EARNINGS                                           2,265         1,689
NET UNREALIZED HOLDING GAIN (LOSS)
  ON SECURITIES                                               542           (90)
TREASURY STOCK, at cost (8,516 shares)                        (45)          (45)
                                                         --------      --------
        Total shareholders' equity                         10,468         8,782
                                                         --------      --------
        Total liabilities and
          shareholders' equity                           $157,775      $118,398
                                                         ========      ========


        The accompanying notes are an integral part of these statements.

                         ATCORP, INC. AND SUBSIDIARIES
                         -----------------------------
                       CONSOLIDATED STATEMENTS OF INCOME
                       ---------------------------------
                     (in thousands, except per share data)

                                                            Year Ended December 31
                                                            ----------------------
                                                            1995     1994     1993
                                                            ----     ----     ----
INTEREST INCOME:
   Interest and fees on loans                             $ 8,094    $6,208   $5,846
   Interest on federal funds sold                             167       116      133
   Interest on interest-bearing deposits                       22         7        7
   Interest on investment securities--taxable               2,163     1,550    1,251
   Interest on investment securities--tax-exempt              307        88        4
                                                          -------    ------   ------
    Total interest income                                  10,753     7,969    7,241
                                                          -------    ------   ------
INTEREST EXPENSE:
   Interest on deposits                                     4,814     2,747    2,437
   Interest on other borrowed funds                            30        19       15
                                                          -------    ------   ------
    Total interest expense                                  4,844     2,766    2,452
                                                          -------    ------   ------
    Net interest income                                     5,909     5,203    4,789

PROVISION FOR LOAN LOSSES                                     115       160       75
                                                          -------    ------   ------
   Net interest income after provision for loan losses      5,794     5,043    4,714
                                                          -------    ------   ------
NONINTEREST OPERATING INCOME:
   Service charges, commissions and fees                      426       576      442
   Investment security gains                                  122        41      127
   Gain on sale of real estate owned                            3        33      181
   (Loss) gain on sale of loans                                (2)       83       94
   Other                                                      260        95       66
                                                          -------    ------   ------
    Total noninterest operating income                        809       828      910

NONINTEREST OPERATING EXPENSE:
   Salaries and employee benefits                           2,578     2,213    2,018
   Occupancy                                                  569       501      476
   Furniture and equipment                                    379       321      307
   Professional fees                                          306       362      315
   FDIC assessment                                            121       208      195
   Other                                                    1,236     1,021      961
                                                          -------    ------   ------
    Total noninterest operating expense                     5,189     4,626    4,272
                                                          -------    ------   ------
   Income before income taxes                               1,414     1,245    1,352

INCOME TAXES                                                  360       388      449
                                                          -------    ------   ------
NET INCOME BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING PRINCIPLE                         1,054       857      903

CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE                                         --        --      100
                                                          -------    ------   ------
NET INCOME                                                $ 1,054    $  857   $1,003
                                                          =======    ======   ======
EARNINGS PER COMMON SHARE:

  Income before change in accounting principle              $1.37     $1.11    $1.17
  Change in accounting principle                               --        --      .13
                                                          -------    ------   ------

  Net income                                                $1.37     $1.11    $1.30
                                                          =======    ======   ======

                The accompanying notes are an integral part of these statements.

                          ATCORP, INC. AND SUBSIDIARIES
                          -----------------------------

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 -----------------------------------------------

                                (in thousands)

                                                                                                    Net Unrealized
                                                                   Additional                          Holding
                                                      Common        Paid-In         Retained         (Loss)/Gain         Treasury
                                                      Stock         Capital         Earnings        On Securities          Stock
                                                      -----         -------         --------        -------------          -----
BALANCE AT JANUARY 1, 1993                          $   3,125     $    2,880      $    1,052        $         --      $       (45)
   Stock dividends issued
     (Note 1 and 13)                                      418            350            (768)                 --               --
   Net income                                             --              --           1,003                  --               --
                                                        -----          -----           -----                ----             ----

BALANCE AT DECEMBER 31, 1993                            3,543          3,230           1,287                  --              (45)
                                                        -----          -----           -----                ----             ----
   Stock dividends issued
     (Note 1 and 13)                                      175            280            (455)                 --               --
   Net income                                              --             --             857                  --               --
   Net unrealized holding loss on
     securities                                            --             --              --                 (90)              --
                                                        -----          -----           -----                ----             ----

BALANCE AT DECEMBER 31, 1994                            3,718          3,510           1,689                 (90)             (45)
                                                        -----          -----           -----                ----             ----
   Stock dividends issued
     (Note 1 and 13)                                      184            294            (478)                 --               --

   Net income                                              --             --           1,054                  --               --
   Net unrealized holding gain on
     securities                                            --             --              --                 632               --
                                                        -----          -----           -----                ----             ----

BALANCE AT   DECEMBER 31, 1995                      $   3,902     $    3,804      $    2,265        $        542      $       (45)
                                                        =====          =====           =====                ====             ====

       The accompanying notes are an integral part of these statements.

                          ATCORP, INC. AND SUBSIDIARIES
                          -----------------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------
                                (in thousands)

                                                                                       Year Ended December 31
                                                                                  --------------------------------
                                                                                     1995       1994        1993
                                                                                  ----------  ---------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income                                                                  $  1,054   $    857    $  1,003
       Adjustments to reconcile net income to net
           cash provided by operating activities-
           Depreciation and amortization                                                350        240         233
           Provision for loan losses                                                    115        160          75
           Provision for ORE losses                                                       1         29         131
           (Benefit) provision for deferred taxes                                        (2)        12        (214)
           Gain on sale of other real estate owned                                       (3)       (33)       (181)
           Gain on sale of investment securities                                       (122)       (41)       (127)
           Loss (gain) on sale of mortgage loans                                          2        (83)        (94)
           Decrease in accrued interest receivable                                     (508)      (343)        (25)
           Decrease (increase) in other assets                                          135       (314)         20
           Increase (decrease) in other liabilities                                     685        (31)        427
           Increase (decrease) in accrued interest payable                              275         57          (3)
                                                                                   --------   --------    --------
               Total adjustments                                                        928       (347)        242
                                                                                   --------   --------    --------
               Net cash provided by operating  activities                             1,982        510       1,245
                                                                                   --------   --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchases of investment securities                                           (38,960)   (15,879)    (14,331)
       Proceeds from maturities of investment securities                              4,320      3,715         168
       Proceeds from sales of available for sale securities                          19,782      5,664       5,696
       (Increase) decrease in interest-bearing                                          (68)        (4)         81
       Purchases of premises and equipment, net deposits                             (1,076)      (860)        (66)
       Proceeds from sale of other real estate owned                                    107      1,365         926
       Net increase in loans                                                        (26,652)    (4,455)     (9,840)
                                                                                   --------   --------    --------
               Net cash used in investing activities                                (42,547)   (10,454)    (17,366)
                                                                                   --------   --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
       Net increase (decrease) in savings and demand deposit accounts                17,829     (2,385)     10,119
       Net increase in time deposits                                                 18,902     14,836       3,076
       Net decrease in federal funds purchased                                           --         --        (200)
                                                                                   --------   --------    --------
               Net cash provided by financing activities                             36,731     12,451      12,995
                                                                                   --------   --------    --------
NET (DECREASE) INCREASE IN CASH AND
   CASH EQUIVALENTS                                                                  (3,834)     2,507      (3,126)
CASH AND CASH EQUIVALENTS,
   BEGINNING OF YEAR                                                                  9,474      6,967      10,093
                                                                                   --------   --------    --------
CASH AND CASH EQUIVALENTS,
   END OF YEAR                                                                     $  5,640   $  9,474    $  6,967
SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION:
   Transfers from loans to other real estate                                       $    530   $    508    $    878
   Cash paid during the year for-
       Interest                                                                    $  4,569   $  2,709    $  2,455
                                                                                   ========   ========    ========
           Income taxes                                                            $    280   $    450    $    186
                                                                                   ========   ========    ========
       The accompanying notes are an integral part of these statements.


                          ATCORP, INC. AND SUBSIDIARIES
                          -----------------------------


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                        DECEMBER 31, 1995, 1994 AND 1993
                        --------------------------------



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

The accounting policies of Atcorp, Inc. and its subsidiaries conform to generally accepted accounting principles and to generally accepted industry practices. The more significant accounting policies are summarized below.

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of Atcorp, Inc. and its subsidiary, Equity National Bank (the "Bank"), and AT Corp, the Bank's subsidiary (collectively, the "Corporation"). All significant intercompany transactions and account balances have been eliminated in consolidation.

Nature of Operations
--------------------

The Company offers retail banking services through the Bank's four offices and by mail. The primary sources of revenue are from loans to individuals and small businesses and investment securities. Loans are originated by the Bank for many purposes including home construction and remodeling, automobile financing, business working capital, and commercial real estate. Other loans and pools of loans are purchased in the secondary market. Funding for loans and investments is provided by traditional deposit products and borrowed funds. Deposits are usually from the customer base within the general surrounding are of the office locations.

Use of Estimates in the Preparation of Financial Statements
-----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Securities
---------------------

Effective January 1, 1994, the Corporation adopted the provisions of Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." This statement requires that securities "held-to-maturity" be stated at cost adjusted for amortization of premiums and accretion of discounts and securities "available-for-sale" be carried at market value, with valuation adjustments (after tax) included in a separate component of shareholders' equity.

Investment securities include primarily debt securities of the U.S. Treasury and obligations of U.S. Government corporations and agencies. Debt securities classified as "held-to-maturity" are acquired with the intent to maintain the securities in the portfolio until maturity. In management's opinion, the Corporation has the ability to hold these securities to maturity. As such, these securities are stated at cost adjusted for amortization of premiums and accretion of discounts using the effective interest method. Certain securities are classified as securities "available-for-sale" and serve as a potential source of liquidity. Available-for-sale securities are debt and equity securities that are not classified as either trading securities or held-to-maturity securities. These securities are valued at aggregate fair value, with unrealized holding gains and losses, net of taxes, excluded from earnings and reported as a separate component of shareholders' equity until realized. Security gains and losses are computed using the specific identification method and are recorded on a trade date basis.

In December 1995, the Bank reclassified investment securities with a book value of approximately $24,415,000 and a fair value of approximately $24,571,000 from held to maturity to available for sale. This reclassification was allowable under Financial Accounting Standards Board guidance which permitted institutions to make a one-time reassessment of the appropriateness of investment security classifications. As a result of the reclassification, the unrealized gain on securities recorded as a component of retained earnings increased approximately $103,000, net of tax.

Loans Held for Sale
-------------------

At December 31, 1995, loans held for sale consisted of the following loans sold but not yet settled:

           SBA loans                            $   1,265,000
           Mortgage loans                             202,000
                                                      -------
                                                $   1,467,000
                                                =   =========

These loans held for sale are carried at the lower of aggregate cost or market value.

Loans
-----

Interest on all loans is accrued over the term of the loans based on the amount of principal outstanding, except on certain consumer loans on which interest is recognized as income on a basis that approximates the interest method.

Loans are generally placed on nonaccrual status when they are past due 90 days as to either principal or interest. However, loans that are in the process of renewal or are well secured and in the process of collection may not be placed on nonaccrual status, based on the judgment of management as to ultimate collectibility. When a loan is placed on nonaccrual status, interest income is reduced by the amount of any accrued and uncollected interest.

Loan Origination Fees and Costs
-------------------------------

Loan origination fees and related direct loan origination costs of completed loans are deferred and recognized over the life of the loan as an adjustment to yield. During 1995 and 1994, the Bank amortized loan origination fees in excess of loan origination costs of $458,000 and $263,000, respectively. At December 31, 1995 and 1994, the unamortized portion of net deferred fees and costs amounted to $292,000 and $224,000, respectively.

Allowance for Possible Loan Losses
----------------------------------

The allowance for possible loan losses is maintained at a level believed by management to be adequate to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on the risk characteristics of the portfolio, past loan loss experience, local economic conditions and other relevant factors. The allowance is increased by provisions for possible loan losses charged against income. The provision is based on management's estimates and actual losses may vary from the current estimates. These estimates are reviewed periodically. Adjustments, as they become necessary, are reported in earnings in the period in which they become known.

The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," ("SFAS 114") in May 1993 and Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures," ("SFAS 118") in October 1994. These statements require creditors to measure certain impaired loans based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's observable market price or the fair value of the collateral for collateral dependent loans, except for loans considered to be homogeneous pools collectively evaluated for impairment and leases for which this statement does not apply. The in-substance foreclosure rules also changed in that "in-substance foreclosures" are classified as loans and stated at the lower of cost or fair value, as defined. The Bank adopted SFAS No. 114 and No. 118 effective January 1, 1995. The effect of the adoption of SFAS No. 114 and No. 118 was immaterial.

Total impaired loans at December 31, 1995 were $4,088,000. The amount of loans that had modifications to the original contractual terms of the loan due to the dependency on income production and/or future collateral value was $2,573,000 at December 31, 1995. Management expects to collect the current contractual principal and interest on these loans with modifications. The reserve on the remaining impaired loans of $1,505,000 at December 31, 1995, was $619,000. All impaired loans were evaluated on the fair value of the collateral, the majority of which is real estate.

Real Estate Acquired in Settlement of Loans
-------------------------------------------

Real estate acquired through foreclosure is recorded at the lower of cost or fair value, less estimated disposal costs. Subsequent costs directly related to the completion of construction or improvement of the real estate are capitalized to the extent realizable. Gains on sale of real estate are recognized upon disposition of the property to the extent allowable based on accounting requirements. Losses on such sales are charged to operations as incurred. Carrying costs, such as maintenance, interest, and taxes, are charged to operations as incurred.

At December 31, 1995 and 1994, the Bank maintained real estate acquired in settlement of loans of $477,000 and $51,000, respectively, which is included in other assets.

Bank Premises and Equipment
---------------------------

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives, which are as follows:

           Buildings and improvements           5 to 40 years
           Furniture and equipment              3 to 10 years
           Leasehold improvements               3 to 10 years

When assets are retired or disposed of, the assets and related accumulated depreciation are eliminated from the respective accounts, and any resultant gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to operating expense as incurred and the cost of major additions and improvements is capitalized.

Income Taxes
------------

Effective January 1, 1993, the Corporation adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under this accounting standard, deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the applicable enacted marginal tax rates. Deferred income tax expenses or benefits are based on the changes in the deferred tax asset or liability from period to period.

The Corporation recorded the cumulative effect of this adoption on its financial position at January 1, 1993, as a change in accounting principle. The recognition of this cumulative effect resulted in an increase in earnings of $100,000 as of the beginning of the year ended December 31, 1993. The adoption of SFAS 109 (exclusive of the cumulative effect adjustment) did not have a material effect on the results of operations of the Corporation.

Consolidated Statement of Cash Flows
------------------------------------

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

Earnings Per Share
------------------

Earnings per share are based on the weighted average number of common shares outstanding during each year, adjusted retroactively for stock dividends. The weighted average number of common shares outstanding, as adjusted for stock dividends, amounted to 771,750 shares in 1995, 1994 and 1993, respectively (see
Note 13).

Interest Rate Risk
------------------

The Bank is principally engaged in the business of attracting deposits from the general public and using these deposits, together with borrowings and other funds, to make loans primarily secured by real estate as well as commercial and consumer loans. The potential for interest rate risk exists as a result of the shorter duration of the Bank's interest-sensitive liabilities compared to the generally longer duration of interest-sensitive assets. In a rising interest rate environment, liabilities will reprice faster than assets, thereby reducing the market value of long-term assets and reducing net interest income. For this reason, management regularly monitors the maturity structure of the Bank's assets and liabilities in order to measure its level of interest rate risk and plan for future volatility.

Recent Accounting Pronouncements
--------------------------------

The FASB has issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123"). This statement is effective for fiscal years beginning after December 15, 1995, and requires that an employer's financial statements include certain disclosures about stock-based employee compensation arrangements. The required information, if the Company chooses to continue to apply certain allowable accounting provisions, will not reflect any adjustments to reported net income or earnings per share.

Reclassifications
-----------------

Certain account balances for 1994 and 1993 have been reclassified to conform with 1995 presentation.

2.  REGULATORY MATTERS:
    -------------------

At periodic intervals, both the Office of the Comptroller of the Currency (OCC) and the Federal Deposit Insurance Corporation (FDIC) examine the Bank as part of their legally prescribed oversight of the Banking industry. Based on these examinations, the regulators can direct that the Bank's financial statements be adjusted in accordance with their findings. However, the extent, if any, to which a forthcoming regulatory examination may ultimately result in adjustments to the 1995 financial statements cannot presently be determined.

The Federal Reserve Board that regulates the Corporation and the Office of the Comptroller of the Currency that regulates the Bank's activities have specific guidelines for the purpose of evaluating a financial institution's capital adequacy.

Currently, the Bank must maintain a minimum Tier 1 capital percentage of 4.0% of risk-based assets, a total minimum capital of 8.0% of risk-based assets, and a leverage ratio of 4.0% of total assets. The Bank's ratios at December 31, 1995 were (unaudited): Tier 1 of 10.04%, total capital to risk-based assets of 11.29% and a leverage ratio of 6.37%. The Corporation's leverage ratio at December 31, 1995, was 7.36% (unaudited).

3.  RESTRICTED CASH BALANCES:
    -------------------------

Aggregate cash reserves of approximately $1,584,000 and $1,166,000 were maintained to satisfy federal regulatory requirements at December 31, 1995 and 1994, respectively.

4.  INVESTMENT SECURITIES:
    ----------------------

The following summarizes the amortized cost and approximate market value of investment securities at December 31, 1995 and 1994:

                                                         December 31, 1995
                                         -------------------------------------------------
                                                         Gross       Gross
                                          Amortized    Unrealized  Unrealized     Market
                                             Cost        Gains       Losses       Value
                                         ------------  ----------  ----------  ------------
AVAILABLE FOR SALE:
  U.S. Treasury securities and
   obligations of U.S.
   Government corporations
   and agencies                           $20,641,000    $433,000    $     --   $21,074,000
  Obligations of states and political
   subdivisions                             7,009,000     144,000          --     7,153,000
  Corporate debt securities                 4,835,000     153,000          --     4,988,000
  Collateralized mortgage obligations       3,992,000      16,000          --     4,008,000
  Federal Reserve and FHLB stock              625,000          --          --       625,000
  SBA loan pools                           12,149,000      63,000          --    12,212,000
  Other                                        15,000      12,000          --        27,000
                                          -----------    --------  ----------   -----------
     Total                                $49,266,000    $821,000    $     --   $50,087,000
                                          ===========    ========  ==========   ===========

Included in investment securities classified as held-to-maturity are debt securities issued by foreign governments with an amortized cost of $250,000 and a market value of $250,000 as of December 31, 1995.


                                                           December 31, 1994
                                           -------------------------------------------------
                                                           Gross        Gross
                                            Amortized    Unrealized   Unrealized     Market
                                               Cost        Gains        Losses       Value
                                               ----        -----        ------       -----
HELD TO MATURITY:
  U.S. Treasury securities and
   obligations of U.S.
   Government corporations
   and agencies                           $11,868,000    $     --    $460,000   $11,408,000
  Obligations of states and political
   subdivisions                             4,331,000          --      69,000     4,262,000
  Debt securities issued by foreign
   governments                                250,000          --          --       250,000
  Corporate debt securities                 5,207,000          --     244,000     4,963,000
  Collateralized mortgage obligations       2,509,000          --     130,000     2,379,000
                                          -----------  ----------    --------   -----------
    Total                                 $24,165,000    $  --       $903,000   $23,262,000
                                          ===========  ==========    ========   ===========

                                                           Gross        Gross
                                            Amortized    Unrealized   Unrealized     Market
                                               Cost        Gains        Losses       Value
                                               ----        -----        ------       -----
AVAILABLE FOR SALE:
  U.S. Treasury securities and
   obligations of U.S.
   Government corporations
   and agencies                           $ 9,709,000    $     --    $130,000   $ 9,579,000
  Corporate debt securities                   495,000          --      18,000       477,000
  Federal Reserve Bank stock                  198,000          --          --       198,000
  Other                                        15,000      12,000          --        27,000
                                               ------      ------        ----        ------
    Total                                 $10,417,000     $12,000    $148,000   $10,281,000
                                          ===========  ==========    ========   ===========

The amortized cost and estimated market value of investment securities at December 31, 1995, by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                           Amortized       Market
                                              Cost         Value
                                          ------------  ------------
Due in one year or less                    $ 6,301,000   $ 6,321,000
Due after one year through five years       14,762,000    14,982,000
Due after five years through ten years      10,080,000    10,541,000
Due after ten years                          5,584,000     5,629,000
                                           -----------   -----------
                                            36,727,000    37,473,000
Federal Reserve Bank stock and other        12,789,000    12,864,000
                                           -----------   -----------
                                           $49,516,000   $50,337,000
                                           ===========   ===========

Debt securities and corporate bonds at December 31, 1995, 1994 were comprised of securities for which there is an active market. It is management's intent to invest in securities that are guaranteed by the U. S. Government or its agencies, or securities that are investment grade.

Proceeds from the sales of investment securities during 1995, 1994 and 1993 were $19,782,000, $5,664,000 and $5,696,000, respectively. Gross gains of $122,000,
$41,000 and $127,000 were realized on those sales during 1995, 1994 and 1993, respectively.

At December 31, 1995 and 1994, investment securities with a carrying value of $1,615,000 and $5,452,000 (market value of $1,624,000 and $5,258,000, respectively), were pledged to secure public funds and for other purposes.

5.  LOANS:
    ------
A summary of the Bank's outstanding loans at December 31, 1995 and 1994, follows:


                                                    1995          1994
                                                ------------  ------------
Commercial, financial and agricultural loans     $27,759,000   $18,231,000
Real estate--construction                          9,628,000     6,374,000
Real estate--mortgage loans                       36,284,000    28,748,000
Consumer loans                                    22,458,000    18,107,000
                                                 -----------   -----------
       Total                                     $96,129,000   $71,460,000
                                                 ===========   ===========

Nonaccrual loans amounted to $1,090,000, $989,000 and $862,000 at December 31, 1995, 1994 and 1993, respectively. Interest income of approximately $69,000, $102,000 and $42,000 was not recognized as operating income due to the nonaccrual status of loans during 1995, 1994 and 1993, respectively. Loans over 90 days delinquent and accruing interest amounted to $148,000, $210,000 and $312,000 at December 31, 1995, 1994 and 1993, respectively.

The Bank has reached agreements with various borrowers that provide for a modification to the original contract maturity due to a change in the borrower's financial condition. At December 31, 1995 and 1994, the Bank maintained $2,573,000 and $3,337,000, respectively, of such loans, considered by management to be potential problem loans due to the dependency on income production and/or future collateral value. These loans carry a market rate of interest.

At December 31, 1995 and 1994, there were $4,953,000 and $3,490,000, respectively, of loans outstanding to directors, principal shareholders and executive officers and their affiliated interests. Management believes related-party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility.

The Bank customarily originates secured loans which remit interest only. At December 31, 1995 and 1994, such loans amounted to $37,136,000 and $23,251,000, respectively.

The Bank recovered $66,000, $16,000 and $94,000 in 1995, 1994 and 1993,
respectively of legal fees and other expenses related to collection efforts of loans charged-off in years prior to 1994. These recoveries are reflected as reductions of professional fees and other miscellaneous expenses.

6.  ALLOWANCE FOR LOAN LOSSES:
    --------------------------

A summary of the activity in the allowance for possible loan losses for the years ended December 31, 1995, 1994 and 1993, follows:

                                                1995             1994             1993
                                                ----             ----             ----
      BALANCE, BEGINNING OF YEAR          $  1,152,000     $  1,235,000     $  1,058,000
         Provision for loan losses             115,000          160,000           75,000
         Recoveries of loans previously
             charged off                       160,000           65,000          162,000
         Loans charged off                    (144,000)        (308,000)         (60,000)
                                             --------         --------          -------

      BALANCE, END OF YEAR                $  1,283,000     $  1,152,000     $  1,235,000
                                          =  =========     =  =========     =  =========

7.  BANK PREMISES AND EQUIPMENT:
    ---------------------------

Bank premises and equipment are comprised of the following at December 31, 1995 and 1994:

                                                                 1995             1994
                                                                 ----             ----
      Land                                                 $    139,000     $    139,000
      Buildings and improvements                              1,922,000        1,361,000
      Leasehold improvements                                    610,000          563,000
      Furniture and equipment                                 2,409,000        1,989,000
                                                              ---------        ---------

               Total                                          5,080,000        4,052,000
      Less--  Accumulated depreciation
                and amortization                              2,130,000        1,828,000
                                                              ---------        ---------

      Bank premises and equipment, net                     $  2,950,000     $  2,224,000
                                                           =  =========     =  =========

Depreciation and amortization expense amounted to $350,000, $240,000 and $233,000 in 1995, 1994 and 1993, respectively.

During 1988, the Bank entered into a ten-year operating lease agreement for a new corporate headquarters and branch location that began in 1989. The lease contains an option for two additional ten-year periods. Rental expense in connection with the lease was approximately $242,000 in 1995, 1994 and 1993, respectively.

Future minimum lease payments as of December 31, 1995, in connection with leases are:

                1996                                 $     361,000
                1997                                       371,000
                1998                                       382,000
                1999                                       343,000
                2000                                       102,000
                2001 and thereafter                        948,000
                                                           -------
                Total minimum payments required      $   2,507,000
                                                     =============

On January 31, 1995, the Bank entered into an agreement to sell the Cherry Hill Branch building, property and equipment with the intent to lease back the property for a period of fifteen years with two five-year renewal options. Terms of the capital lease will require lease payments by the Bank of $98,000 for the first five years, $102,000 for the second five years and $108,000 for the remaining five years.

8.  INCOME TAXES:
    -------------

On January 1, 1993, the Corporation adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109"). As a result of adopting SFAS 109, the Corporation recognized a cumulative benefit of the change in accounting principle of $100,000 as of January 1, 1993. The benefit is included under the caption "Cumulative Effect of Change in Accounting Principle" in the consolidated statement of income.

The net deferred tax asset recorded by the Corporation at December 31, 1994, and changes thereto during the year ended December 31, 1995, consisted of the following temporary differences:

                                                                                   Deferred
                                                                                     Tax
                                               December 31       December 31       Benefit        December 31
                                                   1993             1994          (Expense)          1995
                                               ------------      -----------      ----------      -----------

Provision for loan losses                      $   247,000      $   218,000     $    45,000       $  263,000
Deferred loan fees and costs, net                   61,000           81,000         (33,000)          48,000
Depreciation                                       (64,000)         (66,000)         (3,000)         (69,000)
Rent expense                                        51,000           51,000          (4,000)          47,000
Accrued bonus and profit sharing                    30,000           24,000           4,000           28,000
Other, net                                          (7,000)          (2,000)         (7,000)          (9,000)
                                                  --------         --------        --------         --------
   Deferred tax asset                              318,000          306,000           2,000          308,000
   Valuation allowance                             (45,000)         (45,000)             --          (45,000)
                                                  --------         --------        --------         --------
   Net deferred tax asset                      $   273,000      $   261,000     $     2,000       $  263,000
                                               ===========      ===========     ===========       ==========

The Corporation has established a valuation allowance of $45,000 against deferred tax assets. Management believes that the remaining deferred tax assets are realizable either through carryback availability against prior year taxable income or the reversal of existing deferred tax liabilities.

The components of the provision for income taxes are as follows:

                          For the Year Ended December 31, 1995
                         -------------------------------------
                            Federal      State        Total
                         -------------  --------  -------------
Current taxes payable        $362,000   $     --      $384,000
Deferred tax benefit           (2,000)        --       (24,000)
                             --------   --------      --------
       Tax provision         $360,000   $     --      $360,000
                             ========   ========      ========


                                  For the Year Ended December 31, 1994
                                 ---------------------------------------
                                   Federal        State        Total
                                   -------        -----        -----

       Current taxes payable     $   376,000   $       --   $   376,000
       Deferred tax provision         12,000           --        12,000
                                      ------         ----        ------

              Tax provision      $   388,000   $       --   $   388,000
                                 =   =======   =     ====   =   =======

                                  For the Year Ended December 31, 1993
                                 --------------------------------------
                                   Federal       State         Total
                                   -------       -----         -----

       Current taxes payable     $  513,000    $  50,000    $  563,000
       Deferred tax benefit         (86,000)     (28,000)     (114,000)
                                   --------     --------     ---------

              Tax provision      $  427,000    $  22,000    $  449,000
                                 =  =======    =  ======    =  =======


The difference between the provision for income taxes and the amount computed by applying the federal statutory income tax rate to income before income taxes is as follows:


                                             1995        1994        1993
                                          ----------  ----------  ----------
       Tax provision at statutory rate    $ 481,000    $423,000    $459,000
       Tax exempt interest                 (123,000)    (38,000)         --
       Other, net                             2,000       3,000     (10,000)
                                          ---------    --------    --------

       Tax provision                      $ 360,000    $388,000    $449,000
                                          =========    ========    ========

9.  RELATED-PARTY TRANSACTIONS:
    ---------------------------

The Corporation incurred professional fees of $286,000, $331,000 and $315,000 in 1995, 1994 and 1993, respectively. Included in these amounts were approximately $69,000, $154,000 and $169,000 in 1995, 1994 and 1993, respectively, of fees paid to law firms that were shareholders of the Corporation or had representatives who were shareholders and members of the Board of Directors.

In 1995, the Bank began purchasing automobile loans from a financial services corporation whose president was a member of the Bank's Board of Directors. This company provides all the servicing for these loans. The balance of this automobile loan portfolio was $5,280,000 and $252,000 as of December 31, 1995 and 1994, respectively.

10.  COMMITMENTS AND CONTINGENCIES:
     ------------------------------

The Corporation, from time to time, may be a defendant in legal proceedings relating to the conduct of its banking business. Such legal proceedings are a normal part of the banking business and, in management's opinion, the financial position and the results of operations of the Corporation will not be materially adversely affected by the resolution of such legal proceedings.

In November 1995, the Bank entered into an operating lease agreement to rent the building and property of the Moorestown Branch for a period of twenty years with two five-year renewal options. Terms of the lease, commencing in July 1996, will require lease payments of $127,000 for the first five years, $130,000 for the second five years, $133,000 for the third five years and $137,000 for the remaining five years.

11.  PROFIT SHARING PLAN:
     --------------------

The Bank has a profit sharing plan covering substantially all employees who meet the age and service qualifications. Contributions made to the plan by the Bank are allocated to the employees' accounts on a unit basis based on employee compensation. The Bank is not obligated to make a contribution in any given year. The Bank made no contributions in 1995 and 1994 and $21,000 in 1993. The total funded assets of the plan amounted to $102,000 at December 31, 1995. The Plan was amended to a 401(k) plan in 1995 which permits employee contributions and investment decisions. The Bank may, at its discretion, match employee contributions with a percentage contribution to be decided annually.

12.  STOCK OPTION PLAN:
     ------------------

The aggregate number of shares of common stock for which options may be issued under the Incentive Stock Option Plan is 50,000 shares. Participants and number of shares granted are determined at the discretion of the Board of Directors.
As of December 31, 1995 no options had been granted.

13.  SHAREHOLDERS' EQUITY:
     ---------------------

The Corporation declared a stock dividend of 5.0% on February 7, 1996 and January 25, 1995 which has been reflected in the accompanying financial statements. The stock dividend increased the number of common shares outstanding by 36,750 shares and 34,000 shares in 1995 and 1994, respectively, and resulted in a transfer from retained earnings of approximately $184,000 and $175,000 to common stock in 1995 and 1994, respectively, and $294,000 and $280,000 to additional paid-in-capital in 1995 and 1994, respectively.

14.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE
     SHEET RISK AND CONCENTRATIONS OF CREDIT RISK:
     ---------------------------------------------

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, in varying degrees, elements of credit and interest rate risk that are not recognized in the consolidated financial statements.

The Bank's exposure to credit loss in the event of nonperformance by other parties to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses with the exception of home equity lines and personal lines of credit and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon the extension of credit is based on management's credit evaluation of the counterparty. Collateral for commercial commitments varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

At December 31, 1995, the Bank had approved outstanding loan commitments of approximately $36,894,000 relating to undisbursed loans and lines of credit at normal terms.

Standby letters of credit are instruments issued by the Bank that guarantee the beneficiary payment by the Bank in the event of default by the Bank's customer in the nonperformance of an obligation or service. Most standby letters of credit are extended for one-year periods. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral supporting those commitments for which collateral is deemed necessary primarily in the form of certificates of deposit and liens on real estate. The amount of standby letters of credit issued and outstanding as of December 31, 1995 and 1994, were approximately $552,000 and $219,000, respectively.

The Bank originates residential, commercial real estate and consumer loans to customers in southern New Jersey. The majority of these loans are concentrated in southern Burlington County, Camden County, Gloucester County and northern Atlantic County.

15.  FAIR VALUE OF FINANCIAL INSTRUMENTS:
     ------------------------------------

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosure about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                      December 31, 1995
                                                  -------------------------
                                                    Carrying     Estimated
                                                     Amount      Fair Value
                                                     ------      ----------
ASSETS:
   Investment securities                           $50,337,000   $50,337,000
   Loans held for sale                               1,467,000     1,467,000
   Loans held to maturity                           96,129,000    96,335,000

LIABILITIES:
   Demand deposit accounts                          19,812,000    19,812,000
   Interest bearing demand                          46,355,000    46,355,000
   Savings accounts                                 21,155,000    21,155,000
   Time certificates of deposit                     57,972,000    58,121,000

The fair value of investment securities is based on quoted market prices, dealer quotes and prices obtained from independent pricing services. The fair value of loans held for sale is based upon the commitment made by the purchaser. The fair value of loans is estimated by discounting future cash flows using current interest rates at which similar loans would be made to borrowers with similar credit ratings and remaining maturities.

The fair value of deposit liabilities for demand and savings deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity time certificates of deposit was estimated using the rates currently offered for deposits of similar remaining maturities.

16.  ATCORP, INC. (PARENT COMPANY ONLY) FINANCIAL INFORMATION:
     --------------------------------------------------------

                            CONDENSED BALANCE SHEETS
                            ------------------------

                                                           December 31
                                                  ----------------------------
                                                       1995           1994
                                                       ----           ----
ASSETS:
   Cash                                           $     263,000   $    307,000
   Investment in bank subsidiary                     10,217,000      8,506,000
                                                    -----------     ----------
                                                  $  10,480,000   $  8,813,000
                                                  =  ==========   =  =========
LIABILITIES:
   Other liabilities                                     12,000         31,000
                                                         ------         ------
SHAREHOLDERS' EQUITY:
   Common stock                                       3,902,000      3,718,000
   Additional paid-in capital                         3,804,000      3,510,000
   Retained earnings                                  2,265,000      1,689,000
   Net unrealized holding gain (loss) on                542,000        (90,000)
    securities
   Treasury stock                                       (45,000)       (45,000)
                                                        -------        -------
       Total shareholders' equity                    10,468,000      8,782,000
                                                     ----------      ---------
                                                  $  10,480,000   $  8,813,000
                                                  =  ==========   =  =========


                         CONDENSED STATEMENTS OF INCOME
                         ------------------------------

                                           For the Year Ended December 31
                                       -------------------------------------
                                           1995         1994         1993
                                           ----         ----         ----
INCOME:
 Interest income                       $    10,000   $  30,000   $     7,000
EXPENSE:
 Amortization of organization costs             --          --        25,000
 Other operating expenses                   15,000      13,000        13,000
 Legal and professional                     20,000      31,000         4,000
                                            ------      ------         -----
   Loss before income taxes and
      equity in undistributed net
      income of subsidiaries               (25,000)    (14,000)      (35,000)
FEDERAL INCOME TAX BENEFIT                      --          --        12,000
                                              ----        ----        ------
   Loss before equity in undistri-
      buted net income of
      subsidiaries                         (25,000)    (14,000)      (23,000)
EQUITY IN UNDISTRIBUTED NET
 INCOME OF SUBSIDIARIES                  1,079,000     871,000     1,026,000
                                         ---------     -------     ---------
NET INCOME                             $ 1,054,000   $ 857,000   $ 1,003,000
                                       = =========   = =======   = =========

                       CONDENSED STATEMENTS OF CASH FLOWS
                       ----------------------------------

                                                 For the Year Ended December 31
                                              -------------------------------------
                                                  1995         1994         1993
                                                  ----         ----         ----
Cash flows from operating activities:
 Net income                                   $ 1,054,000   $ 857,000   $ 1,003,000
 Adjustments to reconcile net income
   to net cash provided by
   operating activities-
     Amortization of organization
          costs                                        --          --        25,000
     (Increase) decrease in receivable
          from bank subsidiary                         --      12,000        (2,000)
     (Decrease) increase in other liabilities     (19,000)     24,000         3,000
     Undistributed earnings of
          subsidiaries                         (1,079,000)   (871,000)   (1,026,000)
                                               ----------    --------    ----------
 Total adjustments                             (1,098,000)   (835,000)   (1,000,000)
                                               ----------    --------    ----------
 Net cash provided by operating
     activities                                   (44,000)     22,000         3,000

Cash, beginning of year                           307,000     285,000       282,000
                                                  -------     -------       -------
Cash, end of year                             $   263,000   $ 307,000   $   285,000
                                              ===========   =========   ===========


17.  Event (Unaudited) Subsequent to Date of Auditor's Report

On July 18, 1996, with the approval of the Board of Directors, Atcorp, Inc. entered into an Agreement and Plan of Affiliation (the Agreement) with Susquehanna Bancshares, Inc. (Susquehanna). The agreement provides, among other things, that Susquehanna will acquire Atcorp, Inc. and its subsidiaries for approximately 771,750 shares of Susquehanna common stock, or one share of Susquehanna common stock for each Atcorp, Inc. fully diluted share. The acquisition is subject to federal and state regulatory approvals as well as approval of the shareholders of Atcorp, Inc. and other conditions including, among other things, the transaction qualifying for pooling-of-interest accounting.

                                  APPENDIX B


                              FARMERS BANC CORP.

                       CONSOLIDATED FINANCIAL STATEMENTS

                 INDEX TO CONSOLIDATED FBC FINANCIAL STATEMENTS


Consolidated Statements of Condition (Unaudited) (As of June 30,1996 and 1995)................................  B-2
Consolidated Statements of Income (Unaudited) (As of June 30, 1996 and 1995)..................................  B-3
Independent Auditor's Report..................................................................................  B-4
Consolidated Statements of Condition (As of December 31, 1995 and 1994).......................................  B-5
Consolidated Statements of Income (For the years ended December 31, 1995 and 1994)............................  B-6
Consolidated Statements of Changes in Shareholders' Equity
        (For the years ended December 31, 1995 and 1994)......................................................  B-7
Consolidated Statements of Cash Flows (For the years ended December 31, 1995 and 1994)........................  B-8
Notes to Financial Statements.................................................................................  B-9

                      FARMERS BANC CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CONDITION
                             JUNE 30, 1996 AND 1995
                             ----------------------
(Dollars in thousands)              Unaudited

ASSETS                                                  1996           1995
------                                               ----------     ----------

Cash and due from banks                                $ 2,608        $ 3,044

Money market mutual fund                                   644            618

Federal funds sold                                       2,900          4,175
                                                     ----------     ----------

Total cash and cash equivalents                          6,152          7,837

Interest - bearing deposits with banks                     500           --

Investment securities:

   Available-for-sale at fair value                     19,019          9,559

   Held to maturity (market value of
    $17,142 in 1996
    and $23,122 in 1995)                                17,147         23,121

   Other (market value of $68 in 1996
    and 1995)                                               68             68

Loans, net of allowance for credit losses of $476
   in 1996 and $440 in 1995                             40,148         38,700

Accrued interest receivable                                518            539

Properties and equipment, net                              944            977

Other assets                                               903            751
                                                     ----------     ----------

Total assets                                           $85,399        $81,552
                                                     ==========     ==========


LIABILITIES AND SHAREHOLDERS' EQUITY
----------------------------------------

Liabilities:
------------

Demand deposits                                        $10,968        $10,634

Savings, money market, and NOW deposits                 17,865         21,375

Time certificates of deposit $100,000 and over           6,704          4,370

Other time deposits                                     39,181         35,222
                                                     ----------     ----------

Total deposits                                          74,718         71,601

Accrued interest payable                                   356            276

Accrued expenses and other liabilities                      89             83
                                                     ----------     ----------

Total liabilities                                       75,163         71,960
                                                     ----------     ----------

Shareholders' equity:
---------------------

Common stock, $.83 par value; 500,000 shares authorized;
 303,600 shares in 1996 and 276,000 shares in 1995 issued
  and outstanding                                          253            230

Additional paid-in capital                               1,650          1,650

Retained earnings                                        8,410          7,688

Net unrealized gain (loss) on
 securities available for sale,                           (77)             24
  net of deferred income taxes
                                                     ----------     ----------
Total shareholders' equity                              10,236          9,592
                                                     ----------     ----------
Total liabilities and shareholders' equity             $85,399        $81,552
                                                     ==========     ==========


                                 FARMERS BANC CORP. AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENTS OF INCOME
                               SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                               ---------------------------------------
(Dollars in thousands except per share)       Unaudited


                                                        1996           1995
                                                     ----------     ----------
Interest income:


   Interest and fees on loans                         $  1,812       $  1,798

   Interest on securities available-for-sale               673            400

   Interest on securities to be held to maturity           471            628

   Interest on deposits with other banks                    15             --

   Interest on federal funds sold                           78            103

   Interest on money market mutual fund                     31             29
                                                     ----------     ----------


Total interest income                                    3,080          2,958

Interest expense:

   Interest on deposits                                  1,222          1,133
                                                     ----------     ----------
Net interest income                                      1,858          1,825

Provision for credit losses                                 30             30
                                                     ----------     ----------
Net interest income after provision
    for credit losses                                    1,828          1,795
                                                     ----------     ----------
 Other income:


   Service charges on deposit accounts                      71             78

   Other income                                             90             74
                                                     ----------     ----------
Total other income                                         161            152
                                                     ----------     ----------

Operating expenses:


   Salaries and employee benefits                          661            580

   Occupancy expense                                        58             46

   Equipment expense                                        49             48

   Other operating expense                                 346            378
                                                     ----------     ----------
Total operating expenses                                 1,114          1,052
                                                     ----------     ----------


Income before income tax expense                           875            895

Income tax expense                                         192            192
                                                     ----------     ----------
Net income                                                $683           $703
                                                     ==========     ==========
Net income per share of common stock                      2.25           2.32
                                                     ==========     ==========

Average shares outstanding                             303,600        303,600
                                                     ==========     ==========

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------



To the Board of Directors and Shareholders
Farmers Banc Corp.
Mullica Hill, NJ  08062

We have audited the accompanying consolidated statements of condition of the Farmers Banc Corp. and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Farmers Banc Corp. and Subsidiaries at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles.

Respectfully submitted,

PETRONI & ASSOCIATES


/s/ Nick L. Petroni
Certificated Public Accountant

January 30, 1996

                      FARMERS BANC CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CONDITION
                           DECEMBER 31, 1995 AND 1994
                           --------------------------

ASSETS                                                                     1995           1994
------                                                                 ------------   ------------
Cash and due from banks                                                  2,844,339      2,246,144

Money market mutual fund                                                   324,914      2,508,176

Federal funds sold                                                       3,520,000      4,050,000
                                                                       ------------   ------------


Total cash and cash equivalents                                          6,689,253      8,804,320

Interest - bearing deposits with banks                                     500,000

Investment securities:

   Available-for-sale at fair value                                     18,153,559      6,810,288

   Held to maturity (market value of $20,777,070 in 1995
    and $25,360,252 in 1994)                                            20,534,911     26,304,314

   Other (market value of $68,450 in 1995 and 1994)                         68,450         68,450

Loans, net of allowance for credit losses of $431,429 in
   1995 and $412,669 in 1994                                            36,418,294     36,452,775

Accrued interest receivable                                                844,714        751,005

Properties and equipment, net                                            1,160,191      1,016,439

Other assets                                                               336,111        377,084
                                                                       ------------   ------------


Total assets                                                            84,705,483     80,584,675
                                                                       ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Liabilities:
------------

Demand deposits                                                         11,494,864      10,995,649

Savings, money market, and NOW deposits                                 24,244,522      28,574,383

Time certificates of deposit $100,000 and over                           3,678,287       2,572,354

Other time deposits                                                     34,823,673      29,228,383
                                                                       ------------   ------------

Total deposits                                                          74,241,346      71,370,769

Accrued interest payable                                                   264,900         193,006

Accrued expenses and other liabilities                                     156,677         141,803
                                                                       ------------   ------------

Total liabilities                                                       74,662,923      71,705,578
                                                                       ------------   ------------
Shareholders' equity:
---------------------

Common stock, $.83 par value; 500,000 shares authorized;                   253,000         230,000
   303,600 shares issued and outstanding

Additional paid-in capital                                               1,650,250       1,650,250

Retained earnings                                                        7,962,650       7,186,426

Net unrealized gain (loss) on securities available
 for sale, net of deferred income taxes                                    176,660        (187,579)
                                                                       ------------   ------------
Total shareholders' equity                                              10,042,560       8,879,097
                                                                       ------------   ------------
Total liabilities and shareholders' equity                              84,705,483      80,584,675
                                                                       ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      FARMERS BANC CORP. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                     --------------------------------------

                                                                           1995           1994
                                                                      -------------   -------------
Interest income:

 Interest and fees on loans                                             3,462,905       3,155,522
 Interest on securities available-for-sale                                661,571         928,973
 Interest on securities to be held to maturity                          1,508,823       1,050,504
 Interest on deposits with other banks                                      5,083
 Interest on federal funds sold                                           288,943         263,669
 Interest on money market mutual fund                                      42,883          36,085
                                                                      -------------   -------------
Total interest income                                                   5,970,208       5,434,753

Interest expense:

 Interest on deposits                                                   2,381,718       1,868,788
                                                                      -------------   -------------
Net interest income                                                     3,588,490       3,565,965
Provision for credit losses                                                55,000         100,000
                                                                      -------------   -------------
Net interest income after provision
 for credit losses                                                      3,533,490       3,465,965
                                                                      -------------   -------------

Other income:


 Service charges on deposit accounts                                      153,382         166,260

 Other service charges and fees

 Net realized losses on sales of securities available                                    (52,731)
  for sale

 Other income                                                              93,183          87,337
                                                                      -------------   -------------
Total other income                                                        246,565         200,866
                                                                      -------------   -------------

Operating expenses:

 Salaries and employee benefits                                         1,257,127       1,177,265
 Occupancy expense                                                        106,308         117,796
 Equipment expense                                                        130,657         117,886
 Other operating expense                                                  722,599         730,930
                                                                      -------------   -------------
Total operating expenses                                                2,216,691       2,143,877
                                                                      -------------   -------------

Income before income tax expense                                        1,563,364       1,522,954
Income tax expense                                                        382,800         380,570
                                                                      -------------   -------------
Net income                                                              1,180,564       1,142,384
                                                                      =============   =============
Net income per share of common stock                                         3.89            3.76
                                                                      =============   =============
Average shares outstanding                                                303,600         303,600
                                                                      =============   =============

  The accompanying notes are an integral part of these consolidated financial statements.

                      FARMERS BANC CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                     --------------------------------------


                                                                                                   Net Change in
                                                               Additional                         Unrealized Gain         Total
                                                Common          Paid-In         Retained       (Loss) on Securities    Shareholders'
                                                Stock           Capital         Earnings        Available-for-Sale        Equity
                                             -----------      -----------      -----------      -------------------     -----------
Balance at December 31, 1993                   230,000         1,650,250        6,412,042                 78,637         8,370,929

Net income for 1994                                                             1,142,384                                1,142,384
Cash dividends paid - $1.212 per share                                           (368,000)                                (368,000)
Net change in unrealized gain (loss) on
 securities available-for-sale                                                                          (266,216)         (266,216)
                                             -----------      -----------      -----------      -------------------     -----------
Balance at December 31, 1994                   230,000         1,650,250        7,186,426               (187,579)        8,879,097

Net income for 1995                                                             1,180,564                                1,180,564
Cash dividends paid - $1.256 per share                                           (381,340)                                (381,340)

10% stock dividend - 27,600 shares
      of common stock                           23,000                            (23,000)

Net change in unrealized gain (loss)
      on securities available-for-sale                                                                   364,239           364,239
                                             -----------      -----------      -----------      -------------------     -----------
 Balance at December 31, 1995                  253,000         1,650,250        7,962,650                176,660        10,042,560
                                             ===========      ===========      ===========      ===================     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                      FARMERS BANC CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                     --------------------------------------


                                                                               1995          1994
                                                                           ------------  ------------
Cash flows from operating activities:
Net income                                                                   1,180,564     1,142,384
                                                                           ------------  ------------

Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation                                                                 97,289        89,072
   Amortization and accretion, net                                              93,053       132,583
   Provision for credit losses                                                  55,000       100,000
   Loss on obsolete or retired assets                                                          2,075
   Deferred income taxes                                                       (25,936)      (16,530)
   Net realized losses on securities available-for-sale                                       52,731
   Increase in interest receivable                                             (93,709)     (114,317)
   (Increase) decrease in prepaid expense and other assets                     (13,289)       35,191
   Increase in accrued interest payable                                         71,894        18,947
   (Decrease) increase in deferred income                                       (4,145)        2,098
   Decrease in accrued expenses and liabilities                                (14,367)      (21,359)
   Increase in accrued income taxes                                             29,241        10,448
                                                                           ------------  ------------
Total adjustments                                                              195,031       290,939
                                                                           ------------  ------------
Net cash provided by operating activities                                    1,375,595     1,433,323
                                                                           ------------  ------------
Cash flows from investing activities:
Net (increase) in interest-bearing deposits with other banks                  (500,000)
Proceeds from sales of securities available-for-sale                                         912,356
Proceeds from maturities or calls of securities available-for-sale           4,106,326     2,035,355
Purchases of securities available-for-sale                                  (9,988,323)   (1,082,758)
Proceeds from maturities of securities held to maturity                      4,740,449     5,194,419
Purchases of  securities to be held to maturity                             (3,973,495)  (10,733,858)
Net increase in loans                                                         (122,976)   (4,235,809)
Purchases of properties and equipment                                         (241,041)     (142,158)
                                                                           ------------  ------------
Net cash used in investing activities                                       (5,979,060)   (8,052,453)
                                                                           ------------  ------------
Cash flows from financing activities:
Net increase in non-interest bearing demand deposit accounts                   498,376     2,333,651
Net increase (decrease) in savings, NOW, and money market
   deposit accounts                                                         (4,329,861)      118,531
Net increase in time deposits                                                6,701,223       197,317
Dividends paid                                                                (381,340)     (368,000)
                                                                           ------------  ------------
Net cash provided by financing activities                                    2,488,398     2,281,499
                                                                           ------------  ------------
Net increase (decrease) in cash and equivalents                             (2,115,067)   (4,337,631)
Cash and cash equivalents, January 1                                         8,804,320    13,141,951
                                                                           ------------  ------------
Cash and cash equivalents, December 31                                       6,689,253     8,804,320
                                                                           ============  ============
Interest paid                                                                2,309,824     1,849,841
                                                                           ============  ============
Income taxes paid                                                              379,495       356,752
                                                                           ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                      FARMERS BANC CORP. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 1:  SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

The accounting and reporting policies of Farmers Banc Corp. and Subsidiaries conform to generally accepted accounting principles and to general practices in the banking industry. The more significant of the principles used in preparing the financial statements are briefly described below.

Principles of Consolidation:
----------------------------

The accompanying consolidated financial statements include the accounts of Farmers Banc Corp. and its wholly owned subsidiary Farmers National Bank (the
Bank) and the Bank's wholly owned subsidiary Farmer's Investment Co. All significant intercompany transactions and amounts have been eliminated.

Nature of Operations:
---------------------

The Farmers Banc Corp., a bank holding company, is incorporated in the State of New Jersey. The Farmers National Bank (the Bank) operates under a national bank charter and provides full banking services, except for trust services. As a national bank, the Bank is subject to regulation by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation. The area served by the Bank is in the southern region of New Jersey and services are provided at two branches located in Gloucester County.

Estimates:
----------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:
--------------------------

For purpose of presentation in the Statement of Cash Flows, the Bank considers cash and cash equivalents to include cash on hand, amounts due from banks, investments in money market mutual funds and federal funds sold, since their maturities are generally one business day.

Investment in Securities:
-------------------------

The Bank's investments in securities are classified in the following categories and accounted for as follows:

Securities to be Held to Maturity:

Debt securities for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period of maturity.

Securities Available-for-Sale:

Securities available-for-sale consist of bonds, notes and debentures not classified as held-to-maturity securities. Unrealized holding gains and losses, net of tax effect, on available-for-sale securities are reported as a net amount in a separate component of shareholders' equity until realized. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

                      FARMERS BANC CORP. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 1:  SIGNIFICANT ACCOUNTING POLICIES (Continued)
----------------------------------------------------

Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

Other securities include Federal Reserve Bank and Atlantic Central Bankers Bank stock.

Loans:
------

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, net of unearned discount, allowance for credit losses, and unearned loan fees. Unearned discounts on discounted loans are recognized as income over the term of the loans using a method that approximates the interest method. For all other loans, interest is accrued daily on the outstanding principal balances.

Loans are generally placed on non-accrual status when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on these loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other non-accrual loans is recognized only to the extent of interest payments received.

Loan origination fees (mortgage points) are capitalized and recognized as an adjustment of yield on the related loans.

Allowance for Credit Losses:
----------------------------

The allowance for credit losses is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans, historical loss experience, specific impaired loans and other pertinent factors. Loans deemed uncollectible are charged to the allowance. Provisions for credit losses and recoveries on loans previously charged off are added to the allowance.

Foreclosed Real Estate:
-----------------------

Real estate, acquired through partial or total satisfaction of loans, is carried at the lower of cost or fair market value less costs to sell at the date of foreclosure. At the date of acquisition, losses are charged to the allowance for loan losses. Subsequent write downs are charged to expense in the period they are incurred.

Properties and Equipment:
-------------------------

Land is carried at cost. Bank premises, furniture and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is computed on the straight-line method over the estimated useful lives.

Maintenance and repairs of property and equipment are charged to operations, and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts, and gain or loss is included in income.

Income Taxes:
-------------

                      FARMERS BANC CORP. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 1:  SIGNIFICANT ACCOUNTING POLICIES (Continued)
----------------------------------------------------


Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the allowance for credit losses, accumulated depreciation, pension expense and deferred loan fees for financial and income tax reporting. The deferred tax asset valuation allowance relates to state net deferred tax assets that are not expected to be realized due to current state income tax laws. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled as prescribed by SFAS No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Employee Benefits:
------------------

The Bank has a defined benefit pension plan covering substantially all of its employees who meet the eligibility requirements. To be eligible, an employee must be 21 years of age and have completed one participation year of service.

In addition, to the plan discussed above, the Bank has a defined contribution plan entitled "Farmer's National Bank of Mullica Hill Profit Sharing Plan." This is a discretionary, employer's contributory-only plan, with a non-integrated allocation.

Postretirement Benefits:
------------------------

The Bank has an unfunded defined benefit postretirement plan which provides life insurance and health insurance benefits to retired individuals. Employees who retire at age 62 or older, must have worked for the Bank 10 years or more to be eligible for the single supplement coverage; the exception is if 62, the spouse of employees and officers with more than 25 years of service will be eligible to have payments made in full by the Bank for the retiree and spouse. The plan is reviewed annually and may be modified or terminated at the discretion of the Board of Directors. Postretirement health care and life insurance benefits are charged to employee benefits expense when paid. The amount paid for such benefits in both 1995 and 1994 was $13,587.

Earnings Per Share:
-------------------

Net income per share of common stock is calculated on the weighted average number of shares outstanding during the period after giving retroactive effect of stock dividends and stock splits.

Advertising Costs:
------------------

Advertising costs are charged to income as incurred. Advertising costs included in net income for 1995 amounted to $21,700.

Fair Value of Financial Instruments:
------------------------------------

The following methods and assumptions were used to estimate the fair value of financial instruments:

     Cash and Short-Term Instruments: For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

                      FARMERS BANC CORP. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 1:  SIGNIFICANT ACCOUNTING POLICIES (Continued)
----------------------------------------------------


       Securities available-for-sale and held-to-maturity: Fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. The carrying values of restricted equity securities approximate fair values.

       Loans Receivable: It is not practical for the Bank to estimate fair values of loans receivable. The Bank has not yet developed a valuation model necessary to make fair value estimates for loans receivable.

       Deposit Liabilities: Fair value of demand deposits, savings accounts, and NOW accounts is defined as the amount payable on demand at the reporting date. It is not practical for the Bank to estimate fair values of time certificates of deposit. The Bank has not yet developed a valuation model necessary to make fair value estimates for these deposit liabilities.

       Accrued Interest: The carrying amounts of accrued interest approximate their fair values.

Off-Balance-Sheet Financial Instruments:
----------------------------------------

In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

                      FARMERS BANC CORP. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 2:  INVESTMENT SECURITIES
------------------------------

Debt and equity securities have been classified in the consolidated statements of financial condition according to management's intent. The carrying amount of securities and their approximate fair values at December 31, were as follows:


                                                                     Gross          Gross       Estimated
                                                    Amortized     Unrealized     Unrealized       Market
                                                      Cost          Gains          Losses         Value
                                                   -----------    -----------    -----------    -----------
Held-to-Maturity Securities:
----------------------------
                  1995
                  ----
U.S. government and agency securities               14,826,685       251,367       171,567      14,906,485
State and municipal obligations                      5,641,001       167,600         5,459       5,803,142
Corporate debt securities                               67,225           224             6          67,443
                                                   -----------    -----------    -----------    -----------
                                                    20,534,911       419,191       177,032      20,777,070
                                                   ===========    ===========    ===========    ===========
                  1994
                  ----
U.S. government and agencies securities             15,878,350        78,708       828,498      15,128,560
State and municipal obligations                      9,834,436        54,227       235,197       9,653,466
Corporate debt securities                              591,528         1,745        15,047         578,226
                                                   -----------    -----------    -----------    -----------
                                                    26,304,314       134,680     1,078,742      25,360,252
                                                   ===========    ===========    ===========    ===========

Included in the state and municipal obligations category above are local municipal bond anticipation notes with maturities of less than one year. Quoted market prices are not readily available for these securities and the carrying amount is considered to approximate the estimated market values. The carrying amounts for these securities at December 31, 1995 and 1994 were $1,459,860 and $2,455,507, respectively.

Securities Available-for-Sale:
--------------------------------

                  1995
                  ----
U.S. government and agency securities              12,472,774        151,065         60,196     12,563,643

State and municipal obligations                     3,727,932        116,813          4,667      3,840,078
Corporate debt securities                           1,685,186         64,652                     1,749,838
                                                   -----------    -----------    -----------    -----------
                                                   17,885,892        332,530         64,863     18,153,559
Other restricted equity securities                     68,450                                       68,450
                                                   -----------    -----------    -----------    -----------
                                                   17,954,342        332,530         64,863     18,222,009
                                                   ===========    ===========    ===========    ===========

                  1994
                  ----

U.S. government and agency securities               6,291,830          1,728        283,079      6,010,479
Corporate debt securities                             802,668          1,478          4,337        799,809
                                                   -----------    -----------    -----------    -----------
                                                    7,094,450          3,206        287,416      6,810,288

Other restricted equity securities                     68,450                                       68,450
                                                   -----------    -----------    -----------    -----------
                                                    7,162,948          3,206        287,416      6,878,738
                                                   ===========    ===========    ===========    ===========

                      FARMERS BANC CORP. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 2:  INVESTMENT SECURITIES (Continued)
-----------------------------------------

Investment securities with a carrying value of $453,261 and $437,739 at December 31, 1995 and 1994, were pledged to secure public deposits and for other purposes required or permitted by law.

During December 1995, management elected to transfer certain held-to-maturity debt securities with a carrying value of $4,932,752 and an estimated fair value of $5,037,594 to the available-for-sale category. This transfer resulted in an unrealized net gain of $104,842 which has been reflected in a separate component of shareholders' equity as of December 31, 1995. The Financial Accounting Standards Board allowed a "45 day window of opportunity" to transfer securities among categories without evaluating the remaining securities classification as prescribed by SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities.

The Bank had no gross realized gains during 1995 or 1994. Gross-realized losses on sales of available-for-sale securities were as follows:

                                                                   1994
                                                                   ----
Gross-realized losses:
----------------------
U.S. government and agency securities                              52,731
                                                                   ======

The maturities of securities to be held-to-maturity and available-for-sale at December 31 were as follows:


                                             1995                       1994
                                    -------------------------    -------------------------
                                     Carrying        Market       Carrying        Market
                                      Amount         Value         Amount         Value
                                    -----------   -----------    -----------   -----------
Due in one year or less               6,202,611     6,246,394      4,613,263     4,632,974

Due from one year to five years      14,779,573    14,874,555     11,378,926    10,947,582

Due from five to ten years            9,577,521     9,763,204      9,326,551     8,949,069

Due after ten years                   7,861,098     8,046,476      8,080,072     7,640,915

Federal Reserve Bank stock               56,450        56,450         56,450        56,450

Atlantic Central Bankers Bank stock      12,000        12,000         12,000        12,000
                                    -----------   -----------    -----------   -----------
                                     38,489,253     38,999,079    33,467,262    32,238,990
                                    ===========   ===========    ===========   ===========

                      FARMERS BANC CORP. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTES 3:  LOANS
---------------

Major classifications of loans in the consolidated statements of condition at December 31 are summarized as follows:


                                              1995            1994
                                         --------------  --------------
Residential real estate                    16,789,426       17,516,870

Agricultural                                1,559,405        1,613,636

Commercial                                  4,714,530        4,586,754

Consumer loans                              7,595,196        7,992,657

Commercial real estate                      5,713,204        4,192,734

Real estate construction                      662,024        1,151,000

Other                                          11,000           11,000
                                         --------------  --------------
                                           37,044,785       37,064,651

Deferred loan origination fees               (195,062)        (199,207)

Allowance for loan losses                    (431,429)        (412,669)
                                         --------------  --------------
Loans, net                                 36,418,294       36,452,775
                                         ==============  ==============

An analysis of the change in allowance for credit losses follows:


                                                 1995             1994
                                         --------------  --------------
Balance January 1,                            412,669          375,943

Provision for credit losses                    55,000          100,000

Amounts charged off                           (75,825)         (85,956)

Recoveries                                     39,585           22,682
                                         --------------  --------------

Balance December 31,                          432,429          412,669
                                         --------------  --------------

The loan portfolio includes loans that are on non-accrual as follows:


                                              1995            1994
                                         --------------  --------------
Demand                                        265,155          117,572

Mortgage                                      630,794          485,130

Time                                           35,000           95,000

Installment                                   133,644          197,694

Home equity                                   148,789           44,085
                                         --------------  --------------
Total                                       1,213,382          939,481
                                         ==============  ==============

                      FARMERS BANC CORP. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

The non-accrual loans scheduled above had the effect of reducing income approximately $75,608 in 1995 and $37,180 in 1994 and earnings per share approximately $.25 and $.12, respectively.

Loans past due 90 days or more and still earning totaled $586,728 and $441,321 at December 31, 1995 and 1994, respectively.

NOTE 4:  PROPERTIES AND EQUIPMENT
---------------------------------

A summary of properties and equipment included in the consolidated statements of condition at December 31, is as follows:

                                                1995           1994

                                            ------------   ------------
Land                                            40,863          40,863

Bank premises                                  876,539         866,539

Equipment, furniture and                       715,103         673,924
 fixtures

Construction in progress                       189,661           2,212
                                            ------------   ------------

Total cost                                   1,822,166       1,583,538

Less:  accumulated depreciation                661,975         567,099
                                            ------------   ------------

Net book value                               1,160,191       1,016,439
                                            ============   ============

Depreciation expense amounted to $97,289 in 1995 and $89,072 in 1994.


NOTE 5:  FORECLOSED REAL ESTATE
-------------------------------

The balance of other real estate owned acquired through foreclosure or in-substance foreclosure in settlement of loans is included in other assets and totaled $202,227 and $84,500 at December 31, 1995 and 1994, respectively. Gain on foreclosed real estate includes net revenue of $4,367 in 1995. The Bank had no gains or losses on foreclosed real estate during 1994.

NOTE 6:  DEPOSITS
-----------------

The following is a maturity distribution of time deposits in denomination of $100,000 or more at December 31, 1995 and 1994:


                                                1995           1994
                                            ------------   ------------
Three months or less                          1,105,690        701,658
Over three months through twelve months       1,315,611        865,924
Over twelve months to 2 years                   827,632        600,000
Over 2 years to 3 years                         228,909        304,772
Over 4 years to 5 years                         200,445        100,000
                                            ------------   ------------

                                              3,678,287      2,572,354
                                            ============   ============

                      FARMERS BANC CORP. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 7:  INCOME TAXES
---------------------

The consolidated provision for income taxes for 1995 and 1994 consist of the following:


                                                1995           1994
                                            ------------   ------------
Components of income tax expense:

Currently paid or payable:

  Federal                                       408,536        397,000

  State                                             200            100
                                            ------------   ------------
    Total current                               408,736        397,100

Deferred income taxes

  Federal                                       (25,936)       (16,530)
                                            ------------   ------------
Net income tax expense                          382,800        380,570
                                            ============   ============

The provision for federal and state income taxes differs from that computed by applying the federal and state statutory rates to income before income tax expense, as indicated in the following analysis:


                                             1995        Percentage        1994        Percentage
                                          -----------   -----------    -----------    -----------
Expected tax provision at
  a statutory rate                           672,247        43.000%       654,870       43,000%

Effect of tax-exempt income                (148,855)        -9.521%     (140,447)       -9.222%

Income of subsidiary federal taxable       (170,341)       -10.896%     (153,661)      -10.090%

Other, net                                    29,749         1.903%       19,808         1.301%
                                          -----------   -----------    -----------    -----------
                                             382,800        24.486%      380,570        24.989%
                                          ===========   ===========    ===========    ===========

The net deferred tax assets included in other assets in the consolidated statements of financial condition at December 31, 1995 and 1994 include the following components:


                                                1995           1994
                                            ------------   ------------

Deferred tax liabilities                        (173,267)      (50,439)

Deferred tax assets                              281,070       362,408

Deferred tax asset valuation allowance           (28,671)      (71,134)
                                            ------------   ------------

Net deferred taxes                                79,132       240,835
                                            ============   ============

                      FARMERS BANC CORP. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------



NOTE 8:  RELATED PARTY TRANSACTIONS
-----------------------------------

The bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These persons and firms were indebted to the Bank for loans totaling $1,947,901 at December 31, 1995 and $1,370,029 at December 31, 1994.

NOTE 9:  SHAREHOLDERS' EQUITY
-----------------------------

During 1995, a 3 for 1 stock split was approved increasing the number of shares issued and outstanding from 92,000 to 276,000. A 10% stock dividend was also authorized during 1995. 27,600 additional shares were issued to shareholders' of record and $23,000 representing the par value of $.8333 per share was reclassified from retained earnings to common stock. The difference between estimated fair market value of those shares and par value was not recorded and is estimated at $49.1667 per share totaling approximately $1,357,000.

NOTE 10:  RETIREMENT PLAN
-------------------------

Defined Benefit Pension Plan
----------------------------

The total pension expense for 1995 and 1994 was $87,693 and $77,010, respectively. Cost components of the plan, as required by SFAS87, for the years ended December 31, 1995 and 1994 are as follows:


                                                          1995         1994
                                                       -----------  -----------
Service cost of the current period                         85,037       81,402

Interest cost on the projected benefit obligation          98,223       86,698

Actual return on assets held in the plan                 (366,452)       4,465

Net amortization and deferral                             270,885      (95,555)
                                                       -----------  -----------

Net periodic pension cost                                  87,693       77,010
                                                       ===========  ===========

The weighted average assumed rate of return used in determining the actuarial present value of accumulated plan benefits was 7.25 percent for 1995 and 1994. The weighted average expected rate of return on assets was 8.50 percent for 1995 and 1994. The rate of increase in future compensation levels was 6 percent for 1995 and 1994. A reconciliation of the funded status of the plan with amounts reported in the consolidated statements of financial condition at December 31, 1995 and 1994 follows:


                                                           1995         1994
                                                       -----------  -----------
Projected benefit obligation                           (1,522,762)  (1,359,475)

Plan assets at fair value (principally corporate
  debt and equity instruments)                          1,580,536    1,152,396
                                                       -----------  -----------
Funded status                                              57,774     (207,079)

Unrecognized net obligation existing
  December 1, 1988 being recognized over 19 years          60,100       65,108
                                                       -----------  -----------
Unrecognized prior service costs                                0            0

Unrecognized net gain                                    (197,307)      57,952
                                                       -----------  -----------

Accrued pension liability at end of period
  included in accrued expenses                            (79,433)     (84,019)
                                                       ===========  ===========
Defined Contribution Profit Sharing Plan
----------------------------------------

                      FARMERS BANC CORP. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

NOTE 14:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)
----------------------------------------------------------------------

Contributions to the defined contribution profit sharing plan are made
at the discretion of the Board of Directors.   No contributons were made during
1995 or 1994.

NOTE 11:  COMMITMENTS AND CONTINGENT LIABILITIES
------------------------------------------------

The Banks' consolidated financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest-rate risk and liquidity risk. Commitments are also described in Note 14: Financial Instruments with Off-Balance Sheet Risk.

The Bank and its subsidiaries are parties to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial position.

NOTE 12:  REGULATORY MATTERS
----------------------------

The Bank, as a National Bank, is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. The dividends that the Bank could have declared without the approval of the Comptroller of the Currency, amounted to approximately $2,742,572 in 1995 and $2,605,750 in 1994.

The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At December 31, 1995 and 1994, the Bank was required to have a minimum Tier I and Total Capital Ratios of 4% and 8%, respectively. The Bank's actual ratios were approximately 23.11% and 24.37%, and 23.11% and 21.62%, respectively.

In addition, the Bank maintained a capital leverage ratio of 11.81% at December 31, 1995 and 11.19% at December 31, 1994, which exceeded the minimum required by regulation.

NOTE 13:  CONCENTRATIONS OF CREDIT RISK
---------------------------------------

The Bank's operations are affected by various risk factors, including interest-rate risk, credit risk and risk from geographic concentration of lending activities. Management attempts to manage interest rate risk through various asset/liability management techniques designed to match maturities of assets and liabilities. Loan policies and administration are designed to provide assurance that loans will only be granted to creditworthy borrowers, although credit losses are expected to occur because of subjective factors and factors beyond the control of the Bank. In addition, the Bank is a community bank and, as such, is mandated by the Community Reinvestment Act and other regulation to conduct most of its lending activities within the geographic area where it is located. As a result, the Bank and its borrowers may be especially vulnerable to the consequences of changes in the local economy.

NOTE 14:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
-----------------------------------------------------------

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statements of financial position. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

                      FARMERS BANC CORP. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and financial guarantees written, is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend a customer as long as there is no violations of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitments amounts do not necessarily represent future cash requirements. The bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer of a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. Most guarantees extend for one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral supporting those commitments for which collateral is deemed necessary. The extent of collateral held for those commitments at December 31, 1995, varies from 0% to 100%; the average amount collateralized was 100%.

The Bank has not been required to perform on any financial guarantees during the past two years. The Bank has not incurred any losses on its commitments in either 1995 or 1994.

A summary of the Bank's commitments at December 31, was as follows:


                                              Notional Amounts
                                         --------------------------
                                             1995          1994
                                         ------------  ------------
Commitments to extend credit               3,986,354     3,709,014

Standby letters of credit                    403,769       292,963
                                         ------------  ------------
Total commitments and contingencies        4,390,123     4,001,977
                                         ============  ============

                      FARMERS BANC CORP. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 15:  FAIR VALUES OF FINANCIAL INSTRUMENTS
----------------------------------------------

The estimated fair values of the Bank's financial instruments at December 31, are as follows:

                                                              1995
                                                ------------------------------
                                                   Carrying           Fair
                                                    Amount            Value
                                                --------------  --------------
Financial assets:

  Cash and cash equivalents                        6,689,253        6,689,253
  Interest-bearing deposits with other banks         500,000          500,000
  Securities available-for-sale                   17,885,892       18,153,559
  Securities to be held-to-maturity               20,534,911       20,777,070
  Other securities                                    68,450           68,450
  Loans receivable                                36,849,723       36,849,723
  Allowance for credit losses                       (431,429)        (431,429)
  Accrued interest receivable                        844,714          844,714

Financial liabilities:

  Deposit liabilities                             74,241,346       74,241,346
  Accrued interest payable                           264,900          264,900

It is not practical to estimate the market values of loans receivable and time certificates of deposit. These financial instruments do not have readily available published market values and the Bank has not yet developed the valuation models necessary to perform these calculations. The loan portfolio consists generally of residential mortgages with repayment terms up to 30 years and commercial mortgages which are generally originated as 3 or 5 year balloon mortgages. Other loans included in the portfolio are consumer installments which consist of personal unsecured loans with repayment terms up to 3 years, direct and indirect auto loans with repayment terms up to 5 years, home improvement loans with repayment up to 10 years, demand loans which consist of notes payable on demand with interest billed monthly or open lines of credit which generally expire in one year, and home equity revolving lines of credit at variable interest rates and scheduled repayment to term at 15 years. The average interest rates for significant loan receivable categories and time deposit liabilities for 1995 were as follows:

                                                            1995
                                                       -------------
            Loans receivable:

              Mortgage loans                                8.63%

              Commercial and demand loans                  10.66%

              Consumer installment loans                    8.77%

              Home equity lines of credit                  10.49%


            Deposit liabilities:

              Time certificates - regular                   5.05%

                      FARMERS BANC CORP. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


NOTE 16:  RECLASSIFICATIONS
---------------------------

Certain items have been reclassified for 1994 to conform with the 1995 presentation. Such reclassifications had no effect on net earnings or shareholders' equity as previously reported.

                                  APPENDIX C

                              AI MERGER AGREEMENT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       AGREEMENT AND PLAN OF AFFILIATION

                     DATED AS OF THE 18TH DAY OF JULY, 1996

                                  BY AND AMONG

                         SUSQUEHANNA BANCSHARES, INC.,

                       SUSQUEHANNA BANCSHARES EAST, INC.,

                                  ATCORP, INC.

                                      AND

                              EQUITY NATIONAL BANK

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I.  THE PLAN OF MERGER  . . . . . . . . . . . . . . . . . . . . .   C-1-

      SECTION 1.1  The Merger and Bank Acquisition; Closing;
           Effective Time   . . . . . . . . . . . . . . . . . . . . . . .   C-1-
      SECTION 1.2  Effect on Outstanding Share  . . . . . . . . . . . . .   C-3-
      SECTION 1.3  Surrender and Exchange of AI Certificates  . . . . . .   C-4-
      SECTION 1.4  Dissenters' Rights   . . . . . . . . . . . . . . . . .   C-6-
      SECTION 1.5  Other Matters  . . . . . . . . . . . . . . . . . . . .   C-6-

ARTICLE II.  CONDUCT PENDING THE MERGER AND BANK
     ACQUISITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   C-7-

      SECTION 2.1  Conduct of AI's and ENB's Businesses Prior
           to the Effective Time  . . . . . . . . . . . . . . . . . . . .   C-7-
      SECTION 2.2  Forbearance by AI or ENB   . . . . . . . . . . . . . .   C-7-
      SECTION 2.3  Cooperation  . . . . . . . . . . . . . . . . . . . . .   C-9-
      SECTION 2.4  Conduct of SBI's Business Prior to the
           Effective Time . . . . . . . . . . . . . . . . . . . . . . . .   C-9-

ARTICLE III.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . .   C-9-

      SECTION 3.1 Representations and Warranties of AI and
           ENB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   C-9-
      SECTION 3.2 Representations and Warranties of SBI and
           its Material Subsidiaries  . . . . . . . . . . . . . . . . . .  C-30-

ARTICLE IV.  COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . .  C-38-

      SECTION 4.1  Acquisition Proposals  . . . . . . . . . . . . . . . .  C-38-
      SECTION 4.2  Securities Registration and Disclosure . . . . . . . .  C-41-
      SECTION 4.3  Employees  . . . . . . . . . . . . . . . . . . . . . .  C-41-
      SECTION 4.4  Access and Information . . . . . . . . . . . . . . . .  C-42-
      SECTION 4.5  Certain Filings, Consents and
                     Arrangements   . . . . . . . . . . . . . . . . . . .  C-45-
      SECTION 4.6  Takeover Statutes  . . . . . . . . . . . . . . . . . .  C-45-
      SECTION 4.7  Additional Agreements  . . . . . . . . . . . . . . . .  C-45-
      SECTION 4.8  Publicity  . . . . . . . . . . . . . . . . . . . . . .  C-46-
      SECTION 4.9  Shareholders' Meeting  . . . . . . . . . . . . . . . .  C-46-
      SECTION 4.10 Notification of Certain Matters  . . . . . . . . . . .  C-46-
      SECTION 4.11 Insurance  . . . . . . . . . . . . . . . . . . . . . .  C-47-
      SECTION 4.12 Dividends  . . . . . . . . . . . . . . . . . . . . . .  C-47-


     SECTION 4.13 Indemnification   . . . . . . . . . . . . . . . . . . .  C-47-

ARTICLE V.  CONDITIONS TO CONSUMMATION  . . . . . . . . . . . . . . . . .  C-49-

     SECTION 5.1  Conditions to Closing . . . . . . . . . . . . . . . . .  C-49-
     SECTION 5.2  Conditions to Obligations of SBI and SBI
          Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . . . .  C-52-
     SECTION 5.3  Conditions to the Obligations of AI and
          ENB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-53-

ARTICLE VI.  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . .  C-54-

     SECTION 6.1  Termination . . . . . . . . . . . . . . . . . . . . . .  C-54-
     SECTION 6.2  Effect of Termination . . . . . . . . . . . . . . . . .  C-56-
     SECTION 6.3  Expenses  . . . . . . . . . . . . . . . . . . . . . . .  C-56-

ARTICLE VII.  OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . .  C-57-

     SECTION 7.1  Certain Definitions; Interpretation . . . . . . . . . .  C-57-
     SECTION 7.2  Survival  . . . . . . . . . . . . . . . . . . . . . . .  C-58-
     SECTION 7.3  Parties in Interest . . . . . . . . . . . . . . . . . .  C-58-
     SECTION 7.4  Waiver and Amendment  . . . . . . . . . . . . . . . . .  C-59-
     SECTION 7.5  Counterparts  . . . . . . . . . . . . . . . . . . . . .  C-59-
     SECTION 7.6  Governing Law . . . . . . . . . . . . . . . . . . . . .  C-59-
     SECTION 7.7  Expenses  . . . . . . . . . . . . . . . . . . . . . . .  C-59-
     SECTION 7.8  Notices   . . . . . . . . . . . . . . . . . . . . . . .  C-59-
     SECTION 7.9  Entire Agreement; Etc . . . . . . . . . . . . . . . . .  C-61-


          AGREEMENT AND PLAN OF AFFILIATION dated as of the 18th day of July, 1996 (this "Plan" or this "Agreement"), by and among Susquehanna Bancshares, Inc., a Pennsylvania corporation ("SBI"), Susquehanna Bancshares East, Inc., a New Jersey corporation ("SBI Merger Sub"), ATCORP, Inc., a New Jersey corporation ("AI"), and Equity National Bank, a national banking association ("ENB").

                                   RECITALS:

          WHEREAS, the boards of directors of SBI, SBI Merger Sub and AI have each determined that it is in the best interests of their respective shareholders for SBI to acquire AI and ENB by means of a merger of SBI Merger Sub with and into AI (the "Merger") as a result of which AI will become a direct wholly-owned subsidiary of SBI and ENB will become a second-tier subsidiary of SBI (the "Bank Acquisition"), all upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth the conditions to the Merger and the Bank Acquisition; and

          WHEREAS, AI and SBI desire to merge in the manner provided for herein and to adopt this Agreement as a plan of reorganization and to consummate such plan in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


               ARTICLE I.  THE PLAN OF MERGER


           SECTION 1.1  The Merger and Bank Acquisition; Closing; Effective
                        ---------------------------------------------------
Time.
----

          (a) Subject to the terms and conditions of this Agreement and in accordance with the applicable laws of the State of New Jersey at the Effective Time (as defined in Section 1.1(c)), SBI Merger Sub shall be merged with and into AI and the separate corporate existence of SBI Merger Sub shall thereupon cease. AI shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of New Jersey and shall continue to be a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and the separate corporate existence of AI with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The name of the Surviving Corporation shall be "Susquehanna Bancshares East, Inc." The Merger shall have the effects specified in the New Jersey Business Corporation Act, as amended ("NJBCA").

          (b) The closing of the Merger and the Bank Acquisition (the "Closing") shall take place contemporaneously at such place and time and on such date, following three (3) business days' notice to AI, as shall be agreed upon by all parties, which date shall not be later than the 22nd business day after
(i) the last approval required of any of the Regulatory Agencies (as defined at Section 5.1(b)) is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger or the Bank Acquisition and (iii) all shareholder approvals required by the parties hereunder are received.

          (c) Immediately following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to Article VI hereof, SBI Merger Sub and AI will cause a certificate of merger ("Certificate of Merger") to be properly prepared and completed and filed with the Secretary of State of New Jersey. The Merger shall become effective at 12:01 a.m. on the day following the day on which the Certificate of Merger has been duly filed and accepted by the Secretary of State of New Jersey (the "Effective Time") . The "Effective Date" when used herein means the day on which the Effective Time for the Merger occurs.

          (d) At the Effective Time, the certificate of incorporation and bylaws of SBI Merger Sub in effect immediately prior to the Effective Time shall continue as the charter and bylaws of the Surviving Corporation. At the Effective Time, the directors and officers of SBI Merger Sub immediately prior to the

Effective Time shall be and become the directors and officers of the Surviving Corporation.

           SECTION 1.2  Effect on Outstanding Shares.
                        ----------------------------

          (a) At the Effective Time, by virtue of the Merger, automatically and without any action on the part of the holder thereof, subject to the provisions of Section 1.3 hereof with respect to the payment of fractional shares in cash and Section 1.4 hereof with respect to dissenters' rights, if any, each share of common stock, par value $5.00 per share, of AI (the "AI Common Stock") issued and outstanding at the Effective Time (other than (i) shares the holders of which (each a "Dissenting Stockholder") are exercising appraisal rights pursuant to the NJBCA (the "Dissenters' Shares"), if any, and (ii) shares held directly or indirectly by SBI, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into the right to receive shares of Common Stock par value $2.00 per share, of SBI ("SBI Common Stock") determined in conformity with the Exchange Ratio set forth at Schedule 1.2 hereof (such SBI Common Stock, determined on the basis of the Exchange Ratio, as to each AI shareholder and, collectively, to all AI shareholders is the "Merger Consideration"). As of the Effective Time, each share of AI Common Stock held directly or indirectly by SBI, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

          (b) The shares of common stock of SBI Merger Sub issued and outstanding immediately prior to the Effective Time, by virtue of and after the Merger, shall be converted into and thereafter constitute the issued and outstanding shares of the capital stock of the Surviving Corporation.

          (c) If prior to the Effective Time, the outstanding shares of SBI Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, appropriate adjustment shall be made to the Exchange Ratio.

           SECTION 1.3  Surrender and Exchange of AI Certificates.
                        -----------------------------------------

          (a) Within five (5) business days after the Effective Time, SBI shall cause to be sent to each person who immediately prior to the Effective Time was a holder of record of AI Common Stock transmittal materials and instructions for surrendering certificates for AI Common Stock ("Old Certificates") in exchange for a certificate for the number of whole shares of SBI Common Stock to which such person is entitled under Section 1.2 hereof.

          (b) No certificates for fractional shares of SBI Common Stock shall be issued in connection with the Merger. In lieu thereof, SBI shall issue to any holder of AI Common Stock certificates otherwise entitled to a fractional share, upon surrender of such certificates in accordance with the instructions furnished by SBI, a check for an amount of cash equal to the fraction of a share of SBI Common Stock represented by the certificates so surrendered multiplied by the Average Price Per Share of SBI Common Stock Before Closing as determined in conformity with Schedule 1.2.

          (c) If the record date of any dividend on SBI Common Stock occurs after the Effective Time, the declaration shall include dividends on all whole shares of SBI Common Stock into which shares of AI Common Stock have been converted under this Agreement, but no former holder of AI Common Stock shall be entitled to receive payment of any such dividend until surrender of the shareholder's Old Certificates shall have been effected in accordance with the instructions furnished by SBI. Upon surrender for exchange of a shareholder's Old Certificates, such shareholder shall be entitled to receive from SBI an amount equal to all such dividends, without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon, declared, and for which the payment date has occurred, on the whole shares of SBI Common Stock into which the shares represented by such Old Certificates have been converted.

          (d) After the Effective Time, there shall be no transfer on the stock transfer books of AI or SBI of shares of AI Common Stock. If Old Certificates are presented for transfer after the Effective Time, they shall be cancelled and certificates representing whole shares of SBI Common Stock (and a check in lieu of any fractional share) shall be issued in exchange therefor as provided herein.

          (e) In the event that any Old Certificates have not been surrendered for exchange in accordance with this Section on or before the second anniversary of the Effective Time, SBI may at any time thereafter, with or without notice to the holders of record of such Old Certificates, sell for the accounts of any or all of such holders any or all of the shares of SBI Common Stock which such holders are entitled to receive under Section 1.2 hereof (the "Unclaimed Shares"). Any such sale may be made by public or private sale or sale at any broker's board or on any securities exchange in such manner and at such times as SBI shall determine. If, in the opinion of counsel for SBI, it is necessary or desirable, any Unclaimed Shares may be registered for sale under the Securities Act of 1933, as amended (the "Securities Act") and applicable state laws. SBI shall not be obligated to make any sale of Unclaimed Shares if it shall determine not to do so, even if notice of sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold, to be paid to them upon surrender of the Old Certificates. From and after any such sale, the sole right of the holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by SBI for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by SBI.

          (f) If outstanding certificates for shares of AI Common Stock are not surrendered prior to the date on which such certificates would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of SBI (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither SBI nor its agents or any other person shall be liable to any former holder of AI Common Stock for any property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by SBI, the posting by such person of a bond in such amount as SBI may direct as indemnity against any claim that may be made against it with respect to such Old Certificate, SBI will issue in exchange for such lost, stolen or destroyed Old Certificate, the shares of SBI Common Stock into which the AI Common Stock represented by such Old Certificate have been converted pursuant to this Agreement.

          SECTION 1.4  Dissenters' Rights.  In accordance with the provisions of
                       ------------------
Section 14A:11-1 of the NJBCA, the AI Shareholders are not entitled to Dissenters' Rights.

          SECTION 1.5  Other Matters.  Notwithstanding any term of this
                       --------------
Agreement to the contrary, SBI may, in its discretion at any time prior to the Effective Time, designate a direct or indirect wholly-owned subsidiary to substitute for SBI Merger Sub as a constituent corporation in the Merger by written notice to AI so long as the exercise of this right does not materially adversely affect the interests of the AI shareholders in a manner which has not been disclosed to them in the Proxy Statement/Prospectus (as hereinafter defined) or cause a material delay in consummation of the transactions described herein. SBI shall also have the right to cause SBI Merger Sub or such substitute, to be the surviving corporation of the Merger, so long as the exercise of such right does not have a material adverse effect on the interests of the holders of the capital stock of AI in a manner which has not been disclosed to them in the Proxy Statement/Prospectus or cause a material delay in, or otherwise adversely affect, consummation of the transactions described herein; if such right is exercised, and such substitute corporation is organized under the laws of another state, this Agreement shall be deemed to be modified to accord such change, including, without limitation, that the laws of such other state, together with the laws of New Jersey, will govern the Merger if such substitute corporation shall be the survivor. Nothing in this Agreement shall be deemed to restrict the ability of SBI or any of its subsidiaries to merge with or with and into another entity so long as no such other transaction shall materially adversely affect the parties' ability to consummate the Bank

Acquisition or cause a material delay in, or otherwise adversely affect, consummation of the transactions described herein.


   ARTICLE II.  CONDUCT PENDING THE MERGER AND BANK ACQUISITION

          SECTION 2.1  Conduct of AI's and ENB's Businesses Prior to the
                       -------------------------------------------------
Effective Time.
--------------

          Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, AI and ENB shall (and the word "it" in this Article II refers to each of AI, ENB, and each subsidiary of either, as the case may be) (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) maintain and preserve intact in all material respects its business organization, assets, leases, properties, investment securities, employees and advantageous business relationships and use its reasonable efforts to retain the services of its officers and key employees,
(iii) not knowingly take any action which would materially adversely affect or delay its ability to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions described herein or to perform its covenants and agreements on a timely basis under this Agreement, and
(iv) not knowingly take any action that is reasonably likely to have a Material Adverse Effect (as defined in Section 7.1 hereof) on AI or ENB.

          SECTION 2.2  Forbearance by AI or ENB.  During the period from the
                       ------------------------
date of this Agreement to the Effective Time, neither AI nor ENB shall, without the prior written consent of SBI, which consent shall not be unreasonably withheld:

          (a) other than in the ordinary course of business consistent with past practice, make any advance or loan or incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any individual, corporation or other person.

          (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend , or make any distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any shares of its capital stock or any right to acquire, or securities evidencing a right to convert into or acquire any shares of its capital stock, or issue any additional shares of capital stock;

          (c) other than in the ordinary course of business consistent with past practice and pursuant to policies, if any, currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leasehold interests or assets to any individual, corporation or other entity, or cancel, release or assign any indebtedness of any such person or any contracts or agreements as in force at the date of this Agreement;

          (d) except as set forth in Annex 2.2(d), increase in any manner the compensation or fringe benefits of any of its employees or directors or pay any pension or retirement allowance not required by law or by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director, other than general increases in compensation in the ordinary course of business consistent with past practice not in excess of 4%, on an aggregated basis, in any 12-month period, and payment of bonuses in the ordinary course, or voluntarily accelerate the vesting of any stock options or other compensation or benefit; provided, however, the parties confirm and understand that on July 16, 1996, the Board of Directors of AI resolved to set aside a total of $420,000 to be paid to a certain officers of AI and ENB as bonuses. The recipients of bonuses, the allocation of this amount among such recipients and the timing of payments of such bonuses will be determined in the next few weeks, based upon, among other things, the recommendations of senior management of AI, by the directors of AI in consultation with representatives of SBI.

          (e) amend the ENB charter or the Second Restated Certificate of Incorporation of AI (the "AI Certificate"), as the case may be, or the bylaws of either, except as expressly contemplated by this Agreement or required by law or regulation, in each case as concurred in by its counsel;

          (f) except as set forth in Annex 2.2(f) hereto, change its method of accounting as in effect at December 31, 1995, except as required by changes in generally accepted accounting principles or required by law or regulation, in each case, as concurred in by its independent auditors; or

          (g) permit or allow its direct or indirect ownership of the capital stock of any subsidiary described in Annex 3.1(c) hereto to be less than 100% of their respective total capital stock.

          SECTION 2.3  Cooperation.  AI and ENB each shall cooperate with SBI
                       -----------
and SBI Merger Sub and SBI and SBI Merger Sub each shall cooperate with AI and ENB in completing the transactions described herein and each shall not take, cause to be taken or agree or make any commitment to take any action: (i) that would cause any of the representations or warranties of it that are set forth in
Article III hereof not to be true and correct in all material respects, or (ii) in the case of AI or ENB, that is inconsistent with or prohibited by Section 2.1 or Section 2.2.

          SECTION 2.4  Conduct of SBI's Business Prior to the Effective Time.
                       -----------------------------------------------------
Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, SBI shall not knowingly take any action and shall not knowingly cause its Material Subsidiaries (as hereinafter defined) to take any action which would materially adversely affect or delay its ability to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions described herein or that is reasonably likely to have a Material Adverse Effect on SBI, on a consolidated basis.


          ARTICLE III.  REPRESENTATIONS AND WARRANTIES

          SECTION 3.1  Representations and Warranties of AI and ENB.  AI and ENB
                       --------------------------------------------
represent and warrant to SBI and SBI Merger Sub (and the word "it" in this Article III refers to each of AI, ENB, and each subsidiary of either, as the case may be), that, except as specifically disclosed in the Annex of disclosure schedules included herewith, to the best of its knowledge:

          (a) Corporate Organization and Qualification. AI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by AI requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on AI and its subsidiaries, taken as a whole. AI is a bank holding company duly registered with the Board (as hereinafter defined). ENB is a national banking association duly organized and in good standing under the laws of the United States of America. AI and ENB each has the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on their respective businesses as they are now being conducted and to own their respective properties and assets. AI has made available to SBI and SBI Merger Sub a complete and correct copy of the AI Certificate and charter of ENB, and the bylaws of each, and such charter or certificate, as applicable, and such bylaws are in full force and effect as of the date hereof.

          (b) Authorized Capital. The authorized capital stock of AI consists of 2,000,000 shares of AI Common Stock of which approximately 771,750 shares of AI Common Stock were issued and outstanding as of the date of this Agreement and 1,000,000 shares of serial preferred stock of which no shares were issued and outstanding as of the date of this Agreement and an additional 8,516 shares of AI Common Stock were issued and held as treasury stock as of the date of this Agreement. The authorized capital stock of ENB consists of 1,000,000 shares of common stock, $5.00 par value per share, of which 875,000 shares of common stock were issued and outstanding as of the date of this Agreement; all of these shares are held by AI. All of the outstanding shares of capital stock of AI and ENB have been duly authorized and are validly issued, fully paid and nonassessable (except in the case of ENB, as provided at 12 U.S.C.A. (S) 55). Neither AI nor ENB has any shares of capital stock reserved for issuance except pursuant to the AI Stock Option Plans. Neither AI nor ENB has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. The shares of ENB Common Stock owned by AI are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. The outstanding shares of capital stock of AI and ENB have not been issued in violation of any preemptive rights. Except as set forth in Annex 3.1(b) or in Annex 3.1(m), there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of AI or ENB. After the Effective Time neither SBI nor SBI Merger Sub will have any obligation to issue, transfer or sell any shares of capital stock pursuant to any Employee Plan (as defined in Section 3.1(m)).

          (c) Subsidiaries. The only subsidiaries of AI are as listed and described at Annex 3.1(c). The only subsidiaries of ENB are listed and described at Annex 3.1(c).

          Each such subsidiary is duly organized and existing as a corporation, is in good standing under the laws of the jurisdiction in which it was organized, and has adequate corporate power to carry on its business as now conducted. All of the outstanding capital stock of all such subsidiaries has been validly issued, is fully paid and nonassessable and is owned by AI or ENB, free and clear of all liens, security interests and encumbrances. All such subsidiaries, other than ENB, are organized under Delaware or New Jersey law and make no use of fictitious names in the conduct of their respective businesses.

          (d) Corporate Authority. Subject only to approval of this Agreement by the holders of the number of votes required by the AI Certificate or bylaws of AI cast by all holders of AI Common Stock (without any minority, class or series voting requirement), and, subject to the regulatory approvals specified in Section 5.1(b) hereof, AI and ENB each has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to either AI or ENB described herein. This Agreement has been duly and validly executed and delivered by AI and ENB and constitutes the valid and binding obligations of AI and ENB enforceable against each, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

          (e) No Violations. The execution, delivery and performance of this Agreement by it does not, and the consummation of the transactions described herein by it will not, constitute (i) subject to receipt of the required regulatory approvals specified in Section 5.1(b), a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which it (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger or the Bank Acquisition, (ii) a breach or violation of, or a default under, the AI Certificate or the charter of ENB or bylaws of either of them, (iii) a breach of any duty owed by AI to ENB, or any person holding an interest in ENB, or (iv) except as disclosed in Annex 3.1(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of it under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of their respective properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on it or enable any person to enjoin the Merger or the Bank Acquisition; and the consummation of the transactions described herein will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) and (ii) the approval of its shareholders referred to in Section 3.1(d), (iii) any such approval, consent or waiver that already has been obtained and (iv) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a

Material Adverse Effect on it or enable any person to enjoin the Merger or the Bank Acquisition.

          (f)  Reports.

               1. AI's consolidated statement of financial condition as of March 31, 1996 previously provided to SBI and each statement of financial condition provided after the date hereof to SBI (including in each case any related notes and schedules) as required by Section 4.4 hereof fairly presents or will fairly present the financial position of it as of its date and each of the consolidated statements of income and shareholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, shareholders' equity and cash flows, as the case may be, of it for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

               2. Except as set forth in Annex 3.1(f), it has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1993 with (A) the Office of the Comptroller of the Currency (the "OCC"), (B) the Federal Deposit Insurance Corporation (the "FDIC"), (C) the Board of Governors of the Federal Reserve System (the "Board"), (D) the Securities and Exchange Commission (the "SEC"), and (E) any state banking commission or other regulatory authority (collectively, the Regulatory Agencies listed (A) through (E) are the "AI Regulatory Agencies"), and all other material reports and statements required to be filed by it since January 1, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any AI Regulatory Agency and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

          (g) Absence of Certain Changes or Events. Since January 1, 1996, to the date hereof, it has not incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

          (h) Taxes. Its federal income tax returns have been examined and closed or otherwise closed by operation of law through December 31, 1991. All federal, state, local and foreign tax returns required to be filed by it or on its behalf have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with generally accepted accounting principles consistently applied) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to the knowledge of AI or ENB, threatened, with respect to any taxes that could result in a determination that would have a Material Adverse Effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect, other than an extension until September 15, 1996 of the due date of its tax returns for 1995.

          (i) Litigation and Liabilities. Except as set forth in Annex 3.1(i), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or involving any Employee Plan as defined at subsection (m) hereof or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it, that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or to hinder or delay, in any material respect, consummation of the transactions described in this Agreement.

          (j) Absence of Regulatory Actions. It is not a party to any currently effective cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or a recipient of any extraordinary supervisory letter from, nor since January 1, 1995, except as set forth in minutes of meetings of the Board of Directors of ENB in 1995, has it adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the AI Regulatory Agencies, charged with the supervision or regulation of national banking associations or bank holding companies or engaged in the insurance of bank deposits nor has it been advised by any AI Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

          (k)  Agreements.

               1. Except as set forth in Annex 3.1(k) attached hereto, as of the date of this Agreement it is not a party to, or bound by, any oral or written:

                   (a) "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission;

                   (b) consulting agreement not terminable on thirty (30) days' or less notice involving the payment of more than $10,000 per annum, in the case of any such agreement;

                   (c) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions described in this Agreement;

                   (d) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $75,000;

                   (e) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions described in this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions described in this Agreement;

                   (f) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

                   (g) agreement, contract or understanding, other than this Agreement, regarding the capital stock of AI and/or ENB or committing to dispose of some or all of the capital stock or substantially all of the assets of AI and/or ENB; or

                   (h) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

               2. It is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on it.

          (l) Labor Matters. Except as disclosed in Annex 3.1(l), it is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or threatened.

          (m) Employee Benefit Plans. Annex 3.1(m) contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee benefits, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, which it sponsors or maintains or to which it is required to contribute with respect to any of its present or former directors, officers, or other employees (hereinafter referred to collectively as the "Employee Plans").

               i. All of the Employee Plans comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws; no fiduciary of any Employee Plan which is subject to ERISA has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any material penalties, taxes or other events under Section 502(i) of ERISA or Section 4975 of the Code which would have a Material Adverse Effect on it;

               ii. it does not maintain or contribute to any Employee Plan which is a "defined benefit" plan subject to Title IV of ERISA, or is a pension plan subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA;

               iii. neither it nor any entity which is considered one employer with AI or ENB under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980;

               iv. each Employee Plan of it which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS") covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; and such Employee Plan has been amended to reflect the requirement of subsequent legislation applicable to such plans and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter; and each Qualified Plan has complied at all relevant times in all material respects with all applicable requirements of
Section 401(a) of the Code;

               v. each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has at all relevant times satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder;

               vi. neither it nor any ERISA Affiliate has committed any act or omission or engaged in any transaction that have caused it to incur, or created a material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements;

               vii. there is no pending or threatened litigation, administrative action or proceeding relating to any Employee Plan other than routine claims for benefits;

               viii. except as disclosed in Annex 3.1(m), there has been no announcement or legally binding commitment by it to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Employee Plan;

               ix. except as disclosed in Annex 3.1(m), the execution and delivery of this Agreement and the consummation of the transactions described herein will not result in any payment or series of payments by AI or ENB to any person which is an

"excess parachute payment" (as defined in Section 280G of the Code) under any Employee Plan, increase any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit;

               x. except as disclosed in Annex 3.1(m)(x), all annual reports have been timely filed with respect to each Employee Plan, and it has made available to SBI a true and correct copy of (A) reports on the applicable form of the Form 5500 series filed with the IRS for plan years beginning after 1987,
(B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan;

               xi. except as disclosed in Annex 3.1(m)(xi) hereof, there are no retiree health benefit plans except as required to be maintained by COBRA.

          (n) Title to Assets. It has good and marketable title to its properties and assets (other than property as to which it is lessee), except for
(i) such items shown in the AI consolidated financial statements or notes thereto, (ii) liens on real property for current real estate taxes not yet delinquent or (iii) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on it. With respect to any property leased by it, there are no defaults by it, or any of the other parties thereto, or any events which, with the giving of notice or lapse of time or both, would become defaults by it or any of the other parties thereto, under any of such leases, except for such defaults or events which would not, individually or in the aggregate, have a Material Adverse Effect on it; and all such leases are in full force and effect and are enforceable against it, as the case may be, and there is no circumstance existing as of the date of this Agreement which causes or would cause such leases to be unenforceable against any of the other parties thereto except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally as well as principles of equity to the extent enforcement by a court of equity is required.

          (o) Compliance with Laws. It has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no written notice of suspension or cancellation of any of them has been received by it.

          (p) Fees. Except as set forth in Annex 3.1(p) attached hereto, neither it nor any of its respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with the Agreement or the transactions described herein.

          (q) Environmental Matters.  Except as set forth in Annex 3.1(q):

              1. (a) It, its Participation Facilities and its Loan Properties (each as defined below) are, and have been, in material compliance with all Environmental Laws (as defined below), except where non-compliance would, either individually or in the aggregate, not have a Material Adverse Effect on AI or any of its subsidiaries taken as a whole. Set forth in Annex 3.1(q)(A) is a list of Participation Facilities and other real estate owned ("OREO") owned by it and the locations of such Participation Facilities and OREO;

                   (b) It, its Participation Facilities and its Loan Properties hold all permits, licenses, registrations and other authorizations (the "Environmental Permits") necessary under the Environmental Laws, and all such Environmental Permits are currently in effect. The Environmental Permits are listed in Annex 3.1(q)(B), and any that will expire or terminate as a result of the transactions described in this Agreement are so designated. It, its Participation Facilities and its Loan Properties are in material compliance with all the terms and conditions of such Environmental Permits and have not materially violated any of them. Neither it, its Participation Facilities nor its Loan Properties have received any notice of any proposal to amend, revoke, reissue or replace any Environmental Permit, nor have any events occurred (other than a change in applicable law) that could form a reasonable basis for any such action. It, its Participation Facilities, and its Loan Properties have filed timely and complete applications for renewal of any such Environmental Permits that are required prior to the Closing.

                   (c) There is no suit, claim, action, demand, penalty, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum against it or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on a site owned, leased or operated by it or any Participation Facility, except as to such matters which, either individually or in the aggregate, do not, and will not, individually or in the aggregate, have a Material Adverse Effect on AI and its subsidiaries;

                   (d) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against it in respect of any Loan Property (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at or on a site owned, leased or operated by any Loan Property, except as to such matters which, either individually or in the aggregate, would not have a Material Adverse Effect on AI and its subsidiaries taken as a whole;

                   (e) There is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 3.1(q)(i)(C) or (D);

                   (f) The properties currently or formerly owned or operated (including, without limitation, in a fiduciary capacity) by it (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) do not contain any Hazardous Material other than as permitted under applicable Environmental Laws (provided, however, that with respect to properties formerly owned or operated by it, such representation is limited to the period it owned or operated such properties);

                   (g) It has not received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                   (h) There are no underground storage tanks on, in or under, and during the period of its ownership and operation no underground storage tanks have been closed or removed from, any properties or Participation Facility which are or have been in its ownership;

                   (i) During the period of (l) its ownership or operation (including without limitation in a fiduciary capacity) of any of its respective current properties, (m) its participation in the management of any Participation Facility, or (n) its holding of a security interest in a Loan Property, there has been no release of Hazardous Material or oil in, on, under or affecting such properties, except as permitted under applicable Environmental Laws or except in quantities too small to be required to be reported to responsible government oversight agencies. Prior to the period of (x) its ownership or operation of any of its respective current properties, (y) its participation in the management of any Participation Facility, or (z) its holding of a security interest in a Loan Property, there was no release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except as permitted under applicable Environmental Laws or except in quantities too small to be required to be reported to responsible government oversight agencies; and

                   (j) There has not been and is not any Environmental Condition (as hereinafter defined) at or relating to any property at which wastes have been deposited or disposed by or at the behest or direction of it, its Participation Facilities or its Loan Properties, nor has it, its Participation Facilities or its Loan Properties received written notice of any such Environmental Condition. For purposes of this Agreement the term "Environmental Condition" means any condition or circumstance that (i) requires abatement or remediation under any Environmental Law currently in effect, (ii) gives rise to any civil or criminal liability under any Environmental Law currently in effect, or (iii) constitutes a public or private nuisance based on the presence of Hazardous Materials, under laws applicable on the Closing Date.

                   (k) There are no environmental liens on any properties owned or leased by it or on its Loan Properties ("Properties") and no government actions which could subject the Properties to such liens have been taken, are pending, or threatened.

                   (l) No notice or restriction relating to the presence of Hazardous Materials is required to be placed in the deed to any property subject to this Agreement and no property subject to this Agreement has such a notice or restriction in its deed.

                   (m) The only Loan Properties or Participation Facilities in which it participates in management are those described in Annex 3.1(q)(i)(A) hereto.

               2. The following definitions apply for purposes of this Section 3.1(q): (a) "Loan Property" means any property in which it holds a security interest (except that with respect to loans which are secured by residential property, all representation in this Section 3.1(q) are given to the best knowledge, without inquiry), and where required by the context, includes the owner or operator of such property, but only with respect to such property; (b) "Participation Facility" means any facility in which it participates in the management (including all property on which it conducts operations of its business, or which is held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (c) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect; "Environmental Law" includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so-called "Superfund" or "Superlien" law enacted by any state having jurisdiction over any Loan Property or Participation Facility, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (d) "Hazardous Material" means any substance which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyls, any of which is regulated by, or subject to regulation under, any Environmental Law.

                   (r) Allowance. The allowance for loan and lease losses shown on AI's consolidated statement of financial condition as of December 31, 1995 was, and the allowance for loan and lease losses shown on AI's consolidated statement of financial condition for periods ending after the date of this Agreement will be, in the opinion of management of AI and ENB, adequate, as of the date thereof, under generally accepted accounting principles applicable to commercial banks and bank holding companies and all other applicable regulatory requirements for all losses reasonably anticipated in the ordinary course of business as of the date thereof based on information available as of such date. Set forth in Annex 3.1(r) hereto are the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of it that it has classified internally as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" or words of similar import, and it shall promptly after the end of each quarter after the date hereof and on the Effective Date inform SBI of the amount of each such classification. The OREO and in-substance foreclosures included in any of its non-performing assets are carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals.

                   (s) Anti-takeover Provisions Inapplicable. The provisions of the NJBCA relating to protection of shareholders do not apply to AI, this Agreement, the Merger, the Bank Acquisition and the transactions described herein.

                   (t) Material Interests of Certain Persons. Except as noted in Annex 3.1(t), none of its respective officers or directors, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to its business.

                   (u) Insurance. It is presently insured, and has been insured, in the amounts, with the companies and since the periods set forth in Annex 3.1(u). All of the insurance policies and bonds maintained by it are in full force and effect, it is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the judgment of its management, such insurance coverage is adequate.

                   (v) Dividends. The only dividends or other distributions which it has made on its capital stock since January 1, 1994 are set forth in Annex 3.1(v).

                  (w) Books and Records. Its books and records have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

                   (x) Board Action. Its board of directors (at a meeting duly called and held) has been duly convened and by the requisite vote of a quorum of directors (a) determined that the Merger is advisable and in the best interests of it and its shareholders, (b) approved this Agreement and the transactions described herein and (c) directed that the Agreement be submitted for consideration by its shareholders at the AI Meeting (as hereafter defined).

                   (y) Fairness Opinions. Its board of directors has received a written opinion from each of Berwind Financial Group, L.P. and Janney Montgomery Scott Inc., copies of which have been furnished to SBI, to the effect that the consideration to be received by AI's shareholders pursuant to this Agreement, at the time of its execution, is fair to such holders from a financial point of view.

                   (z)  INTENTIONALLY OMITTED.

                   (aa) Fidelity Bonds. Since at least January 1, 1993, ENB has continuously maintained fidelity bonds insuring it against acts of dishonesty by its employees in such amounts as is customary for a bank of its size. Since January 1, 1993, the aggregate amount of all potential claims under such bonds has not exceeded approximately $100,000 and neither AI nor ENB is aware of any facts which would reasonably form the basis of a claim under such bonds. Neither has a reason to believe that its fidelity coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

                   (bb) Condition of Tangible Assets. Except as set forth in Annex 3.1(bb), all buildings, structures and improvements on the real property owned or leased by it are in good condition, ordinary wear and tear excepted, and are free from structural defects in all material respects except such defects to the operations center as have been previously disclosed by AI to SBI. The equipment, including heating, air conditioning and ventilation equipment owned by it, is in good operating condition, ordinary wear and tear excepted. The operation and use of the property in the business conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

                  (cc) Loans by ENB. As of January 1, 1993, and except as shown on Annex 3.1(cc), in the aggregate, the loans by ENB have been lawfully made, constitute valid debts of the obligors, have been incurred in the ordinary course of business, are subject to the terms of payment as shall have been agreed upon between ENB and each customer and ENB does not know of any applicable setoff or counterclaim which in the aggregate would have a Material Adverse Effect on it. A list of all loans thirty (30) days past due, as of June 30, 1996, is set forth in Annex 3.1(r). No part of the amount collectible under any loan is contingent upon performance by ENB of any obligation and no agreement for participation, in which ENB has relinquished or agreed to share control with a participation in management of the facility, or agreement providing for deductions or discounts have been made with respect to any part of such loans, except as expressly disclosed in Annex 3.1(cc). ENB does not know of any pending, threatened or expected actions in connection with any material loans or commitments presently or previously made by ENB relating to claims based on theories of "lenders' liability" or any other basis.

                   (dd) Regulatory Compliance - OCC. ENB is in compliance in all material respects with the applicable rules and regulations of the OCC, except as noted in Annex 3.1(dd) and except where the failure to comply would not have a Material Adverse Effect on ENB.

                   (ee) Regulatory Compliance - FDIC. Except as noted on Annex 3.1(ee) hereto and except where the failure to comply would not have a Material Adverse Effect on it, it is in compliance in all material respects with the rules and regulations of the FDIC to the extent such rules and regulations are deemed applicable by regulatory determination.

                   (ff) Capital Compliance. As of December 31, 1995, ENB was in compliance with the minimum capital requirements applicable to national banking associations, including as to leverage ratio requirements, tangible capital requirements and risk based capital requirements.

                   (gg)  INTENTIONALLY OMITTED.

                   (hh) Investments. Except as may be noted on Annex 3.1(hh) hereto, ENB does not, either directly or through a subsidiary, hold any corporate debt security not of investment grade, as defined in Section 222 of the Financial Institution Reform, Recovery and Enforcement Act of 1989 ("FIRREA"); provided, further, ENB is in compliance with applicable divestiture requirements established by the FDIC as to any such investments noted as exceptions on Annex 3.1(hh).

                   (ii)  INTENTIONALLY OMITTED.

                   (jj) Default. It has not been advised by any AI Regulatory Agency that it is in "default" or "in danger of default" (as those terms are defined in FIRREA Sections 204(x)(1) and (2)).

                   (kk) Federal Reserve Act. Since the enactment of FIRREA, except as may be noted in Annex 3.1(kk) hereto, it is in compliance in all material respects with Sections 23A and 22(h) of the Federal Reserve Act.

                   (ll)  INTENTIONALLY OMITTED.

                   (mm) Assessments Fully Paid. All payments, fees and charges assessed by the OCC against ENB, and due on or prior to the date of this Agreement, have been paid in full. ENB's assessment category with the FDIC is 1A.

                   (nn) Exchange Act Reports and Financial Statements. AI has delivered to SBI (i) AI's Annual Report on Form 10-K for AI's fiscal year ended December 31, 1995, containing consolidated balance sheets of AI at December 31, 1995 and December 31, 1994 and consolidated statements of earnings, changes in shareholders' equity and cash flows of AI for the three years ended December 31, 1995, 1994 and 1993 and such financial statements have been certified by independent public accountants, and (ii) AI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 containing unaudited consolidated balance sheets of AI as at such date and unaudited consolidated statements of earnings and cash flows of AI for the three month period reflected therein. All such reports (collectively, the "AI Reports") (i) comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the rules and regulations of the SEC thereunder, (ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No documents to be filed by AI with the SEC or any AI Regulatory Agency in connection with this Agreement, or the transactions described herein will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which AI is responsible for filing with the SEC or any Regulatory Agency in connection with the Merger and Bank Acquisition will comply as to form in all material respects with the requirements of applicable law.

                   (oo) Proxy Statement/Prospectus, Etc. With respect to information relating to AI and its subsidiaries, neither (i) the Proxy Statement/Prospectus (as defined hereinafter at Section 4.2) or any amendment or supplement thereto, at the time it is filed with the SEC, at the time the Registration Statement (as defined hereinafter at Section 4.2) is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of AI or at the date of the AI Meeting to consider this Agreement nor (ii) any other documents to be filed by AI with the SEC or any AI Regulatory Agency in connection with this Agreement or the transactions described herein will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          SECTION 3.2  Representations and Warranties of SBI and its Material
                       ------------------------------------------------------
Subsidiaries.  SBI represents and warrants to AI and ENB (and the word "it" in
------------
this Article III refers to SBI and each of its Material Subsidiaries, as that term is defined at Section 3.2(d) hereof), that, except as specifically disclosed in the Annex of disclosure schedules included herewith, to the best of its knowledge:

          (a) Corporate Organization and Qualification. SBI is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by SBI requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on SBI. It has the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its business as now conducted and to own its properties and assets. SBI owns directly or indirectly all of the outstanding shares of capital stock of SBI Merger Sub. SBI has made available to AI complete and correct copies of the articles of incorporation and bylaws of SBI and will make available to AI complete and correct copies of the certificate of incorporation and bylaws of SBI Merger Sub; such articles and bylaws of SBI are in full force and effect as of the date hereof.

          (b) Corporate Authority. Subject only to approval of this Agreement by the holders of two-thirds of the votes cast by all holders of SBI Common Stock (without any minority, class or series voting requirement), if deemed applicable by the management of SBI, and, subject to the regulatory approvals specified in Section 5.1(b) hereof, SBI has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to SBI described herein. This Agreement has been duly and validly executed and delivered by SBI and constitutes the valid and binding obligation of SBI enforceable against SBI in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

          (c)  Capitalization.  In furtherance of the provisions of the NJBCA,
Section 14A:11-1, SBI Common Stock is held of record by not less than 4,000 persons. The authorized capital stock of SBI consists as of the date of this Agreement of 32,000,000 shares of SBI Common Stock, of which approximately 13,500,000 shares are issued and outstanding (an additional 30,175 shares are held as treasury stock) and 5,000,000 shares of Preferred Stock, no par value per share, of which none are outstanding. Sufficient shares of authorized, but unissued, shares of SBI Common Stock to effect the transactions described herein will be reserved by SBI for such purpose.

          (d) Bank Subsidiaries. SBI owns, directly, all of the issued and outstanding shares of capital stock of Farmers First Bank, a bank and trust company organized under the laws of the Commonwealth of Pennsylvania; Farmers & Merchants Bank and Trust, a bank organized under the laws of the State of Maryland; Citizens National Bank of Southern Pennsylvania, a national banking association with headquarters in Greencastle, Pennsylvania; First National Trust Bank, a national banking association with headquarters in Sunbury, Pennsylvania; and Williamsport National Bank, a national banking association with headquarters in Williamsport, Pennsylvania (collectively the "Bank Subsidiaries"). All of the issued and outstanding capital stock of the Bank Subsidiaries is duly and validly authorized and issued, fully paid and nonassessable (other than as provided in 12 U.S.C.A. (S) 55 with respect to national banks) and is owned by SBI free and clear of any liens, security interests, encumbrances, restrictions on transfer or other rights of any third person with respect thereto. SBI owns, directly or indirectly, all of the issued and outstanding shares of capital stock of Atlantic Federal Savings Bank, Fairfax Savings, F.S.B. and Reisterstown Federal Savings Bank, each a federal savings bank operating in Maryland (collectively, the "Savings Bank Subsidiaries"). All of the issued and outstanding capital stock of the Savings Bank Subsidiaries is duly and validly authorized and issued free and clear of any liens, security interests, encumbrances, restrictions on transfer or other rights of any third person with respect thereto other than rights of account holders to liquidation accounts maintained by the Savings Bank Subsidiaries in accordance with the rules of the Office of Thrift Supervision (the "OTS"). The Bank Subsidiaries and the Savings Bank Subsidiaries are the "Material Subsidiaries." There are no options, calls, warrants, conversion privileges or other agreements obligating any Material Subsidiary at present or upon the occurrence of any event to issue or sell any shares of its capital stock. Each of Farmers First Bank and Farmers & Merchants Bank and Trust is a bank and trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and the State of Maryland, respectively, and is duly authorized to engage in the banking and trust business as an insured bank under the Federal Deposit Insurance Act, as amended. Each of Citizens National Bank of Southern Pennsylvania, First National Trust Bank, and Williamsport National Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States and is duly authorized to engage in the banking and trust business as an insured bank under the Federal Deposit Insurance Act, as amended. Each of Atlantic Federal Savings Bank, Fairfax Savings, F.S.B. and Reisterstown Federal Savings Bank is a federal savings and loan association, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized to engage in the savings and loan business under the Federal Deposit Insurance Act, as amended. Each Material Subsidiary has corporate power and legal authority and governmental authorizations which are material to its respective operations and to transact the respective businesses in which it is presently engaged.

          (e) No Violations. The execution, delivery and performance of this Agreement by SBI and SBI Merger Sub does not, and the consummation of the transactions described herein by SBI and SBI Merger Sub will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument to which SBI or SBI Merger Sub (or any of SBI's respective properties or assets) is subject, which breach, violation or default would have a Material Adverse Effect on SBI on a consolidated basis, or enable any person to enjoin the Merger or the Bank Acquisition, (ii) a breach or violation of, or a default under, SBI's or SBI Merger Sub's articles or certificate of incorporation, respectively, or bylaws of either or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of SBI's properties or assets under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of SBI's properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on SBI, on a consolidated basis; and the consummation of the transactions described herein will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b), (ii) the approval of shareholders referred to in Section 3.2(b), (iii) any such approval, consent or waiver that already has been obtained and (iv) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on SBI, on a consolidated basis, or enable any person to enjoin the Merger or the Bank Acquisition.

          (f) Required Consents. SBI has no reason to believe that it will be unable to obtain consents and approvals, including, without limitation, all such consents and approvals of governmental authorities and its shareholders, necessary to consummate the transactions contemplated by this Agreement by March 31, 1997 or that any such consents or approvals would contain any condition or requirement that would result in a Material Adverse Effect on SBI.

          (g) Board and Shareholder Action. SBI's Board of Directors (at a meeting duly called and held) has been duly convened and by the requisite vote of all directors (a) determined that the Merger in the case of AI and the Bank Acquisition in the case of ENB is advisable and in the best interests of it and its shareholders, and (b) approved this Agreement and the transactions described herein.

          (h)  SBI Merger Sub.

               i. SBI Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. All of the outstanding shares of capital stock of SBI Merger Sub have been validly issued, are fully paid and nonassessable and are owned directly by SBI free and clear of any lien, charge or other encumbrance. SBI Merger Sub possesses no assets nor is subject to any liabilities and will not acquire assets or incur liabilities prior to the Effective Time. Since the date of its incorporation, SBI Merger Sub has not engaged in any activities other than in connection with the consummation of the Merger and the Bank Acquisition or as expressly contemplated by this Agreement.

               ii. SBI Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by SBI Merger Sub and the consummation of the transactions described herein have been duly and validly authorized by all necessary corporate actions (including without limitation stockholder action) in respect thereof on the part of SBI Merger Sub. This Agreement is a valid and binding obligation of SBI Merger Sub, enforceable against SBI Merger Sub in accordance with its terms.

               iii. All of the authorized capital stock of SBI Merger Sub, which consists solely of 100 shares of common stock, $.01 par value per share, is presently issued and outstanding.

               iv. Subject to approval by its shareholders at the SBI Meeting, SBI will, as the sole shareholder of SBI Merger Sub, vote to approve this Agreement and the Merger.

          (i) SBI Reports. SBI has furnished to AI and ENB true and complete copies of: (i) all of its annual reports on Form 10-K filed with the SEC since January 1, 1993 and its annual reports to shareholders for each of the three years ended December 31, 1995, 1994 and 1993, respectively; (ii) all of its quarterly reports on Form 10-Q and current reports, if any, on Form 8-K filed with the SEC since January 1, 1996; (iii) each final registration statement, prospectus or offering circular which SBI has used in connection with the sale of securities since January 1, 1994; and (iv) each definitive proxy statement distributed by SBI to its shareholders since January 1, 1994.

          All such reports (i) comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, (ii) do not contain any untrue statement of a material fact and
(iii) do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (j) SBI Benefit Plans. SBI has furnished to AI and ENB true, correct and complete copies of all of SBI's bonus, deferred compensation, pension, profit-sharing, retirement, medical, group life, disability income, stock purchase, stock option, other "employee benefit plans" (as that term is used within the meaning of Section 3(3) of ERISA) or any other fringe benefit plan, agreement, arrangement or practice, all amendments thereto and all summary plan descriptions thereof, or, in the alternative, SBI has provided materials generally descriptive of the foregoing, and in such case, SBI will provide such specific additional information as may reasonably be requested. The foregoing are collectively referred to as the "SBI Benefit Plans."

          (k) Reports. SBI has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1994 with
(A) the Board, (B) the FDIC, (C) the OTS, (D) the SEC, (E) the OCC, and (F) the Pennsylvania Department of Banking and the Maryland Banking Commissioner (collectively, the Regulatory Agencies listed in (A) through (F) are the "SBI Regulatory Agencies") and all other material reports and statements required to be filed by it since

January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any SBI Regulatory Agency and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

          (l) SBI's Balance Sheets. SBI's balance sheets as of December 31, 1995 previously provided to AI and each balance sheet provided after the date hereof to AI (including in each case any related notes and schedules) fairly presents or will fairly present SBI's financial position as of its date and each of the statements of income and shareholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, shareholders' equity and cash flows, as the case may be, of it for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved.

          (m) Absence of Certain Changes or Events. Since January 1, 1996, SBI has not incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operation or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

          (n) Fees. Neither SBI nor any of its officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with the Agreement or the transactions described herein.

          (o) Registration Statement, Etc. Except for information relating to AI and ENB, neither (i) the Registration Statement, the Proxy Statement/Prospectus or any amendment or supplement thereto, or any other registration statement filed with the SEC during the term of this Agreement, at the time it is filed with the SEC, at the time it is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of AI or at the date of the AI Meeting to consider the approval of this Agreement nor (ii) any other documents to be filed by SBI with the SEC or any Regulatory Agency in connection with this Agreement or the transactions described herein will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which SBI is responsible for filing with the SEC or any Regulatory Agency in connection with the Merger and Bank Acquisition will comply as to form in all material respects with the requirements of applicable law.

          (p) Compliance with Laws. It has the permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental authorities, including Regulatory Agencies, that are required in order to permit it to carry on its business as it is presently conducted and the absence of which would, individually or in the aggregate, have a Material Adverse Effect on SBI, on a consolidated basis; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

          (q) Absence of Regulatory Actions. It is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or a recipient of any extraordinary supervisory letter from, nor has it adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the SBI Regulatory Agencies charged with the supervision or regulation of banks or bank holding companies or savings and loan holding companies or engaged in the insurance of bank and/or savings and loan deposits nor has it been advised by any SBI Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

          (r) Litigation and Liabilities. Except as set forth in Annex 3.2(r), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or
(ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it, that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on SBI, on a consolidated basis, or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

          (s) Environmental Matters. SBI is unaware of any activity or conditions on or in any property owned, occupied, leased, or held as security by SBI or a Material Subsidiary which would subject SBI or any Material Subsidiary to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws.


                             ARTICLE IV.  COVENANTS

          SECTION 4.1  Acquisition Proposals.  AI agrees that it and its
                       ---------------------
officers and directors shall not, and that it shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, consolidation or similar transaction involving, or any purchase, sale or other disposition of all or any significant portion of the assets or any equity securities of, AI or ENB (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent required for the discharge by its board of directors of its fiduciary duties as determined upon consultation with counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal. AI and ENB each agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. AI and ENB each agrees that it will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations imposed upon each of them in this Section 4.1. AI and ENB each agree that it will notify SBI immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations, or discussions are sought to be initiated or continued with, it.

          SECTION 4.2.  Securities Registration and Disclosure. AI shall
                        --------------------------------------
cooperate with SBI in the preparation, in accordance with the requirements of the proxy rules under the Exchange Act, of the Proxy Statement/Prospectus and the filing thereof as part of the Registration Statement. Within a reasonable period following the date hereof, SBI will prepare and file with the SEC under the Securities Act of 1933, as amended (the "Securities Act") a registration statement for the registration of the shares of SBI Common Stock to be issued pursuant hereto (the "Registration Statement"), and AI will file with the SEC under the Exchange Act the preliminary form of the Proxy Statement/Prospectus included in the Registration Statement, and each party shall be responsible for providing all information concerning itself and its subsidiaries required to be included therein. SBI shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of SBI Common Stock pursuant to this Agreement and AI shall furnish SBI all information concerning AI and its shareholders as SBI may reasonably request in connection with any such action. At least five (5) business days prior to its filing with the SEC, SBI shall provide a copy of the Registration Statement to AI and its counsel for review. Each party will promptly provide the other with copies of all correspondence, comment letters, notices or other communications to or from the SEC relating to the Registration Statement, the

Proxy Statement/Prospectus or any amendment or supplement thereto, and SBI will advise AI promptly after it receives notice thereof, of the effectiveness of the Registration Statement, of the issuance of any stop order with respect to the effectiveness thereof, of the suspension of the qualification of the SBI Common Stock issuable in connection herewith for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose.

          AI will take appropriate action to call a meeting of its shareholders (the "AI Meeting") to be held not more than forty-five (45) days following the effective date of the Registration Statement (which meeting may be the Annual Meeting of Shareholders of AI), to consider approval of this Agreement and, except to the extent legally required for the discharge by AI's board of directors of its fiduciary duties and subject to receipt of an updated fairness opinion from its financial advisor dated on or immediately prior to the date of the Proxy Statement/Prospectus, will use its best efforts to secure such approval. In connection with the AI Meeting, AI will duly solicit, in compliance with Section 14(a) of the Exchange Act and the proxy rules of the SEC thereunder, the vote of its shareholders by mailing or delivering to each such shareholder, as soon as practicable after the effectiveness of the Registration Statement, the Proxy Statement/Prospectus, and as soon as practicable thereafter, any amendments or supplements thereto as may be necessary to assure that at the date of the AI Meeting the Proxy Statement/Prospectus shall conform to the requirements of Sections 3.1(oo) and 3.2(o) hereof.

          AI will furnish to SBI a list of all persons known to AI who at the date of the AI Meeting may be deemed to be "affiliates" of AI within the meaning of Rule 145 under the Securities Act. AI will use its best efforts to cause each such person identified in its list to deliver at or prior to the Closing a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of SBI Common Stock to be received by such person hereunder except (i) in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder and (ii) after such time as financial results covering at least thirty (30) days of post-Merger combined operations have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies.

          SECTION 4.3  Employees.
                       ---------

          (a) SBI and any of its affiliates shall have the right (but not the obligation) to employ, as officers and employees of SBI, the Surviving Corporation, ENB or other affiliates of SBI immediately following the Effective Time, any persons who are officers and employees of each of AI and ENB immediately before the Effective Time. It shall be a condition to employment by SBI or any of its affiliates that any former officer or employee of AI or ENB agree to cancel any existing employment contract, agreement or understanding between him or herself and AI or ENB, including without limitation all benefits related to severance arrangements upon a change of control or otherwise, prior to accepting such new employment and without accepting any of the severance benefits or other benefits or payments associated with such contract, agreement or understanding.

          (b) Each person employed by AI or ENB prior to the Effective Time who remains an employee of the Surviving Corporation, ENB or any other SBI subsidiary following the Effective Time (each a "Continued Employee") shall be entitled, as an employee of SBI or an SBI subsidiary, to participate in whatever employee benefit plans, as defined in Section 3(3) of ERISA, or whatever stock option, bonus or incentive plans or other fringe benefit programs that may be in effect generally for employees of SBI or SBI's subsidiaries from time to time ("SBI's Plans"), if such Continued Employee shall be eligible or selected for participation therein and otherwise shall not be participating in a similar plan which continues to be maintained by the Surviving Corporation or ENB for such employee. All such participation shall be subject to such terms of such plans as may be in effect from time to time provided, that Continued Employees will be eligible to participate in SBI's Plans on the same basis as similarly situated employees of SBI or SBI's subsidiaries. Such Continued Employees will receive credit for past service with AI or ENB for purposes of eligibility and vesting, but not benefit accrual, under SBI's Plans.

          (c) AI and ENB shall take all timely and necessary action to cease participation or accrual of benefits, effective as of the Effective Time, by each person employed by AI or ENB prior to the Effective Time in each Employee Plan (as defined in Section 3.1(m)), and to terminate each Employee Plan, other than an Employee Plan containing a cash or deferred arrangement qualified under
Section 401(k) of the Code ("Employee 401(k) Plan"), effective as of the Effective Time; provided that SBI may, in its sole discretion, give notice to AI or ENB, as the case may be, not less than twenty (20) days (sixty-one (61) days in the case of any Pension Plan (as defined in Section 3.1(m)) prior to the Effective Time, that any Employee Plan shall not be terminated and/or participation or accrual of benefits thereunder shall not cease pursuant to this
Section 4.3(c). SBI shall, after receipt of an IRS favorable plan determination letter confirming the ENB 401(k) Profit Sharing Plan's tax qualified status, upon its termination, allow each participant to either roll-over his/her account balance to the SBI 401(k) Plan or receive distribution of his/her closing account balance. If the fair market value of the assets of any Pension Plan does not equal or exceed the present value of its "benefits liabilities" (as defined in Section 4001(a)(16) of ERISA) as of the date of its termination, as determined by certification of an enrolled actuary in accordance with procedures established by the Pension Benefit Guaranty Corporation, AI or ENB, as the case may be, shall make such additional contributions to the Pension Plan as may be necessary to permit its termination in a standard termination (within the meaning of Section 4041 of ERISA). At the sole discretion of SBI, any Employee 401(k) Plan shall be merged with any similar such plan maintained and designated by SBI, effective at or after the Effective Time, as elected by SBI, and AI or ENB, as the case may be, shall take any and all timely and necessary action to effect such merger.

          SECTION 4.4  Access and Information.
                       ----------------------

          (a) Upon reasonable notice, and subject to applicable laws relating to the exchange of information, each of AI and ENB shall afford to SBI and its representatives (including, without limitation, directors, officers and employees of SBI and its affiliates, and counsel, accountants and other professionals retained) such access during normal business hours throughout the period prior to the Effective Time to the books, records

(including, without limitation, tax returns and work papers of independent auditors), properties, personnel and such other information as SBI may reasonably request (other than reports or documentation which are not permitted to be disclosed under applicable law); provided, however, that no investigation pursuant to this Section 4.4 shall affect or be deemed to modify any representation or warranty made herein. SBI will not, and will cause its representatives not to, use any information obtained pursuant to this Section
4.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and in no event will SBI directly or indirectly use such information for any competitive or commercial purpose. Subject to the requirements of law, SBI will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.4 unless such information (i) was already known to SBI or an affiliate of SBI, (ii) becomes available to SBI or an affiliate of SBI from other sources not known by such person to be bound by a confidentiality agreement, (iii) is disclosed with the prior written approval of AI or ENB, as the case may be, (iv) is or becomes readily ascertainable from published information or trade sources or (v) was already publicly available. Without in any way limiting the foregoing, ENB shall provide to SBI within forty-five (45) days of the end of each calendar month and AI shall provide to SBI within forty-five (45) days of the end of each calendar quarter consolidated and consolidating financial statements (including a balance sheet and income statement) as of the end of, and for, such period that are in conformance with generally accepted accounting principles and the representation set forth in
Section 3.1(f). In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise not be consummated, each party shall, if so requested, promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same. This Section 4.4 supersedes and terminates any agreement between the parties relating to the confidentiality of information which may have been exchanged (the "Confidentiality Agreement").

          (b) During the period from the date of this Agreement to the Effective Date, SBI shall provide to AI and ENB the following documents and information:

          1. As soon as reasonably available, but in no event more than forty-five (45) days after the end of each fiscal quarter of SBI ending after the date of this Agreement, SBI will deliver to AI and ENB its quarterly report on Form 10-Q as filed with the SEC.

          2.  As soon as reasonably available, but in no event more than ninety
(90) days after the end of each fiscal year of SBI ending after the date of this Agreement, SBI will deliver to AI and ENB its annual report on Form 10-K as filed with the SEC.

          3. SBI will deliver to AI and ENB, contemporaneously with its being filed with the SEC, a copy of each current report on Form 8-K filed by SBI after the date of this Agreement.

          4. At least five (5) business days prior to submission, SBI will furnish to AI and ENB the portions which describe the transactions (including any financial information or pro forma financial information of, or including, AI or ENB) described herein of (A) registration statements, prospectuses or offering circulars used by SBI in connection with the sale of securities after the date of this Agreement, (B) proxy statements distributed by SBI to its shareholders after the date of this Agreement, and (C) all other publicly-available reports, statements or other documents which are either distributed to shareholders or filed by SBI or any of its subsidiaries with the SEC. Any comments timely received by SBI from AI in connection with the foregoing will be reviewed and considered in good faith, but SBI shall not be bound to comply with the recommendations set forth in such comments. SBI also shall furnish AI with copies of the foregoing in the form filed with the SEC or otherwise distributed to shareholders.

          5. SBI will promptly notify AI and ENB of any material changes to SBI's Plans.

          vi. SBI will make available on its premises to AI its Reports of Examination, accountant's letters to management and any other items which shall be mutually agreed upon by the parties hereto.

          SECTION 4.5  Certain Filings, Consents and Arrangements.  SBI shall
                       ------------------------------------------
use all reasonable efforts to obtain all necessary approvals required to carry out the transactions contemplated by this Agreement and to consummate the Merger and Bank Acquisition. AI and ENB shall cooperate with SBI in connection therewith, including, without limitation, furnishing all information concerning AI or ENB, as the case may be, as may be reasonably requested by SBI in connection with any such action. SBI shall use all reasonable efforts to provide, five (5) business days prior to submission, AI with copies of all material applications, notices, petitions or other filings or submissions prepared by SBI in connection with consummation of the Merger and Bank Acquisition. Any comments timely received by SBI from AI in connection with the foregoing will be reviewed and considered in good faith, but SBI shall not be bound to comply with the recommendations set forth in such comments. SBI will consult with AI with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions described in this Agreement and SBI will keep AI apprised of the status of matters relating to completion of the transactions described herein. SBI shall promptly furnish AI with copies of applications in the form filed with any governmental authority in respect of the transactions described herein.

          SECTION 4.6  Takeover Statutes.  Neither the New Jersey Shareholders
                       -----------------
Protection Act (Section 14A:10A-1-10A-6 of the NJBCA), nor any other "fair price," "moratorium," or other form of anti-takeover statute or regulation or any similar provision of the AI Certificate or the charter of ENB, is applicable to the transactions described in this Agreement and, if any such statute, regulation or provisions shall become applicable to the transactions described in this Agreement, AI and ENB and the members of the Boards of Directors of AI and ENB shall grant such approvals and take such actions as are necessary so that the transactions described herein may be consummated as promptly as practicable on the terms described herein and otherwise act to eliminate or minimize the effects of such statute or regulation or provision on the transactions described herein.

          SECTION 4.7  Additional Agreements.  Subject to the terms and
                       ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions described in this Agreement as promptly as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental authorities, or other entities, effecting all necessary registrations, applications and filings and obtaining any required contractual consents and regulatory approvals.

          SECTION 4.8  Publicity.  Except as required by law, AI and ENB shall
                       ---------
not, without the prior consent of SBI (which consent shall not be unreasonably withheld), issue any press releases or otherwise make public filings under securities laws, with respect to this Agreement or the transactions described herein. Prior to issuing any press release or making any public filings under securities laws which makes any reference to AI or ENB, SBI shall provide a copy to AI for comment and in all such instances the parties shall cooperate.

          SECTION 4.9  Shareholders' Meeting.  If determined advisable by its
                       ---------------------
board of directors, after consultation with its counsel, SBI shall take all action necessary, in accordance with applicable law and its articles of incorporation and bylaws, to convene a special meeting of the holders of its capital stock (the "SBI Meeting") as promptly as practicable for the purpose of considering and taking the action required by this Agreement and other acquisition transactions which it has planned. Except to the extent legally required for the discharge by SBI's board of directors of its fiduciary duties as advised in writing by such board's counsel, its board of directors shall recommend in writing to its shareholders that at the SBI Meeting, the holders of its capital stock vote in favor of and approve the Merger, the Bank Acquisition and this Agreement. To the extent required by applicable law, SBI shall prepare a proxy statement or information statement or other documents in connection with such SBI Meeting which shall comply with all applicable laws.

          SECTION 4.10  Notification of Certain Matters.  Each party shall give
                        -------------------------------
prompt notice to the others of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses, results of operations or prospects of it to which it is a party or is subject; and (b) any material adverse change in its financial condition, properties, business, or results of operations on a consolidated basis or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each party shall give prompt notice to the other parties of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          SECTION 4.11  Insurance.  AI and ENB shall use best efforts to retain
                        ---------
no less than the level of insurance coverage presently held by them as of the date hereof.

          SECTION 4.12  Dividends.  AI shall not declare, pay or set aside any
                        ---------
dividend or other distribution in respect of its capital stock.

           SECTION 4.13  Indemnification.
                         ---------------

          (a) From and after the Effective Time through the second anniversary of the Effective Date, SBI agrees to indemnify and hold harmless each present and former director and officer of AI or its Subsidiaries and each officer or employee of AI or its Subsidiaries that is serving as a director or trustee of another entity expressly at AI's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, the "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether or not the Indemnified Party is a party thereto, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the AI Certificate, the charter of ENB or the bylaws of either in effect on the date hereof.

          (b)  Any Indemnified Party wishing to claim indemnification under
Section 4.13(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify SBI thereof, but the failure to so notify shall not relieve SBI of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice SBI. In the event of any such claim, action, suit, proceeding or investigation, (i) SBI shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and SBI shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if SBI does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between SBI and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and SBI shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, promptly as statements therefor are received; provided, however, that SBI shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter and (iii) SBI shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, and defenses available to, such Indemnified Party.

          (c) In the event SBI or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of SBI assume the obligations set forth in this Section 4.13.

          (d) The provisions of this Section 4.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.


                     ARTICLE V.  CONDITIONS TO CONSUMMATION

          SECTION 5.1  Conditions to Closing.  The respective obligations of the
                       ---------------------
parties to effect the Merger and Bank Acquisition shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

          (a) The Agreement and the transactions described herein shall have been approved by the requisite vote of the shareholders of SBI, subject to the qualifications set forth in Section 4.9 hereof, and AI in accordance with applicable law.

          (b) All of the required approvals, consents or waivers with respect to this Agreement (including both the Merger and the Bank Acquisition) and the transactions described herein including, without limitation, the approvals, notices to, consents or waivers of (i) the Board, (ii) the OCC, (iii) the Pennsylvania Department of Banking, if applicable, (iv) the Commissioner of Banking of the State of New Jersey, and (v) the New Jersey Department of Environmental Protection and Energy, if applicable, (which, together with the AI Regulatory Agencies and the SBI Regulatory Agencies, are the "Regulatory Agencies") shall have been obtained and shall remain in full force and effect, and all applicable statutory waiting periods (including without limitation all applicable statutory waiting periods relating to the Merger and the Bank Acquisition) shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement except those approvals, consents or waivers, if any, for which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on SBI, AI or ENB (after giving effect to the transactions described herein); provided, however, that no approval, consent or waiver referred to in this Section 5.1(b) shall be deemed to have been received if it shall include any condition or requirement that reasonably would result in a Material Adverse Effect on SBI.

          (c) All other requirements prescribed by law which are necessary to the consummation of the transactions described in this Agreement shall have been satisfied.

          (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, the Bank Acquisition or any other transaction described in this Agreement, and no litigation or proceeding shall be pending against any of the parties herein or any of their subsidiaries brought by any governmental agency including, without limitation, the Regulatory Agencies seeking to prevent consummation of the transactions described herein.

          (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger, the Bank Acquisition, or any other transaction described in this Plan.

          (f) The Merger shall as of the date of the Closing meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC, and SBI shall have received a letter from Coopers & Lybrand in form and substance reasonably satisfactory to SBI as to the matters specified in this Section 5.1(f).

          (g) The Registration Statement shall have been filed (the date of which is referred to herein as the "Filing Date") by SBI with the SEC under the Securities Act, and shall have been declared effective prior to the time the Proxy Statement/Prospectus is first mailed to the shareholders of AI, and no stop order with respect to the effectiveness of the Registration Statement shall have been issued; the SBI Common Stock to be issued pursuant to this Agreement shall be duly registered or qualified under the securities or "blue sky" laws of all states in which such action is required for purposes of the initial issuance of such shares and the distribution thereof to the shareholders of AI entitled to receive such shares.

          (h) SBI shall have received a ruling from the Internal Revenue Service (the "IRS") or an opinion of Morgan, Lewis &

Bockius LLP, counsel to SBI and SBI Merger Sub, to the effect that:

               1. The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and AI and SBI will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

               2. No gain or loss will be recognized by AI or SBI by reason of the Merger;

               3. Except for cash received in lieu of fractional shares, no gain or loss will be recognized by the shareholders of AI who receive solely SBI Common Stock upon the exchange of their shares of AI Common Stock for shares of SBI Common Stock;

               4. The basis of the SBI Common Stock to be received by the AI shareholders will be, in each instance, the same as the basis of the AI Common Stock surrendered in exchange therefor;

               5. The holding period of the SBI Common Stock received by an AI shareholder receiving SBI Common Stock will include the period during which the AI Common Stock surrendered in exchange therefor was held; and

               6. Cash received by an AI shareholder in lieu of a fractional share interest of SBI Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of SBI Common Stock which he, she or it would otherwise be entitled to receive and will qualify as capital gain or loss.

              In case a ruling from the IRS is sought, AI and SBI shall cooperate and each shall furnish to the other and to the IRS such information and representations as shall, in the opinion of counsel for SBI and AI, be necessary or advisable to obtain such ruling.

          (i) All litigation pending against AI or ENB which, individually or in the aggregate, would have a Material Adverse Effect on AI's consolidated operations, shall have been settled or otherwise resolved on terms reasonably satisfactory to SBI, AI and ENB.

          (j)  INTENTIONALLY OMITTED.

          SECTION 5.2  Conditions to Obligations of SBI and SBI Merger Sub.  The
                       ---------------------------------------------------
obligations of SBI and SBI Merger Sub to effect the Merger and Bank Acquisition shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

          (a) Each of the representations and warranties of AI and ENB contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); each of AI and ENB shall have performed each of its covenants and agreements, which are material to its operations and prospects, contained in this Agreement; and SBI and SBI Merger Sub shall have received certificates signed by the Chief Executive Officer and the Controller of ENB and the President and the Treasurer of AI, dated the Effective Date, to the foregoing effect.

          (b) Arthur Andersen LLP or such other accounting firm as is acceptable to the parties, shall have furnished to SBI (i) a "cold comfort" letter, dated the date of the mailing of the notice of the AI Meeting, which letter shall be in customary form, reasonably acceptable to SBI, and (ii) a letter, dated the Effective Date, in form and substance satisfactory to SBI to the effect that, based upon a subsequent event review performed with respect to the financial condition of AI and ENB, and affiliates, for the period from December 31, 1995 to a specified date not more than five (5) days prior to the date of such letter, including but not limited to (a) their inspection of the minute books of AI, ENB and their affiliates, (b) inquiries made by them of officers and other employees of AI, ENB and their affiliates responsible for financial and accounting matters as to transactions and events during the period, as to consistency of accounting procedures with prior periods and as to the existence and disclosure of any material contingent liabilities, and (c) of other specified procedures and inquiries performed by them, nothing has come to their attention that would indicate that (A) during the period from December 31, 1995 to a specified date not more than five (5) days prior to the date of such letter, there was any change in the capitalization of AI or ENB on a consolidated basis, or (B) any material adjustments would be required to be made to the audited financial statements for the period ended December 31, 1995 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods.

          (c) SBI shall have received an opinion or opinions dated as of the Effective Date, from Ballard Spahr Andrews & Ingersoll, in a form reasonably acceptable to SBI.

          (d) There shall not have occurred any change in the financial condition, properties, assets, business or results of operation of AI or ENB which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on AI or ENB other than such changes resulting from (i) changes in banking laws or regulations, or (ii) changes in generally accepted accounting principles, or interpretations thereof, that affect the banking industry.

          (e) SBI shall have received from each of the persons identified by AI pursuant to Section 4.2 hereof an executed counterpart of an affiliate's agreement in the form contemplated by such Section.

          (f) Prior to Closing, all issued and outstanding options, warrants or rights to acquire AI Common Stock or any capital stock of ENB ("ENB Common Stock") shall have been cancelled, and no compensation or other rights will be payable or exchangeable in the Merger and Bank Acquisition in respect of any such rights which remain unexercised at the Effective Time.

          SECTION 5.3  Conditions to the Obligations of AI and ENB.  The
                       -------------------------------------------
obligations of AI to effect the Merger and Bank Acquisition shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

          (a) Each of the representations, warranties and covenants of SBI contained in this Agreement shall be true and correct in all material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); SBI shall have performed each of its covenants and agreements, which are material to its operations and prospects, contained in this Agreement; and AI shall have received certificates signed by the President or Vice President and Secretary, as well as the Chief Financial Officer of SBI, dated the Effective Date, to the foregoing effect.

          (b) AI shall have received an opinion dated as of the Effective Date, from Morgan, Lewis & Bockius LLP, Harrisburg, Pennsylvania, counsel to SBI and SBI Merger Sub, in a form reasonably acceptable to AI.

          (c) There shall not have occurred any change in the financial condition, properties, assets, business or results of operation of SBI which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on SBI.

          (d) AI shall have received an updated opinion from Janney Montgomery Scott Inc., dated as of a date no later than the date of the Proxy Statement/Prospectus mailed to the AI shareholders in connection with the Merger and not subsequently withdrawn, to the effect that the Merger Consideration is fair to AI's shareholders from a financial point of view.

          (e) The shares of SBI Common Stock to be issued in the Merger shall have been authorized to be listed for quotation on The Nasdaq Stock Market.

          (f) A certificate for the required number of whole shares of the SBI Common Stock, as determined in accordance with Section 1.2 and Schedule 1.2, and cash payable for the fractional shares interests shall have been delivered to Farmers First Bank, as Exchange Agent.


                            ARTICLE VI.  TERMINATION

          SECTION 6.1  Termination.  This Agreement may be terminated, and the
                       -----------
Merger and the Bank Acquisition abandoned, prior to the Effective Date, either before or after its approval by the shareholders of SBI and AI:

          (a) by the mutual, written consent of AI and SBI if the board of directors of each so determines by a vote of a majority of the members of the entire board;

          (b) by AI if (i) by written notice to SBI that there has been a material breach by SBI of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to SBI by AI, (ii) by written notice to SBI that any condition precedent to AI's obligations as set forth in
Article V of this Agreement has not been met or waived by AI at such time as such condition can no longer be satisfied, (iii) the Board of Directors of AI fails to make, withdraws or modifies or changes the favorable recommendation described at Section 4.2 or (iv) the Board of Directors of AI recommends to the stockholders of AI that an Acquisition Proposal is likely to be more favorable, from a financial point of view, to the stockholders of AI than the Merger;

          (c) by SBI by written notice to the other parties, in the event (i) of a material breach by AI or ENB of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to AI by SBI or
(ii) any condition precedent to SBI's obligations as set forth in Article V of this Agreement has not been met or waived by SBI at such time as such condition can no longer be satisfied;

          (d) by AI, whether before or after approval of the Merger by the AI stockholders, by giving written notice of such election to SBI within two (2) business days following a determination that the Average Closing Price Per Share of SBI Common Stock Before Closing is less than $25.00 per share (subject to adjustment in accordance with Section 1.2(c) herein) at the time such calculation is required to be made pursuant to Schedule 1.2 hereof.

          (e) by SBI, whether before or after approval of the Merger by the SBI shareholders, if it chooses to give written notice of the election described in
Schedule 1.2 to AI, but if at all, within two (2) business days following a determination that the Average Closing Price Per Share of SBI Common Stock Before Closing is greater than $31.00 per share (subject to adjustment in accordance with Section 1.2(c) herein at the time such calculation is required to be made pursuant to Schedule 1.2 hereof.

          (f) by SBI or AI by written notice to the other, in the event that the Merger and Bank Acquisition are not consummated by March 31, 1997, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; provided, however, that such date may be extended by the written agreement of the parties hereto.

          SECTION 6.2  Effect of Termination.  In the event of the termination
                       ---------------------
of this Agreement, as provided above, this Agreement shall thereafter become void and have no effect, except that the provisions of Sections 3.1(p) and 3.2(n) (Fees), 4.4 (relating to confidentiality and return of documents), 4.8 (Publicity) and 6.3 and 7.7 (Expenses) of this Agreement shall survive any such termination and abandonment.

          SECTION 6.3  Expenses.  Any termination of this Agreement pursuant to
                       --------
Section 6.1(a) hereof shall be without cost, expense or liability on the part of any party to the others. Subject to the provisions of the following paragraph, any termination of this Agreement pursuant to Section 6.1(b)(i), (ii) or (iii) or 6.1(c) hereof shall also be without cost, liability or expense on the part of any party to the others, unless the breach of a representation or warranty or covenant is caused by the willful conduct or gross negligence of a party, in which event said party shall be liable to the other parties for all out-of-pocket costs and expenses, including without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with their entering into this Agreement and their carrying out of any and all acts contemplated hereunder ("Expenses").

          So long as SBI shall not have breached its obligations hereunder, if this Agreement is terminated by AI pursuant to clause (iv) of Section 6.1(b) hereof or if the Board of Directors of AI fails to make, withdraws or modifies or changes the favorable recommendation described at Section 4.2 on a basis other than a material adverse change in SBI, AI shall promptly, but in no event later than two (2) business days after such termination, pay SBI a fee of $500,000 which amount shall be payable by wire transfer of same day funds. If AI fails to promptly pay the amount due pursuant to this Section 6.3, and, in order to obtain such payment, SBI commences a suit which results in a judgment against AI for all or a substantial portion of the fee set forth in this Section 6.3, AI shall pay to SBI its costs and expenses (including reasonable attorneys' fees) in connection with such suit.


                          ARTICLE VII.  OTHER MATTERS

          SECTION 7.1  Certain Definitions; Interpretation.  As used in this
                       -----------------------------------
Agreement, the following terms shall have the meanings indicated:

          "knowledge," with respect to a person, means actual knowledge without independent investigation beyond such investigation as would be appropriate to such person's office and position, and as to a person which is a corporation, means the knowledge of such person's senior management.

          "material" means material to the party in question (as the case may be) and its respective subsidiaries, taken as a whole.

          "Material Adverse Effect," with respect to a person, means any condition, event, change or occurrence that has or results in a material adverse effect upon (A) the financial condition, properties, assets, business or results of operations of such person and its subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. In the case of ENB, receipt of a CAMEL rating in connection with a safety and soundness examination which is lower than the rating given to ENB in connection with the safety and soundness examination most recently reported prior to the date of this Agreement shall be deemed to have a "Material Adverse Effect" on ENB.

          "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

          "senior management" of a person which is a corporation means such person's executive officers.

          "subsidiary," with respect to a person, means any other person controlled by such person.

When a reference is made in this Agreement to Sections, Annexes or Schedules, such reference shall be to a Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents, tie sheet and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation". Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

          SECTION 7.2  Survival.  The representations, warranties and agreements
                       --------
of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreement; provided, however, that the foregoing clause shall not
                          --------  -------
(i) apply to agreements of the parties which by their terms are intended to be performed either in whole or in part after the Effective Time, and (ii) shall not relieve any person of liability for fraud, deception or intentional misrepresentation.

          SECTION 7.3  Parties in Interest.  This Agreement shall be binding
                       -------------------
upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and, other than the right to receive the consideration payable in the Merger pursuant to Article I hereof, is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 7.4  Waiver and Amendment.  Prior to the Effective Time, any
                       --------------------
provision of this Agreement may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors, except that no amendment or waiver may be made that would change the form or the amount of the Merger Consideration or otherwise have the effect of prejudicing the AI shareholders' interest in the Merger Consideration following the AI Meeting.

          SECTION 7.5  Counterparts.  This Agreement may be executed in
                       ------------
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

          SECTION 7.6  Governing Law.  This Agreement shall be governed by, and
                       -------------
interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, or, to the extent it may control, federal law, without reference to the choice of law principles thereof.

          SECTION 7.7  Expenses.  Subject to the provisions of Section 6.3
                       --------
hereof, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions described herein; provided, however, that all filing and other fees (other than federal and state income taxes) required to be paid to any governmental agency or authority in connection with the consummation of the transactions described herein shall be paid by SBI.

          SECTION 7.8  Notices.  All notices, requests, acknowledgments and
                       -------
other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

          If to AI, to:

               Atcorp, Inc.
               Sagemore Corporate Center
               Route 73 and Marlton Parkway
               Marlton, NJ  08053
               Attention:  Marc L. Reitzes

               With copies to:

                    Ballard Spahr Andrews & Ingersoll
                    1735 Market Street
                    51st Floor
                    Philadelphia, PA  17103-7599
                    Attention:  Justin P. Klein, Esquire

          If to ENB, to:

               Equity National Bank
               Sagemore Corporate Center
               Route 73 and Marlton Parkway
               Marlton, NJ  08053
               Attention:  Marc L. Reitzes

               With copies to:

                    Ballard Spahr Andrews & Ingersoll
                    1735 Market Street
                    51st Floor
                    Philadelphia, PA  17103-7599
                    Attention:  Justin P. Klein, Esquire

          If to SBI, to:

               Susquehanna Bancshares, Inc.
               26 North Cedar Street
               Lititz, PA  17543
               Attention:  Robert S. Bolinger, President
                           and Chief Executive Officer

               With copies to:

                    Morgan, Lewis & Bockius LLP
                    One Commerce Square
                    417 Walnut Street
                    Harrisburg, PA  17101-1904
                    Attention:  Charles L. O'Brien, Esquire
                                and Wendy L. Holden, Esquire

          If to SBI Merger Sub, to:

               Susquehanna Bancshares East, Inc.
               c/o Susquehanna Bancshares, Inc.
               26 North Cedar Street
               Lititz, PA  17543
               Attention:  Robert S. Bolinger, President
                           and Chief Executive Officer

               With copies to:

                    Morgan, Lewis & Bockius LLP
                    One Commerce Square
                    417 Walnut Street
                    Harrisburg, PA  17101-1904
                    Attention:  Charles L. O'Brien, Esquire
                                and Wendy L. Holden, Esquire

          SECTION 7.9  Entire Agreement; Etc.  This Agreement, together with
                       ---------------------
such other agreements as are executed by the parties in connection herewith, on the date hereof, represent the entire understanding of the parties hereto with reference to the transactions described herein and supersede any and all other oral or written agreements heretofore made, including, without limitation, the Confidentiality Agreement. All terms and provisions of this Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as expressly provided.

          IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                              SUSQUEHANNA BANCSHARES, INC.



                              By:  /s/ Robert S. Bolinger
                                   -------------------------------

                                 Title:  President and CEO

                              SUSQUEHANNA BANCSHARES EAST, INC.



                              By:  /s/ Wendy L. Holden
                                   ------------------------------

                                 Title:  Incorporator

                              ATCORP, INC.



                              By:  /s/ Marc Reitzes
                                   ---------------------------------

                                 Title:  Chairman and CEO

                              EQUITY NATIONAL BANK



                              By:  /s/ Marc Reitzes
                                   ---------------------------------

                                 Title:  Chairman and CEO

                                  SCHEDULE 1.2


                              Exchange Provisions
                              -------------------

          So long as the Average Price Per Share of SBI Common Stock Before Closing is between $25.00 and $31.00, then, 771,750 shares of SBI Common Stock shall be exchanged for all of the outstanding AI Common Stock. In the event the date set forth in Section 7.1(f) is extended beyond the record date set for SBI's second quarterly dividend for 1997 and if the Effective Time has not occurred prior to or on such record date (for SBI's second quarterly dividend of 1997), then AI shall receive 776,750 shares of SBI Common Stock rather than 771,750 shares of SBI Common Stock.

          The Average Price Per Share of SBI Common Stock Before Closing shall be determined by adding the price at which SBI Common Stock is reported to have closed by The Nasdaq Stock Market (or if SBI Common Stock is not quoted on The Nasdaq Stock Market then as reported by a recognized source as to the principal trading market on which such shares are traded) over the period of ten business days ending on the second business day preceding the date set for Closing, pursuant to Section 1.1(b) hereof, and dividing such total by 10 (such Average Price Per Share Before Closing is also referred to as the "Average Closing Price").

          The Exchange Ratio will be determined by dividing the total number of shares of SBI Common Stock to be issued as provided above (subject to adjustment in accordance with Section 1.2(c) hereof), by the total number of shares of AI Common Stock outstanding on the Effective Date.

          AI shall have the right to terminate this Agreement, in accordance with Section 6.1(d), if the Average Price Per Share of SBI Common Stock Before Closing is less than $25.00 (subject to adjustment in accordance with Section 1.2(c) herein). SBI shall have the right to terminate this Agreement, in accordance with Section 6.1(e), if the Average Price Per Share of SBI Common Stock Before Closing is greater than $31.00 (subject to adjustment in accordance with Section 1.2(c) herein); provided, however, if such price is greater than $31.00 (subject to adjustment in accordance with Section 1.2(c) herein) and SBI does not exercise its termination right pursuant to Section 6.1(e), then all of the shares of AI shall be exchanged for the number of shares of SBI Common Stock as though the Average Price Per Share of SBI Common Stock Before Closing had been $31.00.

                                  APPENDIX D

                             FBC MERGER AGREEMENT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                       AGREEMENT AND PLAN OF AFFILIATION

                    DATED AS OF THE 18th DAY OF JULY, 1996

                                 BY AND AMONG

                         SUSQUEHANNA BANCSHARES, INC.,

                     SUSQUEHANNA BANCSHARES EAST II, INC.,

                              FARMERS BANC CORP.

                                      AND

                             FARMERS NATIONAL BANK



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                        Page(s)
                                                                        -------

ARTICLE I.  THE PLAN OF MERGER...........................................   D-1
    SECTION 1.1  The Merger and Bank Acquisition; Closing;
             Effective Time..............................................   D-1
    SECTION 1.2  Effect on Outstanding Shares............................   D-2
    SECTION 1.3  Surrender and Exchange of FBC
         Certificates....................................................   D-3
    SECTION 1.4  Dissenters' Rights......................................   D-5
    SECTION 1.5  Other Matters...........................................   D-5

ARTICLE II.  CONDUCT PENDING THE MERGER AND BANK ACQUISITION
      ...................................................................   D-6

    SECTION 2.1  Conduct of FBC's and FNB's Businesses
         Prior to the Effective Time.....................................   D-6
    SECTION 2.2  Forbearance by FBC or FNB...............................   D-6
    SECTION 2.3  Cooperation.............................................   D-7
    SECTION 2.4  Conduct of SBI's Business Prior to the
         Effective Time..................................................   D-7

ARTICLE III.  REPRESENTATIONS AND WARRANTIES.............................   D-8

    SECTION 3.1  Representations and Warranties of FBC and
                   FNB...................................................   D-8
    SECTION 3.2  Representations and  Warranties of SBI and
                   its Material Subsidiaries.............................  D-24

ARTICLE IV.   COVENANTS..................................................  D-31

    SECTION 4.1  Acquisition Proposals...................................  D-31
    SECTION 4.2. Securities Registration and Disclosure..................  D-32
    SECTION 4.3  Employees...............................................  D-33
    SECTION 4.4  Access and Information..................................  D-35
    SECTION 4.5  Certain Filings, Consents and
         Arrangements....................................................  D-37
    SECTION 4.6  Takeover Statutes.......................................  D-37
    SECTION 4.7  Additional Agreements...................................  D-37
    SECTION 4.8  Publicity...............................................  D-38
    SECTION 4.9  Shareholder's Meeting...................................  D-38



    SECTION 4.10  Notification of Certain Matters.........................  D-38
    SECTION 4.11  Insurance...............................................  D-39
    SECTION 4.12  Dividends...............................................  D-39
    SECTION 4.13  Indemnification.........................................  D-39

ARTICLE V.  CONDITIONS TO CONSUMMATION....................................  D-40

    SECTION 5.1  Conditions to Closing....................................  D-40
    SECTION 5.2  Conditions to Obligations of SBI and SBI
         Merger Sub II....................................................  D-43
    SECTION 5.3  Conditions to the Obligations of FBC and
         FNB..............................................................  D-44

ARTICLE VI.  TERMINATION..................................................  D-45

    SECTION 6.1  Termination..............................................  D-45
    SECTION 6.2  Effect of Termination....................................  D-46
    SECTION 6.3  Expenses.................................................  D-46

ARTICLE VII.  OTHER MATTERS...............................................  D-47

    SECTION 7.1  Certain Definitions; Interpretation......................  D-47
    SECTION 7.2  Survival.................................................  D-47
    SECTION 7.3  Parties in Interest......................................  D-48
    SECTION 7.4  Waiver and Amendment.....................................  D-48
    SECTION 7.5  Counterparts.............................................  D-48
    SECTION 7.6  Governing Law............................................  D-48
    SECTION 7.7  Expenses.................................................  D-48
    SECTION 7.8  Notices..................................................  D-49
    SECTION 7.9  Entire Agreement; Etc....................................  D-50


          AGREEMENT AND PLAN OF AFFILIATION dated as of the 18th day of July, 1996 (this "Plan" or this "Agreement"), by and among Susquehanna Bancshares, Inc., a Pennsylvania corporation ("SBI"), Susquehanna Bancshares East II, Inc., a New Jersey corporation ("SBI Merger Sub II"), Farmers Banc Corp., a New Jersey corporation ("FBC"), and Farmers National Bank, a national banking association ("FNB").

                                   RECITALS:

          WHEREAS, the boards of directors of SBI, SBI Merger Sub II and FBC have each determined that it is in the best interests of their respective shareholders for SBI to acquire FBC and FNB by means of a merger of SBI Merger Sub II with and into FBC (the "Merger") as a result of which FBC will become a direct wholly-owned subsidiary of SBI and FNB will become a second-tier subsidiary of SBI (the "Bank Acquisition"), all upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and to set forth the conditions to the Merger and the Bank Acquisition; and

          WHEREAS, FBC and SBI desire to merge in the manner provided for herein and to adopt this Agreement as a plan of reorganization and to consummate such plan in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


                                 ARTICLE
I.  THE PLAN OF MERGER


          SECTION 1.1  The Merger and Bank Acquisition; Closing; Effective Time.
                       --------------------------------------------------------

          (a) Subject to the terms and conditions of this Agreement and in accordance with the applicable laws of the State of New Jersey at the Effective Time (as defined in Section 1.1(c)), SBI Merger Sub II shall be merged with and into FBC and the separate corporate existence of SBI Merger Sub II shall thereupon cease. FBC shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of New Jersey and shall continue to be a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and the separate corporate existence of FBC with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The name of the Surviving Corporation shall be "Susquehanna Bancshares East II, Inc." The Merger shall have the effects specified in the New Jersey Business Corporation Act, as amended ("NJBCA").

          (b) The closing of the Merger and the Bank Acquisition (the "Closing") shall take place contemporaneously at such place and time and on such date, following three (3) business days' notice to FBC, as shall be agreed upon by all parties, which date shall not be later than the 22nd business day after (i) the last approval required of any of the Regulatory Agencies (as defined at Section 5.1(b)) is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger or the Bank Acquisition and (iii) all shareholder approvals required by the parties hereunder are received.

          (c) Immediately following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to Article VI hereof, SBI Merger Sub II and FBC will cause a certificate of merger ("Certificate of Merger") to be properly prepared and completed and filed with the Secretary of State of New Jersey. The Merger shall become effective at 12:01 a.m. on the day following the day on which the Certificate of Merger has been duly filed and accepted by the Secretary of State of New Jersey (the "Effective Time"). The "Effective Date" when used herein means the day on which the Effective Time for the Merger occurs.

          (d) At the Effective Time, the certificate of incorporation and bylaws of SBI Merger Sub II in effect immediately prior to the Effective Time shall continue as the certificate and bylaws of the Surviving Corporation. At the

Effective Time, the directors and officers of SBI Merger Sub II immediately prior to the Effective Time shall be and become the directors and officers of the Surviving Corporation.

          SECTION 1.2  Effect on Outstanding Shares.
                       ----------------------------

          (a) At the Effective Time, by virtue of the Merger, automatically and without any action on the part of the holder thereof, subject to the provisions of Section 1.3 hereof with respect to the payment of fractional shares in cash and Section 1.4 hereof with respect to dissenters' rights, if any, each share of common stock, par value $.83 per share, of FBC (the "FBC Common Stock") issued and outstanding at the Effective Time (other than (i) shares the holders of which (each a "Dissenting Stockholder") are exercising appraisal rights pursuant to the NJBCA (the "Dissenters' Shares"), if any, and (ii) shares held directly or indirectly by SBI, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted into the right to receive shares of Common Stock par value $2.00 per share, of SBI ("SBI Common Stock") determined in conformity with the Exchange Ratio set forth at Schedule 1.2 hereof (such SBI Common Stock, determined on the basis of the Exchange Ratio, as to each FBC shareholder and, collectively, to all FBC shareholders is the "Merger Consideration"). As of the Effective Time, each share of FBC Common Stock held directly or indirectly by SBI, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

          (b) The shares of common stock of SBI Merger Sub II issued and outstanding immediately prior to the Effective Time, by virtue of and after the Merger, shall be converted into and thereafter constitute the issued and outstanding shares of the capital stock of the Surviving Corporation.

          (c) If prior to the Effective Time, the outstanding shares of SBI Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, appropriate adjustment shall be made to the Exchange Ratio.

          SECTION 1.3 Surrender and Exchange of FBC Certificates.
                      ------------------------------------------

          (a) Within five (5) business days after the Effective Time, SBI shall cause to be sent to each person who immediately prior to the Effective Time was a holder of record of FBC Common Stock transmittal materials and instructions for surrendering certificates for FBC Common Stock ("Old Certificates") in exchange for a certificate for the number of whole shares of SBI Common Stock to which such person is entitled under Section 1.2 hereof.

          (b) No certificates for fractional shares of SBI Common Stock shall be issued in connection with the Merger. In lieu thereof, SBI shall issue to any holder of FBC Common Stock certificates otherwise entitled to a fractional share, upon surrender of such certificates in accordance with the instructions furnished by SBI, a check for an amount of cash equal to the fraction of a share of SBI Common Stock represented by the certificates so surrendered multiplied by the Average Price Per Share of SBI Common Stock Before Closing as determined in conformity with Schedule 1.2.

          (c) If the record date of any dividend on SBI Common Stock occurs after the Effective Time, the declaration shall include dividends on all whole shares of SBI Common Stock into which shares of FBC Common Stock have been or will be converted under this Agreement, but no former holder of FBC Common Stock shall be entitled to receive payment of any such dividend until surrender of the shareholder's Old Certificates shall have been effected in accordance with the instructions furnished by SBI. Upon surrender for exchange of a shareholder's Old Certificates, such shareholder shall be entitled to receive from SBI an amount equal to all such dividends, without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon, declared, and for which the payment date has occurred, on the whole shares of SBI Common Stock into which the shares represented by such Old Certificates have been converted.

          (d) After the Effective Time, there shall be no transfer on the stock transfer books of FBC or SBI of shares of FBC Common Stock. If Old Certificates are presented for transfer after the Effective Time, they shall be cancelled and certificates representing whole shares of SBI Common Stock (and a check in lieu of any fractional share) shall be issued in exchange therefor as provided herein.

          (e) In the event that any Old Certificates have not been surrendered for exchange in accordance with this Section on or before the second anniversary of the Effective Time, SBI may at any time thereafter, with or without notice to the holders of record of such Old Certificates, sell for the accounts of any or all of such holders any or all of the shares of SBI Common Stock which such holders are entitled to receive under Section 1.2 hereof (the "Unclaimed Shares"). Any such sale may be made by public or private sale or sale at any broker's board or on any securities exchange in such manner and at such times as SBI shall determine. If, in the opinion of counsel for SBI, it is necessary or desirable, any Unclaimed Shares may be registered for sale under the Securities Act of 1933, as amended (the "Securities Act") and applicable state laws. SBI shall not be obligated to make any sale of Unclaimed Shares if it shall determine not to do so, even if notice of sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold, to be paid to them upon surrender of the Old Certificates. From and after any such sale, the sole right of the holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by SBI for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by SBI.

          (f) If outstanding certificates for shares of FBC Common Stock are not surrendered prior to the date on which such certificates would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of SBI (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither SBI nor its agents or any other person shall be liable to any former holder of FBC Common Stock for any property delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by SBI, the posting by such person of a bond in such amount as SBI may direct as indemnity against any claim that may be made against it with respect to such Old Certificate, SBI will issue in exchange for such lost, stolen or destroyed Old Certificate, the shares of SBI Common Stock into which the FBC Common Stock represented by such Old Certificate has been converted pursuant to this Agreement.

          SECTION 1.4  Dissenters' Rights.  In accordance with the provisions of
                       ------------------
Section 14A:11-1 of the NJBCA, the FBC Shareholders are not entitled to Dissenters' Rights.

          SECTION 1.5  Other Matters.  Notwithstanding any term of this
                       -------------
Agreement to the contrary, SBI may, in its discretion at any time prior to the Effective Time, designate a direct or indirect wholly-owned subsidiary to substitute for SBI Merger Sub II as a constituent corporation in the Merger by written notice to FBC so long as the exercise of this right does not materially adversely affect the interests of the FBC shareholders, or cause a material delay in consummation of the transactions contemplated herein. SBI shall also have the right to cause SBI Merger Sub II or such substitute, to be the surviving corporation of the Merger, so long as the exercise of such right does not have a material adverse effect on the interests of the holders of the capital stock of FBC, or cause a material delay in, or otherwise adversely affect, consummation of the transactions described herein; if such right is exercised, and such substitute corporation is organized under the laws of another state, this Agreement shall be deemed to be modified to accord such change, including, without limitation, that the laws of such other state, together with the Laws of New Jersey, will govern in the Merger if such substitute corporation shall be the survivor. Nothing in this Agreement shall be deemed to restrict the ability of SBI or any of its subsidiaries to merge with or with and into another entity so long as no such other transaction shall materially adversely affect the parties' ability to consummate the Bank

Acquisition or cause a material delay in, or otherwise adversely affect, consummation of the transactions contemplated herein.

     ARTICLE II.  CONDUCT PENDING THE MERGER AND BANK ACQUISITION

          SECTION 2.1  Conduct of FBC's and FNB's Businesses Prior to the
                       --------------------------------------------------
   Effective Time.
   --------------

          Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, FBC and FNB shall (and the word "it" in this Article II refers to each of FBC, FNB, and each subsidiary of either, as the case may be) (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) maintain and preserve intact in all material respects its business organization, assets, leases, properties, investment securities, employees and advantageous business relationships and use its reasonable efforts to retain the services of its officers and key employees,
(iii) not knowingly take any action which would materially adversely affect or delay its ability to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions described herein or to perform its covenants and agreements on a timely basis under this Agreement, and
(iv) not knowingly take any action that is reasonably likely to have a Material Adverse Effect (as defined in Section 7.1 hereof) on FBC or FNB.

          SECTION 2.2  Forbearance by FBC or FNB.  During the period from the
                       -------------------------
date of this Agreement to the Effective Time, neither FBC nor FNB shall, without the prior written consent of SBI, which consent shall not be unreasonably withheld:

          (a) other than in the ordinary course of business consistent with past practice, make any advance or loan or incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any individual, corporation or other person.

          (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend other than the semiannual regular cash dividend and special cash dividend referred to in Section 4.12 or make any distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any shares of its capital stock or any right to acquire, or securities evidencing a right to convert into or acquire any shares of its capital stock, or issue any additional shares of capital stock;

          (c) other than in the ordinary course of business consistent with past practice and pursuant to policies, if any, currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leasehold interests or assets to any individual, corporation or other entity, or cancel, release or assign any indebtedness of any such person or any contracts or agreements as in force at the date of this Agreement;

          (d) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by law or by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, other than general increases in compensation in the ordinary course of business consistent with past practice not in excess of 4%, on an aggregated basis, in any 12-month period, and payment of bonuses in the ordinary course, or voluntarily accelerate the vesting of any other compensation or benefit;

          (e) amend FNB's charter or the certificate of incorporation of FBC (the "FBC Certificate"), or the bylaws of either, except as expressly contemplated by this Agreement or required by law or regulation, in each case as concurred in by its counsel;

          (f) except as set forth in Annex 2.2(f) hereto, change its method of accounting as in effect at December 31, 1995, except as required by changes in generally accepted accounting principles or required by law or regulation, in each case, as concurred in by its independent auditors; or

          (g) permit or allow its direct or indirect ownership of the capital stock of any subsidiary described in the annex hereto to be less than 100% of their respective total capital stock.

          SECTION 2.3  Cooperation.  FBC and FNB each shall cooperate with SBI
                       -----------
and SBI Merger Sub II and SBI and SBI Merger Sub II each shall cooperate with FBC and FNB in completing the transactions described herein and each shall not take, cause to be taken or agree or make any commitment to take any action: (i) that would cause any of the representations or warranties of it that are set forth in Article III hereof not to be true and correct in all material respects, or (ii) in the case of FBC or FNB, that is inconsistent with or prohibited by
Section 2.1 or Section 2.2.

          SECTION 2.4  Conduct of SBI's Business Prior to the Effective Time.
                       -----------------------------------------------------
Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, SBI shall not knowingly take any action and shall not knowingly cause its Material Subsidiaries (as hereinafter defined) to take any action which would materially adversely affect or delay its ability to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions described herein or that is reasonably likely to have a Material Adverse Effect on SBI, on a consolidated basis.


          ARTICLE III.  REPRESENTATIONS AND WARRANTIES

          SECTION 3.1  Representations and Warranties of FBC and FNB.  FBC and
                       ---------------------------------------------
FNB represent and warrant to SBI and SBI Merger Sub II (and the word "it" in this Article III refers to each of FBC, FNB, and each subsidiary of either, as the case may be), that, except as specifically disclosed in the Annex of disclosure schedules included herewith, to the best of its knowledge:

          (a) Corporate Organization and Qualification. FBC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by FBC requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on FBC and its subsidiaries, taken as a whole. FBC is a bank holding company duly registered with the Board. FNB is a national banking association duly organized and in good standing under the laws of the United States of America. FBC and FNB each has the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on their respective businesses as they are now being conducted and to own their respective properties and assets. FBC has made available to SBI and SBI Merger Sub II a complete and correct copy of the FBC Certificate and charter of FNB and the bylaws of each, such charter or FBC Certificate as well as the bylaws of each are in full force and effect as of the date hereof.

          (b) Authorized Capital. The authorized capital stock of FBC consists of 500,000 shares of FBC Common Stock of which approximately 303,600 shares of FBC Common Stock were issued and outstanding as of the date of this Agreement. All of the outstanding capital stock of FNB is held by FBC. All of the outstanding shares of capital stock of FBC and FNB have been duly authorized and are validly issued, fully paid and nonassessable (except in the case of FNB, as provided at 12 U.S.C.A. (S) 55). Neither FBC nor FNB has any shares of capital stock reserved for issuance. Neither FBC nor FNB has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. The shares of FNB Common Stock owned by FBC are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. The outstanding shares of capital stock of FBC and FNB have not been issued in violation of any preemptive rights. There are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of FBC or FNB. After the Effective Time neither SBI nor SBI Merger Sub II will have any obligation to issue, transfer or sell any shares of capital stock pursuant to any Employee Plan (as defined in Section 3.1(m)).

          (c) Subsidiaries. The only subsidiaries of FBC are as listed and described at Annex 3.1(c). The only subsidiaries of FNB are listed and described at Annex 3.1(c).

          Each such subsidiary is duly organized and existing as a corporation, is in good standing under the laws of the jurisdiction in which it was organized, and has adequate corporate power to carry on its business as now conducted. All of the outstanding capital stock of all such subsidiaries has been validly issued, is fully paid and nonassessable (except in the case of FNB, as provided at 12 U.S.C.A. (S) 55) and is owned by FBC or FNB, free and clear of all liens, security interests and encumbrances. All such subsidiaries, other than FNB, are organized under Delaware law and make no use of fictitious names in the conduct of their respective businesses.

          (d) Corporate Authority. Subject only to approval of this Agreement by the holders of the number of votes required by the FBC Certificate or bylaws of FBC cast by all holders of FBC Common Stock (without any minority, class or series voting requirement), and, subject to the regulatory approvals specified in Section 5.1(b) hereof, FBC and FNB each has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to either FBC or FNB described herein. This Agreement has been duly and validly executed and delivered by FBC and FNB and constitutes the valid and binding obligations of FBC and FNB enforceable against each, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

          (e) No Violations. The execution, delivery and performance of this Agreement by it does not, and the consummation of the transactions described herein by it will not, constitute (i) subject to receipt of the required regulatory approvals specified in Section 5.1(b), a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which it (or any of its respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger or the Bank

Acquisition, (ii) a breach or violation of, or a default under, the FBC Certificate or the charter of FNB or bylaws of either of them, (iii) a breach of any duty owed by FBC to FNB, or any person holding an interest in FNB, or (iv) except as disclosed in Annex 3.1(e), a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of it under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of their respective properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on it or enable any person to enjoin the Merger or the Bank Acquisition; and the consummation of the transactions described herein will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) and (ii) the approval of its shareholders referred to in Section 3.1(d), (iii) any such approval, consent or waiver that already has been obtained and (iv) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on it or enable any person to enjoin the Merger or the Bank Acquisition.

          (f)  Reports.

               i. FBC's consolidated statement of financial condition as of December 31, 1995 previously provided to SBI and each statement of financial condition provided after the date hereof to SBI (including in each case any related notes and schedules) as required by Section 4.4 hereof fairly presents or will fairly present the financial position of it as of its date and each of the consolidated statements of income and shareholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, stockholders' equity and cash flows, as the case may be, of it for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

               ii. Except as set forth in Annex 3.1(f), it has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1993 with (A) the Office of the Comptroller of the Currency (the "OCC"), (B) the Federal Deposit Insurance Corporation (the "FDIC"), (C) the Board of Governors of the Federal Reserve System (the "Board"), and (D) any state banking commission or other regulatory authority (collectively, the Regulatory Agencies listed in (A) through (D) are the "FBC Regulatory Agencies"), and all other material reports and statements required to be filed by it since January 1, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any FBC Regulatory Agency and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

               iii. FBC is not a reporting company registered under The Securities Exchange Act of 1934, as amended.

          (g) Absence of Certain Changes or Events. Since January 1, 1996, to the date hereof, it has not incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

          (h) Taxes. Its federal income tax returns have been examined and closed or otherwise closed by operation of law through December 31, 1993. All federal, state, local and foreign tax returns required to be filed by it or on its behalf have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with generally accepted accounting principles consistently applied) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to the knowledge of FBC or FNB, threatened, with respect to any taxes that could result in a determination that would have a Material Adverse Effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

          (i) Litigation and Liabilities. Except as set forth in Annex 3.1(i), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or involving any Employee Plan as defined at subsection (m) hereof or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it, that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

          (j) Absence of Regulatory Actions. It is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or a recipient of any extraordinary supervisory letter from, nor has it adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the FBC Regulatory Agencies, charged with the supervision or regulation of national banking associations or bank holding companies or engaged in the insurance of bank deposits nor has it been advised by any FBC Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolution or similar undertaking.

          (k)  Agreements.

               i. Except as set forth Annex 3.1(k) attached hereto, as of the date of this Agreement it is not a party to, or bound by, any oral or written:

                   (A) "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission;

                   (B) consulting agreement not terminable on thirty (30) days' or less notice involving the payment of more than $10,000 per annum, in the case of any such agreement;

                   (C) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions described in this Agreement;

                   (D) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $75,000;

                   (E) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions described in this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions described in this Agreement;

                   (F) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

                   (G) agreement, contract or understanding, other than this Agreement, regarding the capital stock of FBC and/or FNB or committing to dispose of some or all of the capital stock or substantially all of the assets of FBC and/or FNB; or

                   (H) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

              ii. It is not in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject, other than such defaults or violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on it.

          (l) Labor Matters. Except as disclosed in Annex 3.1(l), it is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or threatened.

          (m) Employee Benefit Plans. Annex 3.1(m) contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee benefits, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, in respect to any of its present or former directors, officers, or other employees (hereinafter referred to collectively as the "Employee Plans").

               i. All of the Employee Plans comply in all material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws; has not engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any material penalties, taxes or other events under Section 502(i) of ERISA or Section 4975 of the Code which would have a Material Adverse Effect on it;

               ii. no liability to the Pension Benefit Guaranty Corporation has been or is expected by it to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by it or any entity which is considered one employer with FBC or FNB under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate");

               iii. no Pension Plan or single-employer plan of an ERISA Affiliate had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; all contributions to any Pension Plan or single-employer plan of an ERISA Affiliate that were required by Section 302 of ERISA and were due prior to the date hereof have been made on or before the respective dates on which such contributions were due; the fair market value of the assets of each Pension Plan or single-employer plan of an ERISA Affiliate exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or single-employer plan of an ERISA Affiliate as of the end of the most recent plan year with respect to the respective Pension Plan or single-employer plan of an ERISA Affiliate ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or single-employer plan of an ERISA Affiliate as of the date hereof; no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or single-employer plan of an ERISA Affiliate within the 12 month period ending on the date hereof.

          iv. neither has it provided, nor is it required to provide, security to any Pension Plan or to any single employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code;

          v. neither it nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980;

          vi. each Employee Plan of it which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS") covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; each such Employee Plan has been amended to reflect the requirements of subsequent legislation applicable to such plans it is not aware of any circumstances likely to result in revocation of any such favorable determination letter; and each Qualified Plan has complied at all relevant times in all material respects with all applicable requirements of
Section 401(a) of the Code;

          vii. each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has at all relevant times satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder;

          viii. neither it nor any ERISA Affiliate has committed any act or omission or engaged in any transaction that has caused it to incur, or created a material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements;

          ix. there is no pending or threatened litigation, administrative action or proceeding relating to any Employee Plan other than routine claims for benefits;

          x. except as disclosed in Annex 3.1(m), there has been no announcement or legally binding commitment by it to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Employee Plan, and it does not have any obligations for retiree health and life benefits under any Employee Plan that cannot be terminated without incurring any liability thereunder;

          xi. except as disclosed in Annex 3.1(m), the execution and delivery of this Agreement and the consummation of the transactions described herein will not result in any payment or series of payments by FBC or FNB to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Employee Plan, increase any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit;

          xii. except as disclosed in Annex 3.1(m), all annual reports have been timely filed with respect to each Employee Plan, and it has made available to SBI a true and correct copy of (A) reports on the applicable form of the Form 5500 series filed with the IRS for plan years beginning after 1987, (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto,
(D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

          xiii. except as disclosed in Annex 3.1(m), there are no retiree health benefit plans except as required to be maintained by COBRA.

     (n) Title to Assets. It has good and marketable title to its properties and assets (other than property as to which it is lessee), except for (i) such items shown in the FBC consolidated financial statements or notes thereto, (ii) liens on real property for current real estate taxes not yet delinquent or (iii) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on it. With respect to any property leased by it, there are no defaults by it, or any of the other parties thereto, or any events which, with the giving of notice or lapse of time or both, would become defaults by it or any of the other parties thereto, under any of such leases, except for such defaults or events which would not, individually or in the aggregate, have a Material Adverse Effect on it; and all such leases are in full force and effect and are enforceable against it, as the case may be, and there is no circumstance existing as of the date of this Agreement which causes or would cause such leases to be unenforceable against any of the other parties thereto except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally as well as principles of equity to the extent enforcement by a court of equity is required.

          (o) Compliance with Laws. It has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

          (p) Fees. Except as set forth in Annex 3.1(p) attached hereto, neither it nor any of its respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with the Agreement or the transactions contemplated hereby.

          (q)  Environmental Matters.  Except as disclosed in Annex 3.1(q):

               i. (A) It, its Participation Facilities and its Loan Properties (each as defined below) are, and have been, in material compliance with all Environmental Laws (as defined below), except where non-compliance would, either individually or in the aggregate, not have a Material Adverse Effect on FBC or any of its subsidiaries taken as a whole. Set forth in Annex 3.1(q)(A) is a list of Participation Facilities or other real estate owned ("OREO") owned by it and the locations of such Participation Facilities or OREO;

                    (B) It, its Participation Facilities and its Loan Properties hold all permits, licenses, registrations and other authorizations (the "Environmental Permits") necessary under the Environmental Laws, and all such Environmental Permits are currently in effect. The Environmental Permits are listed in Annex 3.1(q)(B), and any that will expire or terminate as a result of the transactions contemplated by this Agreement are so designated. It, its Participation Facilities and its Loan Properties are in material compliance with all the terms and conditions of such Environmental Permits and have not materially violated any of them. Neither it, its Participation Facilities nor its Loan Properties have received any notice of any proposal to amend, revoke, reissue or replace any Environmental Permit, nor have any events occurred (other than a change in applicable law) that could form a reasonable basis for any such action. It, its Participation Facilities, and its Loan Properties have filed timely and complete applications for renewal of any such Environmental Permits that are required prior to the Closing.

                    (C) There is no suit, claim, action, demand, penalty, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum against it or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on a site owned, leased or operated by it or any Participation Facility. As to all such matters set forth in Annex 3.1(q)(C), they do not, and will not, individually or in the aggregate, have a Material Adverse Effect on FBC and its subsidiaries;

          (D) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or it in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at or on a site owned, leased or operated by any Loan Property, except as to such matters which, either individually or in the aggregate, would not have a Material Adverse Effect on FBC and its subsidiaries taken as a whole;

          (E) There is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 3.1(q)(i)(C) or (D);

          (F) The properties currently owned or operated (including, without limitation, in a fiduciary capacity) by it (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material other than as permitted under applicable Environmental Laws (provided, however, that with respect to properties formerly owned or operated by it, such representation is limited to the period it owned or operated such properties);

          (G) It has not received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

          (H) There are no underground storage tanks on, in or under, and during the period of its ownership and operation no underground storage tanks have been closed or removed from, any properties or Participation Facility which are or have been in its ownership;

          (I) During the period of (l) its ownership or operation (including, without limitation, in a fiduciary capacity) of any of its respective current properties, (m) its participation in the management of any Participation Facility, or (n) its holding of a security interest in a Loan Property, there has been no release of Hazardous Material or oil in, on, under or affecting such properties, except as permitted under applicable Environmental Laws or except in quantities too small to be required to be reported to responsible government oversight agencies. Prior to the period of (x) its ownership or operation of any of its respective current properties, (y) its participation in the management of any Participation Facility, or (z) its holding of a security interest in a Loan Property, there was no release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except as permitted under applicable Environmental Laws or except in quantities too small to be required to be reported to responsible government oversight agencies; and

          (J) There has not been and is not any Environmental Condition (as hereinafter defined) at or relating to any property at which wastes have been deposited or disposed by or at the behest or direction of it, its Participation Facilities or its Loan Properties, nor has it, its Participation Facilities or its Loan Properties received written notice of any such Environmental Condition. For purposes of this Agreement the term "Environmental Condition" means any condition or circumstance that (i) requires abatement or remediation under any Environmental Law currently in effect, (ii) gives rise to any civil or criminal liability under any Environmental Law currently in effect, or (iii) constitutes a public or private nuisance based on the presence of Hazardous Materials, under laws applicable on the Closing Date;

          (K) There are no environmental liens on any properties owned or leased by it or on its Loan Properties ("Properties") and no government actions which could subject the Properties to such liens have been taken, are pending, or threatened;

          (L) No notice or restriction relating to the presence of Hazardous Materials is required to be placed in the deed to any property subject to this Agreement and no property subject to this Agreement has such a notice or restriction in its deed; and

          (M) The only Loan Properties or Participation Facilities in which it participates in management are those described in Annex 3.1(q)(i)(A) hereto.

     ii.  The following definitions apply for purposes of this Section 3.1(q):
(a) "Loan Property" means any property in which it holds a security interest (except that with respect to loans which are secured by residential property, all representation in this Section 3.1(q) are given to the best knowledge, without inquiry), and where required by the context, includes the owner or operator of such property, but only with respect to such property; (b) "Participation Facility" means any facility in which it participates in the management (including all property on which it conducts operations of its business, or which is held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (c) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect; "Environmental Law" includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so-called "Superfund" or "Superlien" law enacted by any state having jurisdiction over any Loan Property or Participation Facility, each as amended and as now in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (d) "Hazardous Material" means any substance which is defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyls, any of which is regulated by, or subject to regulation under, any Environmental Law.

          (r) Allowance. The allowance for loan and lease losses shown on FBC's consolidated statement of financial condition as of December 31, 1995 was, and the allowance for loan and lease losses shown on FBC's consolidated statement of financial condition for periods ending after the date of this Agreement will be, in the opinion of management of FBC and FNB, adequate, as of the date thereof, under generally accepted accounting principles applicable to commercial banks and bank holding companies and all other applicable regulatory requirements for all losses reasonably anticipated in the ordinary course of business as of the date thereof based on information available as of such date. It has disclosed to SBI in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of it that it has classified internally as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss,"

"Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" or words of similar import, and it shall promptly after the end of each quarter after the date hereof and on the Effective Date inform SBI of the amount of each such classification. The OREO and in-substance foreclosures included in any of its non-performing assets are carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals.

          (s) Anti-takeover Provisions Inapplicable. The provisions of the NJBCA relating to protection of shareholders do not apply to FBC, this Agreement, the Merger, the Bank Acquisition and the transactions described herein.

          (t) Material Interests of Certain Persons. Except as noted in Annex 3.1(t), none of its respective officers or directors, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to its business.

          (u) Insurance. It is presently insured, and has been insured, in the amounts, with the companies and since the periods set forth in Annex 3.1(u). All of the insurance policies and bonds maintained by it are in full force and effect, it is not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the judgment of its management, such insurance coverage is adequate.

          (v) Dividends. The only dividends or other distributions which it has made on its capital stock since January 1, 1994 are set forth in Annex 3.1(v).

          (w) Books and Records. Its books and records have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

          (x) Board Action. Its board of directors (at a meeting duly called and held) has been duly convened and by the requisite vote of directors (a) determined that the Merger is advisable and in the best interests of it and its shareholders, (b) approved this Agreement and the transactions described herein and (c) directed that the Agreement be submitted for consideration by its shareholders at the FBC Meeting (as hereafter defined).

          (y) Fairness Opinions. Its board of directors has received a written opinion, a copy of which has been furnished to SBI, to the effect that the consideration to be received by FBC shareholders pursuant to this Agreement, at the time of its execution, is fair to such holders from a financial point of view.

          (z)  INTENTIONALLY OMITTED.

          (aa) Fidelity Bonds. Since at least January 1, 1993, FNB has continuously maintained fidelity bonds insuring it against acts of dishonesty by its employees in such amounts as is customary for a bank of its size. Since January 1, 1993, the aggregate amount of all potential claims under such bonds has not exceeded $0 and neither FBC nor FNB is aware of any facts which would reasonably form the basis of a claim under such bonds. Neither has a reason to believe that its fidelity coverage will not be renewed by its carrier on substantially the same terms as its existing coverage.

          (bb) Condition of Tangible Assets. Except as set forth in Annex 3.1(bb), all buildings, structures and improvements on the real property owned or leased by it are in functional condition, and FBC and FNB are not aware of any material structural defects. The equipment, including heating, air conditioning and ventilation equipment owned by it, is in functional operating condition and free of material defects to the best of FNB's and FBC's knowledge. The operation and use of the property in the business conform in material respect to all applicable laws, ordinances, regulations, permits, licenses and certificates.

          (cc) Loans by FNB. As of January 1, 1993, and except as shown on Annex 3.1(cc), in the aggregate, the loans by FNB have been lawfully made, constitute valid debts of the obligors, have been incurred in the ordinary course of business, are subject to the terms of payment as shall have been agreed upon between FNB and each customer and FNB does not know of any applicable setoff or counterclaim which in the aggregate would have a Material Adverse Effect on it. A list of all loans thirty (30) days past due, as of May 31, 1996, has been delivered to SBI. No part of the amount collectible under any loan is contingent upon performance by FNB of any obligation and no agreement for participation, in which FNB has relinquished or agreed to share control with a participation in management of the facility, or agreement providing for deductions or discounts have been made with respect to any part of such loans, except as expressly disclosed in Annex 3.1(cc). FNB does not know of any pending, threatened or expected actions in connection with any material loans or commitments presently or previously made by FNB relating to claims based on theories of "lenders' liability" or any other basis.

          (dd) Regulatory Compliance - OCC. FNB is in compliance in all material respects with the applicable rules and regulations of the OCC, except as noted in Annex 3.1(dd) and except where the failure to comply would not have a Material Adverse Effect on FNB.

          (ee) Regulatory Compliance - FDIC. Except as noted on Annex 3.1(ee) hereto and except where the failure to comply would not have a Material Adverse Effect on it, it is in compliance in all material respects with the rules and regulations of the FDIC to the extent such rules and regulations are deemed applicable by regulatory determination.

          (ff) Capital Compliance. As of December 31, 1995, FNB was in compliance with the minimum capital requirements applicable to national banking associations, including as to leverage ratio requirements, tangible capital requirements and risk based capital requirements.

          (gg) INTENTIONALLY OMITTED.

          (hh) Investments. Except as may be noted on Annex 3.1(hh) hereto, FNB does not, either directly or through a subsidiary, hold any corporate debt security not of investment grade, as defined in Section 222 of the Financial Institution Reform, Recovery and Enforcement Act of 1989 ("FIRREA"); provided, further, FNB is in compliance with applicable divestiture requirements established by the FDIC as to any such investments noted as exceptions on Annex 3.1(hh).

          (ii) INTENTIONALLY OMITTED.

          (jj) Default. It has not been advised by any FBC Regulatory Agency that it is in "default" or "in danger of default" (as those terms are defined in FIRREA Sections 204(x)(1) and (2)).

          (kk) Federal Reserve Act. Since the enactment of FIRREA, except as may be noted in Annex 3.1(kk) hereto, it is in compliance in all material respects with Sections 23A and 22(h) of the Federal Reserve Act.

          (ll) INTENTIONALLY OMITTED.

          (mm) Assessments Fully Paid. All payments, fees and charges assessed by the OCC against FNB, and due on or prior to the date of this Agreement, have been paid in full. FNB's assessment category with the FDIC is 1A.

          (nn) Documents Filed with Regulatory Agencies. Documents to be filed by FBC with any FBC Regulatory Agency in connection with this Agreement, or the transactions contemplated hereby, will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          SECTION 3.2  Representations and Warranties of SBI and its Material
                       ------------------------------------------------------
Subsidiaries.  SBI represents and warrants to FBC and FNB (and the word "it" in
------------
this Article III refers to SBI and each of its Material Subsidiaries, as that term is defined at Section 3.2(d) hereof), that, except as specifically disclosed in the Annex of disclosure schedules included herewith, to the best of its knowledge:

          (a) Corporate Organization and Qualification. SBI is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by SBI requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on SBI. It has the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on its business as now conducted and to own its properties and assets. SBI owns directly or indirectly all of the outstanding shares of capital stock of SBI Merger Sub II. SBI has made available to FBC complete and correct copies of the articles of incorporation and bylaws of SBI and will make available to FBC complete and correct copies of the certificate of incorporation and bylaws of SBI Merger Sub II; such articles and bylaws of SBI are in full force and effect as of the date hereof.

          (b) Corporate Authority. Subject only to the regulatory approvals specified in Section 5.1(b) hereof, SBI has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to SBI described herein. This Agreement has been duly and validly executed and delivered by SBI and constitutes the valid and binding obligations of SBI enforceable against SBI, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

          (c)  Capitalization.  In furtherance of the provisions of the NJBCA,
Section 14A:11-1, SBI Common Stock is held of record by not less than 4,000 persons. The authorized capital stock of SBI consists as of the date of this Agreement of 32,000,000 shares of SBI Common Stock, of which approximately 13,500,000 shares are issued and outstanding (an immaterial number of shares are issuable pursuant to options, warrants and similar rights and 30,175 shares are held as treasury stock) and 5,000,000 shares of Preferred Stock, no par value per share, of which none are outstanding. Sufficient shares of authorized, but unissued, shares of SBI Common Stock to effect the transactions described herein will be reserved by SBI for such purpose.

          (d) Bank Subsidiaries. SBI owns, directly, all of the issued and outstanding shares of capital stock of Farmers First

Bank, a bank and trust company organized under the laws of the Commonwealth of Pennsylvania; Farmers & Merchants Bank and Trust, a bank organized under the laws of the State of Maryland; Citizens National Bank of Southern Pennsylvania, a national banking association with headquarters in Greencastle, Pennsylvania; First National Trust Bank, a national banking association with headquarters in Sunbury, Pennsylvania; and Williamsport National Bank, a national banking association with headquarters in Williamsport, Pennsylvania (collectively the "Bank Subsidiaries"). All of the issued and outstanding capital stock of the Bank Subsidiaries is duly and validly authorized and issued, fully paid and nonassessable (other than as provided in 12 U.S.C.A. (S) 55 with respect to national banks) and is owned by SBI free and clear of any liens, security interests, encumbrances, restrictions on transfer or other rights of any third person with respect thereto. SBI owns, directly or indirectly, all of the issued and outstanding shares of capital stock of Atlantic Federal Savings Bank, Fairfax Savings, F.S.B. and Reisterstown Federal Savings Bank, each a federal savings bank operating in Maryland (collectively, the "Savings Bank Subsidiaries"). All of the issued and outstanding capital stock of the Savings Bank Subsidiaries is duly and validly authorized and issued, free and clear of any liens, security interests, encumbrances, restrictions on transfer or other rights of any third person with respect thereto other than rights of account holders to liquidation accounts maintained by the Savings Bank Subsidiaries in accordance with the rules of the Office of Thrift Supervision ("OTS"). The Bank Subsidiaries and the Savings Bank Subsidiaries are the "Material Subsidiaries." There are no options, calls, warrants, conversion privileges or other agreements obligating any Material Subsidiary at present or upon the occurrence of any event to issue or sell any shares of its capital stock. Each of Farmers First Bank and Farmers & Merchants Bank and Trust is a bank and trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and the State of Maryland, respectively, and is duly authorized to engage in the banking and trust business as an insured bank under the Federal Deposit Insurance Act, as amended. Each of Citizens National Bank of Southern Pennsylvania, First National Trust Bank, and Williamsport National Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States and is duly authorized to engage in the banking and trust business as an insured bank under the Federal Deposit Insurance Act, as amended. Each of Atlantic Federal Savings Bank, Fairfax Savings, F.S.B. and Reisterstown Federal Savings Bank is a federal savings and loan association, duly organized, validly existing and in good standing under the laws of the United States and is duly authorized to engage in the savings and loan business under the Federal Deposit Insurance Act, as amended. Each Material Subsidiary has corporate power and legal authority and governmental authorizations which are material to its respective operations and to transact the respective businesses in which it is presently engaged.

          (e) No Violations. The execution, delivery and performance of this Agreement by SBI and SBI Merger Sub II does not, and the consummation of the transactions described herein by SBI and SBI Merger Sub II will not, constitute
(i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument to which SBI or SBI Merger Sub II (or any of SBI's respective properties or assets) is subject, which breach, violation or default would have a Material Adverse Effect on SBI on a consolidated basis, or enable any person to enjoin the Merger or the Bank Acquisition, (ii) a breach or violation of, or a default under, SBI's or SBI Merger Sub II's articles or certificate of incorporation, respectively, or bylaws of either or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of SBI's properties or assets under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which it is a party, or to which any of SBI's properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on SBI, on a consolidated basis; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b), (ii) any such approval, consent or waiver that already has been obtained and (iii) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on SBI, on a consolidated basis, or enable any person to enjoin the Merger or the Bank Acquisition.

          (f) Required Consents. SBI has no reason to believe that it will be unable to obtain consents and approvals, including, without limitation, all such consents and approvals of governmental authorities and its shareholders, necessary to consummate the transactions described in this Agreement by March 31, 1997 or that any such consents or approvals would contain any condition or requirement that would result in a Material Adverse Effect on SBI.

          (g) Board and Shareholder Action. SBI's Board of Directors (at a meeting duly called and held) has been duly convened and by the requisite vote of all directors (a) determined that the Merger in the case of FBC and the Bank Acquisition in the case of FNB is advisable and in the best interests of it and its shareholders, and (b) approved this Agreement and the transactions described herein.

          (h)  SBI Merger Sub II.

               i. SBI Merger Sub II is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. All of the outstanding shares of capital stock of SBI Merger Sub II have been validly issued, are fully paid and nonassessable and are owned directly by SBI free and clear of any lien, charge or other encumbrance. SBI Merger Sub II possesses no assets nor is subject to any liabilities and will not acquire assets or incur liabilities prior to the Effective Time. Since the date of its incorporation, SBI Merger Sub II has not engaged in any activities other than in connection with the consummation of the Merger and the Bank Acquisition or as expressly contemplated by this Agreement.

               ii. SBI Merger Sub II has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The Execution, delivery and performance of this Agreement by SBI Merger Sub II and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions (including without limitation stockholder action) in respect thereof on the part of SBI Merger Sub II. This Agreement is a valid and binding obligation of SBI Merger Sub II, enforceable in accordance with its terms.

              iii. All of the authorized capital stock of SBI Merger Sub II, which consists solely of 100 shares of common stock, $.01 par value per share, is presently issued and outstanding.

              iv. SBI will, as the sole shareholder of SBI Merger Sub II, vote to approve this Agreement and the Merger.

          (i) SBI Reports. SBI has furnished to FBC and FNB true and complete copies of (i) all of its annual reports on Form 10-K filed with the SEC since January 1, 1993 and its annual reports to shareholders for each of the three years ended December 31, 1995, 1994 and 1993, respectively; (ii) all of its quarterly reports on Form 10-Q and current reports, if any, on Form 8-K filed with the SEC since January 1, 1996; (iii) each final registration statement, prospectus or offering circular which SBI has used in connection with the sale of securities since January 1, 1994; and (iv) each definitive proxy statement distributed by SBI to its shareholders since January 1, 1994. All such reports
(i) comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, (ii) do not contain any untrue statement of a material fact and (iii) do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (j) SBI Benefit Plans. SBI has furnished to FBC and FNB true, correct and complete copies of all of SBI's bonus, deferred compensation, pension, profit-sharing, retirement, medical, group life, disability income, stock purchase, stock option, other "employee benefit plans" (as that term is used within the meaning of Section 3(3) of ERISA) or any other fringe benefit plan, agreement, arrangement or practice, all amendments thereto and all summary plan descriptions thereof, or, in the alternative, SBI has provided materials generally descriptive of the foregoing, and in such case, SBI will provide such specific additional information as may reasonably be requested. The foregoing are collectively referred to as the "SBI Benefit Plans."

          (k) Reports. SBI has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1994 with (A) the Board,
(B) the FDIC, (C) the OTS, (D) the OCC, (E) the SEC, and (F) the Pennsylvania Department of Banking and the Maryland Banking Commissioner (collectively, the Regulatory Agencies listed (A) through (F) are the "SBI Regulatory Agencies") and all other material reports and statements required to be filed by it since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any SBI Regulatory Agency and has paid all fees and assessments due and payable in connection therewith, and no such report, registration or statement contains any material misstatement or omission or is otherwise in material noncompliance with any law, regulation or requirement.

          (l) SBI's Balance Sheets. SBI's balance sheets as of December 31, 1995 previously provided to FBC and each balance sheet provided after the date hereof to FBC (including in each case any related notes and schedules) fairly presents or will fairly present SBI's financial position as of its date and each of the statements of income and shareholders' equity and of cash flows provided therewith (including in each case any related notes and schedules), fairly presents or will fairly present the results of operations, shareholders' equity and cash flows, as the case may be, of it for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved.

          (m) Absence of Certain Changes or Events. Since March 31, 1996, SBI has not incurred any material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operation or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

          (n) Fees. Neither SBI nor any of its officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with the Agreement or the transactions described herein.

          (o) Registration Statement, Etc. Except for information relating to FBC and FNB, neither (i) the Registration Statement, the Proxy Statement/Prospectus or any amendment or supplement thereto, or any other registration statement filed with the SEC during the term of this Agreement, at the time it is filed with the SEC, at the time it is declared effective, at the time the Proxy Statement/Prospectus is mailed to the shareholders of FBC or at the date of the FBC Meeting to consider the approval of this Agreement nor (ii) any other documents to be filed by SBI with the SEC or any Regulatory Agency in connection with this Agreement or the transactions described herein will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents which SBI is responsible for filing with the SEC or any Regulatory Agency in connection with the Merger and Bank Acquisition will comply as to form in all material respects with the requirements of applicable law.

          (p) Compliance with Laws. It has the permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental authorities, including Regulatory Agencies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which would, individually or in the aggregate, have a Material Adverse Effect on SBI, on a consolidated basis; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

          (q) Absence of Regulatory Actions. It is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or a recipient of any extraordinary supervisory letter from, nor has it adopted any board resolutions at the request of, federal or state governmental authorities, including, without limitation, the SBI Regulatory Agencies charged with the supervision or regulation of banks or bank holding companies or savings and loan holding companies or engaged in the insurance of bank and/or savings and loan deposits nor has it been advised by any SBI Regulatory Agency that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

          (r) Litigation and Liabilities. Except as set forth in Annex 3.2(r), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against it or
(ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it, that, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect on SBI, on a consolidated basis, or to hinder or delay, in any material respect, consummation of the transactions contemplated by this Agreement.

          (s) Environmental Matters. SBI is unaware of any activity or conditions on or in any property owned, occupied, leased, or held as security by SBI or a Material Subsidiary which would subject SBI or any Material Subsidiary to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws.

                            ARTICLE IV.  COVENANTS

          SECTION 4.1  Acquisition Proposals.  FBC agrees that it shall direct
                       ---------------------
and use its best efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, consolidation or similar transaction involving, or any purchase, sale or other disposition of all or any significant portion of the assets or any equity securities of, FBC or FNB (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by its board of directors of its fiduciary duties as determined upon consultation with counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. FBC and FNB each agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. FBC and FNB each agrees that it will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations imposed upon each of them in this Section 4.1. FBC and FNB each agree that it will notify SBI immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations, or discussions are sought to be initiated or continued with, it.

          SECTION 4.2. Securities Registration and Disclosure. FBC shall
                       --------------------------------------
cooperate with SBI in the preparation, in accordance with the requirements of the proxy rules under the Exchange Act, of the Proxy Statement/Prospectus and the filing thereof as part of the Registration Statement. Following the date hereof, SBI will prepare and file with the SEC under the Securities Act of 1933, as amended (the "Securities Act") a registration statement for the registration of the shares of SBI Common Stock to be issued pursuant hereto (the "Registration Statement"), FBC will cooperate with SBI and SBI will file with the SEC under the

Exchange Act the preliminary form of the Proxy Statement/Prospectus included in the Registration Statement. Each of SBI and FBC shall be responsible for providing all information concerning itself and its subsidiaries required to be included in the Proxy Statement/Prospectus. SBI shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of SBI Common Stock pursuant to this Agreement and FBC shall furnish SBI all information concerning FBC and its shareholders as SBI may reasonably request in connection with any such action. At least five (5) business days prior to its filing with the SEC, SBI shall provide a copy of the Registration Statement to FBC and its counsel for review. Each party will promptly provide the other with copies of all correspondence, comment letters, notices or other communications to or from the SEC relating to the Registration Statement, the Proxy Statement/Prospectus or any amendment or supplement thereto, and SBI will advise FBC promptly after it receives notice thereof, of the effectiveness of the Registration Statement, of the issuance of any stop order with respect to the effectiveness thereof, of the suspension of the qualification of the SBI Common Stock issuable in connection herewith for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose.

          FBC will take appropriate action to call a meeting of its shareholders (the "FBC Meeting"), to be held not more than sixty (60) days following the effective date of the Registration Statement (which meeting may be the Annual Meeting of Shareholders of FBC), to consider approval of this Agreement and, except to the extent legally required for the discharge by FBC's board of directors of its fiduciary duties and subject to receipt of an updated fairness opinion from its financial advisor dated on or immediately prior to the date of the Proxy Statement/Prospectus, will use its best efforts to secure such approval. In connection with the FBC Shareholders' Meeting, FBC will duly solicit the vote of its shareholders by mailing or delivering to each such shareholder, as soon as practicable after the effectiveness of the Registration Statement, the Proxy Statement/Prospectus, and as soon as practicable thereafter, any amendments or supplements thereto as may be necessary to assure that at the date of the FBC Meeting the Proxy Statement/Prospectus shall conform to the requirements of Sections 3.1(nn) and 3.2(o) hereof.

          FBC will furnish to SBI a list of all persons known to FBC who at the date of the FBC Shareholders' Meeting may be deemed to be "affiliates" of FBC within the meaning of Rule 145 under the Securities Act. FBC will use its best efforts to cause each such person identified in its list to deliver at or prior to the Closing a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of SBI Common Stock to be received by such person hereunder except (i) in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder and
(ii) after such time as financial results covering at least thirty (30) days of post-Merger combined operations have been published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting Policies.

          SECTION 4.3  Employees.
                       ---------

          (a) SBI and any of its affiliates shall have the right (but not the obligation) to employ, as officers and employees of SBI, the Surviving Corporation, FNB or other affiliates of SBI immediately following the Effective Time, any persons who are officers and employees of each of FBC and FNB immediately before the Effective Time; provided, however, SBI shall cause the Surviving Corporation, or FNB, as the case may be, to continue the employment of Joseph H. Doble, Richard M. Stuart and Joan Hoglen on substantially the same terms as exist at the Effective Time for at least one year. If any of such individuals refuses such employment with SBI or any of its affiliates or shall refuse to cancel any existing employment contract, agreement or understanding between him or herself and FBC or FNB, such refusal shall not constitute a basis for termination of this Agreement. In all cases, including with respect to Messrs. Doble and Stuart and Ms. Hoglen, it shall be a condition to employment by SBI or any of its affiliates (including the Surviving Corporation and FNB) that any officer or employee of FBC or FNB agree to cancel any existing employment contract, agreement or understanding between him or herself and FBC or FNB, including without limitation all benefits related to severance arrangements upon a change of control or otherwise, prior to accepting such new employment and without accepting any of the severance benefits or other benefits or payments associated with such contract, agreement or understanding.

          (b) Each person employed by FBC or FNB prior to the Effective Time who remains an employee of the Surviving Corporation, FNB or any other SBI subsidiary following the Effective Time (each a "Continued Employee") shall be entitled, as an employee of SBI or an SBI Subsidiary, to participate in whatever employee benefit plans, as defined in Section 3(3) of ERISA, or whatever stock option, bonus or incentive plans or other fringe benefit programs that may be in effect generally for employees of SBI or SBI's subsidiaries from time to time ("SBI's Plans"), if such Continued Employee shall be eligible or selected for participation therein and otherwise shall not be participating in a similar plan which continues to be maintained by the Surviving Corporation or FNB for such employee. All such participation shall be subject to such terms of such plans as may be in effect from time to time provided, further that Continued Employees will be eligible to participate in SBI's plans on the same basis as similarly situated employees of SBI or SBI's subsidiaries. Such Continued Employees will receive credit for past service with FBC or FNB for purposes of eligibility and vesting, but not benefit accrual, under SBI's Plans.

          (c) FBC and FNB shall take all timely and necessary action to cease participation or accrual of benefits, effective as of the Effective Time, by each person employed by FBC or FNB prior to the Effective Time in each Employee Plan (as defined in Section 3.1(m)), and to terminate each Employee Plan, other than an Employee Plan containing a cash or deferred arrangement qualified under
Section 401(k) of the Code ("Employee 401(k) Plan"), effective as of the Effective Time; provided that SBI may, in its sole discretion, give notice to FBC or FNB, as the case may be, not less than twenty (20) days (sixty-one (61) days in the case of any Pension Plan (as defined in Section 3.1(m)) prior to the Effective Time, that any Employee Plan shall not be terminated and/or participation or accrual of benefits thereunder shall not cease pursuant to this
Section 4.3(c). SBI shall, after receipt of an IRS favorable plan determination letter confirming the FBC Money Purchase Plan's tax qualified status, upon its termination, allow each participant to either roll-over his/her account balance to the SBI 401(k) Plan or receive distribution of his/her closing account balance. If the fair market value of the assets of any Pension Plan does not equal or exceed the present value of its "benefits liabilities" (as defined in Section 4001(a)(16) of ERISA) as of the date of its termination, as determined by certification of an enrolled actuary in accordance with procedures established by the Pension Benefit Guaranty Corporation, FBC or FNB, as the case may be, shall make such additional contributions to the Pension Plan as may be necessary to permit its termination in a standard termination (within the meaning of Section 4041 of ERISA). At the sole discretion of SBI, any Employee 401(k) Plan shall be merged with any similar such plan maintained and designated by SBI, effective at or after the Effective Time, as elected by SBI, and FBC or FNB, as the case may be, shall take any and all timely and necessary action to effect such merger.

          SECTION 4.4  Access and Information.
                       ----------------------

          (a) Upon reasonable notice, and subject to applicable laws relating to the exchange of information, each of FBC and FNB shall afford to SBI and its representatives (including, without limitation, directors, officers and employees of SBI and its affiliates, and counsel, accountants and other professionals retained) such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and such other information as SBI may reasonably request (other than reports or documentation which are not permitted to be disclosed under applicable law); provided, however, that no investigation pursuant to this
Section 4.4 shall affect or be deemed to modify any representation or warranty made herein. SBI will not, and will cause its representatives not to, use any information obtained pursuant to this Section 4.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and in no event will SBI directly or indirectly use such information for any competitive or commercial purpose. Subject to the requirements of law, SBI will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.4 unless such information (i) was already known to SBI or an affiliate of SBI, (ii) becomes available to SBI or an affiliate of SBI from other sources not known by such person to be bound by a confidentiality agreement, (iii) is disclosed with the prior written approval of FBC or FNB, as the case may be, (iv) is or becomes readily ascertainable from published information or trade sources or (v) was already publicly available. Without in any way limiting the foregoing, FNB shall provide to SBI within forty-five (45) days of the end of each calendar month and FBC shall provide to SBI within forty-five
(45) days of the end of each calendar quarter consolidated and consolidating financial statements (including a balance sheet and income statement) as of the end of, and for, such period that are in conformance with generally accepted accounting principles and the representation set forth in Section 3.1(f). In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise not be consummated, each party shall, if so requested, promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same. This Section 4.4 supersedes and terminates any agreement between the parties relating to the confidentiality of information which may have been exchanged (the "Confidentiality Agreement").

          (b) During the period from the date of this Agreement to the Effective Date, SBI shall provide to FBC and FNB the following documents and information:

              i. As soon as reasonably available, but in no event more than forty-five (45) days after the end of each fiscal quarter of SBI ending after the date of this Agreement, SBI will deliver to FBC and FNB its quarterly report on Form 10-Q as filed with the SEC.

              ii. As soon as reasonably available, but in no event more than ninety (90) days after the end of each fiscal year of SBI ending after the date of this Agreement, SBI will deliver to FBC and FNB its annual report on Form 10-K as filed with the SEC.

              iii. SBI will deliver to FBC and FNB, contemporaneously with its being filed with the SEC, a copy of each current report on Form 8-K filed by SBI after the date of this Agreement.

              iv. At least five (5) business days prior to submission, SBI will furnish to FBC and FNB the portions which describe the transactions (including any financial information or pro forma financial information of, or including, FBC or FNB) described herein of (A) registration statements, prospectuses or offering circulars used by SBI in connection with the sale of securities after the date of this Agreement, (B) proxy statements distributed by SBI to its shareholders after the date of this Agreement, and (C) all other publicly-available reports, statements or other documents which are either distributed to shareholders or filed by SBI or any of its subsidiaries with the SEC. Any comments timely received by SBI from FBC in connection with the foregoing will be reviewed and considered in good faith, but SBI shall not be bound to comply with the recommendations set forth in such comments. SBI also shall furnish FBC with copies of the foregoing in the form filed with the SEC or otherwise distributed to shareholders.

              v. SBI will promptly notify FBC and FNB of any material changes to SBI's Plans.

              vi. SBI will make available on its premises to FBC its Reports of Examination, Accountant's Letters to Management and any other items which shall be mutually agreed upon by the parties hereto.

          SECTION 4.5  Certain Filings, Consents and Arrangements.  SBI shall
                       ------------------------------------------
use all reasonable efforts to obtain all necessary approvals required to carry out the transactions contemplated by this Agreement and to consummate the Merger and Bank Acquisition. FBC and FNB shall cooperate with SBI in connection therewith, including without limitation furnishing all information concerning FBC or FNB, as the case may be, as may be reasonably requested by SBI in connection with any such action. SBI shall use all reasonable efforts to provide, five (5) business days prior to submission, FBC with copies of all material applications, notices, petitions or other filings or submissions prepared by SBI in connection with consummation of the Merger and Bank Acquisition. Any comments timely received by SBI from FBC in connection with the foregoing will be reviewed and considered in good faith, but SBI shall not be bound to comply with the recommendations set forth in such comments. SBI will consult with FBC with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions described in this Agreement and SBI will keep FBC apprised of the status of matters relating to completion of the transactions described herein. SBI shall promptly furnish FBC with copies of applications in the form filed with any governmental authority in respect of the transactions contemplated hereby.

          SECTION 4.6  Takeover Statutes.  Neither the New Jersey Shareholders
                       -----------------
Protection Act (Section 14A:10A-1 of the NJBCA), nor any other "fair price," "moratorium," or other form of anti-takeover statute or regulation or any similar provision of FNB's charter or the FBC Certificate (other than as has been previously disclosed with respect to the necessary FBC shareholder vote), is applicable to the transactions described in this Agreement and, if any such statute, regulation or provisions shall become applicable to the transactions described in this Agreement, FBC and FNB and the members of the Boards of Directors of FBC and FNB shall grant such approvals and take such actions as are necessary so that the transactions described herein may be consummated as promptly as practicable on the terms described herein and otherwise act to eliminate or minimize the effects of such statute or regulation or provision on the transactions described herein.

          SECTION 4.7  Additional Agreements.  Subject to the terms and
                       ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions described in this Agreement as promptly as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental authorities, or other entities, effecting all necessary registrations, applications and filings and obtaining any required contractual consents and regulatory approvals.

          SECTION 4.8  Publicity.  Except as required by law, FBC and FNB shall
                       ---------
not, without the prior consent of SBI (which consent shall not be unreasonably withheld), issue any press releases or otherwise make public filings under securities laws, with respect to this Agreement or the transactions described herein. Prior to issuing any press release or making any public filings under securities laws which makes any reference to FBC or

FNB, SBI shall provide a copy to FBC for comment and in all such instances the parties shall cooperate.

          SECTION 4.9   Shareholder's Meeting.  If determined advisable by its
                        ---------------------
board of directors, after consultation with its counsel, SBI shall take all action necessary, in accordance with applicable law and its articles of incorporation and bylaws, to convene a special meeting of the holders of its capital stock (the "SBI Meeting") as promptly as practicable for the purpose of considering and taking the action required by this Agreement and other acquisition transactions which it has planned. Except to the extent legally required for the discharge by SBI's board of directors of its fiduciary duties as advised in writing by such board's counsel, its board of directors shall recommend in writing to its shareholders that at the SBI Meeting, the holders of its capital stock vote in favor of and approve the Merger, the Bank Acquisition and this Agreement. To the extent required by applicable law, SBI shall prepare a proxy statement or information statement or other documents in connection with such SBI Meeting which shall comply with all applicable laws.

          SECTION 4.10  Notification of Certain Matters.  Each party shall give
                        -------------------------------
prompt notice to the others of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses, results of operations or prospects of it to which it is a party or is subject; and (b) any material adverse change in its financial condition, properties, business, or results of operations on a consolidated basis or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each party shall give prompt notice to the other parties of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          SECTION 4.11  Insurance.  FBC and FNB shall use best efforts to retain
                        ---------
no less than the level of insurance coverage presently held by them as of the date hereof.

          SECTION 4.12  Dividends.  FBC shall not declare, pay or set aside any
                        ---------
dividend or other distribution in respect of its capital stock in excess of FBC's semiannual regular cash dividend in an amount, and payable at a time, consistent with past practice and a semiannual special cash dividend payable through December 31, 1996 also in an amount, and payable at a time, consistent with past practice. If the Effective Date extends beyond December 31, 1996, FBC shall be entitled to pay, immediately prior to the Effective Date, a regular and special cash dividend in an amount representing a pro rata portion, based on the Effective Date, of the regular and special cash dividend previously paid, also consistent with past practice.

          SECTION 4.13  Indemnification.
                        ---------------

          (a) From and after the Effective Time through the second anniversary of the Effective Date, SBI agrees to indemnify and hold harmless each present and former director and officer of FBC or its Subsidiaries and each officer or employee of FBC or its Subsidiaries that is serving as a director or trustee of another entity expressly at FBC's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, the "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether or not the Indemnified Party is a party thereto, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the FBC Certificate, the charter of FNB, or the bylaws of either in effect on the date hereof.

          (b) Any Indemnified Party wishing to claim indemnification under
Section 4.13(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify SBI thereof, but the failure to so notify shall not relieve SBI of any liability it may have hereunder to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation, (i) SBI shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and SBI shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if SBI does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between SBI and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and SBI shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, promptly as statements therefor are received; provided, however, that SBI shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter and (iii) SBI shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, and defenses available to, such Indemnified Party.

          (c) In the event SBI or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of SBI assume the obligations set forth in this Section 4.13.

          (d) The provisions of this Section 4.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.


                   ARTICLE V.    CONDITIONS TO CONSUMMATION

          SECTION 5.1  Conditions to Closing.  The respective obligations of the
                       ---------------------
parties to effect the Merger and Bank Acquisition shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

          (a) The Agreement and the transactions described herein shall have been approved by the requisite vote of the shareholders of SBI, subject to the qualifications set forth in Section 4.9 hereof, and FBC in accordance with applicable law.

          (b) All of the required approvals, consents or waivers with respect to this Agreement (including both the Merger and the Bank Acquisition) and the transactions described herein including, without limitation, the approvals, notices to, consents or waivers of (i) the Board, (ii) the Pennsylvania Department of Banking, if applicable, (iv) the Commissioner of Banking of the State of New Jersey, and (v) the New Jersey Department of Environmental Protection and Energy, if applicable, (which, together with the FBC Regulatory Agencies and the SBI Regulatory Agencies, are the "Regulatory Agencies") shall have been obtained and shall remain in full force and effect, and all applicable statutory waiting periods (including without limitation all applicable statutory waiting periods relating to the Merger and the Bank Acquisition) shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that are necessary or appropriate to the consummation of the transactions described in this Agreement except those approvals, consents or waivers, if any, for which failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on SBI, FBC or FNB (after giving effect to the transactions described herein); provided, however, that no approval, consent or waiver referred to in this Section 5.1(b) shall be deemed to have been received if it shall include any condition or requirement that reasonably would result in a Material Adverse Effect on SBI.

          (c) All other requirements prescribed by law which are necessary to the consummation of the transactions described in this Agreement shall have been satisfied.

          (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, the Bank Acquisition or any other transaction described in this Agreement, and no litigation or proceeding shall be pending against any of the parties herein or any of their subsidiaries brought by any governmental agency (including, without limitation, the Regulatory Agencies) seeking to prevent consummation of the transactions described herein.

          (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger, the Bank Acquisition, or any other transaction described in this Agreement.

          (f) The Merger shall as of the date of the Closing meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC, and SBI shall have received a letter from Coopers & Lybrand in form and substance reasonably satisfactory to SBI as to the matters specified in this Section 5.1(f).

          (g) The Registration Statement shall have been filed (the date of which is referred to herein as the "Filing Date") by SBI with the SEC under the Securities Act, and shall have been declared effective prior to the time the Proxy Statement/Prospectus is first mailed to the shareholders of FBC, and no stop order with respect to the effectiveness of the Registration Statement shall have been issued; the SBI Common Stock to be issued pursuant to this Agreement shall be duly registered or qualified under the securities or "blue sky" laws of all states in which such action is required for purposes of the initial issuance of such shares and the distribution thereof to the shareholders of FBC entitled to receive such shares.

          (h) SBI shall have received a ruling from the Internal Revenue Service (the "IRS") or an opinion of Morgan, Lewis & Bockius LLP, counsel to SBI and SBI Merger Sub II, to the effect that:

              i. The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and FBC and SBI will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

              ii. No gain or loss will be recognized by FBC or SBI by reason of the Merger;

              iii. Except for cash received in lieu of fractional shares, no gain or loss will be recognized by the shareholders of FBC who receive solely SBI Common Stock upon the exchange of their shares of FBC Common Stock for shares of SBI Common Stock;

              iv. The basis of the SBI Common Stock to be received by the FBC shareholders will be, in each instance, the same as the basis of the FBC Common Stock surrendered in exchange therefor;

              v. The holding period of the SBI Common Stock received by an FBC shareholder receiving SBI Common Stock will include the period during which the FBC Common Stock surrendered in exchange therefor was held; and

              vi. Cash received by an FBC shareholder in lieu of a fractional share interest of SBI Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of SBI Common Stock which he, she or it would otherwise be entitled to receive and will qualify as capital gain or loss.

              In case a ruling from the IRS is sought, FBC and SBI shall cooperate and each shall furnish to the other and to the IRS such information and representations as shall, in the opinion of counsel for SBI and FBC, be necessary or advisable to obtain such ruling.

          (i) All litigation pending against FBC or FNB which, individually or in the aggregate, would have a Material Adverse Effect on FBC's consolidated operations, shall have been settled or otherwise resolved on terms reasonably satisfactory to SBI, FBC and FNB.

          (j) INTENTIONALLY OMITTED.

          SECTION 5.2  Conditions to Obligations of SBI and SBI Merger Sub II.
                       ------------------------------------------------------
The obligations of SBI and SBI Merger Sub II to effect the Merger and Bank Acquisition shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

          (a) Each of the representations and warranties of FBC and FNB contained in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); each of FBC and FNB shall have performed each of its covenants and agreements, which are material to its operations and prospects, contained in this Agreement; and SBI and SBI Merger Sub II shall have received certificates signed by the Chief Executive Officer and the Controller of FNB and the President and the Treasurer of FBC, dated the Effective Date, to the foregoing effect.

          (b) Coopers & Lybrand L.L.P. shall have furnished to SBI an "agreed upon procedures" letter, dated the Effective Date, in form and substance satisfactory to SBI to the effect that based upon procedures performed with respect to the financial condition of FBC and FNB, which procedures shall include (a) reading of the minute books of FBC, FNB and their affiliates, (b) inquiries made of officers and other employees of FBC, FNB and their affiliates responsible for financial and accounting matters with respect to consistent application of accounting procedures with prior periods and as to the existence and disclosure of material contingent liabilities, and (c) other specified procedures and inquiries performed by them, nothing has come to their attention that would indicate that, since the date of the most recent audited financial statements, there has been no material adverse change in capital stock, long-term debt or total or net assets and, as compared with the same period of the prior year, there has been no material adverse change in the total or per share amounts of income before extraordinary items or net income.

          (c) SBI shall have received an opinion or opinions dated as of the Effective Date, from Blank Rome Comisky & McCauley, in a form reasonably acceptable to SBI.

          (d) There shall not have occurred any change in the financial condition, properties, assets, business or results of operation of FBC or FNB which, individually or in the aggregate, has had or might reasonably be expected to result in a Material

Adverse Effect on FBC or FNB other than such changes resulting from (i) changes in banking laws or regulations, or (ii) changes in generally accepted accounting principles, or interpretations thereof, that affect the banking industry.

          (e) SBI shall have received to the extent reasonably attainable from each of the persons identified by FBC pursuant to Section 4.2 hereof an executed counterpart of an affiliate's agreement in the form contemplated by such Section.

          SECTION 5.3  Conditions to the Obligations of FBC and FNB.  The
                       --------------------------------------------
obligations of FBC to effect the Merger and Bank Acquisition shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

          (a) Each of the representations, warranties and covenants of SBI contained in this Agreement shall be true and correct in all material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); SBI shall have performed each of its covenants and agreements, which are material to its operations and prospects, contained in this Agreement; and FBC shall have received certificates signed by the President or Vice President and Secretary, as well as the Chief Financial Officer of SBI, dated the Effective Date, to the foregoing effect.

          (b) FBC shall have received an opinion dated as of the Effective Date, from Morgan, Lewis & Bockius LLP, Harrisburg, Pennsylvania, counsel to SBI and SBI Merger Sub II, in a form reasonably acceptable to FBC.

          (c) There shall not have occurred any change in the financial condition, properties, assets, business or results of operation of SBI which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on SBI.

          (d) FBC shall have received an updated opinion from its financial advisor dated as of a date no later than the date of the Proxy
Statement/Prospectus mailed to the FBC shareholders in connection with the Merger and not subsequently withdrawn, to the effect that the Merger Consideration is fair to FBC's shareholders from a financial point of view.

          (e) The shares of SBI Common Stock to be issued in the Merger shall have been authorized to be listed for quotation on the NASDAQ National Market Issues System.

          (f) A certificate for the required number of whole shares of the SBI Common Stock, as determined in accordance with Section 1.2 and Schedule 1.2, and cash payable for the fractional shares interests shall have been delivered to Farmers First Bank, as Exchange Agent.


                           ARTICLE VI.  TERMINATION

          SECTION 6.1  Termination.  This Agreement may be terminated, and the
                       -----------
Merger and the Bank Acquisition abandoned, prior to the Effective Date, either before or after its approval by the shareholders of FBC:

          (a) by the mutual, written consent of FBC and SBI if the board of directors of each so determines by a vote of a majority of the members of the entire board;

          (b) by FBC if (i) by written notice to SBI that there has been a material breach by SBI of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to SBI by FBC, (ii) by written notice to SBI that any condition precedent to FBC's obligations as set forth in
Article V of this Agreement has not been met or waived by FBC at such time as such condition can no longer be satisfied, (iii) the Board of Directors of FBC fails to make, withdraws or modifies or changes the favorable recommendation described at Section 4.2, or (iv) the Board of Directors of FBC recommends to the stockholders of FBC that an Acquisition Proposal is likely to be more favorable, from a financial point of view, to the stockholders of FBC than the Merger;

          (c) by SBI by written notice to the other parties, in the event (i) of a material breach by FBC or FNB of any representation, warranty, covenant or agreement contained herein and such breach is not cured or not curable within thirty (30) days after written notice of such breach is given to FBC by SBI or (ii) any condition precedent to SBI's obligations as set forth in Article V of this Agreement has not been met or waived by SBI at such time as such condition can no longer be satisfied.

          (d) by SBI or FBC by written notice to the other, in the event that the Merger and Bank Acquisition are not consummated by March 31, 1997, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; provided, however, that such date may be extended by the written agreement of the parties hereto.

          (e) by FBC, whether before or after approval of the Merger by the FBC stockholders, by giving written notice of such election to SBI within one (1) business day following a determination that the Average Closing Price Per Share of the SBI Common Stock Before Closing is less than $25.00 per share (subject to adjustment in accordance with Section 1.2(c) herein) at the time such calculation is required to be made pursuant to Schedule 1.2 hereof.

          (f) by SBI, whether before or after approval of the Merger by the SBI shareholders, if it chooses to give written notice of the election described in
Schedule 1.2 to FBC, but if at all, within one (1) business day following a determination that the Average Closing Price Per Share of SBI Common Stock Before Closing is greater than $31.00 per share (subject to adjustment in accordance with Section 1.2(c) herein at the time such calculation is required to be made pursuant to Schedule 1.2 hereof.

          SECTION 6.2  Effect of Termination.  In the event of the termination
                       ---------------------
of this Agreement, as provided above, this Agreement shall thereafter become void and have no effect, except that the provisions of Sections 3.1(p) and 3.2(n) (Fees), 4.4 (relating to confidentiality and return of documents), 4.8 (Publicity) and 6.3 and 7.7 (Expenses) of this Agreement shall survive any such termination and abandonment.

          SECTION 6.3  Expenses.  Any termination of this Agreement pursuant to
                       --------
Section 6.1(a) hereof shall be without cost, expense or liability on the part of any party to the others. Any termination of this Agreement pursuant to Section 6.1(b)(i) or (ii) or 6.1(c) hereof shall also be without cost, liability or expense on the part of any party to the others, unless the breach of a representation or warranty or covenant is caused by the willful conduct or gross negligence of a party, in which event said party shall be liable to the other parties for all out-of-pocket costs and expenses, including without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by such other party in connection with their entering into this Agreement and their carrying out of any and all acts contemplated hereunder ("Expenses").

          So long as SBI shall not have breached its obligations hereunder, if this Agreement is terminated by FBC pursuant to clauses (iii) or (iv) of Section 6.1(b) hereof, FBC shall promptly, but in no event later than two (2) business days after such termination, pay SBI a fee of $500,000 which amount shall be payable by wire transfer of same day funds. If FBC fails to promptly pay the amount due pursuant to this Section 6.3, and, in order to obtain such payment, SBI commences a suit which results in a judgment against FBC for all or a substantial portion of the fee set forth in this Section 6.3, FBC shall pay to SBI its costs and expenses (including reasonable attorneys' fees) in connection with such suit.


                          ARTICLE VII.  OTHER MATTERS

          SECTION 7.1  Certain Definitions; Interpretation.  As used in this
                       -----------------------------------
Agreement, the following terms shall have the meanings indicated:

          "material" means material to the party in question (as the case may be) and its respective subsidiaries, taken as a whole.

          "Material Adverse Effect," with respect to a person, means any condition, event, change or occurrence that has or results in a material adverse effect upon (A) the financial condition, properties, assets, business or results of operations of such person and its subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. In the case of FNB, receipt of a CAMEL rating in connection with a safety and soundness examination which is two levels lower than the rating given to FNB in connection with the safety and soundness examination most recently reported prior to the date of this Agreement shall be deemed to have a "Material Adverse Effect" on FNB.

          "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

          "subsidiary," with respect to a person, means any other person controlled by such person.

When a reference is made in this Agreement to Sections, Annexes or Schedules, such reference shall be to a Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents, tie sheet and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation". Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

          SECTION 7.2  Survival.  The representations, warranties and agreements
                       --------
of the parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreement; provided, however, that the foregoing clause shall not
                          --------  -------
(i) apply to agreements of the parties which by their terms are intended to be performed either in whole or in part after the Effective Time, and (ii) shall not relieve any person of liability for fraud, deception or intentional misrepresentation.

          SECTION 7.3  Parties in Interest.  This Agreement shall be binding
                       -------------------
upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and, other than the right to receive the consideration payable in the Merger pursuant to Article I hereof, is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, it is expressly recognized that Joseph H. Doble, Richard M. Stuart and Joan Hoglen are entitled to the benefit of SBI's undertaking at Section 4.3.

          SECTION 7.4  Waiver and Amendment.  Prior to the Effective Time, any
                       --------------------
provision of this Agreement may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors, except that no amendment or waiver may be made that would change the form or the amount of the Merger Consideration or otherwise have the effect of prejudicing the FBC shareholders' interest in the Merger Consideration following the FBC Shareholders' Meeting.

          SECTION 7.5  Counterparts.  This Agreement may be executed in
                       ------------
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

          SECTION 7.6  Governing Law.  This Agreement shall be governed by, and
                       -------------
interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, or, to the extent it may control, federal law, without reference to the choice of law principles thereof.

          SECTION 7.7  Expenses.  Subject to the provisions of Section 6.3
                       --------
hereof, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions described herein; provided, however, that all filing and other fees (other than federal and state income taxes) required to be paid to any governmental agency or authority in connection with the consummation of the transactions described herein shall be paid by SBI.

          SECTION 7.8  Notices.  All notices, requests, acknowledgments and
                       -------
other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

          If to FBC, to:

               Farmers Banc Corp.
               114 North Main Street
               Mullica Hill, NJ  08062
               Attention:

               With copies to:

                    Blank Rome Comisky & McCauley
                    Four Penn Center Plaza
                    Philadelphia, PA  17103-2599
                    Attention:  Lawrence R. Wiseman, Esquire

          If to FNB, to:

               Farmers National Bank
               114 North Main Street
               Mullica Hill, NJ  08062
               Attention:

               With copies to:

                    Blank Rome Comisky & McCauley
                    Four Penn Center Plaza
                    Philadelphia, PA  17103-2599
                    Attention:  Lawrence R. Wiseman, Esquire

          If to SBI, to:

               Susquehanna Bancshares, Inc.
               26 North Cedar Street
               Lititz, PA  17543
               Attention:  Robert S. Bolinger, President
                           and Chief Executive Officer

          With copies to:

               Morgan, Lewis & Bockius LLP
               One Commerce Square
               417 Walnut Street
               Harrisburg, PA  17101-1904
               Attention:  Charles L. O'Brien, Esquire
                           and Wendy L. Holden, Esquire

          If to SBI Merger Sub II, to:

               Susquehanna Bancshares East II, Inc.
               c/o Susquehanna Bancshares, Inc.
               26 North Cedar Street
               Lititz, PA  17543
               Attention:     Robert S. Bolinger, President and Chief Executive
                              Officer

          With copies to:

               Morgan, Lewis & Bockius LLP
               One Commerce Square
               417 Walnut Street
               Harrisburg, PA  17101-1904
               Attention:  Charles L. O'Brien, Esquire
                           and Wendy L. Holden, Esquire

          SECTION 7.9  Entire Agreement; Etc.  This Agreement, together with
                       ---------------------
such other agreements as are executed by the parties in connection herewith, on the date hereof, represent the entire understanding of the parties hereto with reference to the transactions described herein and supersede any and all other oral or written agreements heretofore made, including, without limitation, the Confidentiality Agreement. All terms and provisions of this Agreement, together with such other agreements as are executed by the parties in connection herewith, on the date hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except as expressly provided in Sections
4.3 and 4.13.

          IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                              SUSQUEHANNA BANCSHARES, INC.



                              By:
                                 ------------------------------
                                 Title:

                              SUSQUEHANNA BANCSHARES EAST II, INC.



                              By:
                                 ------------------------------
                                 Title:


                              FARMERS BANC CORP.



                              By:
                                 ------------------------------
                                 Title:

                              FARMERS NATIONAL BANK



                              By:
                                 ------------------------------
                                 Title:

                                 SCHEDULE 1.2


                              Exchange Provisions
                              -------------------

          So long as the Average Price Per Share of SBI Common Stock Before Closing is between $25.00 and $31.00, then, pursuant to the Merger, FBC Common Stock will be exchanged for SBI Common Stock at a ratio of 2.281 shares of SBI Common Stock for each share of FBC Common Stock.

          The Average Price Per Share of SBI Common Stock Before Closing shall be determined by adding the price at which SBI Common Stock is reported to have closed by NASDAQ's NMS (or if SBI Common Stock is not quoted on NASDAQ's NMS then as reported by a recognized source as to the principal trading market on which such shares are traded) over the period of ten business days ending of the fifth business day preceding the date set for Closing, pursuant to Section 1.1(b) hereof, and dividing such total by 10 (such Average Price Per Share Before Closing is also referred to as the "Average Closing Price").

          FBC shall have the right to terminate this Agreement, in accordance with Section 6.1(e), if the Average Price Per Share of SBI Common Stock Before Closing is less than $25.00 (subject to adjustment in accordance with Section 1.2(c) herein). SBI shall have the right to terminate this Agreement, in accordance with Section 6.1(f), if the Average Price Per Share of SBI Common Stock Before Closing is greater than $31.00 (subject to adjustment in accordance with Section 1.2(c) herein); provided, however, if such price is greater than $31.00 (subject to adjustment in accordance with Section 1.2(c) herein) and SBI does not exercise its termination right pursuant to Section 6.1(f), then all of the shares of FBC shall be exchanged for the number of shares of SBI Common Stock as provided in the first paragraph hereof.

                                  APPENDIX E

                   OPINION OF BERWIND FINANCIAL GROUP, L.P.

     Appendix E



     November 8, 1996



     Board of Directors
     Atcorp, Inc.
     8000 Sagemore Drive
     Suite 8101
     Marlton, NJ  08053


     Gentlemen:

               You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Atcorp, Inc. ("Atcorp") of the financial terms of the proposed merger by and between Atcorp, Susquehanna Bancshares, Inc. ("Susquehanna"), and Susquehanna Bancshares East, Inc. ("Susquehanna East"). The terms of the proposed merger (the "Proposed Merger") by and between Atcorp, Susquehanna and Susquehanna East are set forth in the Agreement and Plan of Affiliation dated July 18, 1996, (the "Merger Agreement") and provides that each outstanding share of Atcorp common stock will be converted into the right to receive shares of Common Stock par value $2.00 per share of Susquehanna determined in conformity with the exchange ratio set forth in Schedule 1.2 (a) of the Merger Agreement, with cash to be paid in lieu of any fractional shares.

               Berwind Financial Group, L.P., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements and valuations for various other purposes, and in the determination of adequate consideration in such transactions.

               In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performances, current financial positions and general prospects of Atcorp and Susquehanna, (ii) reviewed the Merger Agreement, (iii) reviewed and analyzed the stock market performance of Atcorp and Susquehanna, (iv) studied and analyzed the consolidated financial and operating data of Atcorp and Susquehanna, (v) considered the terms and conditions of the Proposed Merger between Atcorp, Susquehanna and Susquehanna East as compared with the terms and conditions of comparable bank and bank holding company mergers and acquisitions, (vi) met and/or communicated with certain members of Atcorp's and Susquehanna's senior management to discuss their respective operations, historical financial statements, and future prospects, and (vii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

               Our opinion is given in reliance on information and representations made or given by Atcorp and Susquehanna, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Atcorp and Susquehanna including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Atcorp and Susquehanna nor other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

     Board of Directors
     November 8, 1996
     Page 2

               With regard to financial and other information relating to the general prospects of Atcorp and Susquehanna, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgments of the managements of Atcorp and Susquehanna as to Atcorp's and Susquehanna's most likely future performance. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Proposed Merger no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Proposed Merger to Atcorp.

               Our opinion is based upon information provided to us by the managements of Atcorp and Susquehanna, as well as market, economic, financial, and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our opinion pertains only to the financial consideration of the Proposed Merger and does not constitute a recommendation to the Board of Atcorp and does not constitute a recommendation to Atcorp's shareholders as to how such shareholders should vote on the Proposed Merger.

               Based on the foregoing, it is our opinion that, as of the date hereof, the Proposed Merger by and between Atcorp, Susquehanna and Susquehanna East is fair, from a financial point of view, to the shareholders of Atcorp.

                                                   Sincerely,



                                                   BERWIND FINANCIAL GROUP, L.P.

                                  APPENDIX F


                    OPINION OF JANNEY MONTGOMERY SCOTT INC.

     Appendix F



     November 8, 1996

     The Board of Directors
     ATCORP, Inc.
     8000 Sagemore Drive
     Marlton, New Jersey 08053


     Members of the Board:

     ATCORP, Inc. ("ATCORP") and Susquehanna Bancshares, Inc. ("Susquehanna") have entered into an Agreement providing for the Merger ("Merger") of ATCORP with and into Susquehanna. The terms of the Agreement providing for the Merger are set forth in the Agreement and Plan of Affiliation ("Plan") dated July 18, 1996. You have asked our opinion as to whether the Exchange Ratio pursuant to the Plan is fair, from a financial point of view, to the shareholders of ATCORP.

     The terms of the Merger provide that at the effective date of the Merger, each outstanding share of ATCORP Common Stock will be exchanged for one share of Common Stock of Susquehanna ("Exchange Ratio") so long as the Average Price Per Share (as defined in the Plan) of Susquehanna's Common Stock is between $25.00 and $31.00 per share. If the Average Price Per Share is less than $25.00 per share, ATCORP may terminate the Merger. If the Average Price Per Share is greater than $31.00, Susquehanna may adjust the Exchange Ratio to result in a fixed value to ATCORP's shareholders of $31.00, or terminate the Merger.

     Janney Montgomery Scott Inc., as part of its investment banking business, is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions. In addition, in the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of ATCORP or Susquehanna for our own account or for the accounts of our customers. We are familiar with ATCORP, having consulted with ATCORP from time to time, and are acting as financial advisor to ATCORP in rendering this opinion. We have not been involved in negotiations with Susquehanna leading to the Merger and the Plan. We will receive a fee from ATCORP for rendering this opinion.

     In rendering our opinion, we have evaluated the financial statements of ATCORP and Susquehanna. In addition, we have, among other things:

     (a) considered the proposed financial terms of the Merger and have examined the projected consequences of the Merger with respect to, among other things, market value, earnings and book value per share of ATCORP Common Stock;

     (b) to the extent deemed relevant, analyzed selected public information of certain other banks and bank holding companies and compared ATCORP and Susquehanna from a financial point of view to these other banks and bank holding companies;

     (c) reviewed the historical market price ranges and trading volume of Common Stock of ATCORP and Susquehanna;

     (d) compared the terms of the Merger with the terms of certain other comparable transactions to the extent information concerning such acquisitions was publicly available;

     (e) reviewed the Plan and related documents; and

     (f) performed such other analyses and examination as we deemed necessary. We have also met with various senior officers of ATCORP and Susquehanna to discuss the foregoing as well as other matters we believe relevant to our opinion.

     We have relied upon and assumed the accuracy and completeness of all information provided to us by ATCORP and Susquehanna or publicly available and we have not independently verified such information. We have relied upon the managements of ATCORP and Susquehanna as to the reasonableness and achievability of the financial and operational forecasts and projections, and the assumptions and bases therefor, provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgements of such managements.

     Our conclusion is rendered on the basis of market, economic and other conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of ATCORP and Susquehanna as they exist and are known to us on the date hereof. Furthermore, this opinion does not represent our opinion as to what the value of Susquehanna necessarily will be when the Susquehanna Common Stock is issued to ATCORP's shareholders upon consummation of the Merger. In addition, we express no recommendation as to how the shareholders of ATCORP should vote at the shareholders' meeting held in connection with the Merger.

     On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof, the Exchange Ratio pursuant to the Plan is fair, from a financial point of view, to the shareholders of ATCORP.

     Very truly yours,



     JANNEY MONTGOMERY SCOTT INC.

                                  APPENDIX G


                   OPINION OF BERWIND FINANCIAL GROUP, L.P.

     Appendix G



     November 8, 1996



     Board of Directors
     Farmers Banc Corp.
     114 N. Main Street
     Mullica Hill, NJ  08062


     Gentlemen:

               You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Farmers Banc Corp. ("Farmers") of the financial terms of the proposed merger by and between Farmers, Susquehanna Bancshares, Inc. ("Susquehanna"), and Susquehanna Bancshares East II, Inc. ("Susquehanna East"). The terms of the proposed merger (the "Proposed Merger") by and between Farmers, Susquehanna and Susquehanna East are set forth in the Agreement and Plan of Affiliation dated July 18, 1996, (the "Merger Agreement") and provides that each outstanding share of Farmers common stock will be converted into the right to receive shares of Common Stock par value $2.00 per share of Susquehanna determined in conformity with the exchange ratio set forth on Schedule 1.2
     (a) of the Merger Agreement, with cash to be paid in lieu of any fractional shares.

               Berwind Financial Group, L.P., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements and valuations for various other purposes, and in the determination of adequate consideration in such transactions.

               In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performances, current financial positions and general prospects of Farmers and Susquehanna, (ii) reviewed the Merger Agreement, (iii) reviewed and analyzed the stock market performance of Farmers and Susquehanna, (iv) studied and analyzed the consolidated financial and operating data of Farmers and Susquehanna, (v) considered the terms and conditions of the Proposed Merger between Farmers, Susquehanna and Susquehanna East as compared with the terms and conditions of comparable bank and bank holding company mergers and acquisitions, (vi) met and/or communicated with certain members of Farmer's and Susquehanna's senior management to discuss their respective operations, historical financial statements, and future prospects, and (vii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

               Our opinion is given in reliance on information and representations made or given by Farmers and Susquehanna, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Farmers and Susquehanna including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Farmers and Susquehanna nor other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

     Board of Directors
     November 8, 1996
     Page 2

               With regard to financial and other information relating to the general prospects of Farmers and Susquehanna, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgments of the managements of Farmers and Susquehanna as to Farmers' and Susquehanna's most likely future performance. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Proposed Merger no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Proposed Merger to Farmers.

               Our opinion is based upon information provided to us by the managements of Farmers and Susquehanna, as well as market, economic, financial, and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our opinion pertains only to the financial consideration of the Proposed Merger and does not constitute a recommendation to the Board of Farmers and does not constitute a recommendation to the Farmers Shareholders as to how such shareholders should vote on the Proposed Merger.

               Based on the foregoing, it is our opinion that, as of the date hereof, the Proposed Merger by and between Farmers, Susquehanna and Susquehanna East is fair, from a financial point of view, to the shareholders of Farmers.

                                       Sincerely,



                                       BERWIND FINANCIAL GROUP, L.P.

                                  APPENDIX H


                        SUSQUEHANNA PRO FORMA SCHEDULES

               The following schedule sets forth certain pro forma data giving effect to each of the Fairfax and Reisterstown acquisitions as if they occurred January 1, 1995, and were accounted for as purchases. The following data are not necessarily indicative of the results that would have been achieved had such transactions been consummated on such dates and should not be construed as representative of future operations. This presentation is subject to the assumptions set forth in the footnotes to the Susquehanna Pro Forma Schedules on page 145. The schedules should be read in conjunction with such footnotes and the historical financial statements, including the notes thereto, of Susquehanna, Fairfax and Reisterstown incorporated by reference in this Proxy Statement/Prospectus. The information for Fairfax used in preparing the schedule for the pro forma income statement for the year ended December 31, 1995 is for the fiscal year ended September 30, 1995.

                   SUSQUEHANNA PRO FORMA COMBINED ADJUSTMENTS
                         CONDENSED STATEMENT OF INCOME
                      For the year ended December 31, 1995
                                   Unaudited
                             (Dollars in thousands)

                                                                                                         SBI
                                               Fairfax                    Reisterstown                 Combined
                                      ------------------------      --------------------------       -------------
                                       As Reported  Pro Forma        As Reported    Pro Forma         Adjustments
                                       -----------  ---------        -----------    ---------         -----------
Interest income                            $36,476   $    (55) [1]        $7,137        $ (325) [1]       $43,233
Interest expense                            19,760        723  [2]         3,491           286  [2]        24,260
                                      ------------------------      --------------------------       -------------
Net interest income                         16,716       (778)             3,646          (611)            18,973
Provision for loan and lease losses             45          0                  0             0                 45
                                      ------------------------      --------------------------       -------------
Net interest income after provision
 for loan and leases losses                 16,671       (778)             3,646          (611)            18,928
Other income                                 2,646          0                565             0              3,211
Other expense:
 Salaries and benefits                       5,029       (100) [3]         1,089             0              6,018
 Occupancy and equipment                     1,153          0                 72             0              1,225
 Other                                       6,059      1,429  [4]         1,102           122  [3]         8,712
                                      ------------------------      --------------------------       -------------
Income before income taxes                   7,076     (2,107)             1,948          (733)             6,184
Applicable taxes                             2,172       (270) [5]           842          (236) [4]         2,508
                                      ------------------------      --------------------------       -------------
NET INCOME                                 $ 4,904    ($1,837)            $1,106         ($497)           $ 3,676
                                      ========================      ==========================       =============

See Footnotes to Pro Forma Combined Condensed Statements of Income on
Page 145.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under
Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article XIV of Susquehanna's Bylaws provides indemnification of directors, officers and other agents of Susquehanna and advancement of expenses to the extent otherwise permitted by Sections 1741, 1742 and 1745 of the BCL.

     Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of
Section 1746 of the BCL, Susquehanna has also entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices.

     Article XIV conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by Susquehanna's Directors or shareholders that indemnification or advancement of expenses is proper because the Director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

     As authorized by Section 1747 of the BCL and Article XIV, Susquehanna maintains, on behalf of its Directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Susquehanna for indemnification payments made to its Directors and officers for certain liabilities. The premiums for such insurance are paid by Susquehanna.

Item 21.  Exhibits and Financial Statement Schedules


(a)  Exhibits:

 Exhibit
 Number          Description
 ------          -----------

 2.1* Agreement and Plan of Affiliation, Dated as of the 18th Day of July, 1996, By and Among Susquehanna Bancshares, Inc., Susquehanna Bancshares East, Inc., Atcorp, Inc. and Equity National Bank (1) (Exhibit 2 (a)).

 2.2* Agreement and Plan of Affiliation Dated as of the 18th Day of July, 1996, By and Among Susquehanna Bancshares, Inc., Susquehanna Bancshares East II, Inc., Farmers Banc Corp. and Farmers National Bank. (1)(Exhibit 2 (b)).

 3.1             Articles of Incorporation of Susquehanna Bancshares, Inc.
                 (2)(Attachment E)

 3.2             By-laws of Susquehanna Bancshares, Inc. (2)(Attachment E)

 4.1* Subchapters 25E, 25F, 25G and 25H of the Pennsylvania Business Corporation Law of 1988, as amended.

 5.1** Opinion of Morgan, Lewis & Bockius LLP regarding legality of the Susquehanna Bancshares, Inc. Common Stock being registered.

 23.1** Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

 23.2*           Consent of Coopers & Lybrand L.L.P. regarding Susquehanna
                 Bancshares, Inc.

 23.3*           Consent of Coopers & Lybrand L.L.P. regarding Reisterstown
                 Holdings, Inc.

 23.4*           Consent of Arthur Andersen LLP regarding Atcorp, Inc..

 23.5*           Consent of Petroni & Associates regarding Farmers Banc Corp.

 23.6*           Consent of KPMG Peat Marwick LLP regarding Fairfax Financial
                 Corporation.

 23.7*           Consent of KPMG Peat Marwick LLP regarding Atlanfed Bancorp,
                 Inc.

 23.8**          Consent of Berwind Financial Group, L.P. regarding Farmers Banc
                 Corp.

 23.9**          Consent of Berwind Financial Group, L.P. regarding Atcorp,
                 Inc.

 23.10**         Consent of Janney Montgomery Scott Inc. regarding Atcorp,
                 Inc.

 24.6*           Powers of Attorney (included on the signature page).

 99.1*           Form of Atcorp, Inc. Proxy.

 99.2*           Form of Farmers Banc Corp. Proxy.

_______________________

*         Filed previously.
**        Filed herewith.

   (1) Exhibit incorporated herein by reference to the registrant's Current Report on Form 8-K dated July 18, 1996.

   (2) Exhibit incorporated herein by reference to the registrant's Registration Statement on Form S-4 (registration no. 33-53608) filed October 22, 1992.

   (b)    Financial Statement Schedules:

          None.

Item 22.  Undertakings

        (1)  The undersigned registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (2) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (3) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (6)  The undersigned registrant hereby undertakes that:

             (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lititz, Pennsylvania on November 5, 1996.

                                  SUSQUEHANNA BANCSHARES, INC.


                                  By:/s/ Robert S. Bolinger
                                     -------------------------------------
                                     ROBERT S. BOLINGER
                                     President and Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to its Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Robert S. Bolinger and Richard M. Cloney, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


        Signature                            Title                Date
        ---------                            -----                ----

/s/ Robert S. Bolinger          President and Chief         November 5, 1996
---------------------------     Executive Officer
ROBERT S. BOLINGER              and a Director

/s/ Drew K. Hostetter           Treasurer (Principal        November 5, 1996
---------------------------     Financial and Accounting
DREW K. HOSTETTER               Officer)

/s/ Richard M. Cloney           Vice President, Secretary   November 5, 1996
---------------------------     and a Director
RICHARD M. CLONEY

         *                      Director                    November 5, 1996
---------------------------
JOHN M. DENLINGER

         *                      Director                    November 5, 1996
---------------------------
HENRY H. GIBBEL

         *                      Director                    November 5, 1996
---------------------------
 .RICHARD E. FUNKE

         *                      Director                    November 5, 1996
---------------------------
GEORGE J. MORGAN



         *                      Director                    November 5, 1996
---------------------------
JAMES G. APPLE

---------------------------     Director                    October __, 1996
EDWARD W. HELFRICK

         *                      Director                    November 5, 1996
---------------------------
ROGER V. WIEST

         *                      Director                    November 5, 1996
---------------------------
MARLEY R. GROSS

         *                      Director                    November 5, 1996
---------------------------
T. MAX HALL

         *                      Director                    November 5, 1996
---------------------------
RAYMOND M. O'CONNELL

         *                      Director                    November 5, 1996
---------------------------
C. WILLIAM HETZER, JR.

         *                      Director                    November 5, 1996
---------------------------
ROBERT C. REYMER, JR.

/s/ Robert S. Bolinger          Attorney-in-Fact            November 5,1996
---------------------------
ROBERT S. BOLINGER

* By: /s/ Robert S. Bolinger
---------------------------
ROBERT S. BOLINGER

Attorney-in-Fact

                                 EXHIBIT INDEX


 Exhibit
 Number          Description
 ------          -----------

 2.1* Agreement and Plan of Affiliation, Dated as of the 18th Day of July, 1996, By and Among Susquehanna Bancshares, Inc., Susquehanna Bancshares East, Inc., Atcorp, Inc. and Equity National Bank (1) (Exhibit 2 (a)).

 2.2* Agreement and Plan of Affiliation Dated as of the 18th Day of July, 1996, By and Among Susquehanna Bancshares, Inc., Susquehanna Bancshares East II, Inc., Farmers Banc Corp. and Farmers National Bank. (1)(Exhibit 2 (b)).

 3.1             Articles of Incorporation of Susquehanna Bancshares, Inc.
                 (2)(Attachment E)

 3.2             By-laws of Susquehanna Bancshares, Inc. (2)(Attachment E)

 4.1* Subchapters 25E, 25F, 25G and 25H of the Pennsylvania Business Corporation Law of 1988, as amended.

 5.1** Opinion of Morgan, Lewis & Bockius LLP regarding legality of the Susquehanna Bancshares, Inc. Common Stock being registered.

 23.1** Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

 23.2*           Consent of Coopers & Lybrand L.L.P. regarding Susquehanna
                 Bancshares, Inc.

 23.3*           Consent of Coopers & Lybrand L.L.P. regarding Reisterstown
                 Holdings, Inc.

 23.4*           Consent of Arthur Andersen LLP regarding Atcorp, Inc..

 23.5*           Consent of Petroni & Associates regarding Farmers Banc Corp.

 23.6*           Consent of KPMG Peat Marwick LLP regarding Fairfax Financial
                 Corporation.

 23.7*           Consent of KPMG Peat Marwick LLP regarding Atlanfed Bancorp,
                 Inc.

 23.8**          Consent of Berwind Financial Group, L.P. regarding Farmers Banc
                 Corp.

 23.9**          Consent of Berwind Financial Group, L.P. regarding Atcorp,
                 Inc.

 23.10**         Consent of Janney Montgomery Scott Inc. regarding Atcorp,
                 Inc.

 24.6*           Powers of Attorney (included on the signature page).

 99.1*           Form of Atcorp, Inc. Proxy.

 99.2*           Form of Farmers Banc Corp. Proxy.

------------------

*         Filed previously.
**        Filed herewith.

     (1) Exhibit incorporated herein by reference to the registrant's Current Report on Form 8-K dated July 18, 1996.
     (2) Exhibit incorporated herein by reference to the registrant's Registration Statement on Form S-4 (registration no. 33-53608) filed October 22, 1992.